As filed with the Securities and Exchange Commission on January 14, 2016

Registration No. 333-183852

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

____________________________

Post-Effective Amendment No. 4 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________

OMAGINE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	9995	20-2876380
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

136 Madison Avenue, 5th Floor

New York, New York 10016

(212) 563-4141

(Address including zip code and telephone number including area code of Registrant’s principal executive offices)

_____________________________

Frank J. Drohan

Chief Executive Officer and Chief Financial Officer

Omagine, Inc.

136 Madison Avenue, 5th Floor

New York, New York 10016

(212) 563-4141

(Name, address including zip code and telephone number including area code of agent for service)

_____________________________

with copies to:

Michael Ference, Esq.

David Manno, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

(212) 930-9700

(212) 930-9725 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

i

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the United States Securities & Exchange Commission (“SEC”), acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus (“Prospectus”) is not complete and may be changed. These securities may not be sold or distributed until the Registration Statement filed with the United States Securities & Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JANUARY , 2016

OMAGINE, INC.

6,422,124 Strategic Warrants

and

3,211,062 Shares of Common Stock

Issuable upon the exercise of Strategic Warrants at $5.00 per Share

and

3,211,062 Shares of Common Stock

Issuable upon the exercise of Strategic Warrants at $10.00 per Share

As of the date of this prospectus (“Prospectus”), Omagine, Inc. (“Omagine” or, the “Registrant”) has 6,932,124 Common Stock purchase warrants (“Warrants”) issued and outstanding. 6,422,124 of the foregoing Warrants are redeemable Warrants (the “Strategic Warrants”) which Omagine distributed to its shareholders (the “Record Shareholders) who owned shares of our $0.001 par value common stock (the “Common Stock” or “Common Shares”) as of 5:00 p.m., Eastern Time in the United States (the “Record Time”) on February 24, 2012 (the “Record Date”). If not earlier redeemed by Omagine, all Strategic Warrants expire on December 31, 2016.

This Prospectus relates to the public offering to the Record Shareholders of the 6,422,124 Strategic Warrants and up to 6,422,124 Common Shares underlying such Strategic Warrants. We have distributed 3,211,062 $5 Warrants and 3,211,062 $10 Warrants at no charge to the Record Shareholders.

Our Common Shares are quoted on the over-the-counter market on the OTCQB and trades under the symbol “OMAG”. The last reported sale price of the Common Stock on the OTCQB on January 7, 2016 was $1.22 per share. We urge you to obtain a current market price for the Common Shares before making any determination with respect to the exercise of any Strategic Warrants.

Investing in the Common Stock involves a high degree of risk. You should read the “Risk Factors” section beginning on page 15 before investing in our Common Shares. In their opinion on our 2014 audited financial statements contained in this Prospectus, our auditors have expressed substantial doubt about our ability to continue as a going concern but in our September 30, 2015 unaudited financial statements included in this report that expression of concern has been removed. We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January , 2016

iii

Explanatory Note	ii
About This Prospectus	iv
Background of the Warrant Distribution	1
Questions and Answers Related to the Strategic Warrants	2
Prospectus Summary	9
Risk Factors	15
Special Note Regarding Forward-Looking Statements	23
Use of Proceeds	24
Plan of Distribution	24
Description of Securities to be Registered	24
Description of Preferred Stock	27
The Warrant Distribution	29
Certain U.S. Federal Income Tax Consequences	34
Legal Matters	38
Experts	38
Description of Business	39
Description of Property	54
Legal Proceedings	54
Market for Common Shares and Related Stockholder Matters; Market for Strategic Warrants	54
Financial Statements	56
Selected Financial Data and Supplementary Financial Information	56
Management's Discussion and Analysis of Financial Condition and Results of Operations	56
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	67
Quantitative and Qualitative Disclosures about Market Risk	67
Directors and Executive Officers	67
Executive Compensation	70
Security Ownership of Certain Beneficial Owners and Management	82
Certain Relationships and Related Transactions and Director Independence	83
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	84
Where You Can Find More Information	85

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this Prospectus or that we have referred you to via this Prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us except for the information contained in this Prospectus. We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. The information contained in this Prospectus is complete and accurate on the front cover page of this Prospectus, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this Prospectus or any exercise of the Strategic Warrants. Our business, financial condition, results of operations, and prospects may have changed since that date. To understand the Warrant Distribution more fully and for a more complete description of the Warrant Distribution you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 15.

In this Prospectus, we frequently use the terms “we,” “our” and “us” to refer to Omagine, Inc. (the “Company”) and its subsidiaries.

Omagine may not offer and the Record Shareholders may not resell the securities offered by this Prospectus until the Registration Statement filed with the SEC registering such securities is declared effective by the SEC.

iv

BACKGROUND OF THE WARRANT DISTRIBUTION

In February 2012, Omagine conducted a “Rights Offering and Warrant Distribution” pursuant to which Omagine distributed 6,422,124 Strategic Warrants at no charge to its Record Shareholders.

The “California Shareholders” are those Record Shareholders who were California residents on the Record Date. Pursuant to the terms of the Rights Offering and Warrant Distribution, Omagine withheld the issuance of Strategic Warrants to the California Shareholders until the registration and/or qualification in California of the Strategic Warrants and the Common Shares underlying the Strategic Warrants was approved by the California Department of Corporations (the “California Approval”).

On February 13, 2012, the registration statement on Form S-1 filed by Omagine (Commission File No. 333-179040) registering “Rights”, Common Shares underlying the Rights, 6,363,674 Strategic Warrants, and the 6,363,674 Common Shares underlying the Strategic Warrants (the “Rights Registration”), was declared effective by the SEC. The effectiveness of the Rights Registration has expired.

In April 2012, Omagine distributed 6,363,674 Strategic Warrants to Record Shareholders other than the California Shareholders.

On April 25, 2013, the registration statement on Form S-1 filed by Omagine (Commission File No. 333-183852) registering 58,450 Strategic Warrants and the 58,450 Common Shares underlying them (the “Warrant Registration”), was declared effective by the SEC.

On April 26, 2013, the California Approval was received by Omagine.

In May 2013 Omagine distributed an additional 58,450 Strategic Warrants to the California Shareholders.

On August 13, 2013, Omagine filed Post-Effective Amendment No.1 to the Warrant Registration (Commission File No. 333-183852) to combine the 6,363,674 Strategic Warrants covered by the then expired Rights Registration with the 58,450 Strategic Warrants covered by the then still effective Warrant Registration.

On August 26, 2013, the SEC declared the Warrant Registration to be effective thereby registering all 6,422,124 Strategic Warrants and the 6,422,124 Common Shares underlying such Strategic Warrants (including, pursuant to Rule 429 under the Securities Act, 6,363,674 Strategic Warrants and 6,363,674 underlying Common Shares previously registered in the Rights Registration). The effective status of the Warrant Registration has now expired.

On August 12, 2015, pursuant to a resolution of the Board of Directors, the expiration date of the 6,422,124 Strategic Warrants was extended from December 31, 2015 to December 31, 2016. All other terms and conditions of the Strategic Warrants remained the same.

This Post-Effective Amendment No. 4 to the Warrant Registration is being filed in order to update the Warrant Registration.

Omagine has distributed 3,211,062 $5 Warrants and 3,211,062 $10 Warrants at no charge to the Record Shareholders. All Strategic Warrants are exercisable for one whole Common Share, are valid until December 31, 2016 (the “Expiration Date”) at 5:00 p.m. Eastern Time in the United States (the “Expiration Time”) and they may, upon thirty (30) days written notice, be redeemed at any time by Omagine paying $0.001 per Strategic Warrant (the “Redemption Price”). The exercise prices of the Strategic Warrants are referred to herein as the “Exercise Price(s)”. (For more information, see: “Description of Securities to be Registered - Strategic Warrants”).

Management of the Company may solicit you to determine if you wish to exercise your Strategic Warrants and purchase the Common Shares underlying the Strategic Warrants offered by this Prospectus. Management will not receive any compensation either directly or indirectly as a result of the exercise of Strategic Warrants or as a result of the purchases of Common Shares. Such solicitation, if any, will be made directly by us. We are not using an underwriter or selling agent, nor have we entered into any standby purchase agreement or similar agreement with respect to the transfer, purchase or exercise of any Strategic Warrants or of the Common Shares underlying any Strategic Warrants.

Continental Stock Transfer & Trust Company is the transfer agent for our Common Stock and the “Warrant Agent” for the issuance, transfer and exercise of our Strategic Warrants.

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Upon the exercise of any Strategic Warrant and the payment to Omagine by the holder of such Strategic Warrant (“Holder”) of the relevant Exercise Price, Omagine will issue to such Holder the number of Common Shares for which such Strategic Warrant has been exercised (the “Resale Shares”). Holders may resell all or a portion of such Resale Shares from time to time in market transactions through any market on which the Common Stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale.

We will pay the expenses of registering the securities offered by this Prospectus. For additional information on the methods of distribution and sale of the securities offered by this Prospectus, you should refer to the section entitled “Plan of Distribution”.

QUESTIONS AND ANSWERS RELATED TO THE WARRANTS

The following are examples of what we anticipate will be common questions about the Strategic Warrants. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Strategic Warrants. This Prospectus contains more detailed descriptions of the terms and conditions of the Strategic Warrants and provides additional information about us and our business, including potential risks related to our business and the Strategic Warrants and to the Common Shares offered by this Prospectus.

What are the Strategic Warrants ?

We distributed, at no charge, to the Record Shareholders, transferable Strategic Warrants exercisable for the purchase of Common Shares. Omagine distributed one-fourth (1/4) of a $5 Warrant and one-fourth (1/4) of a $10 Warrant to the Record Shareholders for each share of Common Stock held by them at the Record Time. Each Record Shareholder received, automatically and at no charge, one $5 Warrant and one $10 Warrant for each four Common Shares held by such Record Shareholder at the Record Time. If the foregoing calculation resulted in a fractional Strategic Warrant, the result was rounded up to the nearest whole Strategic Warrant. The $5 Warrants are exercisable for the purchase of one Common Share at a price of $5.00 per share and the $10 Warrants are exercisable for the purchase of one Common Share at a price of $10.00 per share. The Strategic Warrants may be redeemed by Omagine at any time at a Redemption Price of $0.001 per Strategic Warrant upon thirty (30) days written notice from Omagine. The Strategic Warrants are valid until the earlier of their Redemption Date (as hereinafter defined) or the Expiration Time of 5:00 p.m. Eastern Time in the United States on December 31, 2015. Omagine has issued and distributed 6,422,124 Strategic Warrants consisting of 3,211,062 $5 Warrants and 3,211,062 $10 Warrants. For a complete description of the form, terms and conditions of the Strategic Warrants see “Description of Strategic Warrants”.

Does the Company have any Warrants issued and outstanding other than the Strategic Warrants ?

Yes. As of the date of this Prospectus, Omagine has 349,397 Warrants (the “Tempest Warrants”) issued and outstanding, each of which are exercisable for the purchase of one restricted Common Share at a per Common Share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) 80% of the closing sale price for a Common Share on the trading day immediately preceding the relevant exercise date. The Tempest Warrants and the Common Shares issuable upon exercise of the Tempest Warrants are “restricted securities” as that term is defined in the Securities Law. The Tempest Warrants expire on June 23, 2016. (For more information, See: “Description of Preferred Stock and Tempest Warrants – The Tempest Warrants”).

What is the value of the Strategic Warrants ?

The fair market value of the Strategic Warrants is uncertain, and we have not obtained and do not intend to obtain, an appraisal of the fair market value of the Strategic Warrants. In determining the fair market value of the Strategic Warrants, you should consider all relevant facts and circumstances, including any difference between the Exercise Price and the trading price of our Common Stock on the date such valuation is made, the length of the period during which the Strategic Warrants may be exercised and the fact that the Strategic Warrants are transferable.

The Strategic Warrants issued to the Record Shareholders are exercisable immediately upon issuance and, unless they are redeemed earlier by Omagine, they will expire at the Expiration Time of 5:00 p.m. Eastern Time in the United States on December 31, 2016. The Exercise Prices of $5 and $10 for a share of Common Stock are both greater than the market price for a Common Share as quoted on the OTCQB as of the date hereof. If the publicly quoted market price for a Common Share never exceeds the relevant Exercise Price during the time the Strategic Warrants may be validly exercised, then, in management’s opinion, the Strategic Warrants will probably expire unexercised and we will be under no further obligation to the Holders. If however, the publicly quoted market price for a Common Share exceeds the Exercise Price of either the $5 Warrant and/or the $10 Warrant during the time the Strategic Warrants may be validly exercised, then, in management’s opinion, the Strategic Warrants may be exercised by Holders depending upon the publicly quoted market price, the liquidity of the market for Common Shares, the Holder’s assessment of the risk of exercising the Strategic Warrant at such time to purchase Common Shares and other considerations, financial or otherwise, that the Holder may have at such time. You may exercise some or all of your Strategic Warrants to purchase some or all of the Common Shares which the Strategic Warrants entitle you to purchase, or you may choose not to exercise any Strategic Warrants at all. You may also transfer your Strategic Warrants. You may seek to sell your Strategic Warrants through normal investment channels. (See “The Warrant Distribution - Transferability of and Market for Strategic Warrants”).

2

The Strategic Warrants do not have an established trading market. We cannot give you any assurance that the Strategic Warrants will be quoted on any trading market or platform or even if they are quoted on a trading market or platform that a market for the Strategic Warrants will develop or, if a market does develop, whether it will be sustainable throughout the period when the Strategic Warrants are valid and exercisable or at what prices the Strategic Warrants will trade. Therefore, we cannot assure you that you will be able to sell any of your Strategic Warrants or as to the value you may receive in a sale. See: “ How may I sell, transfer or assign my Strategic Warrants ? ” below.

The number of Strategic Warrants distributed to you pursuant to the Warrant Distribution is indicated on the Warrant Certificates which were mailed to you. Continental Stock Transfer & Trust Company was our Warrant Agent for the Warrant Distribution and is our Warrant Agent for the exercise and transfer of the Strategic Warrants.

Are there any limits on the number of shares I may purchase through the exercise of Strategic Warrants ?

The exercise of Strategic Warrants by any Holder will be limited as follows: no person who beneficially owned (a) less than 4.99% or (b) between 4.99% and 9.99% of our issued and outstanding Common Shares at the Record Time may exercise a number of Strategic Warrants which would thereby cause such person to acquire, together with its affiliates, beneficial ownership of, as the case may be, (a) 4.99% or more, or (b) 9.99% or more of the Common Shares outstanding immediately prior to the time of such exercise, however, this restriction does not prevent a Holder from continuously exercising and selling as long as such Holder does not exceed these amounts at any one point in time.

Were fractional Strategic Warrants issued ?

No. Fractional Strategic Warrants resulting from the calculation of the number of Strategic Warrants to be distributed in the aggregate as to any Record Shareholder were rounded up to the nearest whole Strategic Warrant. Each Strategic Warrant is exercisable for 1 whole Common Share.

Why was the Warrant Distribution made ?

Up until the time of the Warrant Distribution Omagine had never declared any dividend or distribution on its Common Stock and had utilized all cash reserves for the operation of its business and Omagine has and wishes to continue to utilize its cash reserves for the operation of its business. The Company had been negotiating a real estate development contract (the “Development Agreement” or the “DA”) with the Government of Oman for the past many years. The DA was signed by the parties on October 2, 2014 (See: Exhibits 10.24 and 10.25) but prior to its signing there had been numerous delays in the negotiations with the Omani Government and these delays have caused the Company to sustain increased costs and to experience lost opportunities. (See: “Management's Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations - Nine Months Ended September 30, 2015 vs. Nine Months Ended September 30, 2014 – Liquidity and Capital Resources - Dilution / MOT Delays”). The delays were a disappointment to us and to our shareholders and Omagine wished to acknowledge its longstanding and loyal shareholders while at the same time continue to conserve its cash reserves and positively contribute to its recapitalization plans. The Board of Directors determined in January 2012 that these three objectives would be enhanced by the Warrant Distribution provided LLC was successful in its efforts (i) to sign the DA (which ultimately occurred on October 2, 2014), (ii) to develop the Omagine Project, and further provided (iii) that the price of the Common Stock appreciates as a result thereof.

Were there any conditions to the Warrant Distribution ?

Yes. Although we distributed Strategic Warrants to Record Shareholders after the Rights Registration was declared effective by the SEC, we did not distribute Strategic Warrants to the California Shareholders until after (i) the Warrant Registration was declared effective by the SEC, and (ii) the California Approval was received by Omagine from the California Department of Corporations. Also, since the Warrant Distribution was not available to our 401(k) Plan, no Strategic Warrants were attributed to Common Shares held at the Record Time in a 401(k) Plan participant’s Plan account.

3

How were the Exercise Prices of the Strategic Warrants determined ?

The Exercise Prices for the $5 Warrants and for the $10 Warrants were arbitrarily determined by the Board of Directors and does not necessarily bear any relationship to any other established criteria for value. You should not consider the Exercise Prices as an indication of value of the Company or of our Common Shares. You should not assume or expect that our Common Shares will trade at or above either of the Exercise Prices in any given future time period. The market price of our Common Shares may decline in any given future time period, and, if you exercise your Strategic Warrants, you may not be able to sell the Common Shares purchased pursuant to such exercise at a price equal to or greater than the Exercise Price you paid. You should obtain a current quote for our Common Shares before exercising your Strategic Warrants and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Strategic Warrants.

Am I required to exercise the Strategic Warrants I received ?

No. You may exercise some or all of your Strategic Warrants or you may choose not to exercise any Strategic Warrants. If you do not exercise any Strategic Warrants, the number of Common Shares you own will not change. However, if you choose not to exercise your Strategic Warrants, your ownership interest in Omagine will be diluted to the extent other Holders exercise their Strategic Warrants, and your voting and other rights in Omagine will likewise be diluted. You may also seek to sell or transfer your Strategic Warrants. See: “ How may I sell, transfer or assign my Strategic Warrants ? ” below.

How may Omagine redeem the Strategic Warrants ?

Omagine reserves the right, upon thirty (30) days prior written notice and upon one or more occasions, to redeem all or any number of any unexercised Strategic Warrants at a Redemption Price of $0.001 per Strategic Warrant, as follows:

At any time while there are Strategic Warrants outstanding, Omagine may, at the option of its Board of Directors, redeem all or any number of the Strategic Warrants then outstanding by paying in cash the Redemption Price for each Strategic Warrant so redeemed.

At least 30 days prior to the date fixed for any redemption of Strategic Warrants (a "Redemption Date"), written notice (a "Redemption Notice") shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Strategic Warrants to be redeemed, to the address of such Holder shown on the records of Omagine, notifying such Holder of the election of Omagine to redeem such Strategic Warrants, specifying the Redemption Date which will also be the date on which such Holder's right to exercise Strategic Warrants (the “Exercise Right”) as to such Strategic Warrants being redeemed shall terminate, and calling upon such Holder to surrender to Omagine, in the manner specified and at the place designated in such Redemption Notice, such Holder's Warrant Certificate or Warrant Certificates representing the Strategic Warrants to be redeemed.

On or prior to a Redemption Date, each Holder of the Strategic Warrants to be redeemed shall surrender to Omagine in the manner and at the place designated in the Redemption Notice his or its Warrant Certificate(s) representing such Strategic Warrants designated for redemption and for which the Exercise Right has not been exercised (the “Redeemed Strategic Warrants”), and thereupon the Redemption Price of such Redeemed Strategic Warrants shall be payable to the order of the person whose name appears on such Warrant Certificate(s) as the owner thereof and each surrendered Warrant Certificate representing Redeemed Strategic Warrants shall be canceled. The Redemption Price shall be paid by Omagine, in cash, to the relevant Holders as soon as practicable after the Redemption Date.

From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the Holders of the Strategic Warrants designated for redemption in the Redemption Notice as Holders of the Strategic Warrants [except the right to receive the Redemption Price without interest upon surrender of their Warrant Certificate(s)] shall cease with respect to such Strategic Warrants designated for redemption, and such Strategic Warrants shall not thereafter be transferred on the books of Omagine or be deemed to be outstanding for any purpose whatsoever.

4

In the event of a redemption of Strategic Warrants by Omagine therefore, if you wish to exercise your Strategic Warrants which are designated for redemption, you may still do so, but you will be required to do so on or before the Redemption Date.

How soon must I act to exercise my Strategic Warrants ? When will the Strategic Warrants expire ?

On August 12, 2015, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was extended to December 31, 2016. All other terms and conditions of the Strategic Warrants remained the same. Unless redeemed earlier by Omagine, the Strategic Warrants are valid until the Expiration Time of 5 p.m. Eastern Time in the United States on December 31, 2016. You have received Warrant Certificates (or such have been electronically delivered to you or your nominee) and if you elect to exercise any or all of your Strategic Warrants, the Warrant Agent must receive your properly completed and duly executed Warrant Certificate(s) (or the electronic equivalent thereof as required) and full payment of the relevant Exercise Price, including final clearance of any uncertified check, before 5:00 p.m., Eastern Time in the United States on the earlier of (i) the Redemption Date, or (ii) the Expiration Date. You will be notified in writing if Omagine elects to redeem any or all of the Strategic Warrants before the Expiration Date and, in such an event, you will be given the opportunity and a reasonable amount of time to exercise your Strategic Warrants being redeemed before the Redemption Date. See: “ How may Omagine redeem the Strategic Warrants? ” above, and “Description of Strategic Warrants”. A link to this Prospectus and any amendments hereto will be provided on the Company’s website at www.omagine.com where it will be available to be downloaded and printed.

Can Omagine cancel or extend the Strategic Warrants?

Once issued, the Strategic Warrants may not be cancelled by Omagine. When originally issued in February 2012, the expiration date for all Strategic Warrants was December 31, 2012. Because of the extended delays encountered in signing the DA with the Government, the Board of Directors subsequently resolved on five separate occasions to extend the expiration date of the Strategic Warrants, first to December 31, 2013, then to December 31, 2014, then to June 30, 2015, then to December 31, 2015. And on August 12, 2015, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was extended for a fifth time to December 31, 2016. All other terms and conditions of the Strategic Warrants remained the same. We have no present intention to extend the validity date of the Strategic Warrants for any additional period beyond December 31, 2016 at which time your ability to exercise the Strategic Warrants to purchase Common Shares will terminate but the Board of Directors may, at its sole discretion, extend such validity date if it determines such an action to be in the best interests of the Company. The Strategic Warrants may be redeemed by Omagine. See: “ How may Omagine redeem the Strategic Warrants ?” above.

May I transfer my Strategic Warrants ?

Yes. Strategic Warrants are transferable until the earlier of their Redemption Date or the Expiration Date. See “The Warrant Distribution - Method of Transferring Strategic Warrants”.

Will there be a trading market for the Strategic Warrants ?

There is no trading market for the Strategic Warrants and there is no assurance that there will be any market in the future. We will continue our attempts to convince a market-maker to apply for the listing of the Strategic Warrants for quotation on the OTCQB but such attempts have not been successful to date and we can give no assurance that such attempts will be successful in the future.

Will the Common Shares that I receive upon exercise of my Strategic Warrants be quoted on the OTCQB ?

Yes. Our Common Shares are presently quoted on the OTCQB under the symbol “OMAG” and the Common Shares issued upon exercise of the Strategic Warrants will also be quoted on the OTCQB under the same ticker symbol.

How may I sell, transfer or assign my Strategic Warrants ?

If the Strategic Warrants are ever quoted and eligible to trade and be quoted on a trading market (under ticker symbols to be assigned at a future date), you may seek to sell your Strategic Warrants through normal investment channels from the time of such eligibility and quotation until 4:00 p.m., Eastern Time, on the last trading day before the Expiration Date or their earlier Redemption Date. The Strategic Warrants do not presently have, nor do we presently anticipate they will have, an established trading market. We cannot give you any assurance whatsoever that the Strategic Warrants will be quoted and eligible to trade on a trading market or trading platform or that a market for the Strategic Warrants will develop or if a market does develop, whether it will be sustainable during the time that the Strategic Warrants are valid or, if the Strategic Warrants do trade, at what prices the Strategic Warrants will trade. Therefore, we cannot assure you that you will be able to sell any of your Strategic Warrants or as to the value you may receive in a sale. A Holder holding a Warrant Certificate (either physically or electronically) may transfer all or part of the Strategic Warrants (but no fractional Strategic Warrants) owned by such Holder at any time prior to the Expiration Date or their earlier Redemption Date on the books of Omagine upon surrender of the relevant Warrant Certificate, properly endorsed. Upon such surrender, Omagine shall issue and deliver to the transferee a new Warrant Certificate representing the Strategic Warrants so transferred. Upon any partial transfer, Omagine shall issue and deliver to the Holder a new Warrant Certificate representing the Strategic Warrants not so transferred. See “The Warrant Distribution - Transferability of and Market for Strategic Warrants”.

5

Has the Board of Directors made a recommendation to shareholders regarding the exercise of the Strategic Warrants ?

No. Our Board of Directors is not making a recommendation regarding any exercise or transfer of your Strategic Warrants. Holders who exercise Strategic Warrants will incur investment risk on new money invested. The stock market and, in particular, the market for our Common Stock, has experienced significant volatility over the past few years. As a result, the market price for our Common Shares may be volatile. In addition, the trading volume in our Common Shares may fluctuate more than usual and cause significant price variations to occur. Accordingly, Common Shares that an investor purchases pursuant to the exercise of Strategic Warrants may trade at a price lower than the Exercise Price paid by such investor. The trading price of our Common Shares will depend on many factors, which may change from time to time, including, without limitation, events in Oman with respect to our business and the Omagine Project, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors. Volatility in the market price of our Common Shares may prevent you from being able to sell the Common Shares when you want or at prices you find attractive. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms and Exercise Prices of the Strategic Warrants and the information contained in, or incorporated by reference into, this Prospectus. See “Risk Factors” for a discussion of some of the risks involved in investing in our Common Shares.

How do I exercise my Strategic Warrants if I own Strategic Warrants in my name ?

If you hold Strategic Warrants in your name and you wish to exercise your Strategic Warrants, you must deliver a properly completed and duly executed Warrant Certificate(s) representing the Strategic Warrants you are exercising and all other required documents, together with payment in the amount equal to the aggregate Exercise Price for the entire number of Strategic Warrants you have elected to exercise (the “Warrant Payment”), to the Warrant Agent before 5 p.m. Eastern Time in the United States on the earlier of either the Redemption Date or the Expiration Date. If you send an uncertified check, your Warrant Payment will not be deemed to have been delivered to the Warrant Agent until the check has cleared. In certain cases, you may be required to provide signature guarantees.

Please follow the delivery instructions on the Warrant Certificates. Do not deliver documents to us. You are solely responsible for completing delivery to the Warrant Agent of your relevant Warrant Certificate, all other required documents and your Warrant Payment. You should allow sufficient time for delivery of your Warrant Payment and other exercise materials to the Warrant Agent so that the Warrant Agent receives them by the Expiration Date or Redemption Date. If you send a Warrant Payment that is insufficient to exercise the Strategic Warrants for the purchase of the number of shares you requested, or if the number of shares you requested is not specified in the forms, the Warrant Payment received will be applied to exercise your Strategic Warrants to the fullest extent possible based on the amount of the Warrant Payment received, and any remaining Warrant Payment amount will be returned to you without interest or penalty.

What should I do if I want to exercise my Strategic Warrants but my Strategic Warrants are held in the name of a broker, dealer, custodian bank or other nominee ?

If you hold you’re Strategic Warrants through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the Strategic Warrants. The record holder must exercise the Strategic Warrants on your behalf. If you wish to purchase our Common Shares through the exercise of your Strategic Warrants, you should contact your broker, dealer, custodian bank or nominee in order to do so. Please follow the instructions of your nominee. Your nominee may establish an earlier exercise deadline before the Expiration Date or Redemption Date.

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What form of payment is required to exercise Strategic Warrants?

As described in the instructions accompanying the Warrant Certificates, Warrant Payments submitted by a Holder to the Warrant Agent must be made in U.S. currency, by one of the following three methods:

1)	by a cashier’s check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company”; or
2)	by an uncertified check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company”; and delivered by mail, hand delivery or overnight courier to:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attn: Reorganization Department

For Confirmation or Information:

Telephone: (212) 509-4000, ext. 536

3)	by wire transfer of immediately available funds to the following account:

JPMorgan Chase

ABA # 021-000021

Continental Stock Transfer & Trust Company as agent for Omagine, Inc.

Acct # 957-342764

FBO Omagine, Inc., Warrant Exercise

Any wire transfer should clearly indicate the identity of the Holder who is making the Warrant Payment.

Warrant Payments will be deemed to have been received upon (i) clearance of any cashier’s check or uncertified check, or (ii) receipt of collected funds in the account designated above. If paying by uncertified check, please note that the funds paid thereby may take five or more business days to clear. Accordingly Holders who wish to pay the Warrant Payment by means of an uncertified check are urged to make such payment sufficiently in advance of 5 p.m. Eastern Time in the United States on the Expiration Date or Redemption Date to ensure that such Warrant Payment is received and clears by such time.

If you hold your Strategic Warrants in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.

If I exercise my Strategic Warrants when will I receive the certificates representing my new shares ?

If you purchase Common Shares by exercising your Strategic Warrants, you will receive the (either physical or electronic) certificates representing your new shares as soon as practicable following the date of such exercise.

After I send in my Warrant Payment and Warrant Certificate(s) to the Warrant Agent, may I cancel my exercise of my Strategic Warrants ?

No. All exercises of valid Strategic Warrants are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Strategic Warrants. You should not exercise your Strategic Warrants unless you are certain that you wish to purchase Common Shares at (a) the Exercise Price of $5 per share in the case of the $5 Warrants or, (b) the Exercise Price of $10 per share in the case of the $10 Warrants.

What effects did the Warrant Distribution have on our outstanding Common Shares ?

There was no immediate effect on the number of Omagine’s outstanding Common Shares as a result of the Warrant Distribution because no new Common Shares will be issued unless and until Strategic Warrants are exercised by the Holders. Omagine issued and distributed 6,422,124 Strategic Warrants consisting of 3,211,062 $5 Warrants and 3,211,062 $10 Warrants. If all the issued and outstanding $5 Warrants were exercised, then an additional 3,211,062 new shares of our Common Stock would be issued and outstanding and if all the $10 Warrants were also exercised, then a further additional 3,211,062 new shares of our Common Stock would be issued and outstanding. As of January 7, 2016, we had 18,728,313 Common Shares outstanding. As of January 7, 2016 the market price of a Common Share is, lower than the Exercise Price of either of the Strategic Warrants and, although we cannot be absolutely certain, it is unlikely that any $5 Warrants will be exercised unless the market price for a share of Omagine’s Common Stock trades materially above $5 per share and it is unlikely that any $10 Warrants will be exercised unless the market price for a share of Omagine’s Common Stock trades materially above $10 per share. Our Record Shareholders did not suffer any dilution of their ownership or voting interests as a result of the Warrant Distribution but if Strategic Warrants are exercised in the future, the ownership and voting interests of the Record Shareholders that do not exercise their Strategic Warrants will be diluted. In addition, if the Exercise Price of the Strategic Warrants ever becomes less than the market price of our Common Shares it will likely tend to depress or reduce such market price of Common Shares then held by you.

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How much did Omagine receive from the issuance of the Strategic Warrants and how much will Omagine receive from the exercise of the Strategic Warrants, and how will such proceeds be used ?

The Strategic Warrants were distributed to our Record Shareholders at no charge and Omagine received no proceeds as a result of their issuance and distribution. If none of the Strategic Warrants are exercised before their expiry or their earlier redemption, then Omagine will receive no proceeds as a result of the issuance of the Strategic Warrants. Omagine will only receive proceeds if and when Strategic Warrants are exercised by Holders. Omagine believes that there is virtually no probability that any Strategic Warrant will be exercised unless, prior to as the case may be, the Expiration Date or the respective Redemption Dates of the Strategic Warrants, the market price for a share of Omagine’s Common Stock trades materially above (a) $5 per share in the case of the $5 Warrants and (b) $10 per share in the case of the $10 Warrants.

It is not possible to predict if any Strategic Warrants will ever be exercised. If all 3,211,062 of the $5 Warrants were exercised, the proceeds to Omagine would be approximately $16 million. If all 3,211,062 of the $10 Warrants were exercised, the proceeds to Omagine would be approximately $32 million. We intend to use the proceeds, if any, from the exercise of Strategic Warrants for general corporate purposes associated with rapidly scaling up the Company’s activities and number of employees as required to manage its business.

Are there risks in exercising my Strategic Warrants ?

Yes. The exercise of your Strategic Warrants involves risks. Exercising your Strategic Warrants involves the purchase of Common Shares and you should consider this investment as carefully as you would consider any other investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” beginning on page 15 of this Prospectus and in the documents incorporated by reference into this Prospectus.

If my Strategic Warrant exercise is not valid, will my Warrant Payment be refunded to me ?

Yes. The Warrant Agent will hold all funds it receives from the exercise of any Strategic Warrant in a segregated bank account until the Warrant Agent determines that such Warrant exercise is valid, after which it will disburse the funds to Omagine. If your Strategic Warrant exercise is deemed not to be valid, all Warrant Payments received from you by the Warrant Agent will be returned without interest or penalty as soon as practicable following the making of such determination. If you own Strategic Warrants through a nominee, it may take longer for you to receive your Warrant Payment because the Warrant Agent will return such Warrant Payments through the record holder of your Strategic Warrants.

What fees or charges apply if I exercise my Strategic Warrants ?

We are not charging any fee or sales commission in connection with the exercise of Strategic Warrants or the issuance of Common Shares pursuant to any such exercise. If you exercise your Strategic Warrants through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of the Warrant Distribution ?

For U.S. federal income tax purposes, you should not recognize income or loss in connection with the receipt of the Strategic Warrants since when they were issued to you, the Exercise Prices of the Strategic Warrants were greater than the market price for a share of Common Stock. If you choose to exercise any Strategic Warrants, you may, depending upon your particular individual circumstances at such time, have to recognize taxable income in connection with such exercise.

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You should consult your tax advisor as to your particular tax consequences resulting from the Warrant Distribution and/or from the exercise of Strategic Warrants by you. For a detailed discussion, see “Certain U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment if I want to exercise my Strategic Warrants ?

If your Strategic Warrants are held in the name of a broker, dealer, custodian bank or other nominee, then you should send all documents required by such nominee and your Warrant Payment to that record holder. If you are the record holder of the Strategic Warrants, then you should send your Warrant Certificate(s), all other required documents and your Warrant Payment by mail, hand delivery or overnight courier to:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attn: Reorganization Department

For Confirmation or Information:

Telephone: (212) 509-4000, ext. 536

You may also make your Warrant Payment by wire transfer of immediately available funds as follows:

JPMorgan Chase

ABA # 021-000021

Continental Stock Transfer & Trust Company as agent for Omagine, Inc.

Acct # 957-342764

FBO Omagine, Inc. Warrant Exercise

Any wire transfer should clearly indicate the identity of the Holder who is making the Warrant Payment.

You and, if applicable, your nominee are solely responsible for completing delivery to the Warrant Agent of your Warrant Certificate(s), all other required documents and your Warrant Payment. You should allow sufficient time for delivery of your materials to the Warrant Agent and clearance of your Warrant Payment before 5 p.m. Eastern Time in the United States on the earlier of, as the case may be, the Redemption Date or the Expiration Date. If you hold your Strategic Warrants through a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the Redemption Date or the Expiration Date.

Whom should I contact if I have other questions ?

If you have any questions regarding the Strategic Warrants, the Warrant Certificates or any other documents, or regarding the submitting of payment in the event you choose to exercise any Strategic Warrants, please contact the Warrant Agent at the telephone number above. In the alternative, you may contact: Charles P. Kuczynski, Vice President and Corporate Secretary of Omagine, Inc., The Empire State Building, 350 Fifth Avenue, Suite 4815-17, New York, NY 10118; email: charles.kuczynski@omagine.com.

  PROSPECTUS SUMMARY

The following summary highlights selected information contained in this Prospectus and in the documents incorporated by reference into this Prospectus. This summary does not contain all the information you should consider before investing in the Common Stock. Before making an investment decision, you should carefully read the entire Prospectus and the documents incorporated by reference into this Prospectus, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this Registration Statement and Prospectus, the term “Registrant” refers to Omagine, Inc. and the terms "Company", "we," "us," or "our" refer to Omagine, Inc. and its consolidated subsidiaries unless the context otherwise requires.

General

Omagine, Inc. (“Omagine” or the ”Registrant”) was incorporated in Delaware in October 2004 and is a holding company which conducts substantially all its operations through its 60% owned subsidiary Omagine LLC, an Omani limited liability corporation (“LLC”) and its wholly-owned subsidiary Journey of Light, Inc., a New York corporation (“JOL”). Omagine, JOL and LLC are collectively referred to herein as the ”Company”.

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In November 2009, Omagine organized LLC as a wholly owned subsidiary under the laws of the Sultanate of Oman (”Oman”) to design, develop, own and operate our initial project – a mixed-use tourism and real estate project named the “Omagine Project

” (See “The Omagine Project” below). In October 2014, LLC and the Government of Oman (the “Government”) signed an agreement (the “Development Agreement” or “DA”) for the development in Oman by LLC of the Omagine Project (See: Exhibits 10.24 and

99.1 and “The

Development Agreement and the Usufruct Agreement”, below).

Omagine initially capitalized LLC at Omani Rials (“OMR”) 20,000 [$52,000] and in 2011 Omagine’s 100% ownership of LLC was reduced to 60% pursuant to a shareholders’ agreement (the “Shareholder Agreement”) signed in May 2011 by Omagine, JOL and three new LLC minority investors (See: Exhibit 10.5 and “The Shareholder Agreement” below).

As of the date hereof, the shareholders of Omagine LLC (the “LLC Shareholders”) are:

i.	Omagine, Inc. and
ii.	The Office of Royal Court Affairs (“RCA”), an organization representing the personal interests of His Majesty Sultan Qaboos bin Said, the ruler of Oman, and
iii.

Two subsidiaries of Consolidated Contractors International Company, SAL (“CCIC”). CCIC is a 65 year old Lebanese multi-national company headquartered in Athens, Greece having approximately five and one-half (5.5) billion dollars in annual revenue, one hundred thirty thousand (130,000) employees worldwide and operating subsidiaries in among other places, every country in the MENA Region. The two CCIC subsidiaries which are LLC shareholders are:

a.       Consolidated Contracting Company S.A. (“CCC-Panama”), a wholly owned subsidiary of CCIC and its investment arm, and

b.       Consolidated Contractors Oman Company LLC (“CCC-Oman”), CCIC’s operating subsidiary in Oman which is a construction company with approximately 13,000 employees.

CCC-Panama and CCC-Oman are sometimes referred to collectively in this report as “CCC”.

As of the date hereof, the ownership percentages of LLC are as follows:

LLC Shareholder	% Ownership
Omagine	60%
RCA	25%
CCC-Panama	10%
CCC-Oman	5%
Total:	100%

Pursuant to the Shareholder Agreement:

➢  A “Financing Agreement” is a legally binding agreement between LLC and an investment fund, lender or other person, pursuant to which such investment fund, lender or other person agrees to provide debt financing for the first phase or for any or all phases of the Omagine Project and such legally binding Financing Agreement may or may not be subject to the satisfaction or waiver of certain conditions precedent and the first such Financing Agreement shall be in an amount sufficient to finance the first phase of the Omagine Project’s construction plus the installment payments due to OMAG specified in clause 16.5(i) and clause 16.6, and

➢  The “Financing Agreement Date” is the day upon which LLC and a bank, investment fund, lender or other person first execute and deliver a Financing Agreement”), and

➢ The “Contract Date” is the day on which LLC and CCC-Oman execute a contract (the “CCC Contract”) appointing CCC-Oman as the general contractor for the Omagine Project.

As of the date hereof:

➢ LLC has received a term sheet from a bank in Qatar (the “Qatari Bank”) outlining the terms of a proposed agreement (the “Qatari Loan Agreement”) between LLC and the Qatari Bank pursuant to which the Qatari Bank would agree to provide $25 million of debt financing to LLC (the “Qatari Bank Loan”) to finance the first phase of the design and construction of the Omagine Project (the “First Phase”). The term sheet is not a legally binding loan commitment and the proposed Qatari Bank Loan is subject to the negotiation and execution by the Qatari Bank and LLC of the definitive Qatari Loan Agreement which, among other provisions, will contain one or more conditions precedent that must be satisfied before LLC can receive the $25 million proceeds of the Qatari Bank Loan. Until such Qatari Loan Agreement is executed by the parties and such conditions precedent and other possible provisions of the Qatari Loan Agreement are satisfied, no assurance can be given that the Qatari Bank Loan will actually be finalized or made. [See: “The Qatari Bank Loan” and “The First Phase”, below].

➢ the draft CCC Contract (which is quite extensive) is presently being reviewed by LLC and CCC-Oman and management expects that it will be signed by them shortly. The process of finalizing and signing the CCC Contract is in an advanced state as of the date hereof. (See: “The CCC Contract”, below).

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Pursuant to the Shareholder Agreement the occurrence of both the Financing Agreement Date and the Contract Date are the two conditions precedent (“Conditions Precedent”) to the obligations of RCA and CCC to make their final cash investments into LLC in the aggregate combined amount of OMR 26,628,125 [$69,233,125] (the “Deferred Cash Investments”). As of the date hereof all of the LLC shareholders have previously made cash and non-cash investments into LLC and when the Conditions Precedent are satisfied, RCA and CCC will be obligated to make the Deferred Cash Investments into LLC.

The following table illustrates the equity investments by the LLC Shareholders:

Shareholder Equity Investments into Omagine LLC
	Omagine, Inc.		Royal Court Affairs		Consolidated Contractors
	Omani Rials	US Dollars	Omani Rials	US Dollars	Omani Rials	US Dollars

Initial cash equity investment at inception	OMR 20,000	$ 52,000

Additional cash equity investment at signing of Shareholder Agreement	OMR 70,000	$ 182,000	OMR 37,500	$ 97,500	OMR 22,500	$ 58,500

Additional cash equity investment before the first Financing Agreement Date	OMR 210,000	$ 546,000

Additional non-cash equity investment of Land Rights on registration of the Usufruct Agreement*			OMR 276,666,667	$ 719,333,334

Additional cash equity investment (Deferred Cash Investments)**			OMR 7,640,625	$ 19,865,625	OMR 18,987,500	$ 49,367,500

Total Equity Investment into LLC per Shareholder	OMR 300,000	$ 780,000	OMR 284,344,792	$ 739,296,459	OMR 19,010,000	$ 49,426,000

 * The Omani Rial is pegged to the U.S. Dollar and as such its value relative to the U.S. Dollar normally exhibits very minimal fluctuation between approximately $2.597 and $2.60 U.S. Dollars to 1 Omani Rial. In its initial recording of the Land Rights in its September 30, 2015 consolidated financial statement, the Company utilized an exchange rate of $2.5974 U.S. Dollars to 1 Omani Rial which was based on the July 7, 2015 XE Currency Converter. The exchange rate based on the December 8, 2015 XE Currency Converter is $2.5982 U.S. Dollars to 1 Omani Rial. For presentation purposes, all conversions of Omani Rials to U.S. Dollars in this Registration Statement of which this Prospectus forms a part are, unless otherwise stated to the contrary, calculated at one (1) Omani Rial being equivalent to two United States Dollars and sixty cents ($2.60). See: “The Land Rights” and “Critical Accounting Policies”, below.

** The Deferred Cash Investments are to be invested when the Conditions Precedent are satisfied; all other investments listed have been made as of the date hereof (See: “LLC Capital Structure” below).

In order to bring the Omagine Project to its present state, Omagine expended (i) in excess of approximately $15 million of Pre-Development Expenses through the October 2014 DA signing date, and (ii) an additional approximately $6.3 million since the October 2014 DA signing date, to finance LLC’s pre-development activities. As of the date hereof, Omagine has paid pre-development expenses of approximately $21.3 million on behalf of Omagine LLC. All such pre-development expenses are now, or upon the occurrence of the first Financing Agreement Date will be, liabilities of LLC reimbursable to Omagine, Inc. (See: “Pre-Development Expenses / Post-DA Pre-Development Expenses”, below).

LLC Expenses paid by Omagine, Inc. (estimated)
US Dollars
Pre-Development Expenses (pre-DA)	$15,000,000
Post-DA Pre-Development Expenses	$6,300,000
Total Reimbursable Expenses	$21,300,000

The Omagine Project is a mixed-use tourism and residential real estate project. Subject to normal and customary scheduling changes during its development and construction, the Omagine Project is planned to be completed in late 2020. It is being developed on one million square meters (equal to 100 hectares or approximately 245 acres) of beachfront land (the “Existing Land”) facing the Gulf of Oman just west of Oman’s capital city of Muscat and approximately six miles from Muscat International Airport. Present development plans envision the creation of approximately a net additional 106,000 square meters of “Reclaimed Land” which together with the Existing Land will comprise approximately 1,106,000 square meters of land (the “Project Land”). The Omagine Project will require substantial financing to complete (See: “The Shareholder Agreement”, “LLC Capital Structure” and “Financial Advisor”, below).

The Omagine Project is planned to be an elegant integration of cultural, scientific, heritage, entertainment and residential components, including seven pearl shaped (20 meter diameter) buildings (the “Pearls”) located along an open boardwalk with associated entertainment exhibitions; an amphitheater and stage; green landscaped spaces; a canal; an enclosed harbor and marina; boat slips and docking facilities; retail shops; a variety of restaurants, cafes and entertainment venues; a five-star resort hotel; a four-star hotel; and possibly an additional three or four-star hotel; shopping and retail establishments integrated with the hotels; commercial office buildings; and more than two thousand elegant residences to be developed for sale by LLC. The ethos of the project is entertainment and elegance and the Company expects that the Pearls will become “the Landmark” for the Sultanate of Oman.

The Company is focused on entertainment, hospitality and real estate development opportunities in the Middle East and North Africa (the “MENA Region”) and on the design and development of distinctive tourism destinations. The Company presently concentrates the majority of its efforts on the business of LLC and specifically on the Omagine Project.

Our website address is www.omagine.com. Our website and the information contained on our website are not incorporated into this Prospectus or the Registration Statement of which this Prospectus forms a part. Further, our references to the URL for our website are intended to be inactive textual references only.

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Our principal executive offices are located at 136 Madison Avenue, 5th Floor, New York, NY, 10016. Our telephone number is (212) 563-4141.

The Standby Equity Distribution Agreement

On April 22, 2014, Omagine and YA Global Master SPV Ltd (“YA”) entered into a two year Standby Equity Distribution Agreement which was amended (See Exhibits 10.10 and 10.26) by an agreement dated October 10, 2014 (the “SEDA Amendment”). The Standby Equity Distribution Agreement as amended by the SEDA Amendment is referred to herein as the "2014 SEDA". Omagine issued 85,822 restricted Common Shares to an affiliate of YA in satisfaction of a $150,000 commitment fee due under the 2014 SEDA. Unless earlier terminated in accordance with its terms, the 2014 SEDA shall terminate automatically on the earlier of (i) February 1, 2017, or (ii) the date on which YA shall have made payment of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000.

Pursuant to the terms of the 2014 SEDA, Omagine may in its sole discretion, and upon giving written notice to YA (an “Advance Notice”), periodically sell Common Shares to YA (“Shares”) at a per Share price (“Purchase Price”) equal to ninety-five percent (95%) of the lowest daily volume weighted average price (the “VWAP”) for a Common Share as quoted by Bloomberg, L.P. during the five (5) consecutive “Trading Days” (as such term is defined in the 2014 SEDA) immediately subsequent to the date of the relevant Advance Notice (the “Pricing Period”).

Omagine is not obligated to sell any Shares to YA but may, over the term of the 2014 SEDA and in its sole discretion, sell to YA that number of Shares valued at the Purchase Price from time to time in effect that equals up to five million dollars ($5,000,000) in the aggregate. YA is obligated under the 2014 SEDA to purchase such Shares from Omagine subject to certain conditions including: (i) Omagine filing a registration statement with the SEC to register the resale by YA of the Shares sold to YA under the 2014 SEDA (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective, (iii) Omagine certifying to YA at the time of each Advance Notice that Omagine has performed all covenants and agreements to be performed and has complied with all obligations and conditions contained in the 2014 SEDA, (iv) periodic sales of Shares to YA must be separated by a time period of at least five Trading Days, and (v) the dollar value of any individual periodic sale of Shares designated by Omagine in any Advance Notice may not exceed the greater of (a) two hundred thousand dollars, or (b) the average of the “Daily Value Traded” for each of the five Trading Days immediately preceding the date of the relevant Advance Notice, where Daily Value Traded is the product obtained by multiplying the number representing the daily trading volume of Common Shares for such Trading Day by the VWAP for a Common Share on such Trading Day.

On January 8, 2015 Omagine filed an amended Registration Statement on Form S-1 and such Registration Statement as amended was declared effective by the SEC on January 22, 2105. The effective status of such Registration Statement expired October 19, 2015. On January 6, 2016 Omagine filed a Post-Effective Amendment on Form S-1 to reinstate the effective status of such Registration Statement and such Registration Statement as amended was declared effective by the SEC on January 13, 2016.

About This Offering

This Prospectus relates to the distribution to the Record Shareholders by Omagine of 6,422,124 Strategic Warrants and the offer of up to 6,422,124 Resale Shares underlying the Strategic Warrants. The 6,422,124 Strategic Warrants have been issued to the Record Shareholders and up to 6,422,124 Resale Shares may be issued upon the exercise of such Strategic Warrants.

Number of Shares Outstanding

As of January 12, 2016, we had 18,728,313 Common Shares issued and outstanding.

Summary of Strategic Warrants

The following summary describes the principal terms of the Strategic Warrants, but is not intended to be complete. See the information in the section entitled “The Warrant Distribution” beginning on page 29 in this Prospectus for a more detailed description of the terms and conditions of the Strategic Warrants.

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Securities Offered	We have distributed to the Record Shareholders at no charge, one-fourth (1/4) of a $5 Warrant and one-fourth (1/4) of a $10 Warrant for each Common Share held by the Record Shareholders at the Record Time. Each Strategic Warrant is exercisable for the purchase of one (1) Common Share.

No Fractional Strategic Warrants or Common Shares	Fractional Strategic Warrants resulting from the calculation of the number of Strategic Warrants to be distributed on an aggregate basis as to any Record Shareholder were eliminated by rounding up to the nearest whole Strategic Warrant. The Strategic Warrants are exercisable for only a whole number of Common Shares.

Exercise Prices	Each $5 Warrant is exercisable for the purchase of one Common Share at a purchase price of $5.00 per Common Share. Each $10 Warrant is exercisable for the purchase of one Common Share at a purchase price of $10.00 per Common Share. See “Questions and Answers Relating to the Strategic Warrants - How were the Exercise Prices determined?”

Record Date	February 24, 2012.

Record Time	5 p.m. Eastern Time in the United States on the Record Date.

Conditions Precedent to Warrant Distributions	The Registration Statements registering the Strategic Warrants and the Common Shares underlying the Strategic Warrants (The Rights Registration - Commission File No. 333-179040 and The Warrant Registration - Commission File No. 333-183852) were declared effective by the SEC and the formal approval order was received by Omagine from the California Department of Corporations.

Expiration Date	December 31, 2016.

Expiration Time	5:00 p.m., Eastern Time in the United States on the Expiration Date.

Cancellation	The Strategic Warrants are non-cancellable by Omagine but may be redeemed by Omagine as described in this prospectus.

Issue Date	The date on which the Strategic Warrants were issued to Record Shareholders.

Redemption Date	The date which Omagine sets by written notice to Holders for the redemption by Omagine of all or any portion of unexercised Strategic Warrants.

Redemption Time	5 p.m. Eastern Time in the United States on the Redemption Date.

Redemption	At any time after the Issue Date, Omagine may, at the option of its Board of Directors, redeem all or any number of the Strategic Warrants outstanding and unexercised at the Redemption Time by paying in cash $0.001 per Strategic Warrant for each Strategic Warrant so redeemed.

Shares Outstanding

As of January 12, 2016, we had 18,728,313 Common Shares issued and outstanding. If all 6,422,124 of the presently issued and outstanding Strategic Warrants were exercised, we would then have 25,150,437 Common Shares outstanding .

No Stand-by Agreement or Underwriter	As of the Date hereof, we have not entered into any standby purchase agreement or similar agreement with respect to the purchase of any Common Shares pursuant to exercise of the Strategic Warrants. Therefore, there is no certainty that any Common Shares will be purchased pursuant to the exercise of Strategic Warrants. We do not presently intend to use an underwriter or selling agent.

Use of Proceeds	In the event any or all of the Strategic Warrants are exercised we intend to use the net proceeds, if any, therefrom for general corporate purposes associated with rapidly scaling up the Company’s activities and number of employees as required to manage its business in Oman and elsewhere. If all the 6,422,124 Strategic Warrants issued and outstanding were exercised our gross proceeds therefrom would be approximately $48 million. Please see “Use of Proceeds.”

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Procedure for Exercising Strategic Warrants	To exercise your Strategic Warrants, you must take the following steps: If you are a registered Holder, you must deliver your Warrant Payment and a properly completed and duly executed Warrant Certificate(s) and all other required documents to the Warrant Agent at or before the Expiration Time. If you are a beneficial owner of Strategic Warrants that are registered in the name of a broker, dealer, custodian bank or other nominee, your broker, dealer, custodian bank or other nominee must exercise your Strategic Warrants on your behalf and deliver all documents and Warrant Payments to the Warrant Agent at or before the Expiration Time.

No Revocation	All exercises of Strategic Warrants are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Strategic Warrants. You should not exercise your $5 Warrants unless you are certain that you wish to purchase additional Common Shares at an Exercise Price of $5.00 per share. You should not exercise your $10 Warrants unless you are certain that you wish to purchase additional Common Shares at an Exercise Price of $10.00 per share.

No Board Recommendation

Our Board of Directors is not making any recommendation regarding any exercise of your Strategic Warrants. You should make your decision based on your own assessment of our business and the terms of the Strategic Warrants and their respective Exercise Prices. Please see “Risk Factors” beginning on page 15 hereof for a discussion of some of the risks involved in investing in our Common Shares.

Warrant Agent	Continental Stock Transfer & Trust Company.

Dividend Policy	Omagine has never paid any cash dividends on its Common Stock. See “Market for Common Shares and Related Stockholder Matters; Market for Strategic Warrants - Dividend Policy” beginning on page 54 of this Prospectus.

Market for Common Stock	Our Common Stock is currently traded over the counter on the OTCQB under the symbol “OMAG.” See “Market for Common Shares and Related Stockholder Matters; Market for Strategic Warrants” beginning on page 54 of this Prospectus.

Transfer and Sale of Strategic Warrants

The Strategic Warrants are transferable until the Expiration Date or their earlier Redemption Date. You may seek to sell or otherwise transfer your Strategic Warrants through normal investment channels. See “The Warrant Distribution - Transferability of and Market for Strategic Warrants” and “Method of Transferring Strategic Warrants”. The Strategic Warrants are not traded or quoted on any platform and we cannot give you any assurance that the Strategic Warrants will be quoted and eligible to trade on the OTCQB (or any trading platform) or that a market for the Strategic Warrants will develop or if a market does develop, whether it will be sustainable during the time that the Strategic Warrants are valid or at what prices the Strategic Warrants will trade. Therefore, we cannot assure you that you will be able to sell any of your Strategic Warrants or as to the value you may receive in a sale. Commissions and applicable taxes or broker fees may apply if you sell your Strategic Warrants.

Risk Factors

Before you exercise your Strategic Warrants to purchase shares of our Common Stock, you should carefully consider the risks described in the section entitled “Risk Factors,” beginning on page 15 of this Prospectus.

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RISK FACTORS

An investment in our Common Shares is subject to risks. The material risks and uncertainties that management believes affect us are described below. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with all of the other information included in this Prospectus including information in the section of this document entitled “Information Regarding Forward Looking Statements”. This Prospectus is qualified in its entirety by these risk factors.

If one or more, or a combination of any of the following risks actually materialize into a negative event or circumstance, our business, financial condition and/or our results of operations could be materially and adversely affected. If this were to happen, the value of our Common Shares could decline significantly and you could lose all or part of your investment.

Risk Factors Related to Our Company and Our Business

We have no history of profitability from the development of real estate and we have incurred significant losses and cannot assure you that we will be profitable in the near term or at all.

We have dedicated the vast majority of our financial resources over the past many years toward the effort to conclude the DA with the Government of Oman. The DA is now signed but we encountered numerous delays prior to its signing and as a result we have incurred significant losses over the past few years, including net losses of $4,935,261 for the nine month period ended September 30, 2015; $5,160,960 for the fiscal year ended December 31, 2014 and $2,640,590 for the fiscal year ended December 31, 2013, primarily due to an absence of revenue due to delays during those periods in the start of development of the Omagine Project and to incurring other expenses associated with the design, development and promotion of the Omagine Project as well as significant non-cash expenses related to stock options. (See: “Management's Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations - Nine Months Ended September 30, 2015 vs. Nine Months Ended September 30, 2014 – Liquidity and Capital Resources”). We expect to continue to incur such losses and expenses over the near term development of the Omagine Project and this will adversely impact our overall financial performance and results of operations. The Omagine Project may never result in a profit to Omagine. Sales of our proposed real estate development properties, and income, if any, from the Omagine Project may never generate sufficient revenues to fund our continuing operations. We cannot assure you that we will be profitable in the near term or at all.

Because of our limited history and the potential for competition, an investment in our Company is inherently risky.

Because we are a company with a limited history, our operations are subject to numerous risks similar to those of a start-up company. We expect the real estate development business to be highly competitive because many developers have access to the same market. Substantially all of them have greater financial resources and longer operating histories than we have and can be expected to compete within the business in which we engage and intend to engage. We cannot assure you that we will have the necessary resources to be competitive.

We may not be able to conduct successful operations in the future.

The results of our operations will depend, among other things, upon our ability to develop and market the Omagine Project. Furthermore, our proposed operations may not generate income sufficient to meet operating expenses or may generate income and capital appreciation, if any, at rates lower than those anticipated or necessary to sustain ourselves. Our operations may be affected by many factors, some known by us, some unknown, and some which are beyond our control. Any of these problems, or a combination thereof, could have a materially adverse effect on our viability as an ongoing enterprise and might cause the investment of our shareholders to be impaired or lost.

Our 2014 audited financial statements assume we will continue our operations on a going concern basis but the opinion of our independent auditors on those financial statements contained an explanatory paragraph stating that as of the date of such opinion there was substantial doubt about our ability to continue as a going concern.

The opinion of our independent auditors on our 2014 audited financial statements contained a paragraph stating that as of the date of such opinion there was substantial doubt about our ability to continue as a going concern. As discussed in Note 2 to such audited financial statements, Omagine's then present financial situation raised substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter were also described in Note 2. Such financial statements were prepared under the assumption that we will continue our operations on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our 2014 audited financial statements do not include any adjustments that might have been necessary if we were unable to continue as a going concern. (See: “Management's Discussion and Analysis of Financial Condition and Results of Operations – Overview”). If we sustain unanticipated losses and we cannot continue as a going concern, our shareholders may lose all of their investment in Omagine. In our September 30, 2015 unaudited financial statements included in this report that expression of concern has been removed.

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To fully develop our business plan we will need additional financing.

Although some of our “Tempest Warrants” (as hereinafter defined) have been exercised, it is impossible to predict if any of our remaining outstanding Common Stock purchase warrants (“Warrants”) will ever be exercised. In the near term, we expect to continue to rely principally upon financing received from proceeds of sales of Common Shares made pursuant to private placements, the 2014 SEDA and the possible exercise of Warrants. For the past several years we have relied on the proceeds from the YA Loans and from sales of Common Shares made pursuant to the “Prior SEDAs” (as those terms are hereinafter defined) and the 2012 rights offering as well as from sales of restricted Common Shares made pursuant to private placements and to the exercise of Tempest Warrants. We cannot guarantee the success of this plan. (See: “Management's Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”).

We will have to obtain additional financing in order to conduct our business in a manner consistent with our proposed operations. There is no guaranty that additional funds will be available when, and if, needed. If we are unable to obtain financing, or if its terms are too costly, we may be forced to curtail expansion of operations until such time as alternative financing may be arranged, which could have a materially adverse impact on our operations and our shareholders' investment. It is impossible to predict if any more of our Warrants will ever be exercised. Omagine believes that there is virtually no probability that any “Strategic Warrants” (as hereinafter defined) will be exercised unless our Common Shares trade at a market price materially above the relevant exercise prices of the Strategic Warrants. (See: “Description of Preferred Stock and Warrants – Warrants” and “Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity - Warrants”).

Even after entering into the 2014 SEDA, we lack capital.

Even with the 2014 SEDA, we will require additional funds to sustain our operations as presently contemplated. There can be no guaranty that such additional funds will be available in the future. If we or LLC are unable to obtain additional financing as required, or if its terms are too costly, we may be forced to curtail the expansion of our operations until such time as alternative financing may be arranged which could have a materially adverse impact on our operations and our shareholders' investments. (See: “Description of Business - Financial Adviser”).

We may not have full access to or be able to fully utilize the 2014 SEDA.

Because the market for our Common Stock has historically exhibited low liquidity levels and has been limited, sporadic and often volatile, we may not be able to take full advantage of the 2014 SEDA. If the market for our Common Shares is exhibiting low liquidity levels at the time we give YA an Advance Notice (a “Put”) and if YA sells Common Shares into the public market during the five Trading Day Pricing Period subsequent to our Put (as is YA’s customary practice), it is likely that the price of our Common Shares will decline. Any such price decline will immediately increase the number of Common Shares we would otherwise be required absent such price decline to deliver to YA subsequent to the Pricing Period in satisfaction of such Put. If this pattern continued to happen with subsequent Puts by us, it is likely that we would issue and sell to YA the maximum 3,000,000 shares available under the 2014 SEDA well before reaching the aggregate sales price of $5 million available under the 2014 SEDA.

Our ultimate success will be dependent upon management.

Our success is dependent upon the skill and decision making ability of our directors and executive officers, who are Frank J. Drohan, Charles P. Kuczynski, Louis J. Lombardo, Jack A. Smith, Alan M. Matus, William Hanley and Sam Hamdan. The loss of any or all of these individuals could have a material adverse impact on our operations. We do not presently have a written employment agreement with any of our officers or directors (See: “Executive Compensation – Employment Agreements”). We have not obtained key man life insurance on the lives of any of these individuals. Our success depends in large part on our ability to attract and retain key people and consultants. If we are not able to retain and recruit qualified personnel, which we require now and will require in the future to conduct our and LLC’s ongoing operations, our business and our ability to successfully implement our business plan could be adversely affected.

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We will rely on dividends from LLC for most of our revenue.

Because we are a holding company with no significant operations other than the operations of our 60% owned subsidiary, LLC, we will depend upon dividends from LLC for a substantial portion of our future revenues. LLC has generated no revenue to date and we do not anticipate that LLC will be in a position to pay dividends until after the development of the Omagine Project is well underway.

We are subject to risks associated with investments in real estate.

The value of our proposed properties and our projected income therefrom may decline due to developments that adversely affect real estate generally and those that are specific to our proposed properties. General factors that may adversely affect our potential real estate holdings include:

●	increases in interest rates;
●	adverse changes in foreign exchange rates;
●	a decline in prevailing rental rates for the properties we intend to own and lease;
●	a general tightening of the availability of credit and project financing facilities;
●	a decline in economic conditions in Oman;
●	an increase in competition for customers or a decrease in demand by customers for the residential and commercial properties we plan to develop and offer for sale;
●	a decline in prevailing sales prices for the properties we intend to develop and offer for sale;
●	an increase in supply in Oman of property types similar to those proposed to be developed by us;
●	declines in consumer spending during an economic recession or recovery from an economic recession that adversely affect our revenue; and
●	the adoption by the relevant government authorities in Oman of more restrictive laws and governmental regulations, including more restrictive zoning, labor, visa, licensing, land use, building or environmental regulations or increased real estate taxes.

Additional factors may adversely affect the value of our proposed properties and our projected income therefrom, including:

●	adverse changes in the perceptions of prospective purchasers or users of the attractiveness of the properties proposed to be developed by us;
●	opposition from local community or political groups with respect to development or construction at a particular site;
●	a change in existing comprehensive zoning plans or zoning or environmental or business licensing regulations that impose additional restrictions on use or requirements with respect to the properties proposed to be developed by us;
●	our inability to provide adequate management and maintenance or to obtain adequate insurance for the properties proposed to be developed by us;
●	an increase in operating costs;
●	new development of a competitor's property in close proximity to the Omagine Project;
●	earthquakes, floods or underinsured or uninsured natural disasters; and
●	terrorism, political instability or civil unrest in Oman or the MENA Region.

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The occurrence or existence of one or more of the events or circumstances described above could result in significant delays or unexpected expenses. If any of these events occur or circumstances come into existence, we may not achieve our projected returns on the Omagine Project and we could lose some or all of our investment in LLC and in the Omagine Project.

We are subject to risks associated with real estate development.

The Omagine Project is subject to significant risks relating to LLC’s ability to complete it on time and within budget. Factors that may result in the Omagine Project or any other development project we may undertake in Oman or elsewhere exceeding budget or being prevented from completion include:

●	an inability to obtain or delays in obtaining zoning, environmental, occupancy or other required governmental permits, approvals and authorizations;
●	an inability to secure sufficient financing on favorable terms, including an inability to obtain or refinance construction loans;
●	a general tightening of the availability of credit and project financing facilities;
●	the prices of housing and commercial properties in Oman and consumer and/or business confidence; any of which could affect LLC’s ability to construct and/or sell homes and to construct, sell and/or lease commercial properties and/or to secure financing;
●	construction delays or cost overruns, either of which may increase project development costs; and
●	an increase in commodity costs.

If any of the forgoing occurs or exists, we may not achieve our projected returns on the Omagine Project and we could lose some or all of our investment in LLC and in the Omagine Project or in other properties we may then have under development.

We are vulnerable to concentration risks because our operations are presently exclusively in Oman and our future operations are planned to be exclusively in Oman and the MENA Region market. Our real estate activities are presently concentrated exclusively on the Omagine Project to be located in Oman. Because of such geographic and project specific concentration, our operations are more vulnerable to Oman and MENA Region economic downturns and adverse project-specific events than those of larger, more diversified companies.

The performance of Oman’s economy will greatly affect the values of the properties proposed to be developed by us and consequently our prospects for sales and revenue growth. The Oman economy is heavily influenced by the prices of crude oil and natural gas which are Oman’s main export products and sources of revenue. Fluctuations in the international price of crude oil directly affect Oman’s revenue and budget considerations. The price of crude oil has fallen substantially since the last quarter of 2014 and through the date hereof (from over $100 per barrel to approximately $60 per barrel) and this has put significant pressure on Oman’s (and MENA Region countries’) budgetary and fiscal policies. A decrease in government supported projects and employment because of budget cuts or otherwise could adversely affect the economy in Oman.

Our results of operations and financial condition will be greatly affected by the performance of the real estate industry.

Our real estate activities are, and will continue to be, subject to numerous factors beyond our control, including local real estate market conditions in Oman and in areas where our potential customers reside, substantial existing and potential competition, general economic conditions in Oman, the MENA Region and internationally, decreases in the price of crude oil exports by Oman, fluctuations in interest rates and mortgage availability and changes in demographic conditions. Real estate markets have historically been subject to strong periodic cycles driven by numerous factors beyond the control of market participants.

Real estate investments often cannot easily be converted into cash and market values may be adversely affected by economic or political circumstances, market fundamentals, competition or demographic conditions. Because of the effect these factors may have on real estate values and because of the long length of the project development cycle, the future sales prices for our individual proposed properties or the future level of our sales revenue from the operation, sales and/or leasing of our various proposed properties, is impossible to predict with certainty and difficult to predict with accuracy.

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Our real estate operations will also be dependent upon the availability and cost of mortgage financing for our potential customers to the extent they finance the purchase of the residences or commercial properties we intend to develop and offer for sale.

The real estate business is very competitive and many of our competitors are larger and financially stronger than we are.

The real estate business is highly competitive. We compete with a large number of companies and individuals, and most of them have significantly greater financial, managerial and other resources than we have. Our competitors include local developers who are committed primarily to the Oman market and also international developers who acquire properties throughout the MENA Region. Because we are a company with a limited history, our operations are subject to numerous risks similar to those of a start-up company. We cannot assure that we will have the necessary resources to be competitive.

Our operations are subject to political risks.

The recent and ongoing civil and political unrest in the MENA Region, the U.S. and NATO military interventions in Iraq, Afghanistan and Libya, the terrorist attacks in the U.S., Europe and the MENA Region, and the potential for additional future terrorist acts and civil and/or political unrest have created economic, political and social uncertainties that could materially and adversely affect our business. Further acts of civil and/or political unrest or terrorism could be directed against the U.S. or Oman either domestically or abroad. These acts of terrorism or civil unrest could be directed against properties and personnel of American companies that work abroad, particularly companies such as ours that operate in the MENA Region. Anti-corruption trials in Oman during 2014 about alleged bribery involved in contract administration and awards (mainly in the oil sector) involved dozens of government officials and private individuals including two senior executives of CCC-Oman. Results of these trials were regularly reported in the local newspapers and the trials returned verdicts against several high-profile government officials and business people including a senior CCC-Oman executive. Omagine was not involved in any way and we did not experience any impact on our business or that of LLC as a result of these trials and we have not experienced any negative effects to date. Civil and/or political unrest, terrorism, war, political considerations, and/or military developments may materially and adversely affect our business and profitability and the prices of our Common Stock in ways that we cannot predict at this time.

Our operations are subject to natural risks.

Our performance may be adversely affected by weather conditions that delay development or damage property.

Risk Factors Related to the Warrant Distribution

There is presently no public market for the Strategic Warrants.

There is presently no established public trading market for the Strategic Warrants we have distributed to the Record Shareholders. We cannot give you any assurance that the Strategic Warrants will be quoted and eligible to trade on the OTCQB (or any other trading platform) or that a market for the Strategic Warrants will develop or if a market does develop, whether it will be sustainable during the time that the Strategic Warrants are valid or at what prices the Strategic Warrants will trade. Therefore, we cannot assure you that you will be able to sell any of your Strategic Warrants or as to the value you may receive in a sale. There can be no assurance that a market will ever develop for the Strategic Warrants. Even if a market for the Strategic Warrants does develop, the price of the Strategic Warrants may fluctuate and liquidity in any such market may be limited. If a market for the Strategic Warrants does not develop, then Holders may be unable to resell the Strategic Warrants. Resale prices of the Strategic Warrants will depend on many factors, including:

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•	our operating performance and financial condition;
•	our ability to continue the effectiveness of the Registration Statement of which this Prospectus is a part, covering the Strategic Warrants and the Common Stock issuable upon exercise of the Strategic Warrants;
•	the interest of securities dealers in making a market; and
•	the market for similar securities.

If an effective registration statement is not in place and a current prospectus is not available when a Holder desires to exercise Strategic Warrants, such Holder may be unable to exercise his, her or its Strategic Warrants, causing such Strategic Warrants to expire worthless.

No Strategic Warrant held by a Holder will be exercisable and we will not be obligated to issue shares of Common Stock unless, at the time such Holder seeks to exercise such Strategic Warrant, we have a registration statement under the Securities Act in effect covering the shares of Common Stock issuable upon the exercise of the Strategic Warrants and a current prospectus relating to the Common Stock. We intend to use our best efforts to keep a registration statement in effect covering shares of Common Stock issuable upon exercise of the Strategic Warrants and to maintain a current prospectus relating to the Common Stock issuable upon exercise of the Strategic Warrants until the Expiration Date or earlier Redemption Date. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the Common Stock issuable upon exercise of the Strategic Warrants, Holders will be unable to exercise their Strategic Warrants and we will not be required to settle any such attempted exercise. If the prospectus relating to the Common Stock issuable upon the exercise of the Strategic Warrants is not current, the Strategic Warrants may have no value, we will have no obligation to settle the Strategic Warrants for cash, the market for such Strategic Warrants may be limited and such Strategic Warrants may expire worthless.

A Holder will only be able to exercise a Strategic Warrant if the issuance of Common Stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of such Holder.

No Strategic Warrants will be exercisable and we will not be obligated to issue shares of Common Stock unless the Common Shares issuable upon such exercise have been registered or qualified or deemed to be exempt from such registration or qualification under the securities laws of the state of residence of the relevant Holder. Because the exemptions from registration and/or qualification in certain states for resales of warrants and for issuances of Common Stock by the issuer upon exercise of a Strategic Warrant may be different, a Strategic Warrant may be held by a Holder in a state where an exemption is not available for issuance of Common Stock upon an exercise and such Holder may be precluded from exercising such Strategic Warrant. As a result, such Strategic Warrants may be deprived of any value, the market for such Strategic Warrants may be limited, the holders of such Strategic Warrants may not be able to exercise their Strategic Warrants and they may expire worthless if the Common Stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which such Holders reside.

Risk Factors Related to Our Common Stock

Our stock price may be volatile and you may not be able to resell your Common Shares at or above your purchase price.

There has been and continues to be a limited public market for our Common Stock. Although our Common Stock trades on the OTCQB, an active trading market for our Common Shares has not developed and may never develop or be sustained. If you purchase Common Shares you may not be able to resell them at or above the price you paid. The market price of our Common Shares may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

●	the exercise of Warrants;
●	actual or anticipated fluctuations in our operating results;
●	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;
●	changes in market valuations of other real estate companies, particularly those that sell products similar to ours;
●	announcements by us or our competitors of significant innovations, acquisitions, strategic investors or partnerships, joint ventures or capital commitments;
●	delays to LLC’s ongoing operations by Government authorities; or
●	departure of key personnel.

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Much of our issued and outstanding Common Stock is currently restricted. As restrictions on resale end, the market price of our Common Shares could drop significantly if the holders of restricted Common Shares sell them or are perceived by the market as intending to sell them. This could cause the market price of our Common Shares to drop significantly, even if our business is doing well.

Our Common Shares have a limited public trading market.

While our Common Stock currently trades on the OTCQB, the market for our Common Shares is limited and sporadic. We cannot assure that such market will improve in the future, even if our Common Stock is ever listed on a national stock exchange. We cannot assure that an investor will be able to liquidate his investment without considerable delay, if at all. If a more active market for our Common Stock does develop, the price may be highly volatile. The factors which we have discussed in this document, including the history of delays in getting the DA signed, may have a significant impact on the market price of our Common Shares. The relatively low price of our Common Shares may keep many brokerage firms from engaging in transactions in our Common Stock.

The over-the-counter market for stock such as ours has had extreme price and volume fluctuations.

The securities of companies such as ours have historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in our industry and in the investment markets generally, as well as economic conditions and annual variations in our operational results may have a negative effect on the market price of our Common Shares.

Additional stock offerings may dilute current stockholders.

Given our plans and our expectation that we will need additional capital and personnel, we may need to issue additional shares of capital stock or securities convertible into or exercisable for shares of capital stock, including preferred stock, options or warrants. The issuance of additional shares of capital stock for any of these reasons or pursuant to the exercise of Warrants may dilute the ownership of our current shareholders.

Our management collectively beneficially owns approximately 29.8% of our Common Stock and this concentration of ownership may have the effect of preventing a change in control.

Assuming their ownership of the Common Shares underlying unexercised Stock Options and Strategic Warrants, our officers and directors collectively beneficially own approximately twenty nine and eight-tenths percent (29.8%) of our Common Shares, and if Common Shares underlying 1,440,00 Stock Appreciation Rights held by officers and directors were presently “in the money” and calculable, the officer and director collective beneficial ownership of our Common Shares would be greater than 29.8% (See: “Security Ownership of Certain Beneficial Owners and Management”). As a result, if our officers and directors act in concert, they will have the ability by virtue of their voting power to exercise substantial influence over our business with respect to the election of directors and all other matters requiring action by stockholders. Such concentration of Common Share ownership may have the effect of discouraging, delaying or preventing a change in control of Omagine.

Our ability to issue preferred stock may adversely affect the rights of holders of our Common Stock and may make takeovers more difficult, possibly preventing you from obtaining the optimal Common Share price.

Our Certificate of Incorporation authorizes the issuance of shares of "blank check" preferred stock, which would have the designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Shares. The issuance of preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Omagine.

Our Common Stock is subject to the “penny stock” rules of the SEC, which may make it more difficult for you to sell our Common Shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that:

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●	the broker or dealer approve a person's account for transactions in penny stocks; and
●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

 In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	obtain the financial information and investment experience and objectives of the person; and
●	make a reasonable determination that (a) transactions in penny stocks are suitable for that person, and (b) the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and
●	states that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The regulations applicable to penny stocks may severely affect the market liquidity for the Common Shares owned by you and could limit your ability to sell such Common Shares in the secondary market.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Other than the distribution of the rights and warrants in our 2012 rights offering and warrant distribution, we have not paid dividends in the past and do not expect to pay dividends in the future unless and until dividends are paid to Omagine by LLC. Any return on your investment may therefore be limited to the value of our Common Shares.

We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends in the foreseeable future. Up until this time Omagine has utilized all cash reserves for the operation of its business and Omagine plans to continue this policy for the foreseeable future. Any future payment of dividends on our Common Stock will depend on the payment of dividends to Omagine by LLC and, as the Board of Directors may consider relevant, our earnings, financial condition and other business and economic factors at such time. If we do not pay cash dividends, our Common Stock may be less valuable because a return on your investment will only occur if the price of our Common Shares appreciates above the price you paid for it.

There are substantial risks associated with the 2014 SEDA with YA which could contribute to the decline of the price of our Common Shares and have a dilutive impact on our existing stockholders.

In order to obtain needed capital, we entered into the 2014 SEDA with YA. The sale of our Common Shares pursuant to the 2014 SEDA will have a dilutive impact on our stockholders. We believe YA intends to promptly re-sell the Common Shares that we sell to it under the 2014 SEDA. Such re-sales could cause the market price of our Common Shares to decline significantly. Any subsequent sales by us to YA under the 2014 SEDA may, to the extent of any such decline, require us to issue a greater number of Common Shares to YA in exchange for each dollar of such subsequent sale.  Under these circumstances our existing stockholders would experience greater dilution (See: “Management's Discussion and Analysis of Financial Condition and Results of Operations”). The sale of Common Shares under the 2014 SEDA could encourage short sales by third parties which could contribute to the further decline of the price of our Common Stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Prospectus that are not statements of historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. These forward-looking statements are based on current expectations and projections about future events. The words "estimates", "projects", "plans", "believes", "expects", "anticipates", "intends", "targeted", "continue", "remain", "will", "should", "may" and other similar expressions, or the negative or other variations thereof, as well as discussions of strategy that involve risks and uncertainties (such as the Qatari Bank Loan discussed in this registration statement), are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include but are not limited to statements about or relating to: (i) future revenues, expenses, income or loss, cash flow, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items, (ii) plans, objectives and expectations of Omagine, Inc. or its management or Board of Directors, (iii) the Company’s business plans, products or services, (iv) future economic or financial performance, and (v) assumptions underlying such statements. We urge you to be cautious of the forward-looking statements and other similar forecasts and statements of expectations since such statements (i) reflect our current beliefs with respect to future events, (ii) involve, and are subject to, known and unknown risks, uncertainties and other factors affecting our operations and growth strategy, and (iii) could cause the Company's actual results, financial or operating performance or achievements to differ from future results, financial or operating performance, or achievements expressed or implied by such forward-looking statements. Forecasts, projections and assumptions contained and expressed herein were reasonably based on information available to the Company at the time so furnished and as of the date of this Prospectus. All such forecasts, projections and assumptions are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and no assurance can be given that such forecasts, projections or assumptions will be realized. No assurances can be given regarding the achievement of future results, as our actual results may differ materially from our projected future results as a result of the risks we face, and actual future events may differ from anticipated events because of the assumptions underlying the forward-looking statements that have been made regarding such anticipated future events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

●	the uncertainty associated with political events in the MENA Region in general, including the ongoing civil disorder and military activities in the MENA Region;
●	the success or failure of Omagine’s efforts to secure additional financing, including project financing for the Omagine Project;
●	oversupply of residential and/or commercial property inventory in the Oman real estate market or other adverse conditions in such market;
●	the impact of MENA Region or international economies and/or future events (including natural disasters) on the Oman economy, on Omagine’s business or operations, on tourism within or into Oman, on the oil and natural gas businesses in Oman and on other major industries operating within the Omani market;
●	deterioration or malaise in economic conditions, including the continuing destabilizing factors associated with recent rapid decline in the price of crude oil on international markets;
●	inflation, interest rates, movements in interest rates, securities market and monetary fluctuations;
●	Threatened and ongoing acts of war, civil or political unrest, terrorism or political instability in the MENA Region; or
●	the ability to attract and retain skilled employees.

Potential investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date hereof. Omagine undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

The Strategic Warrants were distributed at no charge to the Record Shareholders so we did not receive any proceeds resulting from their distribution.

If none of the Strategic Warrants are exercised before their expiry or their earlier Redemption Date, then Omagine will receive no proceeds as a result of making the Warrant Distribution. Omagine will only receive any such proceeds if and when Strategic Warrants are exercised by the Holders. Omagine believes that there is virtually no probability that any $5 Warrant will be exercised unless the market price for a share of Omagine’s Common Stock trades materially above $5 per share prior to the earlier of the Expiration Date or the Redemption Date of the $5 Warrants and Omagine believes that there is virtually no probability that any $10 Warrant will be exercised unless the market price for a share of Omagine’s Common Stock trades materially above $10 per share prior to the earlier of the Expiration Date or the Redemption Date of the $10 Warrants. It is not possible to predict if any Strategic Warrants will ever be exercised. If all 6,422,124 of the presently issued and outstanding Strategic Warrants were exercised, the gross proceeds to Omagine from such exercises would be approximately $48 million. We intend to use the net proceeds, if any, from the exercise of Strategic Warrants for general corporate purposes associated with the scaling up, subsequent to the October 2, 2014 signing of the DA, of the Company’s activities and number of employees as required to manage its business in Oman and elsewhere.

PLAN OF DISTRIBUTION

We have distributed 6,422,124 Strategic Warrants to the Record Shareholders at no cost to such Record Shareholders.

If you wish to exercise your Strategic Warrants, you must timely comply with the exercise procedures described in “The Warrant Distribution - Method of Exercising Strategic Warrants”. The Strategic Warrants are transferable. See “The Warrant Distribution - “Method of Transferring Strategic Warrants”.

We have agreed to pay the Warrant Agent customary fees plus certain expenses in connection with the issuance, transfer and exercise of the Strategic Warrants. As of the date of this Prospectus we have not employed any brokers, dealers or underwriters in connection with the solicitation of the exercise of Strategic Warrants nor have we paid any other commissions, underwriting fees or discounts in connection with the issuance or exercise of the Strategic Warrants. Some of our employees may solicit responses from you as a Holder, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation.

Our total expenses to date in connection with the Warrant Distributions were approximately $26,305. If you have any questions, you should contact Continental Stock Transfer & Trust Company, who is the Warrant Agent. (See: “Warrant Distribution - Warrant Agent.”)

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following is a summary of the material provisions of our Strategic Warrants, $0.001 par value Common Stock, restated Certificate of Incorporation and our By-Laws, all as in effect as of the date of this Prospectus. You should also refer to the full text of our restated Certificate of Incorporation and By-Laws which have been filed with the SEC as Exhibits 3(i) and 3(ii) to the Registration Statement of which this Prospectus forms a part. Our total authorized capital stock is 50,850,000 shares of which 50,000,000 shares are Common Shares.

Strategic Warrants

As of January 12, 2016, Omagine has 6,422,124 Strategic Warrants issued and outstanding, 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share Exercise Price of $5.00 and 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share Exercise Price of $10.00.

As promptly as reasonably possible after each exercise of the purchase rights represented by a Strategic Warrant, Omagine shall deliver to the relevant holder thereof (each, a “Warrant Holder”) a certificate representing the Common Shares so purchased (or such will be electronically delivered to the Warrant Holder if such Strategic Warrant is held in electronic form) and, unless such Strategic Warrant has been fully exercised, expired or redeemed, a new Warrant Certificate (or such will be electronically delivered to the Warrant Holder if such Strategic Warrant is held in electronic form) representing the balance of the Common Shares subject to such Strategic Warrant. Warrant Holders do not have any voting or other rights as a stockholder of our Company by virtue of being a Warrant Holder. The person entitled to receive the Common Shares issuable upon any exercise of the purchase rights represented by the Strategic Warrants, shall be treated for all purposes as the holder of such Common Shares of record as of the close of business on the date of exercise. The Strategic Warrants may be exercised only for whole Common Shares.

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The Strategic Warrants are transferrable and a Warrant Holder may transfer all or part of the Strategic Warrants (but no fractional Strategic Warrant) at any time on the books of Omagine upon surrender of the Warrant Certificate(s) properly endorsed. Upon such surrender, Omagine shall issue and deliver to the transferee a new Warrant Certificate representing the Strategic Warrants so transferred (or such will be electronically delivered to the transferee). Upon any partial transfer, Omagine shall also issue and deliver to the Warrant Holder a new Strategic Warrant Certificate representing the Strategic Warrants not so transferred.

During the period within which the Strategic Warrants may be exercised, Omagine shall at all times have authorized and reserved for issuance enough Common Shares for the full exercise of the purchase rights represented by the then unexercised Strategic Warrants. If Omagine dissolves, liquidates or winds up its business before the exercise, expiration or redemption of the Strategic Warrants, any Warrant Holder shall be entitled, upon exercising its Strategic Warrants, to receive in lieu of the Common Shares receivable upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to such Warrant Holder upon any such dissolution, liquidation or winding up with respect to such Common Shares, had such Warrant Holder been the holder of record on the record date for the determination of those entitled to receive any such liquidating distribution or, if no record is taken, upon the date of such liquidating distribution. Omagine shall pay all issue and other taxes that may be payable in respect of any issue or delivery of Common Shares upon the exercise of Strategic Warrants. The Strategic Warrants are governed by and shall be construed and enforced in accordance with the laws of the State of New York in the United States of America.

Omagine filed Post-Effective Amendment No. 1 to its registration statement on Form S-1 (Commission File No. 333-183852) whereby the Strategic Warrants and the 6,422,124 Common Shares underlying the Strategic Warrants were registered by Omagine (the “Warrant Registration”). Post-Effective Amendment No. 3 to the Warrant Registration was filed on February 11, 2015 and was declared effective by the SEC and its effective status has now expired. This Post-Effective Amendment No. 4 to the Warrant Registration, of which this Prospectus forms a part, is being filed in order to update the Warrant Registration and re-instate its effectiveness.

When originally issued in March 2012, the expiration date for all Strategic Warrants was December 31, 2012. Because of the extended delays encountered in signing the DA with the Government, the Board of Directors subsequently resolved on four separate occasions to extend the expiration date of the Strategic Warrants, first to December 31, 2013, then to December 31, 2014, then to June 30, 2015 and then again to December 31, 2015. On August 12, 2015, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was extended for a fifth time to December 31, 2016. All other terms and conditions of the Strategic Warrants remained the same. All Strategic Warrants expire on December 31, 2015 unless redeemed earlier by Omagine upon 30 days prior written notice to the Strategic Warrant Holders.

The Strategic Warrants are redeemable at any time and at Omagine’s sole discretion at a price of $0.001 per Strategic Warrant (the “Redemption Price”). Upon thirty days prior written notice to the holders of such Strategic Warrants (the “Strategic Warrant Holders”) specifying the Strategic Warrants to be redeemed, and the date at 5 p.m. Eastern Time in the United States for such redemption by Omagine (the “Redemption Time”), Omagine may redeem all or a portion of such Strategic Warrants remaining unexercised at the Redemption Time at a Redemption Price of $0.001 per Strategic Warrant. The Redemption Price shall be paid in cash by Omagine to the relevant Strategic Warrant Holders and such Strategic Warrants shall not be deemed to be outstanding for any purpose whatsoever after the Redemption Time. The Redemption Time shall be on a day at least thirty (30) days subsequent to the aforesaid written notice to Strategic Warrant Holders and it shall also be the time at which a Strategic Warrant Holder's right to exercise such Strategic Warrants being redeemed shall terminate. The Strategic Warrants to be redeemed may be exercised by Strategic Warrant Holders at any time prior to the Redemption Time.

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All Strategic Warrants expire at 5 p.m. Eastern Time in the United States on December 31, 2016 (the “Expiration Time”). The Strategic Warrants are exercisable at the option of the Strategic Warrant Holder at any time up to the earlier of (a) the Expiration Time, or (b) the Redemption Time, provided that no person who owned (a) less than 4.99% or (b) between 4.99% and 9.99% of the Common Shares outstanding on February 24, 2012 (the “Issuance Date”), may exercise a number of Strategic Warrants which would thereby cause such person to acquire, together with its affiliates, beneficial ownership of, as the case may be, (a) 4.99% or more, or (b) 9.99% or more of the Common Shares outstanding immediately prior to the time of such exercise. A Strategic Warrant Holder may exercise the purchase rights represented by Strategic Warrants, in whole or in part, by surrendering the properly executed Warrant Certificate(s) at the transfer agent’s office in New York City, New York or at the principal office of Omagine in New York City, New York, and by making the Warrant Payment to Omagine by certified or cashier’s check, an amount equal to the aggregate exercise price for the Common Shares proposed to be purchased (the “Warrant Payment”).

Notwithstanding the foregoing, no Strategic Warrants will be exercisable and we will not be obligated to issue any Common Shares issuable upon the exercise of such Strategic Warrants unless (i) at the time the Strategic Warrant Holder thereof seeks to exercise such Strategic Warrant, we have a registration statement under the Securities Act in effect covering the Common Shares issuable upon the exercise of such Strategic Warrant and a current prospectus relating to our Common Stock, and (ii) the Common Shares issuable upon such exercise have been registered or qualified or deemed to be exempt from registration under the securities laws of the state of residence of such Strategic Warrant Holder. Furthermore, if a Strategic Warrant Holder, who on the Issuance Date owned (a) less than 4.99% or (b) between 4.99% and 9.99% of the Common Shares outstanding on the Issuance Date, seeks to exercise Strategic Warrants, and such proposed exercise would cause such Strategic Holder to acquire, together with its affiliates, beneficial ownership of, as the case may be, (a) 4.99% or more, or (b) 9.99% or more of the Common Shares outstanding immediately prior to the time of such exercise, then in such an event, such proposed exercise will be effected by Omagine for the maximum number of Strategic Warrants resulting in the beneficial ownership of the maximum number of whole Common Shares by such Strategic Warrant Holder which fails to meet the above stated applicable limitation for such Strategic Warrant Holder and its affiliates and any excess Warrant Payment will be returned to such Strategic Warrant Holder.

The Strategic Warrants do not contain any anti-dilution provisions and the exercise price and the number of Common Shares that Omagine must issue upon exercise of Strategic Warrants shall not be subject to adjustment for any reason, including but not limited to a stock split, combination or subdivision of the Common Stock or a dividend, reclassification, reorganization, or spinoff.

As of the date hereof there is no trading market for the Strategic Warrants and Omagine does not presently expect an active trading market for the Strategic Warrants to develop in the near term. We cannot, however, give any assurance that the Strategic Warrants will ever be quoted or traded on the OTCQB or on any securities exchange Furthermore, even if the Strategic Warrants were to be quoted on a trading platform, we cannot give any assurance that a market for the Strategic Warrants will develop or, if such a market does develop, whether it will be sustainable throughout the period within which the Strategic Warrants are valid and transferable or at what prices such Strategic Warrants will trade. Strategic Warrant Holders may resell all or a portion of such Strategic Warrants from time to time in market transactions through any market on which the Strategic Warrants are then traded (if any), in negotiated transactions or otherwise, and at prices and on terms determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale.

Transfer Agent for Strategic Warrants

The transfer agent for our Strategic Warrants is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004.

Outstanding Strategic Warrants and Holders

As of January 12, 2015 there were 6,422,124 Strategic Warrants issued and outstanding, 3,211,062 of which are exercisable at $5 per Common Share and 3,211,062 of which are exercisable at $10 per Common Share and, based upon the number of Record Shareholders on January 17, 2012, there are approximately 1,122 holders of our Strategic Warrants.

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Common Stock

The holders of our Common Stock are entitled to one vote per Common Share on all matters to be voted on by our stockholders including the election of directors. Our stockholders are not entitled to cumulative voting rights and, accordingly the holders of a majority of the Common Shares voting for the election of directors can elect the entire Board of Directors if they choose to do so and, in that event, the holders of the remaining Common Shares will not be able to elect any person to our Board of Directors.

The holders of Common Stock are entitled to receive ratably such dividends or distributions, if any, as may be declared from time to time by the Board of Directors in its discretion from funds or securities legally available therefor and subject to prior dividend rights of holders of any shares of our $.001 par value per share preferred stock (the “Preferred Stock” or “Preferred Shares”) which may be outstanding. Upon Omagine’s liquidation, dissolution or winding up, subject to prior liquidation rights of the holders of Preferred Shares if any, the holders of our Common Shares are entitled to receive on a pro rata basis our remaining assets available for distribution (See: “Description of Preferred Stock and Tempest Warrants – Preferred Stock” below). Holders of Common Shares have no preemptive or other subscription rights and there are no conversion rights or redemption or sinking fund provisions with respect to such Common Shares. All outstanding Common Shares are, and all Common Shares being offered by this Prospectus will be, fully paid and not liable to further calls or assessment by Omagine.

Dividends and Dividend Policy

The holders of our Common Stock share proportionately, on a per Common Share basis, in all dividends and other distributions declared by our Board of Directors. Other than a 2012 non-cash dividend distribution of rights and warrants to our shareholders, we have not declared any dividends on our Common Stock since inception and do not anticipate paying cash dividends in the foreseeable future. We plan to retain any future earnings for use in our business operations. Any future decisions as to payment of cash or non-cash dividends or distributions on our Common Stock will be at the discretion of the Board of Directors and will depend upon our earnings and financial position at such time and on such other factors as the Board of Directors may then deem relevant.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004.

Outstanding Common Shares and Holders

At January 12, 2016 there were 18,728,313 Common Shares issued and outstanding and, based upon the number of record holders plus the number of individual participants in security position listings at such date, there were approximately 1,074 holders of Common Shares.

DESCRIPTION OF PREFERRED STOCK AND TEMPEST WARRANTS

The following is a summary of the material provisions of our Preferred Stock and Tempest Warrants, restated Certificate of Incorporation and our By-Laws, all as in effect as of the date of this Prospectus. You should also refer to the full text of our restated Certificate of Incorporation and By-Laws which have been filed with the SEC as Exhibits 3(i) and 3(ii) to the Registration Statement of which this Prospectus forms a part. Our total authorized capital stock is 50,850,000 shares of which 850,000 shares are Preferred Stock.

Preferred Stock

As of January 12, 2016 there were no Preferred Shares issued or outstanding. Our Certificate of Incorporation authorizes the issuance of Preferred Shares in one or more series. Our Board of Directors has the authority, without any vote or action by the shareholders, to create one or more series of Preferred Shares up to the limit of our number of authorized but unissued Preferred Shares and to fix the number of Preferred Shares constituting such series and the designation of such series, the voting powers (if any) of the Preferred Shares of such series and the relative participating, option or other special rights (if any), and any qualifications, preferences, limitations or restrictions pertaining to such series which may be fixed by the Board of Directors pursuant to a resolution or resolutions adopted by the Board of Directors and providing for the issuance of such series of Preferred Shares. The transfer agent for our Preferred Shares is Omagine.

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Tempest Warrants

As of January 12, 2016 there are 349,397 Tempest Warrants issued and outstanding.

On June 24, 2014, Omagine issued the 1,000,000 Tempest Warrants to an investor each of which are exercisable for the purchase of one restricted Common Share at a per Common Share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) 80% of the closing sale price for a Common Share on the Trading Day immediately preceding the relevant exercise date (See: Exhibit 4.4). On August 15, 2014, such investor transferred 240,000 Tempest Warrants to an affiliate and such affiliate exercised 240,000 Tempest Warrants on August 15, 2014 at $1.40 per share for the purchase of 240,000 restricted Common Shares. On October 2, 2014, such investor transferred an additional 250,000 Tempest Warrants to such affiliate and such affiliate exercised 250,000 Tempest Warrants on October 2, 2014 at $1.31 per share for the purchase of 250,000 restricted Common Shares. On June 29, 2015, the investor exercised 158,228 of the Tempest Warrants at an exercise price of $1.58 per Common Share for proceeds of $250,000. In conjunction with this June 29, 2015 exercise, Omagine agreed with the investor to file a registration statement with the SEC to register all the aforementioned Common Shares presently owned by the investor and his affiliate as well as the remaining Common Shares underlying the remaining Tempest Warrants outstanding. Subsequently on September 30, 2015, such investor transferred an additional 2,375 Tempest Warrants to an affiliate and such affiliate exercised 2,375 Tempest Warrants on October 8, 2015 at $1.28 per share for the purchase of 2,375 restricted Common Shares.

As promptly as reasonably possible after each exercise of the purchase rights represented by a Tempest Warrant, Omagine shall deliver to the relevant Holder a certificate representing the Common Shares so purchased and, unless such Tempest Warrant has been fully exercised, expired or redeemed, a new Warrant Certificate representing the balance of the Common Shares subject to such Tempest Warrant. A holder of Tempest Warrants (a “Tempest Warrant Holder”) does not have any voting or other rights as a stockholder of our Company by virtue of being a Tempest Warrant Holder. The person entitled to receive the Common Shares issuable upon any exercise of the purchase rights represented by the Tempest Warrants, shall be treated for all purposes as the holder of such Common Shares of record as of the close of business on the date of exercise. The Tempest Warrants may be exercised only for whole restricted Common Shares.

The Tempest Warrants are transferrable and a Tempest Warrant Holder may transfer all or part of the Tempest Warrants (but no fractional Tempest Warrant) at any time on the books of Omagine upon surrender of the Tempest Warrant Certificate(s) properly endorsed. Upon such surrender, Omagine shall issue and deliver to the transferee a new Tempest Warrant Certificate representing the Tempest Warrants so transferred. Upon any partial transfer, Omagine shall also issue and deliver to the Tempest Warrant Holder a new Tempest Warrant Certificate representing the Tempest Warrants not so transferred.

During the period within which the Tempest Warrants may be exercised, Omagine shall at all times have authorized and reserved for issuance enough Common Shares for the full exercise of the purchase rights represented by the then unexercised Tempest Warrants. If Omagine dissolves, liquidates or winds up its business before the exercise, expiration or redemption of the Tempest Warrants, any Tempest Warrant Holder shall be entitled, upon exercising its Tempest Warrants, to receive in lieu of the Common Shares receivable upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to such Tempest Warrant Holder upon any such dissolution, liquidation or winding up with respect to such Common Shares, had such Tempest Warrant Holder been the holder of record on the record date for the determination of those entitled to receive any such liquidating distribution or, if no record is taken, upon the date of such liquidating distribution. Omagine shall pay all issue and other taxes that may be payable in respect of any issue or delivery of Common Shares upon the exercise of Tempest Warrants. The Tempest Warrants are governed by and shall be construed and enforced in accordance with the laws of the State of New York.

Both the Tempest Warrants and the Common Shares issuable upon exercise of the Tempest Warrants are “restricted securities” as that term is defined in the Securities Law. Omagine presently intends to register with the SEC the 349,397 remaining Tempest Warrants and the Common Shares underlying the Tempest Warrants and the aforementioned Common Shares presently owned by the investor and his affiliates.

The Tempest Warrants are subject to adjustment in the event of a stock split, combination or subdivision of the Common Stock or a dividend, reclassification, reorganization, or spin off. The Tempest Warrants may be exercised in whole or in part but only for whole shares of restricted Common Stock and the Tempest Warrants are not redeemable by Omagine. The Tempest Warrants are exercisable at the option of the Tempest Warrant Holder at any time up until their expiration at 5 p.m. Eastern Time in the United States on June 23, 2016.

Transfer Agent for the Tempest Warrant

The transfer agent for the Tempest Warrants is Omagine.

Outstanding Tempest Warrants and Holders

As of January 12, 2016 there were 349,397 Tempest Warrants issued and outstanding and there is one holder of our Tempest Warrants.

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THE WARRANT DISTRIBUTION

We distributed 6,422,124 Strategic Warrants consisting of 3,211,062 $5 Warrants and 3,211,062 $10 Warrants to the Record Shareholders, at no charge to the Record Shareholders. The Strategic Warrants are exercisable for the purchase of up to an aggregate of 6,422,124 shares of our Common Stock. Each Record Shareholder received one $5 Warrant and one $10 Warrant for each four (4) Common Shares held of record by such Record Shareholder at the Record Time. No fractional Strategic Warrants were issued and fractional Strategic Warrants resulting from the calculation of the number of Strategic Warrants due to be distributed on an aggregate basis as to any Record Shareholder were rounded up to the nearest whole number of Strategic Warrants. Each $5 Warrant is exercisable for the purchase of one Common Share at an Exercise Price of $5.00 per share and each $10 Warrant is exercisable for the purchase of one Common Share at an Exercise Price of $10.00 per share. The Strategic Warrants may be redeemed by Omagine at any time upon thirty (30) days prior written notice from Omagine, and if not so redeemed, they will remain valid and exercisable until 5:00 p.m., Eastern Time in the United States on December 31, 2016. Notwithstanding the foregoing, no Strategic Warrants will be exercisable and we will not be obligated to issue any Common Shares issuable upon the exercise of such Strategic Warrants unless (i) at the time the Holder thereof seeks to exercise such Strategic Warrant, we have a registration statement under the Securities Act in effect covering the Common Shares issuable upon the exercise of such Strategic Warrant and a current prospectus relating to our Common Stock, and (ii) the Common Shares issuable upon such exercise have been registered or qualified or deemed to be exempt from registration under the securities laws of the state of residence of such Holder. Holders do not have any voting or other rights as a stockholder of our Company by virtue of being a Holder. The Strategic Warrants do not contain any anti-dilution provisions and may be exercised only for full shares of Common Stock. The Exercise Price and the number of shares of Common Stock that Omagine must issue upon exercise of the Strategic Warrants shall not be subject to adjustment for any reason, including but not limited to, any combinations or subdivisions of Common Stock or any dividend, reclassification, reorganization, merger or spin off. We will not issue fractional shares of Common Stock or cash in lieu of fractional shares of Common Stock upon the exercise of any Strategic Warrant.

Delivery of Strategic Warrants

Promptly after the effective date of (i) the Rights Registration and (ii) the Warrant Registration and the receipt by Omagine of the California Approval, we delivered two Warrant Certificates representing the $5 Warrants and the $10 Warrants (or the same were electronically delivered) to each Record Shareholder.

Reasons for the Warrant Distribution

The Strategic Warrants are part of our recapitalization plan. We distributed the Strategic Warrants to the Record Shareholders because we wanted to acknowledge our longstanding and loyal shareholders while at the same time continue to conserve our cash reserves. We believe raising capital through the possible exercise of the Strategic Warrants has the advantage of providing our stockholders the opportunity to participate in the Strategic Warrant exercise on a pro rata basis and, if all stockholders exercise their Strategic Warrants, avoid dilution of their ownership interest in Omagine. It is not possible to predict if any Strategic Warrants will ever be exercised. We intend, now that the DA is signed, to use the net proceeds, if any, from the exercise of Strategic Warrants for general corporate purposes associated with rapidly scaling up the Company’s activities and number of employees as required to manage its business in Oman and elsewhere.

Redemption Date and Time

Upon thirty days prior written notice specifying the Redemption Date and the Strategic Warrants to be redeemed, Omagine may redeem some or all of the unexercised Strategic Warrants at the Redemption Price. In the event of such a redemption by Omagine, Holders may exercise their Strategic Warrants scheduled for redemption at any time prior to the Redemption Time. The Redemption Price shall be paid in cash by Omagine to the relevant Holders as soon as practicable after the Redemption Date and such Strategic Warrants being redeemed shall not be deemed to be outstanding for any purpose whatsoever after the Redemption Date. The Redemption Date shall also be the date on which a Holder's right to exercise Strategic Warrants being redeemed shall terminate. In the event of a redemption of Strategic Warrants by Omagine therefore, you may still exercise your Strategic Warrants being redeemed if you wish to do so, but you will be required to exercise such Strategic Warrants before the Redemption Time.

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Any redemption of Strategic Warrants will be at the discretion of the Board of Directors. We intend to redeem the Strategic Warrants if the market price of our Common Stock is ever higher than the relevant Exercise Price by an amount and for a duration that, in the opinion of the Board of Directors, would make such redemption in the best interests of Omagine.

Expiration Date and Expiration Time

Pursuant to a resolution of the Board of Directors dated August 12, 2015, the expiration of all 6,422,124 Strategic Warrants was extended and they now expire on December 31, 2016. Unless redeemed earlier by Omagine, the Strategic Warrants are valid and may be exercised at any time prior to the Expiration Time which is 5 p.m. Eastern Time in the United States on December 31, 2016.

If Strategic Warrants are redeemed by Omagine before the Expiration Date, you may still exercise such Strategic Warrants scheduled for redemption at any time prior the relevant Redemption Time. If you do not exercise your Strategic Warrants scheduled for redemption prior to such Redemption Time, such Strategic Warrants will no longer be exercisable after the Redemption Time and any such Strategic Warrants which are not exercised before the relevant Redemption Time will be redeemed by Omagine and the relevant Holders will be paid the Redemption Price of such Strategic Warrants as soon as practicable subsequent to the Redemption Date. We will not be required to issue Common Shares to you if the Warrant Agent receives your Warrant Certificate(s) representing Strategic Warrants scheduled for redemption, any required document or your Warrant Payment after the relevant Redemption Time of such Strategic Warrants.

If you do not exercise your Strategic Warrants which are not redeemed by Omagine prior to the Expiration Time, such Strategic Warrants will no longer be exercisable after the Expiration Time and any such Strategic Warrants which are not exercised before the Expiration Time will expire void and worthless without any payment to the Holders thereof. We will not be required to issue Common Shares to you if the Warrant Agent receives your Warrant Certificate(s) representing Strategic Warrants which have not been previously redeemed, any required document or your Warrant Payment after the Expiration Time.

If you hold your Strategic Warrants in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the Strategic Warrants on your behalf in accordance with your instructions. Please note that your nominee may establish a deadline before the Expiration Date or the relevant Redemption Date, as the case may be.

Although the Board of Directors retains the authority to do so, we do not presently intend to further extend the Expiration Date.

Method of Exercising Strategic Warrants

The exercise of Strategic Warrants is irrevocable and may not be cancelled or modified. The number of Common Shares you may purchase upon exercise of your Strategic Warrants is equal to the number of Strategic Warrants you hold. You may exercise some, all or none of your Strategic Warrants.

You may exercise your Strategic Warrants by delivering a properly completed and duly executed Warrant Certificate(s) and all other required documents, together with your Warrant Payment, to the Warrant Agent at the address given below under “Warrant Agent” before the earlier of the Expiration Time or the Redemption Time, as the case may be. If you deposit your Strategic Warrants into a brokerage account and they are then held in the name of a broker, dealer, custodian bank or other nominee on your behalf in electronic (non-certificated) form, you should follow the instructions of your broker, dealer, custodian bank or other nominee if you want to exercise your Strategic Warrants.

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Payment Method

As described in the instructions accompanying the Warrant Certificates sent to you, Warrant Payments submitted by a Holder to the Warrant Agent must be made in U.S. currency, by one of the following three methods:

1)	by a cashier’s check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company”;
2)	by an uncertified check drawn upon a U.S. bank payable to “Continental Stock Transfer & Trust Company”;

delivered by mail, hand delivery or overnight courier to:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attn: Reorganization Department

For Confirmation or Information:

Telephone: (212) 509-4000, ext. 536

3)	by wire transfer of immediately available funds to the following account:

JPMorgan Chase

ABA # 021-000021

Continental Stock Transfer & Trust Company as agent for Omagine

Acct # 957-342764

FBO Omagine, Inc. Warrant Exercise

Any wire transfer should clearly indicate the identity of the Holder making the Warrant Payment by wire transfer.

Warrant Payments will be deemed to have been received upon (i) clearance of any cashier’s check or uncertified check, or (ii) receipt of collected funds in the account designated above. If paying by uncertified check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, Holders who wish to pay the Warrant Payment by means of an uncertified check are urged to make payment sufficiently in advance of the Expiration Date or relevant Redemption Date to ensure that such Warrant Payment is received and clears by such date.

If you hold your Strategic Warrants in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.

You should read and strictly follow the instruction letter accompanying the Warrant Certificates sent to you. Do not send Warrant Certificates or Warrant Payments directly to us. We will not consider your Strategic Warrants to be exercised until the Warrant Agent has received delivery of a properly completed and duly executed Warrant Certificate(s), all other required documents and your Warrant Payment.

The method of delivery of Warrant Certificates, all other required documents and payment of the Warrant Payment to the Warrant Agent will be at the risk of the Holders. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Warrant Agent and clearance of your Warrant Payment before the earlier of (a) the Expiration Date, or (b) the relevant Redemption Date.

Incomplete or Incorrect Strategic Warrant Exercise Documents or Payment

If you fail to properly complete and duly sign the Strategic Warrant Certificate(s) and all other required documents, or otherwise fail to follow the procedures that apply to the exercise of your Strategic Warrants before the earlier of (a) the Expiration Time, or (b) the relevant Redemption Time, the Warrant Agent will reject the exercise of your Strategic Warrants or accept it only to the extent of the Warrant Payment received. Neither we nor our Warrant Agent accepts any responsibility to contact you concerning an incomplete or incorrect Strategic Warrant exercise document, nor are we under any obligation to correct any such document. We have the sole discretion to determine whether a Strategic Warrant exercise properly complies with the Strategic Warrant exercise procedures.

If you send a Warrant Payment that is insufficient to exercise the number of Strategic Warrants you requested to be exercised, or if the number of Strategic Warrants you are requesting to be exercised is not specified in the forms, the exercise of your Strategic Warrants will be given effect to the fullest extent possible based on the amount of the Warrant Payment received, with such Warrant Payment being applied first against the exercise of any $5 Warrants you hold and the excess Warrant Payment, if any, being applied against the exercise of any $10 Warrants you hold Any unapplied excess Warrant Payment received by the Warrant Agent will be returned, without interest or penalty, as soon as practicable following the date of such exercise.

Warrant Agent

The Warrant Agent for the issuance, transfer and exercise of the Strategic Warrants is Continental Stock Transfer & Trust Company. If you want to exercise or transfer your Strategic Warrants, the Warrant Certificate(s) and all other required documents (including the Warrant Payment in the event of an exercise) must be delivered to the Warrant Agent by one of the methods described below:

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By Mail, Hand or Overnight Courier, to:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attn: Reorganization Department

For Confirmation or Information:

Telephone: (212) 509-4000, ext. 536

If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Warrant Agent and clearance of your Warrant Payment before the earlier of either the relevant Redemption Date or the Expiration Date, as the case may be. You may also send your Warrant Payment by wire transfer. See “Payment Method” above for more information. Do not send or deliver these materials or payments to us.

You and, if applicable, your nominee are solely responsible for completing delivery to the Warrant Agent of your Warrant Certificate(s), all other required documents and your Warrant Payment. You should allow sufficient time for delivery of your materials and Warrant Payment to the Warrant Agent and clearance of your Warrant Payment before the Expiration Time or earlier Redemption Time. If you hold your Strategic Warrants through a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the Expiration Date or Redemption Date. If you deliver Warrant Certificates, any other required documents or Warrant Payments in a manner different than that described above, we may not honor the exercise of your Strategic Warrants.

No Fractional Strategic Warrants or Common Shares

We have not issued and will not issue fractional Strategic Warrants and we will not issue fractional Common Shares upon the exercise of any Strategic Warrant. Fractional Strategic Warrants resulting from the calculation of the number of Strategic Warrants to be distributed on an aggregate basis as to any Record Shareholder were eliminated by rounding up to the nearest whole number of Strategic Warrants. All $5 Warrants are exercisable at $5.00 per Common Share and all $10 Warrants are exercisable at $10.00 per Common Share. Each Strategic Warrant is exercisable for one whole Common Share and may only be exercised for whole Common Shares.

Beneficial Owners

If you are or become a beneficial owner of Strategic Warrants by having your Strategic Warrants held in the name of a broker, custodian bank or other nominee and you wish to exercise your Strategic Warrants, you will need to have your nominee act for you. To indicate your decision with respect to your Strategic Warrants, you should follow the instructions of your nominee. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the relevant Redemption Date or Expiration Date, as the case may be.

No Recommendation to Holders

Our Board of Directors is not making a recommendation regarding any exercise of your Strategic Warrants. Holders who exercise Strategic Warrants risk investment loss on money invested. The market price, if any, of our Strategic Warrants may be volatile and such market price volatility may prevent you from being able to sell the Strategic Warrants when you want to or at prices you find attractive. The market price of our Common Shares may also be volatile and, accordingly, the Common Shares that you purchase by exercising your Strategic Warrants may trade at a price lower than the Exercise Price that you paid to exercise such Strategic Warrants and such market price volatility may prevent you from being able to sell the Common Shares when you want to or at prices you find attractive. You should make your decision based on your assessment of our business and financial condition, our prospects for the future and the terms and Exercise Prices of the Strategic Warrants. Please see “Risk Factors” for a discussion of some of the risks involved in exercising Strategic Warrants and investing in our Common Shares.

Market for Common Shares

The Common Shares issuable upon exercise of the Strategic Warrants will be quoted on the OTCQB under the symbol “OMAG.”

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Transferability of and Market for Strategic Warrants

The Strategic Warrants are transferable until the Expiration Date or earlier Redemption Date and we cannot give you any assurance that the Strategic Warrants will be quoted and eligible to trade on the OTCQB (or any trading platform) or that a market for the Strategic Warrants will develop or if a market does develop, whether it will be sustainable during the time that the Strategic Warrants are valid or at what prices the Strategic Warrants will trade. Therefore, we cannot assure you that you will be able to sell any of your Strategic Warrants or as to the value you may receive in a sale. There can be no assurance that a market will ever develop for the Strategic Warrants. Even if a market for the Strategic Warrants does develop, the price of the Strategic Warrants may fluctuate and liquidity may be limited. If a market for the Strategic Warrants does not develop, then holders of the Strategic Warrants may be unable to resell the Strategic Warrants. Therefore, we cannot assure you that you will be able to sell any of your Strategic Warrants or as to the value you may receive in a sale.

Method of Transferring Strategic Warrants

You may transfer all or a portion of the Strategic Warrants distributed to you. Any portion of the Strategic Warrants evidenced by your Warrant Certificates representing whole and not any fractional Strategic Warrants may be transferred by delivering to the Warrant Agent a Warrant Certificate properly endorsed for transfer, with instructions to register that portion of the Strategic Warrants indicated in the name of the transferee and to issue a new Warrant Certificate to the transferee evidencing the transferred Strategic Warrants.

If you wish to transfer all or a portion of your Strategic Warrants, you should allow a sufficient amount of time prior to the Expiration Date or the relevant Redemption Date, as the case may be, for the transfer instructions to be received and processed by the Warrant Agent. Once processed by the Warrant Agent, the transferee receiving all or a portion of your Strategic Warrants will need sufficient time to exercise or sell the Strategic Warrants evidenced by the new Warrant Certificate(s) that it receives. You will also need adequate time to obtain a new Warrant Certificate representing your remaining Strategic Warrants, if any. The required time will depend upon the method by which delivery of the Warrant Certificate(s) is made and the number of transactions you instruct the Warrant Agent to effect. Please bear in mind that the Strategic Warrants are valid only for the time period beginning on the Issue Date and ending on the earlier of the relevant Redemption Date or the Expiration Date. Neither we nor the Warrant Agent shall have any liability to a transferee or you if Warrant Certificates or any other required documents or payments are not received in time for exercise, transfer or sale prior to the relevant Redemption Time or the Expiration Time.

A new Warrant Certificate will be issued to you if you transfer a portion of your Strategic Warrants. Your new Warrant Certificate representing your retained Strategic Warrants will be mailed to you unless you otherwise instruct the Warrant Agent.

Validity of Transfer or Exercise of Strategic Warrants

We will resolve all questions regarding the validity and form of the transfer or exercise of Strategic Warrants, including time of receipt. Our determination will be final and binding. Once made, transfer or exercise of Strategic Warrants and directions are irrevocable, and we will not accept any alternative, conditional or contingent transfer or exercise of Strategic Warrants or directions. We reserve the absolute right to reject any transfer or exercise of Strategic Warrants or directions not properly submitted or the acceptance of which would be unlawful. You must provide missing documents, payments or information, correct any inaccurate information and resolve any other discrepancies in connection with your transfer or exercise of any Strategic Warrants before such Strategic Warrants expire or are redeemed, unless we waive those defects in our sole discretion. Neither we nor the Warrant Agent are under any duty to notify you or your representative of defects in your proposed transfer or exercise of Strategic Warrants. A proposed transfer or exercise of Strategic Warrants will be considered accepted only when the Warrant Agent timely receives a properly completed and duly executed Strategic Warrant Certificate(s) and any other required documents and, in the case of an exercise, the Strategic Warrant Payment for the Common Shares purchased pursuant to the exercise of Strategic Warrants including final clearance of any uncertified check. Our interpretations of the terms and conditions of the Strategic Warrants will be final and binding.

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No Revocation or Change

Once you submit the Warrant Certificate(s) or have instructed your nominee of your Strategic Warrant exercise or transfer request, you are not allowed to revoke or change the exercise or transfer of your Strategic Warrants or request a refund of monies paid. All exercises and transfers of Strategic Warrants are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your $5 Warrants unless you are certain that you wish to purchase Common Shares at the Exercise Price of $5 per share and you should not exercise your $10 Warrants unless you are certain that you wish to purchase Common Shares at the Exercise Price of $10 per share.

Shareholder Rights

Holders do not have any voting or other rights as a stockholder of our Company by virtue of being a Holder. The person entitled to receive the shares of Common Stock issuable upon any exercise of the purchase rights represented by the Strategic Warrants, shall be treated for all purposes as the holder of such shares of record as of the close of business on the date of exercise. As soon as practicable following the exercise of any Strategic Warrants, the Common Shares that you purchased by exercising such Strategic Warrants will be (a) delivered to you in certificate form if you hold your Strategic Warrants in certificate form at the time of such exercise, or (b) electronically delivered to your nominee if you hold your Strategic Warrants in electronic form at the time of such exercise.

Fees and Expenses

We will pay all fees charged by the Warrant Agent and all other expenses incurred by us in the Warrant Distribution and with respect to the transfer agent fees associated with the issuance and transfer of the Common Shares underlying the Strategic Warrants. You are responsible for paying any commissions, fees, taxes or other expenses incurred by you in connection with the exercise of your Strategic Warrants.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain United States federal income tax consequences to U.S. Holders (as defined below) resulting from the receipt, exercise and disposition of the Strategic Warrants acquired in the Warrant Distribution and the material tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of the ownership of shares of Common Stock received upon exercise of the Strategic Warrants.

You are a U.S. Holder if you are a beneficial owner of Strategic Warrants or shares of Common Stock and you are:

-	an individual citizen or resident of the United States;
-	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
-	an estate whose income is subject to United States federal income tax regardless of its source; or
-	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons,” as defined in the U.S. Internal Revenue Code (“Code”), have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Department regulations to be treated as a United States person.

You are a “Non-U.S. Holder” if you are a beneficial owner of Strategic Warrants or shares of Common Stock and are not a U.S. Holder and are not a partnership or other entity treated as a partnership for United States federal income tax purposes.

The following discussion is based upon the provisions of the Code, regulations promulgated by the Treasury Department thereunder, and administrative rulings and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in United States federal income tax consequences different from those discussed below. We have not sought any ruling from the United States Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion applies only to U.S. Holders who acquire the Strategic Warrants in the Warrant Distribution. Further, this discussion assumes that the Strategic Warrants or shares of Common Stock issued upon exercise of the Strategic Warrants will be held as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address all tax considerations that may be applicable to your particular circumstances or to you if you are a U.S. Holder that may be subject to special tax rules, including, without limitation:

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•	banks, insurance companies or other financial institutions;
•	regulated investment companies;
•	real estate investment trusts;
•	dealers in securities or commodities;
•	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;
•	tax-exempt organizations;
•	persons liable for alternative minimum tax;
•	persons that hold shares of Common Stock as part of a straddle or a hedging or conversion transaction;
•	persons whose “functional currency” is not the United States dollar.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) receives the Strategic Warrants or holds shares of Common Stock received upon exercise of the Strategic Warrants, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the United States federal income tax consequences of the receipt and ownership of the Strategic Warrants or the ownership of shares of Common Stock received upon exercise of the Strategic Warrants.

This discussion addresses only certain aspects of United States federal income taxation. You should consult your own tax advisor regarding the United States federal, state, local, non-U.S. and other tax consequences of the receipt and ownership of the Strategic Warrants acquired in the Warrant Distribution and the ownership of shares of Common Stock received upon exercise of the Strategic Warrants.

Taxation

Receipt of Strategic Warrants

Your receipt of Strategic Warrants in the Warrant Distribution should be treated as a nontaxable distribution for United States federal income tax purposes. The discussion below assumes that the receipt of Strategic Warrants will be treated as a nontaxable distribution.

Tax Basis and Holding Period of Strategic Warrants

Your tax basis of the Strategic Warrants for United States federal income tax purposes will depend on the fair market value of the Strategic Warrants you receive and the fair market value of your existing shares of Common Stock on the date you receive the Strategic Warrants.

If the fair market value of the Strategic Warrants you receive is 15% or more of the fair market value of your existing shares of Common Stock on the date you receive the Strategic Warrants, then you must allocate the tax basis of your existing shares of Common Stock between the existing shares of Common Stock and the Strategic Warrants you receive in proportion to their respective fair market values determined on the date you receive the Strategic Warrants. If the fair market value of the Strategic Warrants you receive is less than 15% of the fair market value of your existing shares of Common Stock on the date you receive the Strategic Warrants, the Strategic Warrants will be allocated a zero tax basis, unless you elect to allocate the tax basis of your existing shares of Common Stock between the existing shares of Common Stock and the Strategic Warrants you receive in proportion to their respective fair market values determined on the date you receive the Strategic Warrants. If you choose to allocate the tax basis between your existing shares of Common Stock and the Strategic Warrants, you must make this election on a statement included with your United States federal income tax return for the taxable year in which you receive the Strategic Warrants. Such an election is irrevocable. The fair market value of the Strategic Warrants on the date the Strategic Warrants are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Strategic Warrants on that date. In determining the fair market value of the Strategic Warrants, you should consider all relevant facts and circumstances, including any difference between the Exercise Prices and the trading price of our Common Stock on the date that the Strategic Warrants are distributed, the length of the period during which the Strategic Warrants may be exercised and the fact that the Strategic Warrants are transferable.

Your holding period of the Strategic Warrants will include your holding period of the shares of Common Stock with respect to which the Strategic Warrants were distributed.

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Exercise of Strategic Warrants

You generally will not recognize gain or loss upon exercise of Strategic Warrants. The tax basis of the shares of each Common Share you receive upon exercise of the Strategic Warrants generally will equal the sum of (i) the relevant Exercise Price and (ii) the tax basis, if any, of the Strategic Warrants as determined above. Your holding period of the shares of Common Stock you receive upon exercise of the Strategic Warrants will begin on the date the Strategic Warrants are exercised.

Expiration of Strategic Warrants

If you do not exercise the Strategic Warrants, you should not recognize a capital loss for United States federal income tax purposes and any portion of the tax basis of your existing shares of Common Stock previously allocated to the Strategic Warrants not exercised will be re-allocated to the existing shares.

Sale of Strategic Warrants

Upon a sale or other disposition of a Strategic Warrant, you will generally recognize a capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your Strategic Warrant (if any). Capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations.

Ownership of Common Stock

U.S. Holders:

Dividends

In general, distributions with respect to Common Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. Dividends received by a corporate U.S. Holder may qualify for a dividends-received deduction and dividends received by non-corporate U.S. Holders, including individuals, may qualify for preferential rates of taxation; however, in each case, a certain holding period and other limitations apply.

Gain on Disposition of Common Stock

Upon the sale or other disposition of Common Stock, you will generally recognize capital gain or loss for United States federal income tax purposes equal to the difference between the value of the amount that you realize and your tax basis in Common Stock. Capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders:

Dividends

Except as described below, if you are a Non-U.S. Holder of Common Stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payers will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payer:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or
•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

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If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payers generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payer a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and
•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate Non-U.S. Holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

If you are a Non-U.S. Holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of Common Stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,
•	you are an individual, you hold the Common Stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or
•	we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the Common Stock and you are not eligible for any treaty exemption.

If you are a corporate non-U.S. Holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Under recently enacted legislation, a 30% withholding tax would be imposed on certain payments that are made after December 31, 2012 to certain foreign financial institutions, investment funds and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States account holders. Such payments would include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends.

Federal Estate Taxes

Common Stock held by a Non-U.S. Holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

If you are a Non-U.S. Holder, we and other payers are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to (a) dividend payments and (b) the payment of the proceeds from the sale of Common Stock effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

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•	the payer or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payer or broker:
•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or
•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or
•	you otherwise establish an exemption.

 Payment of the proceeds from the sale of Common Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of Common Stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,
•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address,
•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of Common Stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person,
•	a controlled foreign corporation for United States tax purposes,
•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
•	a foreign partnership, if at any time during its tax year:

i.	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
ii.	such foreign partnership is engaged in the conduct of a United States trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

LEGAL MATTERS

The validity of our Strategic Warrants and Common Stock offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

Our consolidated financial statements at December 31, 2014, as amended, and for the two years then ended appearing in this Prospectus have been audited by Michael T. Studer, CPA P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this Prospectus and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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DESCRIPTION OF BUSINESS

Overview

Omagine, Inc. (“Omagine” or the ”Registrant”) was incorporated in Delaware in October 2004 and is a holding company which conducts substantially all its operations through its 60% owned subsidiary Omagine LLC, an Omani limited liability corporation (“LLC”) and its wholly-owned subsidiary Journey of Light, Inc., a New York corporation (“JOL”). Omagine, JOL and LLC are collectively referred to herein as the ”Company”.

In November 2009, Omagine organized LLC as a wholly owned subsidiary under the laws of the Sultanate of Oman (”Oman”) to design, develop, own and operate our initial project – a mixed-use tourism and real estate project named the “Omagine Project” (See “The Omagine Project” below). In October 2014, LLC and the Government of Oman (the “Government”) signed an agreement (the “Development Agreement” or “DA”) for the development in Oman by LLC of the Omagine Project (See: Exhibits 10.24 and 99.1 and “The Development Agreement and the Usufruct Agreement”, below).

Omagine initially capitalized LLC at Omani Rials (“OMR”) 20,000 [$52,000] and in 2011 Omagine’s 100% ownership of LLC was reduced to 60% pursuant to a shareholders’ agreement (the “Shareholder Agreement”) signed in May 2011 by Omagine, JOL and three new LLC minority investors (See: Exhibit 10.5 and “The Shareholder Agreement” below).

As of the date hereof, the shareholders of Omagine LLC (the “LLC Shareholders”) are:

i.	Omagine, Inc. and
ii.	The Office of Royal Court Affairs (“RCA”), an organization representing the personal interests of His Majesty Sultan Qaboos bin Said, the ruler of Oman, and
iii.

Two subsidiaries of Consolidated Contractors International Company, SAL (“CCIC”). CCIC is a 65 year old Lebanese multi-national company headquartered in Athens, Greece having approximately five and one-half (5.5) billion dollars in annual revenue, one hundred thirty thousand (130,000) employees worldwide and operating subsidiaries in among other places, every country in the MENA Region. The two CCIC subsidiaries which are LLC shareholders are:

a.       Consolidated Contracting Company S.A. (“CCC-Panama”), a wholly owned subsidiary of CCIC and its investment arm, and

b.       Consolidated Contractors Oman Company LLC (“CCC-Oman”), CCIC’s operating subsidiary in Oman which is a construction company with approximately 13,000 employees.

CCC-Panama and CCC-Oman are sometimes referred to collectively in this report as “CCC”.

As of the date hereof, the ownership percentages of LLC are as follows:

LLC Shareholder	% Ownership
Omagine	60%
RCA	25%
CCC-Panama	10%
CCC-Oman	5%
Total:	100%

Pursuant to the Shareholder Agreement:

➢  A “Financing Agreement” is a legally binding agreement between LLC and an investment fund, lender or other person, pursuant to which such investment fund, lender or other person agrees to provide debt financing for the first phase or for any or all phases of the Omagine Project and such legally binding Financing Agreement may or may not be subject to the satisfaction or waiver of certain conditions precedent and the first such Financing Agreement shall be in an amount sufficient to finance the first phase of the Omagine Project’s construction plus the installment payments due to OMAG specified in clause 16.5(i) and clause 16.6, and

➢  The “Financing Agreement Date” is the day upon which LLC and a bank, investment fund, lender or other person first execute and deliver a Financing Agreement”), and

➢ The “Contract Date” is the day on which LLC and CCC-Oman execute a contract (the “CCC Contract”) appointing CCC-Oman as the general contractor for the Omagine Project.

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As of the date hereof:

➢ LLC has received a term sheet from a bank in Qatar (the “Qatari Bank”) outlining the terms of a proposed agreement (the “Qatari Loan Agreement”) between LLC and the Qatari Bank pursuant to which the Qatari Bank would agree to provide $25 million of debt financing to LLC (the “Qatari Bank Loan”) to finance the first phase of the design and construction of the Omagine Project (the “First Phase”). The term sheet is not a legally binding loan commitment and the proposed Qatari Bank Loan is subject to the negotiation and execution by the Qatari Bank and LLC of the definitive Qatari Loan Agreement which, among other provisions, will contain one or more conditions precedent that must be satisfied before LLC can receive the $25 million proceeds of the Qatari Bank Loan. Until such Qatari Loan Agreement is executed by the parties and such conditions precedent and other possible provisions of the Qatari Loan Agreement are satisfied, no assurance can be given that the Qatari Bank Loan will actually be finalized or made. [See: “The Qatari Bank Loan” and “The First Phase”, below].

➢ the draft CCC Contract (which is quite extensive) is presently being reviewed by LLC and CCC-Oman and management expects that it will be signed by them shortly. The process of finalizing and signing the CCC Contract is in an advanced state as of the date hereof. (See: “The CCC Contract”, below).

Pursuant to the Shareholder Agreement the occurrence of both the Financing Agreement Date and the Contract Date are the two conditions precedent (“Conditions Precedent”) to the obligations of RCA and CCC to make their final cash investments into LLC in the aggregate combined amount of OMR 26,628,125 [$69,233,125] (the “Deferred Cash Investments”). As of the date hereof all of the LLC shareholders have previously made cash and non-cash investments into LLC and when the Conditions Precedent are satisfied, RCA and CCC will be obligated to make the Deferred Cash Investments into LLC.

The following table illustrates the equity investments by the LLC Shareholders:

Shareholder Equity Investments into Omagine LLC
	Omagine, Inc.		Royal Court Affairs		Consolidated Contractors
	Omani Rials	US Dollars	Omani Rials	US Dollars	Omani Rials	US Dollars

Initial cash equity investment at inception	OMR 20,000	$ 52,000

Additional cash equity investment at signing of Shareholder Agreement	OMR 70,000	$ 182,000	OMR 37,500	$ 97,500	OMR 22,500	$ 58,500

Additional cash equity investment before the first Financing Agreement Date	OMR 210,000	$ 546,000

Additional non-cash equity investment of Land Rights on registration of the Usufruct Agreement*			OMR 276,666,667	$ 719,333,334

Additional cash equity investment (Deferred Cash Investments)**			OMR 7,640,625	$ 19,865,625	OMR 18,987,500	$ 49,367,500

Total Equity Investment into LLC per Shareholder	OMR 300,000	$ 780,000	OMR 284,344,792	$ 739,296,459	OMR 19,010,000	$ 49,426,000

*	The Omani Rial is pegged to the U.S. Dollar and as such its value relative to the U.S. Dollar normally exhibits very minimal fluctuation between approximately $2.597 and $2.60 U.S. Dollars to 1 Omani Rial. In its initial recording of the Land Rights in its September 30, 2015 consolidated financial statement, the Company utilized an exchange rate of $2.5974 U.S. Dollars to 1 Omani Rial which was based on the July 7, 2015 XE Currency Converter. The exchange rate based on the December 8, 2015 XE Currency Converter is $2.5982 U.S. Dollars to 1 Omani Rial. For presentation purposes, all conversions of Omani Rials to U.S. Dollars in this Registration Statement are, unless otherwise stated to the contrary, calculated at one (1) Omani Rial being equivalent to two United States Dollars and sixty cents ($2.60). See: “The Land Rights” and “Critical Accounting Policies”, below.

**	The Deferred Cash Investments are to be invested when the Conditions Precedent are satisfied; all other investments listed have been made as of the date hereof (See: “LLC Capital Structure” below).

In order to bring the Omagine Project to its present state, Omagine expended (i) in excess of approximately $15 million of Pre-Development Expenses through the October 2014 DA signing date, and (ii) an additional approximately $6.3 million since the October 2014 DA signing date, to finance LLC’s pre-development activities. As of the date hereof, Omagine has paid pre-development expenses of approximately $21.3 million on behalf of Omagine LLC. All such pre-development expenses are now, or upon the occurrence of the first Financing Agreement Date will be, liabilities of LLC reimbursable to Omagine, Inc. (See: “Pre-Development Expenses / Post-DA Pre-Development Expenses”, below).

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LLC Expenses paid by Omagine, Inc. (estimated)
US Dollars
Pre-Development Expenses (pre-DA)	$15,000,000
Post-DA Pre-Development Expenses	$6,300,000
Total Reimbursable Expenses	$21,300,000

The Company is focused on entertainment, hospitality and real estate development opportunities in the Middle East and North Africa (the “MENA Region”) and on the design and development of distinctive tourism destinations. The Company presently concentrates the majority of its efforts on the business of LLC and specifically on the Omagine Project.

Omagine, Inc. has 18,728,313 shares of its Common Stock issued and outstanding as of January 12, 2016.

The Omagine Project

The Omagine Project is a mixed-use tourism and residential real estate project. Subject to normal and customary scheduling changes during its development and construction, the Omagine Project is planned to be completed in late 2020. It is being developed on one million square meters (equal to 100 hectares or approximately 245 acres) of beachfront land (the “Existing Land”) facing the Gulf of Oman just west of Oman’s capital city of Muscat and approximately six miles from Muscat International Airport. Present development plans envision the creation of approximately a net additional 106,000 square meters of “Reclaimed Land” which together with the Existing Land will comprise approximately 1,106,000 square meters of land (the “Project Land”). The Omagine Project will require substantial financing to complete (See: “The Shareholder Agreement”, “LLC Capital Structure” and “Financial Advisor”, below).

The Omagine Project is planned to be an elegant integration of cultural, scientific, heritage, entertainment and residential components, including seven pearl shaped (20 meter diameter) buildings (the “Pearls”) located along an open boardwalk with associated entertainment exhibitions; an amphitheater and stage; green landscaped spaces; a canal; an enclosed harbor and marina; boat slips and docking facilities; retail shops; a variety of restaurants, cafes and entertainment venues; a five-star resort hotel; a four-star hotel; and possibly an additional three or four-star hotel; shopping and retail establishments integrated with the hotels; commercial office buildings; and more than two thousand elegant residences to be developed for sale by LLC. The ethos of the project is entertainment and elegance and the Company expects that the Pearls will become “the Landmark” for the Sultanate of Oman.

Non-Omani persons are not permitted to purchase land in Oman unless such land is located within an Integrated Tourism Project (“ITC”). The Government has designated the Omagine Project as an ITC and has issued a license to LLC (an “ITC License”) thereby permitting the sale by LLC to any person, including any non-Omani person of the freehold title to the Project Land and to properties developed on the Project Land. Since the Omagine Project will contain significant hotel, retail, commercial, and entertainment elements, LLC’s business operations are expected over time to encompass real estate development, hospitality, entertainment and property management.

The Development Agreement and the Usufruct Agreement

Omagine’s 60% owned subsidiary, LLC, signed a Development Agreement with the Government of Oman in October 2014 for the development in Oman by LLC of the Omagine Project. The legal effectiveness of the DA was conditional upon its ratification by Oman’s Ministry of Finance which Ratification occurred in March 2015. On July 1, 2015 (the “Operative Date”), the Government and LLC entered into the UA with respect to the Land Rights over the land constituting the “Omagine Site”. The Operative Date is the date from which all time periods for the execution by LLC of various tasks enumerated in the DA are to be measured (See Exhibits 10.28 and 99.3).

The DA and UA are the contracts that govern the design, development, construction, management and ownership of the Omagine Project, the use and sale by LLC of the Project Land, and the Government’s and LLC’s rights and obligations with respect to the Omagine Project. In the event of any conflict between the terms and conditions of the DA and the terms and conditions of the UA, the terms and conditions of the DA control (See Exhibits 10.24, 99.1, 10.27 and 99.2). The term of the DA is 20 years and the term of the UA is 50 years (renewable) commencing from the Operative Date. The UA, and the DA provisions relevant to the UA, survive the expiration of the term of the DA.

The Land Rights owned by LLC give it extensive rights over the Project Land including the right to sell such Project Land on a freehold basis. On July 2, 2015, the UA was registered by the Government which registration legally perfected LLC’s ownership of the Land Rights (See: Exhibits 10.27 and 99.2). LLC may use, control, develop, retain, operate and/or sell the approximately 1.1 million square meters of Project Land to itself or to third parties. The DA obligates LLC to pay the Government twenty-five (25) Omani Rials ($65) for each square meter of Project Land purchased directly by LLC or sold by LLC to any third party (the “Land Price”). The average valuation for the Land Rights (net of such Land Price is OMR 276,666,667 ($719,333,334) (See: “The Land Rights”, below).

The five year period commencing on the Operative Date is a rent free period (the “Rent Free Period”) and thereafter LLC will pay annual rent to the Government (the “Land Rent”) based on only the built but unsold commercial area (excluding the residential area) of the Omagine Project (approximately 150,000 sq. meters) or approximately OMR 45,000 ($117,000) per year based on the current annual per square meter fee of OMR 0.300 ($0.78). No Land Rent is due or owing during the Rent Free Period and no Land Rent is ever due or owing with respect to plots of Project Land (i) on which there is a residential building, or (ii) on which there is not a substantially completed non-residential building (i.e. Project Land that is open space, roads, building work-in-progress, etc. are rent-free).

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The continued legal effectiveness of the DA subsequent to the Operative Date is dependent upon certain milestone dates being achieved (any or all of which may be extended or waived by the Government): (1) LLC’s delivery to the Government by June 30, 2016 of a term sheet with lenders for the financing of the First Phase, any other phase or all of the Project, [this condition will be now satisfied by the term sheet which LLC has received from the Qatari Bank] (2) LLC’s submission to the Ministry of Tourism of a social impact assessment by March 31, 2016 and the Government’s approval thereof by June 30, 2016, (3) the Government’s approval by June 30, 2016 of the development control plan for the Omagine Project, and (4) the transformation of LLC into a joint stock company by June 30, 2016.

Pursuant to the DA, LLC must substantially complete the construction of the seven Pearl buildings and one hotel (the “Minimum Build Obligation” or “MBO”) by June 30, 2020 (the “MBO Completion Date”), as such date may be amended or extended per the DA. The DA imposes no performance timelines on LLC with respect to completing the development or construction of elements of the Omagine Project other than the MBO but the completion of the MBO will require LLC to obtain the necessary project financing to do so. Any material breach by LLC of its obligation to perform the MBO would constitute an event of default under the DA. The DA specifies that the principal construction contract (i.e. the CCC Contract) should be executed by June 30, 2016. LLC is required to provide written notice to the Government in certain circumstances, such as LLC’s change in an anticipated milestone date that would result in a substantial achievement of work to occur later than 60 days after such milestone date. The DA provides that the Government is required to grant reasonable requests for the extension of the terms of the DA in such circumstances.

Company management initiated a fast-track development strategy in October 2014 and as a result, Omagine has undertaken and financed many pre-development activities on behalf of LLC subsequent to the DA signing and through the date hereof (See: “Pre-Development Expenses / Success Fee / Post-DA Pre-Development Expenses”, below).

Non-Omani persons (such as expatriates living and working in Oman) are not permitted by Omani law to purchase land or residences in Oman outside of an ITC. The Government’s designation and licensing of the Omagine Project as an ITC therefore permits LLC to sell the freehold title to Project Land and properties which are developed on Project Land to any Omani or non-Omani individual or juristic person worldwide. Properties within an ITC enjoy a premium price relative to properties not in an ITC. Any Project Land or buildings remaining unsold at the expiration of the 50 year Usufruct Term will revert to the Government. LLC does not anticipate that there will be any such unsold properties at the expiration of the 50 year Usufruct Term.

The foregoing summary of some of the terms of the DA and of the UA does not purport to be complete and it is qualified in its entirety by reference to the full texts of such agreements. The full text of the Development Agreement is attached hereto as Exhibits 10.24 and 99.1. The full text of the Usufruct Agreement is attached hereto as Exhibits 10.27 and 99.2 and also contained in Schedule 2A of the Development Agreement.

The Land Rights

The value of the Project Land has been determined by three highly experienced professional valuation firms in accordance with the requirements and procedures specified for such a valuation by (i) the Royal Institution of Chartered Surveyors (“RICS”) of London, England, and (ii) International Financial Reporting Standards (“IFRS”). Each of the three firms has a worldwide brand in the real estate valuation business.

•	In November 2014, LLC engaged the Oman office of Savills (http://www.savills.com/ (“Savills”) operating as Arabian Real Estate LLC (http://www.savills.om). Savills provides real estate services from over 600 offices worldwide, is listed on the London Stock Exchange, and is a FTSE 250 Index company.
•	In December 2014, LLC engaged DTZ International Ltd., a Dubai, UAE firm with extensive experience in Oman (http://www.dtzglobal.com) (“DTZ”). DTZ is one of the top three global commercial real estate service companies, with more than 28,000 employees operating across more than 260 offices in 50 countries and $63 billion in transaction volume.
•	In January 2015, LLC engaged Jones Lang LaSalle, UAE Limited, Dubai Branch (http://www.jll-mena.com/mena/en-gb/locations/Our-locations-in-MENA/dubai) (“JLL”). JLL has 53,000 employees operating across more than 230 offices in 80 countries.

The Savills and DTZ final valuation reports were received by LLC in January 2015. The JLL final valuation report was received by LLC on July 7, 2015. The Company is of the opinion that JLL’s valuation is flawed and most probably represents a statistical outlier. In an abundance of caution however, management has nevertheless determined to include the JLL valuation in its calculation of the average value of LLC’s Land Rights. The Land Rights valuations by the three aforementioned firms are summarized in the table below:

Land Rights Valuation
Valuation Firm	Omani Rials
Savills	OMR 295,000,000
DTZ	OMR 385,000,000
JLL	OMR 150,000,000

Average	OMR 276,666,667

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The Accounting Treatment for the Land Rights

Omagine and JOL prepare their financial statements in accordance with accounting principles generally accepted in the United States (“US GAAP”) and the Company prepares its consolidated financial statements in accordance with US GAAP. LLC’s financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”).

LLC has land under development valued at 276,666,667 Omani Rials. Based on a $2.5974 per 1 Omani Rial exchange rate, the Company has recorded this land under development in its September 30, 2015 financial statements at $718,614,000 and the Company has allocated this amount as follows: 188,963,334 Omani Rials ($490,813,363 based on a $2.5974 per 1 Omani Rial exchange rate) to inventory; and 87,703,333 Omani Rials ($227,800,637 based on a $2.5974 per 1 Omani Rial exchange rate) to property. This land under development was purchased by LLC on July 2, 2015 pursuant to the terms of the Shareholder Agreement whereby an LLC shareholder subscribed for 663,750 LLC Shares at a purchase price equal to the value of the Land Rights. Since the Land Rights represented a non-cash payment-in-kind for the LLC Shares, it was necessary to value the Land Rights.

Three expert real estate valuation companies were engaged by LLC to independently value the Land Rights in accordance with the professional standards specified by RICS and IFRS. The average of the three Land Rights valuations was OMR 276,666,667. (See: “The Land Rights”, above and Exhibits 99.4, 99.5 and 99.6).

Since the 276,666,667 Omani Rial value of the Land Rights is substantial, LLC retained the services of PricewaterhouseCoopers LLP (“PwC”) to provide its written analysis and report to LLC with respect to the correct IFRS accounting method LLC should use to record the 276,666,667 Omani Rial Land Rights value in its IFRS compliant financial statements. PwC did not advise on the valuation of the Land Rights (as determined by Savills, DTZ and JLL), but only on the correct accounting LLC should use to record such Land Rights valuation in LLC’s financial statements in accordance with IFRS. PwC’s written report was received by LLC on August 31, 2015. Promptly thereafter, LLC consulted with its independent auditor, Deloitte & Touche (M.E.) & Co. LLC (“Deloitte”) with respect to the matter, and Deloitte’s written technical analysis report (which agreed with PwC’s analysis) was received by LLC on November 16, 2015.

As previously reported, management had assumed that the Land Rights would be recorded as an intangible asset on its and LLC’s balance sheet but this assumption was incorrect. The Land Rights over the Project Land are extensive, are closely akin to ownership rights and include the right to sell such land on a freehold basis. The Land Rights are virtually equivalent to ownership rights and like any asset, if its value were to become impaired for any reason (including any contractual reason pursuant to the DA requirements), a reserve for such impairment would need to be established at such time. Both PwC and Deloitte independently concluded that the Land Rights should be recorded as capital and as tangible assets (work-in-process inventory and land) on LLC’s financial statements. With respect to the Company’s consolidated financial statements, the Company’s independent auditor in the U.S. has likewise concurred that pursuant to US GAAP, the Land Rights should be recorded as capital, inventory and land.

In determining the proper amounts to be allocated to inventory and to land, LLC calculated the percentage (x) by dividing (y) the area of the land LLC presently plans definitively to sell, by (z) the total area of the Project Land, and then multiplying that percentage (x) by 276,666,667 Omani Rials to get the number (N) for inventory. The amount to be allocated to property was then calculated by subtracting N from 276,666,667 Omani Rials. Using its detailed internal financial model, management calculated (x) to be equal to 68.3%, thereby making the inventory number (N) equal to 188,963,334 Omani Rials ($490,813,363 based on a $2.5974 per 1 Omani Rial exchange rate) and the property number equal to 87,703,333 Omani Rials ($227,800,637 based on a $2.5974 per 1 Omani Rial exchange rate). In its consolidated financial statements therefore, the Company has allocated the value of the Land Rights between (i) land under development which is held for sale (inventory), and (ii) land under development which is held for investment (PP&E). As more precise land use percentages emerge during and after the masterplanning and construction of the Omagine Project, the percentage allocations for the value of the Land Rights may be reclassified to distinguish between the land underlying properties that we will own and operate and those which we will own and lease.

The Shareholder Agreement

Pursuant to the provisions of the Shareholder Agreement the LLC Shareholders subscribed for an aggregate of 4,800,000 LLC Shares in consideration for:

                     i.            an aggregate cash investment of OMR 26,968,125 [$70,117,125] in exchange for 4,136,250 LLC Shares (the “Cash Investment”), and

                    ii.            a non-cash investment of the Land Rights in exchange for 663,750 LLC Shares.

Investments into LLC

Upon organizing Omagine LLC in 2009 Omagine made an initial cash investment into LLC of OMR 20,000 [$52,000] in consideration for the issuance to Omagine of 200,000 LLC Shares.

Pursuant to the Shareholder Agreement:

         i.                  Before the DA was signed and after the execution of the Shareholder Agreement, the LLC Shareholders purchased an aggregate of 1,300,000 LLC Shares for an aggregate cash investment of OMR 130,000 [$338,000], as follows:

a)	Omagine purchased an additional 700,000 LLC Shares for OMR 70,000 [$182,000] in cash, and
b)	RCA purchased 375,000 LLC Shares for OMR 37,500 [$97,500] in cash, and
c)	CCC-Panama purchased 150,000 LLC Shares for OMR 15,000 [$39,000] in cash, and
d)	CCC-Oman purchased 75,000 LLC Shares for OMR 7,500 [$19,500] in cash, and

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        ii.                  After the DA was signed (October 2014) but before the first Financing Agreement Date, Omagine completed the purchase of an additional 2,100,000 LLC Shares for OMR 210,000 [$546,000] in cash, and

      iii.                  On July 2, 2015, RCA purchased an additional 663,750 LLC Shares in consideration for the non-cash payment of the Land Rights valued at OMR 276,666,667 [$719,333,334], and

      iv.                  Upon the satisfaction of the two Conditions Precedent, RCA, CCC-Oman and CCC-Panama will be obligated to invest the “Deferred Cash Investments” into LLC in the aggregate amount of OMR 26,628,125 [$69,233,125], as follows:

a)	CCC-Panama will purchase 350,000 additional LLC Shares for OMR 12,658,333 [$32,911,666] in cash, and
b)	CCC-Oman will purchase 175,000 additional LLC Shares for OMR 6,329,167 [$16,455,835] in cash, and
c)	RCA will purchase 211,250 additional LLC Shares for OMR 7,640,625 [$19,865,625] in cash.

The occurrence of both the Financing Agreement Date and the Contract Date are the two Conditions Precedent to the obligations of RCA and CCC to make the Deferred Cash Investments into LLC in the aggregate amount of $69,233,125. As of the date hereof management is hopeful that the two Conditions Precedent will be satisfied within the next several weeks but no assurance can be given at this time that such Conditions Precedent will be satisfied until they actually are satisfied. (See: “The CCC Contract” and “The Qatari Bank Loan”, below)

Pre-Development Expenses / Post-DA Pre-Development Expenses

To finance the Omagine Project’s pre-development activities, Omagine has expended as of the date hereof:

(i)	up to and through the October 2014 DA signing date, in excess of approximately $15 million of cash pre-development expenses (the “Pre-Development Expense Amount”), and
(ii)	subsequent to the October 2014 DA signing date, an additional approximately $6.3 million of pre-development expenses, some of which are non-cash stock option expenses (the “Post-DA Pre-Development Expenses”).

As of the date hereof, Omagine has paid pre-development expenses (some of which are non-cash stock option expenses) of approximately $21.3 million on behalf of Omagine LLC. All such pre-development expenses are now, or upon the occurrence of the first Financing Agreement Date, will be liabilities of LLC reimbursable in full to Omagine, Inc.

In the Shareholder Agreement, the LLC Shareholders acknowledged the significant cash expenditures by Omagine prior to the date of the Shareholder Agreement (approximately $9 million at such time in 2011 and in excess of $15 million as of the date hereof) and the Shareholder Agreement provides for the reimbursement of these expenses to Omagine.

Prior to the DA being signed, Omagine incurred significant costs related to marketing, planning, concept design, re-design, feasibility studies, engineering, financing, promotions, capital raising, travel, legal fees, consulting and professional fees, other general and administrative activities and similar such activities including preparing and making presentations to the Government and to potential investors and all other activities and matters associated with the negotiation and conclusion of the DA with the Government (collectively, the ”Pre-Development Expenses”). The Shareholder Agreement defines the “Pre-Development Expense Amount” as the total amount of such Pre-Development Expenses incurred before the DA was signed by the Government and LLC on October 2, 2014.

Pursuant to the terms of the Shareholder Agreement, on the first Financing Agreement Date the approximately $15 million Pre-Development Expense Amount is to be recorded on the books of LLC as a liability payable to Omagine.

The Shareholder Agreement defines the date subsequent to the Financing Agreement Date when LLC draws down the first amount of debt financing as the “Draw Date”. Fifty percent (50%) of the Pre-Development Expense Amount will be paid to Omagine on or within ten (10) days after the Draw Date and the remaining fifty percent (50%) will be paid to Omagine in five equal annual installments beginning on the first anniversary of the Draw Date. The approximately $6.3 million of Post-DA Pre-Development Expenses are payable to Omagine from LLC on demand (but as a practical matter, not until LLC has the financial capacity to do so).

The Success Fee

The Shareholder Agreement defines the Success Fee as being equal to ten (10) million dollars. Pursuant to the terms of the Shareholder Agreement, on the first Financing Agreement Date, the Success Fee is to be recorded on the books of LLC as a liability payable to Omagine. The ten (10) million dollar Success Fee will be paid to Omagine in five annual two (2) million dollar installments beginning on or within ten (10) days after the Draw Date.

Omagine, may at its option, agree to a different schedule for the payments associated with the Pre-Development Expense Amount and/or the Success Fee until LLC is in a financial position to make such payments and Omagine may likewise, at its option, refrain from demanding payment of the Post-DA Pre-Development Expenses until LLC is in a financial position to make such payment.

As of the date hereof, Omagine continues to incur Post-DA Pre-Development Expenses on behalf of LLC for the activities undertaken by or on behalf of LLC during the Immediate Post-DA Period in order to advance the fast-track development schedule for the Omagine Project prior to the Financing Agreement Date. The 2011 Shareholder Agreement is, of course, silent with respect to the 2014 and 2015 Post-DA Pre-Development Expenses. Management expects that the other LLC Shareholders (CCC and RCA) will recognize Omagine’s extraordinary and voluntary assistance to LLC during the Immediate Post-DA Period and that Omagine will be reimbursed by LLC for the Post-DA Pre-Development Expenses as promptly as LLC is able to do so subsequent to its receiving additional financing.

LLC Capital Structure

As of the date hereof the LLC Shareholders have made:

(i)	cash investments totaling OMR 360,000 [$936,000] (of which OMR 300,000 [$780,000] was invested by Omagine), and
(ii)	a non-cash investment of the Land Rights valued at OMR 276,666,667 ($719,333,334),

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for a total investment to date of OMR 277,026,667 ($720,269,334). As a result of the post-DA further investment into LLC of cash by Omagine and Land Rights by RCA, LLC is obligated to issue a further 2,100,000 LLC Shares to Omagine and a further 663,750 LLC Shares to RCA. LLC is presently capitalized as follows:

	Investment
Shareholder		Omani Rials	US Dollars
Omagine	OMR	300,000	$780,000
RCA	OMR	276,704,167	$719,430,834
CCC-Panama	OMR	15,000	$39,000
CCC-Oman	OMR	7,500	$19,500
Total:	OMR	277,026,667	$720,269,334

Upon the Conditions Precedent being satisfied, CCC and RCA will be obligated to make further cash investments into LLC in the aggregate amount of OMR 26,628,125 [$69,233,125].

The Transformation

At some time prior to June 30, 2016, LLC will transform its corporate structure from a limited liability company into a joint-stock company (the “Transformation”). Assuming (a) no further LLC equity sales are made, (b) Omagine LLC is transformed into Omagine SAOC, (c) both the Contract Date and the Financing Agreement Date have occurred, and (d) all Deferred Cash Investments are paid in full, then Omagine SAOC would then be capitalized as follows:

Omagine SAOC
				Investment
Shareholder	LLC Shares	Percent Ownership		Omani Rials	US Dollars
Omagine	3,000,000	60%	OMR	300,000	$780,000
RCA	1,250,000	25%	OMR	284,344,792	$739,296,459
CCC-Panama	500,000	10%	OMR	12,673,333	$32,950,666
CCC-Oman	250,000	5%	OMR	6,336,667	$16,475,334
Total:	5,000,000	100%	OMR	303,654,792	$789,502,459

Neither CCC nor RCA is an affiliate of Omagine. The Shareholder Agreement also specifies, among other things, the corporate governance and management policies of LLC and it provides for the LLC shares presently owned by JOL to be transferred to Omagine subsequent to the signing of the DA. We presently expect this share transfer to occur at the time of the Transformation of LLC into a joint stock company.

The foregoing summary of the terms of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shareholder Agreement attached hereto as Exhibit 10.5.

The Qatari Bank Loan

During the past many months management has conducted a multitude of investor presentations across the MENA Region with potential LLC equity investors including sovereign funds, investment funds and high net-worth individuals. Several of these investors expressed interest in becoming shareholders of LLC but in all such cases, management concluded that the percentage of LLC equity required by such investors was excessive and much too dilutive to the LLC Shareholders (and indirectly dilutive to our Omagine shareholders via their 60% ownership of LLC).

As of the date hereof, in order to achieve the first Financing Agreement Date and finance the First Phase in the most efficient and effective way which involves zero direct or indirect shareholder dilution:

         i.            CCC and LLC are finalizing the CCC Contract, and

        ii.            LLC management is negotiating with the Qatari Bank regarding the Qatari Bank Loan - a possible loan to finance the First Phase of the Omagine Project’s construction and development.

No assurances can be given that such discussions with the Qatari Bank will be conclusive or that the Qatari Bank Loan will actually be made. Investors and shareholders should not rely on such Qatari Bank Loan being made until it is actually agreed, finalized by the written Qatari Loan Agreement with the Qatari Bank and the proceeds are actually delivered to LLC – none of which items are yet presently the case.

Pursuant to the Shareholder Agreement, the obligations of RCA and CCC to make their Deferred Cash Investments into LLC in the aggregate amount of approximately $69 million is contingent upon two Conditions Precedent being satisfied (the signing of the CCC Contract and the occurrence of the first Financing Agreement Date).

An updated draft of the CCC Contract is now being reviewed by the parties and if the Qatari Bank Loan should close, then pursuant to the provisions of the Shareholder Agreement, the date the Qatari Loan Agreement is signed will be the first Financing Agreement Date. The aforesaid two Conditions Precedent must be satisfied in order for LLC to receive the Deferred Cash Investments. Until such Qatari Loan Agreement is executed by the parties no assurance can be given that the Qatari Bank Loan will actually be made.

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On November 5, 2015, LLC received a term sheet from the Qatari Bank outlining the terms of the proposed Qatari Loan Agreement between LLC and the Qatari Bank pursuant to which the Qatari Bank will provide $25 million of debt financing to LLC for the First Phase of the Omagine Project via the Qatari Bank Loan. On November 9, 2015, LLC’s Managing Director accepted, executed and returned the term sheet to the Qatari Bank and we are now awaiting a draft of the Qatari Loan Agreement from the Qatari Bank for review by LLC’s attorneys.

The term sheet is not a legally binding loan commitment and the proposed $25 million Qatari Bank Loan is subject to the negotiation and execution by the Qatari Bank and LLC of the definitive Qatari Loan Agreement which will contain one or more conditions precedent that must be satisfied before LLC can receive the $25 million proceeds of the Qatari Bank Loan. One of the conditions precedent is that the Qatari Bank Loan be secured by a $25 million cash deposit in an LLC account at the Qatari Bank. Assuming the CCC Contract is signed, then further assuming the Qatari Bank Loan closes, upon execution of the Qatari Loan Agreement the first Financing Agreement Date shall have occurred and RCA and CCC will be then obligated to make their Deferred Cash Investments into LLC in the aggregate amount of approximately $69 million after which LLC will then deposit $25 million in its account at the Qatari Bank to secure the Qatari Bank Loan and the condition precedent with respect to LLC’s right to draw down the $25 million of debt financing will be satisfied.

This somewhat cumbersome structure is a result of the multi-stage legal structure of the investments and debt financing required by the Shareholder Agreement which were structured in 2011 such that the Deferred Cash Investments did not have to be invested into LLC until the First Phase of the Omagine Project’s development and construction was financed and ready to begin.

Until the Qatari Loan Agreement is executed by the parties and its conditions precedent are satisfied, no assurance can be given that the Qatari Bank Loan will actually be made.

The discussions with the aforementioned funds and other investors continue.

Design, Development & Construction:

The design, development and construction of the Omagine Project is divided into various phases (each, a “Phase”) and the CCC Contract further sub-divides the construction portion of the Omagine Project’s development into various sections (each, a “Section”). Sections may be either “Lettered Sections” or “Numbered Sections” and any such Section may require very little, a modest amount, or a great deal of the design work for such Section to be undertaken by CCC-Oman. All Sections are part of and occur within a Phase (See; “The CCC Contract”, below). The illustration below is indicative only of our present planning for the phased development of the Omagine Project.

The Immediate Post-DA Period

The Immediate Post-DA Period is the time period between the DA signing and the first Financing Agreement Date. The execution of many initial activities during this period by LLC required the parallel launching by LLC management of many diverse efforts and processes on multiple fronts immediately after the DA Execution Date of October 2, 2014 and continuing through the date hereof. This early initiative fast track strategy (financed entirely by Omagine) greatly benefited LLC to date in many ways, among which are:

1. the DA was Ratified by the Government;
2. the UA was signed and registered with the Government;
3. the Operative Date of July 1, 2015 replaced both the Execution Date of October 2, 2014 and the Effective Date of March 11, 2015 referenced in the DA;

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4. three separate valuation studies and reports were commissioned and the valuation of the Land Rights was completed;
5. expert accounting analyses and reports were received from PwC, Deloitte and the Company’s independent auditor regarding LLC’s purchase of the Land Rights and the recording thereof in LLC’s and the Company’s financial statements;
6. LLC booked OMR 276,666,667 of new equity which is also reflected in the Company’s consolidated financial statements;
7. a cost accounting budgetary framework to be used during the development, construction and marketing of the Omagine Project was created by an independent accounting and finance consultant;
8. an expert IT consultant was selected to architect and install the IT framework and solutions we intend to implement across LLC and the Company and across the Omagine Project’s “smart city” environment;
9. an independent third party update to our feasibility study was commissioned and completed;
10. an update of LLC’s internal financial model by specialist real estate investment bankers and advisers was commissioned and completed;
11. confirmation from banks in Oman (but not from banks outside of Oman) that the value of the Land Rights can be used as collateral to support the Syndicated Bank Financing was received;
12. the “Brand Identity” and associated brand pillar components and uniform brand messaging platform we intend to implement for Omagine, LLC and the Omagine Project were created;
13. LLC’s strategic plan was completed;
14. multiple meetings with, and multiple iterations of proposals and presentations from major mission-critical project consultants (architects, designers, master-planners, engineers, program managers, quantity surveyors, real estate advisers, hospitality advisers, hotel management companies, financial advisers and others) have been received, reviewed and analyzed by management and selections of many consultants have been made by management;
15. candidates for ten senior LLC executive positions have been recruited, interviewed and selected;
16. extensive and multiple presentations and meetings with potential LLC equity investors in six MENA Region countries, Europe, Asia and the U.S. were conducted and while most offers were declined by LLC, negotiations with several selected strategic investors are still ongoing;
17. extensive and multiple presentations and meetings with local, regional and international banks in Oman, the MENA Region and Europe with respect to the provision of Syndicated Bank Financing have occurred and these discussions and negotiations are ongoing;
18. After several drafts, the CCC Contract is almost completed and is now presently expected to be formally executed and approved by the parties within the next few weeks, and
19. several other contracts for mission-critical consultants are presently being prepared.

The execution of this LLC fast-track strategy during the Immediate Post-DA Period was the sine-qua-non for the execution of the First Phase. The Immediate Post-DA Period is now essentially completed and the First Phase of development and construction of the Omagine Project is, subject to the availability of the necessary financing therefor, ready to begin shortly.

The CCC Contract

A revised draft of the CCC Contract based on internationally accepted contracting standards promulgated by the International Federation of Consulting Engineers (“FIDIC”) has been completed and it contains a set of industry standard performance parameters, incentives and penalties to ensure Omagine LLC’s interests are protected and that value is delivered. The draft CCC Contract is quite extensive and it has been revised and updated based on CCC’s comments and those of LLC’s lawyers, bankers, insurers, engineering consultant and quantity surveyor (cost consultant). The draft CCC Contract is now being reviewed by CCC and LLC management and their attorneys after which it will be presented to the LLC Shareholders for their consideration and expected approval. Based on present estimates, management expects that the Contract Date will occur when the CCC Contract is signed by LLC and CCC-Oman in the coming few weeks.

The CCC Contract is a framework agreement wherein the construction work required for the entire Omagine Project is sub-divided into Sections. Each Section will then be executed by CCC-Oman pursuant to the relevant written “Notice to Proceed” issued by LLC with respect to such Section. The Notice to Proceed for any Section contains the relevant design and specifications for the work comprising that Section as well as any Section specific instructions or information.

Sections for which detailed design and specification criteria are not usually required for the work involved (e.g.: fencing, surveying, soil testing, earthworks, dredging, site leveling, etc. [collectively, the “Enabling Works”] are referred to as “Lettered Sections” and they are labeled as Section A, Section B, Section C, Section D, etc.

Sections for which a high level of detailed design and precise specification criteria are usually or always required for the work involved - and for which such design and specifications are very important to LLC in order to assure itself of the desired design outcomes [e.g.: buildings, building foundations, roads, landscaping, underground facilities for parking, storage or utilities, above and below ground construction of buildings and all manner of horizontal or vertical permanent structures, fixtures and elements of the Omagine Project (collectively, the “Permanent Works”)] are referred to as “Numbered Sections” and they are labeled as Section 1, Section 2, Section 3, Section 4, etc.

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The First Phase, which includes among other things the construction activities to be enumerated in the Notice to Proceed for Lettered Section A of the CCC Contract (“Section A”), will require additional financing which management is hopeful will be provided by the Qatari Bank Loan and the Deferred Cash Investments described above.

The amount that LLC will pay CCC-Oman for the construction of each Section will be individually negotiated and agreed per Section (an “Agreed Contract Amount”) prior to LLC issuing a written Notice to Proceed with respect to such Section. Each Agreed Contract Amount for a Section is subject to adjustment and finalization pursuant to the provisions of the CCC Contract into a final “Contract Price” after the relevant Section is completed.

The Agreed Contract Amount and final Contract Price for each Section is determined as follows:

         i.            For any Lettered Section, the Agreed Contract Amount is based on:

a.	the quantities of work, materials and activities specified in the relevant Notice to Proceed as being required for the completion of such Lettered Section, and
b.	the unit pricing for such work, material or activity as memorialized in the agreed bill of materials (the “BOM”) included in the CCC Contract, and the final Contract Price for Lettered Sections will be calculated by direct observation, re-measurement and counting by LLC’s Quantity Surveyor of the units of work, materials and/or activities actually utilized to complete such Lettered Section.

It is anticipated that several Lettered Sections will be under construction simultaneously and/or in rapid succession as the required Enabling Works are identified and executed. During the First Phase LLC will pay CCC-Oman for all Lettered Sections it undertakes based on the relevant Notices to Proceed and the BOM.

        ii.            For any Numbered Section, the Agreed Contract Amount is the lump-sum fixed price for such Numbered Section stated in the relevant Notice to Proceed and such Agreed Contract Amount is the final Contract Price for such Numbered Section absent any adjustment thereto pursuant to a written “Variation Order” issued by LLC.

As part of the masterplanning, we will develop a phasing program for the entire project and as the design of any Numbered Section is sufficiently completed such that LLC and CCC-Oman are able agree on a fixed lump-sum price for all the construction work required to complete such Numbered Section, we will issue a Notice to Proceed for that Numbered Section.

CCC-Oman will only commence construction activities on Numbered Sections after the design work for the relevant Numbered Section is sufficiently completed such that LLC and CCC-Oman can agree on a fixed lump-sum price for all the construction work required to complete such Numbered Section. It is anticipated that several Numbered Sections will be under construction simultaneously in an overlapping manner as the various designs for the various Numbered Sections are sequentially completed. Construction on Numbered Sections will continue until the conclusion of all Permanent Works constituting the Omagine Project are completed.

LLC intends to issue a Notice to Proceed to CCC-Oman with respect to Section A promptly after the first Financing Agreement Date is achieved and to continue thereafter issuing Notices to Proceed for additional Lettered Sections and Numbered Sections as required. Section A of the CCC Contract which is part of the First Phase is presently estimated to have an Agreed Contract Amount of approximately $6 million. Further Lettered Sections may be added to the First Phase depending upon the site conditions encountered, CCC-Oman’s mobilization schedule and the availability of the necessary financing at the time.

LLC plans to maintain a robust control of the design of each Section through to completion. CCC-Oman will work closely with LLC and its masterplanner and architects to ensure that CCC’s constructability and value engineering advice are integrated into the final design for each Section.

Development Phases / Construction Sections / The Financing Agreement Date / The Deferred Cash Investments

It is anticipated that the Omagine Project will be developed in several phases and each such phase will likely include one or more Sections of construction as described in the CCC Contract. It is expected therefore that several tranches of project financing from banks or other financial institutions (including possibly the Qatari Bank Loan) will occur and several Financing Agreements will likely be executed during the course of the project’s phased development and construction. Until such Financing Agreements are actually executed by the parties however, no assurance can be given that they actually will be so executed or that such project financing will be available to LLC. Each such Financing Agreement, if any, is expected to coincide approximately with the beginning of a new development and construction phase, all of which phases will include design, marketing and one or more new Sections of construction activities. The closing of a tranche of project financing whether from banks, financial institutions or from Syndicated Bank Financing will be memorialized by a Financing Agreement and the execution date of the first such Financing Agreement is defined in the Shareholder Agreement as the Financing Agreement Date.

Notwithstanding the foregoing, no assurances can be given that any such project financing tranches or any project financing at all (including the Qatari Bank Loan and other Syndicated Bank Financing) will occur until it actually does occur.

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The earlier the Financing Agreement occurs, the better for LLC, the Omagine Project, and all concerned; because:

i.	it will accelerate the date that RCA and CCC become obligated under the Shareholder Agreement to make their Deferred Cash Investments of OMR 26,628,125 [$69,233,125] into LLC;
ii.	it will facilitate the Syndicated Bank Financing effort which is presently planned to be undertaken toward the middle part of the First Phase, because:
	a.	LLC’s capital will be increased,
	b.	the CCC Contract will be in effect with its Fixed Price Period lump sum provisions for the Numbered Sections which will be attractive to banks when considering Syndicated Bank Financing for the Omagine Project,
	c.	the Omagine Project’s design will be greatly advanced or completed as the Syndicated Bank Financing process is underway;
iii.	it advances LLC’s marketing, advertising and sales schedules relevant to the sales releases of its residential and commercial properties;
iv.	it advances LLC’s development and construction schedules ahead of the schedules that would otherwise be attainable;
v.	many critical non-design activities included in the First Phase will be underway or completed as the Syndicated Bank Financing process is underway, and
vi.	it further solidifies LLC’s relationship with the Government and the MOT as the relevant Government authorities see the development of the Omagine Project being rapidly initiated.

LLC is presently exploring other possible Equity Sales and Debt Facilities in order to finance the First Phase as well as a possible increase in the scope of the First Phase activities including additional Lettered Sections as and if required. One of such Debt Facility presently under consideration by management is a secured loan from Omagine to LLC if and when sufficient funds are available to Omagine to make such loan. Like any other Debt Facility, this would also be memorialized by a Financing Agreement.

No assurance however can be given at this time as to whether the Company will be successful in arranging either Equity Sales or Debt Facilities or in closing the Qatari Bank Loan until such events actually happen.

Any reference in this report to a term or condition of the Development Agreement, the Usufruct Agreement and/or the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of such agreements. The full text of the Development Agreement is attached hereto as Exhibits 10.24 and 99.1. The full text of the Usufruct Agreement is attached hereto as Exhibits 10.27 and 99.2. The full text of the Shareholder Agreement is attached hereto as Exhibit 10.5.

The First Phase

The First Phase of the development and construction of the Omagine Project (including Lettered Section A) is presently budgeted at approximately $24 million and is ready to begin shortly provided adequate funding to finance this First Phase becomes available to LLC. In addition to the Section A construction activities, the First Phase includes the execution over the next 10 to 12 months of the masterplan, design, engineering, administrative, marketing, and temporary and permanent construction work necessary for vertical construction to begin on Numbered Section 1.

Architectural, design and engineering activities are planned to continue over the next several years as the phased development of the project unfolds. The construction of the Permanent Works is expected to accelerate (provided adequate project financing therefor is available to LLC) as Notices to Proceed are issued to CCC-Oman for overlapping Numbered Sections following the sequential completion of the design work for such Numbered Sections.

Our present budget (subject to modification as required) for the First Phase of the development and construction of the Omagine Project is as follows:

Omagine Project – First Phase (including Section A)
First 12 Months of Development & Construction Operations - Cash Outflows in USD
Description - Task	Annual
Executive & Financial Management	$827,750
Design, Engineering, Planning	$9,006,985
Construction Activities & Support Services	$5,519,867
Technology & Process Solutions (ERP)	$1,568,750
Sales & Marketing:	$4,154,754
Administrative & Support Services	$2,061,755
12 Month Total	$23,139,861

The First Phase is the time period beginning on the Financing Agreement Date and lasting approximately 12 months thereafter during which CCC will execute Section A and most probably additional Lettered Sections and LLC’s engineers, architects and designers will be undertaking the masterplanning, engineering and architectural design work for the Omagine Project (the “Design Work”). At the conclusion of the First Phase, the finished design for Numbered Section 1 is expected to be completed. Undertaking the First Phase is contingent upon the availability to LLC of the necessary project financing to do so, which as of the date hereof, has not been definitively arranged.

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Masterplanning / Equity Sales / Debt Facilities / Project Financing

The masterplanning of the Omagine Project is planned to occur during the First Phase. It is presently planned that as part of the First Phase - and in parallel with the master planning effort - that we will engage the hospitality, real estate, insurance and marketing consultants to execute various professional studies which will inform the master planning process and our business plan. Together with CCC, these consultants and advisers all contribute to and inform the master planning and final design process for the Omagine Project.

The preliminary master plan along with the various studies and our fleshed-out business plan (which in turn is informed by our now completed Strategic Plan) is expected to be utilized by the financial adviser to drive the Syndicated Bank Financing effort. We expect therefore to defer engaging the financial adviser until we are approximately 50% finished with the master planning effort. Management continues to meet regularly with a number of banks and financial institutions seeking to act as LLC’s financial adviser (“Financial Adviser”). Our Financial Adviser will arrange the syndication among several banks of the debt financing (“Syndicated Bank Financing”) for the Numbered Sections (and probably some of the Lettered Sections) to be constructed subsequent to Section A.

During the masterplanning process, exact sizes, shapes and placement of the various project elements (residential, hotels, entertainment, landscape, etc.) are determined and as the master plan evolves and takes shape, the various follow-on Numbered Sections of development and construction will also naturally evolve. Simultaneously with these processes, the Financial Adviser will be updating the Omagine Project’s financial model to reflect the precise and final constituent project elements along with their projected costs and associated projected revenue streams. Finally, all of the foregoing data and other marketing, sales and strategic planning studies created by or on behalf of LLC are assembled into an “LLC Business Plan”. With the LLC Business Plan in hand and with the LLC Financial Adviser in the lead, LLC and the Financial Adviser and other select consultants set about the business of making final presentations to the various banks, with which we are now and will continue to be in touch, with the objective of arranging the Syndicated Bank Financing.

Notwithstanding anything contained in this report regarding possible, proposed or planned (i) sales of equity by Omagine and/or LLC (“Equity Sales”), or (ii) debt facilities with banks (including the Qatari Bank), financial institutions or other persons (including the Qatari Bank Loan and/or loans from Omagine to LLC) or sale of debt securities by LLC (collectively, “Debt Facilities”), or (iii) Syndicated Bank Financing, no assurance can be given at this time as to whether the Company or LLC will be able to obtain the significant amount of financing necessary over time to execute the development of the Omagine Project.

Over the past many months, we have conducted, and continue to conduct, numerous meetings:

i.	with respect to LLC Equity Sales, with several potential equity investors interested in becoming shareholders of LLC, including sovereign funds, investment funds and high net-worth individuals from Europe and several MENA Region countries, and
ii.	with respect to Omagine Equity Sales, with investment funds and high net-worth investors in the U.S., Europe and the MENA Region interested in becoming shareholders of Omagine, and
iii.	with respect to Debt Facilities for LLC other than Syndicated Bank Financing, with several banks (including the Qatari Bank with which we are discussing the Qatari Bank Loan) and other potential investors (including Omagine) in the U.S., Europe and Oman, and
iv.	with respect to Syndicated Bank Financing, with major local, regional and international banks in Oman and the GCC (including the Qatari Bank with which we are discussing the Qatari Bank Loan) at which there appears to be a significant amount of banking liquidity. We have witnessed a large appetite at such banks for providing Syndicated Bank Financing and Debt Facilities to LLC.

Although a few interested investors in LLC’s equity have made soft offers which we have not yet accepted or rejected, management continues to believe it can maintain Omagine’s majority control of LLC via Equity Sales of a further minority percentage of LLC’s equity to non-U.S. investors in the MENA Region and/or Europe at a reasonable valuation and for an amount in excess of the average cash investment amount paid by the LLC Shareholders.

LLC and CCC management and financial executives have held numerous meetings and discussions over the past several months with many major local and international banks, the purpose of which, among other things, was to discuss the prospects for such banks providing the Syndicated Bank Financing which is expected to be composed primarily of debt financing from banks. This is a crucial matter to address and accomplish in order to make the Omagine Project a reality. Based on present assumptions, we estimate that LLC’s peak Syndicated Bank Financing requirements will be approximately $350 to $400 million during the development cycle of the Omagine Project.

The process of obtaining project financing (including the Qatari Bank Loan and Syndicated Bank Financing) is not a trivial exercise. It is a time-consuming and complicated process which, when successful, culminates in an event known as a “Financial Close” – usually several Financial Close events - as projects of the size and scope of the Omagine Project are almost always developed in phases. With respect to any proposed Syndicated Bank Financing requirements, the question of whether or not LLC’s Land Rights can or will be used by the various banks as collateral to support such Syndicated Bank Financing is therefore of considerable importance. At present LLC management is confident that banks within Oman will use LLC’s Land Rights as collateral for bank debt facilities for LLC but we are unclear as to the position of many of the regional banks outside of Oman in this regard.

The DA addresses this matter in considerable length and clearly contemplates that LLC - as the registered owner of the Land Rights will be granting a security interest in its Land Rights to banks and lenders to the project. The DA further obliges the Government - as the registered owner of the land - to consent to any such grant of a security interest by LLC. (See: Exhibits 10.24 and 99.1, and Clause 22 of the DA - Lenders Security Interests). The DA states in relevant part:

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“… the Government shall enter into Direct Agreements with Lenders acknowledging their rights by way of Security Interests over certain assets of the Project Company including an assignment to the Lenders of the Development Agreement, the Usufruct Agreement, other related agreements, and the Project Assets …” (See: Exhibits 10.24 and 99.1, Schedule 20 to the DA - Principles of Direct Agreement).

The major Omani banks with which LLC management has met - and with whom we continue to meet and update - have indicated that LLC’s Land Rights will be considered by such Omani banks as collateral to support bank financing debt facilities for the Omagine Project but other non-Omani regional and international banks have been less forthcoming with definitive answers until they see more details about the nature and extent of LLC’s Land Rights.

LLC management is presently confident that the OMR 276,666,667 ($719,333,334) value of its Land Rights will be considered by the Omani banks as collateral for the Syndicated Bank Financing for the Omagine Project but it is unclear at this early stage whether or not banks other than Omani banks will do likewise. Notwithstanding the foregoing statement however, it is not possible at this time to predict with certainty what future events may alter LLC’s present assessment of its ability to use its Land Rights to collateralize any bank debt financing including any Syndicated Bank Financing.

Updated Studies

In addition to the valuation studies and reports with respect to the Land Rights (See: “The Land Rights”, above), management also commissioned:

(i)	an updated feasibility study of the Omagine Project by an independent third party which is a professional real estate, tourism and marketing consultant, and
(ii)	an updated LLC internal financial model for the Omagine Project by unaffiliated third parties who are expert financial, investment banking and real estate consultants.

Both the updated feasibility study and the financial model have been completed and they will be utilized by LLC to fine tune its development plans, and ultimately by LLC’s designated Financial Adviser in arranging the Syndicated Bank Financing and other financing for LLC as may be required.

Omagine LLC’s internal financial model is updated, modified and adjusted from time to time in order to capture what management believes are the then present market realities and projected trends. The financial model is organized to show best case, worst case and probable case scenarios. The most recently updated probable case scenario forecasts substantial net positive cash flows for Omagine LLC over the seven year period subsequent to the signing of the DA and a net present value (“NPV”) of the Omagine Project of approximately $1.3 billion dollars. Management believes its financial model assumptions are reasonable but cautions that they may change as new facts and information become available, as the development program and design process unfolds and as market conditions require. It is virtually certain that the various components of the financial model - and therefore the estimates of total cash flow and NPV - will change from time to time in line with market fluctuations and as the project unfolds.

The sale of residential and commercial properties are a large revenue driver supporting Omagine LLC's internal financial projections. The increase over the last several years in the value of the land constituting the Omagine Site has had a positive effect on projected revenue at LLC and on the OMR 276,666,667 average valuation of the Land Rights.

Management cautions that investors should not place undue reliance on the aforementioned financial model projections or on estimates by market participants mentioned herein as all such projections, estimates and forecasts are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and no assurance can be given that the projections will be realized or that the estimates or forecasts will prove to be accurate. Potential investors are cautioned not to place undue reliance on any such forward-looking statement or forecast, which, unless otherwise noted to the contrary, speaks only as of the date hereof.

Off Plan Sales and Land Price Payments

As is present practice in Oman, LLC anticipates that sales contracts with third party purchasers of residential or commercial properties that are purchased “off plan” (i.e. purchased before the construction thereof), will stipulate the payment to LLC by such purchasers of (i) a deposit on signing of such sales contract, and (ii) progress payments during the construction period of the relevant property covered by such sales contract. Since the aggregate of such deposit and progress payments before and during the construction of the relevant property is expected to be approximately 85% of the sales price of the relevant property stipulated in such sales contract, LLC anticipates that (i) the construction costs for properties that are sold “off plan” will be substantially “owner-financed” by the relevant purchaser, and (ii) it will likely be unnecessary therefore for LLC to utilize any or very much Syndicated Bank Financing in order to pay for the construction costs of properties which are sold pursuant to “off plan” sales contracts. Management expects that this commonly accepted sales contract and payment process will significantly benefit LLC by reducing its aggregate requirements for Syndicated Bank Financing from its banks. The consumer appetite for such “off plan” sales is less today than it was before the 2009/2010 worldwide banking and financial crisis. (See “Market Conditions” below).

Furthermore, Land Price Payments are not due or owing to the Government from LLC until such time as LLC legally transfers the freehold title to such land to such purchasers, which time will coincide with the closing of the sale of such properties. Such closings will only occur after LLC has received final payment from the purchaser of the relevant sales contract amount for such properties. LLC’s financing profile is therefore further enhanced since it is not obligated to make any Land Price Payments to the Government until after it has already received 100% of the contracted sales price amount from the relevant purchaser at the closing when the freehold title to such land and property is transferred to the purchaser.

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Consolidated Results

The financial results of LLC are included in the consolidated financial results of the Company in accordance with accounting principles generally accepted in the United States. The Company experienced a substantial increase in capital effective as of July 2, 2015 when the Land Rights were registered in LLC’s name and recorded in LLC’s and the Company’s financial statements. If and when the Conditions Precedent are satisfied, the Company will experience another substantial increase in capital when 60% (or the then appropriate percentage representing Omagine’s ownership interest in LLC) of the approximately $70 million of cash capital investments into LLC are recorded in the Company’s consolidated financial statements as Omagine’s ownership interest in LLC. LLC's ongoing financial results will be included in the consolidated financial statements of the Company as appropriate for as long as Omagine remains a shareholder of LLC.

In addition to the activities mentioned above, the Company’s preparations for its future business activities also include, but are not limited to: (i) negotiating various agreements with other major vendors, contractors, consultants and employees proposed to be involved in the Omagine Project, (ii) arranging the appropriate and required legal, accounting, tax and other professional services both in Oman and the U.S., (iii) reviewing and complying (to the extent we are presently able) with the listing requirements of various stock exchanges so we may be prepared to apply for such listing(s) as soon as we are eligible, (iv) examining various other matters we believe will enhance shareholder value, and (v) examining other potential Company revenue streams which are ancillary to, and derivative of, the Omagine Project.

The Company plans to enter businesses other than real estate development - and ancillary to, and derivative of, the Omagine Project - and the Company presently expects to generate ongoing revenue streams from such businesses, but no projections of the amount of such revenue, if any, can be made at this time.

Although the Company is expected to generate revenue in the medium term as LLC (i) begins reimbursing Omagine for its Pre-Development Expenses and (ii) begins paying the Success Fee installments to Omagine (See: “Pre-Development Expenses / Post-DA Pre-Development Expenses” and “Success Fee” above), the Company is not expected to generate revenue from sales or operations of properties within the Omagine Project until the development and construction of the Omagine Project is substantially underway.

Financial Adviser

LLC intends to appoint a Financial Adviser with a reputation for excellence and a strong presence in the MENA Region. There are presently many such reputable financial advisory firms and financial institutions that have indicated their interest in the Omagine Project. It is presently expected that a definitive agreement between LLC and one or more such Financial Advisers will be executed at some time toward the middle to end of the First Phase. No assurance however can be given that any such agreement will be signed until it is actually signed by the parties.

LLC’s Financial Adviser will advise on capital structure and lead the arrangement and placement of the Syndicated Bank Financing. LLC will then work together with its Financial Advisor to appoint lead arrangers for such Syndicated Bank Financing which may include the Financial Advisor itself.

The amount of Syndicated Bank Financing owed at any one time by LLC to its Lenders is expected to fluctuate over the development and construction cycle of the Omagine Project and will be greatly influenced by (i) any additional Equity Sales, and (ii) the pace and tempo of LLC’s receipt of proceeds from its planned sales of real estate to third parties. The capital of LLC, proceeds from Equity Sales, if any, Syndicated Bank Financing and the proceeds from sales of its residential and commercial properties, are expected to be utilized by LLC to develop the Omagine Project.

The maximum amount of such Syndicated Bank Financing presently expected to be outstanding at any one time during the development and construction cycle of the Omagine Project is presently estimated by management to be between $350 million and $400 million. LLC intends to explore the possibilities for selling bonds to investors as an alternate source or replacement for some or all of its expected Syndicated Bank Financing requirements.

We have had extensive discussions with a number of MENA Region financial institutions with respect to such Syndicated Bank Financing and we have received six “bank comfort letters” in support of the Omagine Project from some of the largest banks in the MENA Region – including three banks in Oman. These discussions will be advanced further and continued by LLC’s designated Financial Adviser. With LLC’s Financial Adviser leading this effort, management is optimistic with respect to LLC’s prospects for arranging the Syndicated Bank Financing for the Omagine Project but recognizes that given present economic and market conditions, it is not a trivial task and will be challenging. The DA recognizes and addresses this issue when it states, in relevant part:

“The Government recognizes that the Project Company intends to raise limited recourse financing in relation to the Project and that Lenders may expect to be afforded certain rights in relation to it. Accordingly, the Project Company will by or before the completion of twelve (12) months from the Execution Date [now the Operative Date of July 1, 2015; see Exhibits 10.24, 99.1, 10.28 and 99.3] enter into a written term sheet with the Lenders for the financing of the First Phase, any other phase or all of the Project (a “Term Sheet”). If the Project Company has not delivered a copy of such Term Sheet to the Government by or before the expiry of the twelve (12) month period referred to above, this Development Agreement then shall have no further effect.” (See Exhibits 10.24 and 99.1).

The condition referred to above was fulfilled on November 9, 2015 when LLC entered into a written term sheet with the Qatari Bank with respect to the financing of the First Phase of the Omagine Project.

MENA Region banks and financial institutions continue to maintain adequate levels of liquidity but the rapid fall in world oil prices is a challenge to those banks whose liquidity relies to a great deal on government deposits resulting from the sale of crude oil. The project financing environment in Oman and the MENA Region continues to remain cautious after the 2009/2010 worldwide bank liquidity problems and the Eurozone debt crisis and now more recently given the rapid decline of worldwide oil prices. LLC management has met recently with several internationally recognized Financial Advisers, all of whom have deep and wide-ranging expertise in the MENA Region project financing markets and as part of their normal business activities are in regular contact with MENA Region banks and international financial institutions regarding the status of and conditions prevailing in the project finance marketplace. The Company is now cautiously optimistic that LLC and its yet to be designated Financial Adviser will be able to arrange the necessary project financing for the Omagine Project. Management believes that all the Financial Advisers and banks with whom it has recently met concur that there is currently still a reasonably high degree of liquidity and appetite among MENA Region banks and financial institutions for lending to, and investing in, sound development projects in the MENA Region. Most such persons and institutions however are more cautious then they were a year ago because of the recent rapid fall in oil prices and the deterioration of the unsettled military activities ongoing in Syria, Iraq, Yemen and Libya.

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Notwithstanding the foregoing, no assurance can be given at this time that LLC will be able to obtain any, or a sufficient amount of, the project financing, including Syndicated Bank Financing, required to develop, build and complete the Omagine Project. If such a circumstance were to occur, it would have a material adverse effect on our business and operations.

Market Conditions

During 2014, the worldwide market price for crude oil experienced significant declines from over $100 per barrel to approximately $60 a barrel and such prices have not yet recovered as of the date hereof. This has had a negative effect on market sentiment and results in Oman and the GCC. All GCC nations, including Oman, rely on crude oil sales for a majority of their governmental income. Reduced revenue from crude oil sales result in reduced deposits at major banks utilized by the Government, and - although this has not yet been the case in Oman - may result in lower Government employment and infrastructure spending. These conditions, should they occur, could cause a knock-on effect in the real estate markets resulting in slower or fewer sales and lower selling prices.

The market intelligence garnered by management indicates that local bankers and market participants believe that both transaction volume and pricing in the Omani real estate market are steadily improving. Provided that these trends continue, management believes that LLC is well positioned to benefit from the ongoing and improving market conditions in both the real estate and project financing sectors (with the caveat that we are presently unsure what the impact on these two sectors will be from the fall in crude oil prices). From a timing perspective, LLC plans to now begin the First Phase including intense design, marketing and construction activities during the next year or more, followed by the launch of residential and commercial sales at the Omagine Project.

The worldwide financial crisis, the “Arab Spring” uprisings, the Eurozone financial crisis - and the plethora of their poisonous knock-on effects - had deep and deleterious banking, economic, market and political consequences. It is indisputable that in the immediate and near-term aftermath of these crises, real estate and financial markets worldwide (including the Oman markets) were vastly more troubled and challenging than they are at present. Trends in the Omani market subsequent to the recent worldwide financial crisis have indicated a reduced presence of speculative buyers and a reduced consumer appetite for pre-sales of residence units (“off-plan” sales) as many more buyers are now demanding a finished product before entering into sales contracts with developers. It is clear that operating in today’s recovering market environment is preferable to having to operate in the prior years’ toxic environment characterized by tumultuous and severely adverse economic, political, financial and societal disorders. Although, many such societal disorders, military activities and terrorism continue in other parts of the MENA Region, as long as the politically stable and quite safe conditions existing at present in Oman persist – as seems likely – then, market conditions should favorably impact LLC’s future operations.

Although the Oman economy and markets were not nearly as severely affected by the aforementioned crises as nearby Dubai or other countries, it did experience negative effects, slowdowns and volatility in both residential and commercial selling prices and market absorption rates during the past several years. Raw material and labor prices remain somewhat volatile.

In Iraq, Syria, Yemen and Libya, among other countries, daily violent military clashes and terrorism are now commonplace. Other Arab countries in the MENA Region have experienced and are experiencing demonstrations of discontent with the rule of their heads of state and in some cases these demonstrations are being met with violent pushback by some MENA Region governments but this was not and is not the case in politically and economically stable Oman. Notwithstanding the foregoing, Oman did experience several low-intensity demonstrations against government corruption and with respect to job opportunities and wages for Omanis (a very few of which involved violent behavior) and these have been met by His Majesty and the Government with pro-active positive measures and economic and political initiatives (including an aggressive anti-corruption campaign and widely acclaimed elections) to address the expressed concerns of the citizens of Oman. Short term work stoppages and strikes with respect to labor matters accompanied by non-violent demonstrations now occur occasionally in Oman but these events, as well as several newly organized and legally allowed labor unions and the aforementioned anti-corruption campaign, are now regarded as a normal part of the emerging democratic fabric of Omani society. Last year, anxiety over the health of His Majesty, the much beloved Sultan Qaboos, and what effect, if any, that will have on Oman’s political stability and leadership succession had been widely reported in the media. These fears have now been greatly allayed since His Majesty returned to Oman months ago from an overseas trip for medical treatment and is seen to be actively managing state affairs, having only recently personally chaired a Council of Ministers meeting.

Construction material costs and property selling prices in Oman and the surrounding region remain somewhat volatile and undue reliance on present forecasts should be avoided. Management cautions that future events rarely develop exactly as forecast and the best estimates routinely require adjustment. Management fully expects that its cost estimates for the Omagine Project (and therefore, its financial model) will require adjustment – possibly significant adjustment – as future events unfold. Investors and shareholders are cautioned not to place undue reliance on any such forward-looking statement or forecast, which speaks only as of the date hereof.

Nearby Dubai leads the way for the Gulf tourism market and this is likely to be the case for the foreseeable future, given its existing visitor market (nearly 12 million visitors in 2014), attractions, its impressive future capital development and marketing investment programs, and especially given its recent selection as the host for EXPO 2020 which is expected to attract over 25 million visitors.

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Sales and Marketing

Beginning during the First Phase, LLC plans to undertake several wide ranging and continuous marketing, advertising, branding and public relations campaigns to establish its brand identity in anticipation of its launch of residential and commercial properties for sale and to advertise and promote its forthcoming entertainment, hospitality and retail offerings.

CCC-Oman is presently completing construction of its elegant new multi-story headquarters building in the fashionable Shatti Qurum area of Muscat. LLC plans to occupy the second level floor of this building as its Muscat executive office and “in-town” sales showroom for the Omagine Project. As we move forward we plan to also construct and operate an additional sales showroom at the Omagine Site. Both sales office/showrooms will be staffed with experienced real estate sales personnel and will contain large scale models of the Omagine Project and its various components as well as associated collateral sales and marketing materials.

The anticipated launch date for residential and commercial sales is presently planned for late-2016 provided LLC is able to begin the First Phase in short order (which in turn is dependent upon the availability of the necessary financing to do so). Management expects that the continuing recovery of local real estate markets as well as the Government’s continuing - and uninterrupted - improvements to Oman’s infrastructure (roads, airports, etc.) will contribute positively to LLC’s future sales prospects, albeit the impact of the recent fall in crude oil prices is unknown at this time.

Management expects the Omagine Project to benefit from Dubai’s hosting of EXPO 2020, and similarly from nearby Qatar’s hosting of the World Cup Games in 2022. Both of these events are expected to attract a huge amount of visitors and tourists. The Omagine Project will be conveniently located one hour from Dubai and Qatar by air and is easily accessible by a fine roadway system in both Oman and the U.A.E. A visit to the Omagine Project will be a natural and logical addition to a Dubai or Qatar visit.

Sale prices and rental rates for housing in other integrated tourism projects in the Muscat area of Oman have recovered and are increasingly strengthening. The inventory of unsold housing in the secondary (re-sale) market (both outside of and within ITCs) has diminished due to recent robust, albeit quite price-sensitive, sales activity. New housing inventory, especially smaller apartments designed to hit perceived market price-points, has continued to come onto the local Muscat area market and the market absorption rates (number of market transactions) for such new residential housing is brisk. The DA allows for sales and pre-sales of any of the residential or commercial buildings that will be developed and built on the Omagine Site.

The DA stipulates the obligation of the Government to issue such Licenses and Permits as may be required for the development of the Omagine Project, including but not limited to issuing an Integrated Tourism Complex License (“ITC License”) designating the Omagine Project as an ITC. On June 26, 2014, the Government issued an ITC License to LLC designating the Omagine Project as an ITC.

Non-Omani persons (including expatriates living and working in Oman) are forbidden by Omani law to purchase land, residences or commercial properties in Oman unless such land, residences or commercial properties are located within an ITC. Because it is now licensed as an ITC, the land, residences and commercial properties within the Omagine Project may be sold to any buyer worldwide - including any non-Omani buyer - and the freehold title to such land, residences and commercial properties may be transferred to such buyers. Residences in ITCs are viewed to be highly desirable by purchasers (by both investors and owner-occupiers) and ITC residences therefore enjoy a premium selling price relative to non-ITC residences.

The excellent location of the Omagine Site is recognized by local market participants and the significance of the provision of the Omagine Site to LLC is substantial. The increase in the value over the last several years of the land constituting the Omagine Site has had a positive effect on the valuation of the Land Rights and is expected to have a positive effect on LLC’s revenue from the sale of residential and commercial properties. The value of the land constituting the Omagine Site is expected to be a primary driver of future LLC and Company revenue and the benefits accruing to LLC and the Company pursuant to LLC’s Land Rights over the Project Land is expected to be material and significant.

Pursuant to the DA and UA, LLC will pay the Government OMR 25 ($65) per square meter for the Project Land it sells to third party purchasers. The average valuation for the Land Rights (net of such Land Price) is OMR 276,666,667 ($719,333,334) (See: “The Land Rights”, above).

Design, Engineering, Construction, Program Management, Content Development

The Company does not presently own or directly operate any design, engineering, content development or construction companies or facilities. With assistance from Omagine via the payment of all Post-DA Pre-Development Expenses and the early investment of 100% of the OMAG Deferred Investment, LLC has during the Immediate Post-DA Period undertaken many critical tasks as indicated above (See: “The Immediate Post-DA Period”), but for LLC to fully accomplish its fast-track development strategy and undertake and finance the First Phase, it will have to close the Qatari Bank Loan or an Equity Sale or Debt Facility transaction (or a combination thereof).

Subject to the approval of its shareholders and to negotiating and agreeing to a contract, LLC presently intends to hire Michael Baker International (“Baker”) as its Program Manager and Project Manager. Baker is in the business of providing program and project management, engineering, design and construction management services to a wide variety of clients including the U.S. Department of Defense and many state governments and commercial clients. Omagine has employed Baker through the feasibility and engineering study phases of the Omagine Project and presently anticipates that, subject to the approval of the LLC shareholders, LLC will execute an agreement with Baker.

Baker is headquartered in Pittsburgh, PA, with offices throughout the U.S. and in Abu Dhabi in the United Arab Emirates and is experienced in all aspects of engineering, program management and construction management for large scale construction and development projects of the magnitude of the Omagine Project. Baker has significant program management and construction management contracts with the United States military worldwide, including in the MENA Region. The Company believes it maintains a good working business relationship with Baker but recognizes that there are presently many such highly reputable program and project management companies available and operating in Oman. The Company is confident that Baker’s inability or unwillingness to perform or the loss of Baker’s services altogether, (none of which circumstances are presently anticipated by or known to the Company), would not have any adverse impact on its or LLC’s business or operations.

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The interpretive design, entertainment content, and visitor experience design candidates to be hired by LLC have been narrowed to a short list of professional companies. One or more of such companies (”Content Developers”) will be engaged by LLC to design the transformation of Omagine’s high level strategic vision for the content of the Pearl structures and surrounding areas into physical places offering emotional, intellectual and physical experiences and interactions. Each of the prospective Content Developers has serviced a diverse client base, including theme parks, museums, zoos, aquariums and other such complex entertainment centers around the world, including in the MENA Region, and each continues to regularly produce world class attractions globally of the size and scope of the Omagine Project.

Subject to the approval of its shareholders and to negotiating and agreeing the CCC Contract, LLC presently intends to hire CCC-Oman as the General Contractor for the construction of the Omagine Project (See: “The CCC Contract”, above). CCC-Oman is an LLC shareholder and one of the largest construction companies in Oman where it currently employs approximately 13,000 construction personnel. CCC-Oman is experienced in all aspects of the construction business and regularly constructs large scale projects of the magnitude of the Omagine Project.

To date, Omagine has generally conceived the development concepts and defined the ”scope of work” and then, as required, contracted with various designers, architects, contractors and consultants in the United States, Europe and the Middle East to perform those tasks. During the First Phase, LLC will engage various firms as its consultants (master planner, engineers, real estate and hospitality consultants, etc.) who will together with management finalize the design for the Omagine Project. There are many such consultants available with competitive pricing and the Company does not believe that the loss or inability to perform of any such consultant which it has selected would have a material, adverse impact on its business or operations. The Company believes it maintains a good working business relationship with its consultants. As presently planned, all copyrights to all material documents, designs and drawings executed by such independent designers, architects, contractors and consultants are, or will be, the property of either LLC or Omagine.

Competition

The real-estate development business in Oman is a competitive business populated by companies with substantially greater financial, managerial and personnel resources than LLC presently possesses. Management believes that Omagine's ability to attract RCA and CCIC as strategic shareholders for LLC and to assemble and coordinate a team of experienced American, European and Middle Eastern consultants in a wide variety of specialized fields was crucial to its advancing the Omagine Project to its present status. Each of these consultants, several of whom will become employees of Omagine and/or LLC, are highly experienced in their respective fields. These fields of expertise include the following: strategic planning; visioning; branding; marketing; Islamic scholarship and research; master planning; architecture; city planning; conceptual design; project management; construction management; general contracting; quantity surveying and costing; interior design; landscape design; art; public policy; engineering (structural, civil, mechanical, electrical, marine); Omani law; cultural and exhibition design; interpretative design; tourism; visitor experience design; recreational operations planning and management; investment banking; structured finance; motion based ride technology; film technology; and training and hotel management.

Management has identified several key personnel whom we plan to appoint to executive positions with Omagine LLC in Oman subsequent to the closing of the Qatari Bank Loan. Frank Drohan, who is Omagine's president and the Managing Director of LLC, has over 30 years of experience doing business across most of the MENA Region and is familiar with the cultural and business environment of the MENA Region. In addition Mr. Sam Hamdan, who is Omagine’s primary strategic consultant and the Deputy Managing Director of LLC has over 25 years of experience in the MENA Region. Mr. Hamdan is fluent in Arabic and English and, depending on future circumstances, may become Omagine's President subsequent to the Financing Agreement Date.

Although several of LLC's competitors have well established businesses and brand reputations, management believes that LLC's advantages are (i) the DA has been signed by LLC and signed and ratified by the Government of Oman, (ii) the uniqueness of the Omagine Project is particularly attractive to the Government, (iii) Omagine's and LLC's senior management have established strong and trusting relationships with the relevant Government officials and with LLC’s partners RCA and CCIC, (iv) LLC’s intention to engage world class architects, designers, real estate advisers and Financial Advisers; and (v) the Shareholder Agreement, which strongly demonstrates the serious investors and professionals that have been recruited to assist in the development of the Omagine Project. Company management believes LLC can successfully compete in this marketplace through a combination of unique development concepts, the recruitment of experienced and capable executive management for Omagine LLC in Oman, effective relationship management, highly experienced and well regarded financial and real estate advisers, and the utilization of highly professional, competent and experienced contractors, sub-contractors and consultants who are well known to the Government.

Manufacturing and Production

The Company does not engage in any manufacturing activities.

LLC has land under development valued at 276,666,667 Omani Rials. Based on a $2.5974 per 1 Omani Rial exchange rate, the Company has recorded this land under development in its September 30, 2015 financial statements at $718,614,000 and the Company has allocated this amount as follows: 188,963,334 Omani Rials ($490,813,363 based on a $2.5974 per 1 Omani Rial exchange rate) to inventory; and 87,703,333 Omani Rials ($227,800,637 based on a $2.5974 per 1 Omani Rial exchange rate) to property. As the Omagine Project unfolds we presently expect that LLC will develop such land into an inventory of residential properties held for sale to third parties and into commercial properties which LLC will own, operate and/or lease.

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Patents, Copyrights and Trademarks

It is presently intended that either LLC or Omagine will own (either outright or by assignment) the copyrights to all the material documents, designs and drawings produced and/or executed in relation to the Omagine Project by its employees and/or independent designers, architects and consultants.

Omagine has filed trademark applications with the United States Patent and Trademark Office ("USPTO") for the mark OMAGINE and six related marks (collectively, the "Marks"). Omagine has also filed trademark applications for the Marks in Oman and Kuwait within the applicable time periods required.

The Mark OMAGINE and three of the six related Marks have each been issued a Certificate of Registration from the USPTO and are now officially registered Marks in the United States.

The USPTO has issued a "Notice of Allowance" with respect to each of the remaining three related Marks (the “Expired Marks”) and the applications for such Expired Marks could have been approved for registration upon the filing of a valid "Statement of Use" attesting that each such Expired Mark was in commercial use. Due to the delays encountered by Omagine in signing the DA, the Expired Marks were not put into commercial use by the “Final Statement of Use Deadline” and all three applications for the Expired Marks have expired. The Expired Marks remain of interest to Omagine and, depending upon future circumstances, we may file new trademark applications for the Expired Marks with the USPTO.

Trademark applications for the OMAGINE Mark and eight related Marks were filed in Oman and all have now been issued Certificates of Registration in Oman. The Mark OMAGINE has been issued a Registration Certificate from the Patent and Trademark Department of the Ministry of Commerce & Industry in Kuwait.

Governmental Regulation

LLC expects that it will require several Omani governmental licenses, permits and approvals for its services and products during the development, construction and operation of the Omagine Project (collectively, “Licenses and Permits”). The obligation of the Government of Oman to issue all such Licenses and Permits as may be required is specifically detailed in the DA (See: Exhibits 10.24 and 99.1). The Government of Oman has issued an ITC License to LLC for its Omagine Project (See: “Description of Business - Sales and Marketing”, above).

The Company does not anticipate any negative effects on its or LLC's business from any existing or probable Omani government laws or regulations. LLC will incur certain costs and sustain certain effects on its operations as a consequence of its compliance with Omani laws and regulations, including environmental laws and regulations, and all such costs and effects are expected to be incurred or sustained as part of the normal course of its business.

The Company does not require any U.S. governmental approval of its properties, services, products or activities in Oman nor does the Company anticipate any negative effects on its business from any existing or probable United States or Oman government laws or regulations. Both the government of the United States and the government of the Sultanate of Oman have ratified the United States-Oman Free Trade Agreement.

Employees, Consultants and Employment Benefits

As of the date hereof, we have six employees and ten consultants. We presently plan to hire seven of such consultants as full time employees of Omagine or LLC subsequent to the closing of the Qatari Bank Loan. None of our employees are represented by a labor union for purposes of collective bargaining. We consider our relations with our employees and consultants to be good. Subsequent to the closing of the Qatari Bank Loan and the occurrence of the first Financing Agreement Date, Omagine intends to significantly increase the number of its full time employees. (See: "Executive Compensation" – “Employment Agreements and Consulting Agreement”).

Notwithstanding anything to the contrary contained herein, no assurances can be given at this time that the Qatari bank Loan will be closed or that the Financing Agreement Date or the anticipated revenues from the Omagine Project will actually occur.

DESCRIPTION OF PROPERTY

Omagine maintains its corporate offices at 136 Madison Avenue, 5th Floor, New York, N.Y., 10016. The premises are leased by Omagine under a month to month lease. LLC leases premises in Muscat, Oman under a lease that expired on December 31, 2015, but which lease is expected to be renewed on the same terms and conditions.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings which would have a material adverse effect on it or its operations.

MARKET FOR COMMON SHARES AND RELATED STOCKHOLDER MATTERS;

MARKET FOR WARRANTS

Common Stock

Although our Common Stock is quoted and traded on the OTCQB under the symbol "OMAG", there is presently a limited amount of trading in our Common Stock and it is uncertain if such limited trading constitutes an “established public trading market”. The following table sets forth the high and low sales price quotations for our Common Shares as reported by the OTCQB on the quarterly ending dates indicated and as of the most recent practicable date. The table reflects inter-dealer prices without retail mark-up, markdown or commission and may not represent actual transactions. The last reported sale price of our Common Stock on the OTCQB on January 12, 2016 was $1.37 per Common Share.

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Quarter Ended	High	Low
3/29/2013	$1.70	$1.70
6/28/2013	$1.55	$1.46
9/30/2013	$1.03	$0.68
12/31/2013	$0.92	$0.81

3/31/2014	$1.80	$1.75
6/30/2014	$1.95	$1.77
9/30/2014	$1.64	$1.34
12/31/2014	$2.55	$2.52

3/31/2015	$2.99	$1.65
6/30/2015	$2.50	$1.20
9/30/2015	$3.09	$1.45
12/31/2015	$1.40	$1.30

1/12/2016	$1.37	$1.37

At January 12, 2016 Omagine had issued and outstanding:

i	3,273,000 Stock Options exercisable at various per Common Share exercise prices for the purchase of an aggregate of 3,273,000 Common Shares (See: “Executive Compensation - Equity Compensation Plan Information”), and
ii	1,455,000 Stock Appreciation Rights (“SARs”) with a grant price of $2.00, all vested on the grant date of August 31, 2015 and expiring on December 31, 2017, payable only in Common Shares (See: “Executive Compensation - Equity Compensation Plan Information”), and
iii	6,422,124 Strategic Warrants exercisable for the purchase of an aggregate of 6,422,124 Common Shares, 3,211,062 of which are $5 Warrants and the remaining 3,211,062 of which are $10 Warrants (See: “Description of Preferred Stock and Warrants – Strategic Warrants”), and
iv	349,397 Tempest Warrants exercisable at a per Common Share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) eighty percent (80%) of the closing market price for a Common Share on the Trading Day immediately preceding the relevant exercise date (See: “Description of Preferred Stock and Warrants – Tempest Warrants”), and
v	Two convertible promissory notes issued to an Independent Director in the aggregate principal amount of $150,000, with accrued interest thereon at September 30, 2015 of $74,946, which two notes and accrued interest in the aggregate amount of $224,946 (at September 30, 2015) are convertible at $2.50 per Common Share into approximately 89,978 Common Shares (See: “Certain Relationships and Related Transactions and Director Independence - Related Party Payables”).

At January 12, 2016, Omagine had 18,728,313 Common Shares issued and outstanding and, based upon the number of record holders plus the number of individual participants in security position listings at such date, there were approximately 1,074 holders of such Common Shares.

The Registration Statement of which this Prospectus forms a part, covers the registration by Omagine of up to 6,422,124 Common Shares that may be sold to Holders upon the exercise of Strategic Warrants.

Dividends and Dividend Policy

The holders of Common Stock share proportionately, on a per Common Share basis, in all dividends and other distributions declared by our Board of Directors. Other than a 2012 non-cash dividend distribution of rights and warrants to our shareholders, we have not declared any dividends on our Common Stock since inception and do not anticipate paying cash dividends in the foreseeable future. We plan to retain any future earnings for use in our business operations. Any future decisions as to payment of cash or non-cash dividends or distributions on our Common Stock will be at the discretion of the Board of Directors and will depend upon our earnings and financial position at such time and on such other factors as the Board of Directors may then deem relevant.

Performance graph

A performance graph is not required for Omagine since it is a smaller reporting company.

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Strategic Warrants

As of the date hereof there is no active trading market for the Strategic Warrants and Omagine does not presently expect an active trading market for the Strategic Warrants to develop in the near term. The Strategic Warrants are transferrable and our attempts to date to have them listed for quotation and trading on the OTCQB have not been successful. We hope to have the Strategic Warrants trade on the OTCQB under symbols to be assigned by FINRA and after the required application for such listing for quotation on the OTCQB is made by a market-maker on our behalf. We cannot, however, give any assurance that the Strategic Warrants will be quoted or traded on the OTCQB or on any securities exchange until such listing is approved and such symbols are assigned by FINRA and such application is made on our behalf by a market-maker. Furthermore, if the Strategic Warrants are so approved by FINRA for listing and quotation on the OTCQB and such application is made on our behalf by a market-maker, we cannot give any assurance that a market for the Strategic Warrants will develop or, if a market does develop, whether it will be sustainable throughout the period within which the Strategic Warrants are valid and transferable or at what prices the Strategic Warrants will trade. The Holders may resell all or a portion of such Strategic Warrants from time to time in market transactions through any market on which the Strategic Warrants are then traded, in negotiated transactions or otherwise, and at prices and on terms determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale.

FINANCIAL STATEMENTS

The response to this Item, commencing on Page F-1, is submitted as a separate section to this Prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINACIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights Omagine's business activities during the nine month period ended September 30, 2015 and during its 2014 and 2013 fiscal years.

Overview

The Company is expected to generate revenue in the near to medium term as LLC begins reimbursing Omagine for its Pre-Development Expenses and Post-DA Pre-Development Expenses and begins paying the Success Fee installments (See: “Pre-Development Expenses / Post-DA Pre-Development Expenses”, above) but is not expected to generate revenue from operations in the near term until the development of the Omagine Project is substantially underway. The Company will need to generate sustainable operating revenue in order to attain its objectives and sustain its operations going forward.

As the development program for the Omagine Project becomes more detailed and as the planning and design processes progress, the estimates of construction and development costs have and will become proportionately more accurate. LLC presently expects, based on the current assumptions underlying its updated development program, that the development costs (including the costs for design, construction, program management and construction management) for the Omagine Project will be between $2.1 and $2.5 billion dollars.

The costs of labor and materials as well as the selling prices and market absorption rates of new residential and commercial properties remain somewhat volatile in Oman and accurate forecasts for such future costs, selling prices or market absorption rates cannot be made at this time. (See “Market Conditions” and “Sales and Marketing”, above).

LLC nevertheless presently expects, based on current assumptions and market activity that such residential selling prices during its planned multiple sales releases beginning in late-2016 will be at least equal to the prices that are presently budgeted by LLC.

In their opinion on our 2014 audited financial statements, our auditors expressed substantial doubt about our ability to continue as a going concern but in our September 30, 2015 unaudited financial statements included in this report that expression of concern has been removed. The attached September 30, 2015 consolidated financial statements reflect a substantial increase in capital resulting from the inclusion therein as of July 2, 2015 of the value of the Land Rights purchased by LLC. In March 2015, Omagine sold an aggregate of 206,281 restricted Common Shares to investors for aggregate proceeds to Omagine of $220,000, on June 29, 2015, 158,000 Tempest Warrants were exercised for proceeds to Omagine of $250,000 and on October 26, 2015 Omagine sold and aggregate of 1,200,000 restricted Common Shares to investors for aggregate proceeds to Omagine of $1,200,000.

Our single most important strategic objective for the past many years was achieved when the DA was signed by Omagine LLC and the Government of Oman on October 2, 2014. Since that time the DA has been ratified by the Government, the UA has been signed by and registered with the Government and LLC’s Land Rights have been valued by three outside independent experts at an average valuation of 276,666,667 Omani Rials ($719,333,334) (See: “The Land Rights”, above).

LLC was organized in late 2009 for the sole purpose of developing the Omagine Project. By definition therefore, it was designed to be relatively inactive until the Development Agreement was signed and to become fully operational only after the DA was signed. At the time the Shareholder Agreement was signed in late 2011, the LLC Shareholders were expecting the imminent signing of the DA but as previously reported the DA signing was continually delayed (the Arab Spring; four different Ministers of Tourism; the worldwide financial crisis; etc.) for a variety of reasons. (See our previous SEC reports for a detailed narrative on these delays). The DA was ultimately signed on October 2, 2014.

LLC was initially capitalized by Omagine in 2009 at $52,000. Two years later pursuant to the Shareholder Agreement the LLC Shareholders made modest initial cash investments into LLC totaling $338,000 (of which Omagine invested 60% or $182,000) and simultaneously the LLC Shareholders obligated themselves to make further more substantial investments into LLC ($70 million plus Land Rights) after the DA was signed and the Financing Agreement Date was achieved. This structure of initial and deferred investment stages memorialized in the Shareholder Agreement was a cumbersome but eminently sensible arrangement given the numerous delays the project had experienced (and continued to experience through October 2014). This investment structure had the added advantage of facilitating the low risk entry into LLC of our strategic partners RCA and CCC.

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As previously reported it was also foreseeable, and foreseen by management, that this multi-stage investment structure had a built in disadvantage. It left a future financing gap to be addressed after the DA was signed, namely -- the time period between the DA signing and the first Financing Agreement Date (the “Immediate Post-DA Period”) would be a challenging period to finance.

A fast track development schedule during the Immediate Post-DA Period - followed by the First Phase was always planned and desirable. Since it was clear that such a fast track schedule would need significant financing, management planned accordingly and sought to address this predictable coming financing gap in a variety of ways, including the following: (i) we structured the Shareholder Agreement investments such that although the initial investments into LLC by RCA, CCC and Omagine were minimized, LLC would receive a $546,000 additional cash investment from Omagine promptly after the DA was signed; (ii) anticipating that the value of the Land Rights would be substantial (whether on balance sheet or off ), beginning in 2011 we expanded our investor outreach with respect to post-DA LLC equity sales; (iii) in our 2012 rights offering, we included 6,773,896 Strategic Warrants (3,211,062 of which are exercisable at $5.00 and 3,211,062 exercisable at $10) which we distributed to our shareholders as a dividend (See: “Strategic Warrants”, below); (iv) we registered both the Strategic Warrants and the Common Stock underlying the Strategic Warrants with the SEC in order to make them “freely trading”.

Management realized that financing for the Immediate Post-DA Period would be scarce because of the way the Shareholder Agreement was structured but we were hopeful that the aforesaid plans would yield the desired results. They didn’t. In order to sustain LLC during the pre-DA delays, Omagine had trickled out its additional $546,000 investment into LLC over time and mostly before the DA was signed. No post-DA “immediate $546,000 cash infusion into LLC” was therefore forthcoming; it was already mostly used up pre-DA.

Shortly after the DA was signed management undertook a series of MENA Region trips (many of which were arranged for us by CCC senior management) to make many investor presentations to wealthy investors and investment funds in the MENA Region – all were interested – some offered to invest – but none of the proposed investment offers were acceptable to LLC management.

As previously disclosed, we had planned to finance the activities required to be executed during the Immediate Post-DA Period via equity sales at LLC or debt financing (including possibly a loan from Omagine to LLC if the financial resources were available to Omagine at such time); which debt financing would also (assuming the CCC Contract was signed) be the first Financing Agreement Date; which in turn would satisfy the Conditions Precedent to RCA’s and CCC’s obligations pursuant to the Shareholder Agreement to make their Deferred Cash Investments into LLC in the aggregate amount of approximately $69 million; which in turn we planned to follow (at a later time) with additional sales of LLC equity at a stepped-up LLC valuation, followed next by the syndicated bank financing. The Immediate Post-DA Period activities, the First Phase, and all follow-on phases (and construction Sections) were planned therefore to be tracked in parallel with the appropriate and necessary financing phases. It was a reasonable plan but events didn’t evolve as expected and the plan didn’t work as intended.

It was fortunate that we (i) had developed a good working relationship with YA over the years and we had renewed the SEDA and also arranged several working capital loans from them over time (See: “Results of Operations - Standby Equity Distribution Agreements”, below); (ii) had accelerated our outreach and relationship management with banks and financial institutions in Oman, the UAE and Qatar, and (iii) had made some significant private placement sales of our Common Stock. While judicious in our use of the foregoing financing mechanisms, in order to finance the pre-DA delays (and now, the Immediate Post-DA Period tasks and activities), the sale and issuance by the Company over the years of many additional shares of Common Stock was required. It is a mark of the Company’s judiciousness and frugality however that as of the date hereof we still have only approximately 18.7 million Common Shares outstanding. Absent the Pre-DA delays, much of even this dilution could have been avoided; but the alternative was not attractive.

The Immediate Post-DA Period consisted essentially of activities required prior to engaging the masterplanner, engineering and other consultants and in preparation for the start of construction and serious syndicated debt discussions with banks. These initial activities included: land valuation reports, updating of feasibility studies & financial models; strategic planning, marketing plans; construction planning; vendor identification and selection (master planner, specialty architects [residential, landscape, hotels, lighting, IT]; engineers, and several specialty consultants, etc.), and initial financial, banking and investor activities. As we continued executing various tasks during the Immediate Post-DA Period, we also held discussions with senior CCC management regarding a short term loan to LLC from CCC to help finance the ongoing Immediate Post-DA Period activities required for our fast track development model, but these discussions became extended and were ultimately inconclusive. The Immediate Post-DA Period is now about to conclude and it was financed in its entirety on behalf of LLC by Omagine.

The First Phase of the development and construction of the Omagine Project is presently budgeted at approximately $24 million and such First Phase consists mainly of the execution over the next 10 to 12 months of the masterplanning, design, engineering and construction work necessary for vertical construction to begin and the administrative, financial and marketing activities necessary for the implementation of our business plan. Depending upon the availability of the necessary financing, the First Phase can begin in a few weeks. LLC is attempting to arrange the Qatari Bank Loan to finance the First Phase (See: “The Qatari Bank Loan” and “The First Phase” below). Architectural, design and engineering activities are planned to continue over the next several years spanning many follow-on phases (the second, third, fourth, etc. phases) as the development and construction of the Omagine Project unfolds.

Before 2009 when LLC was organized, 100% of the pre-development expenses associated with the Omagine Project were paid by Omagine. From its inception in 2009 through the date hereof approximately 3% of all expenses associated with the Omagine Project were paid by LLC and 97% of all such expenses continued to be paid by Omagine. LLC was capitalized at $390,000 pre-DA; 60% of which ($234,000) was invested by Omagine. Instead of making one lump sum investment of $546,000 after the DA was signed as the Shareholder Agreement had contemplated, Omagine made a series of earlier advance investments into LLC over the years totaling $546,000 both before and after the DA was signed.

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As the DA negotiations and signing dragged on, LLC bled cash which Omagine financed. The ambitious vision and scope for the Omagine Project required substantial cash to sustain it and this very quickly exhausted LLC’s already meager initial capital from the LLC Shareholders’ $390,000 minimal initial investments. Omagine continued to solely finance and pay LLC’s ongoing expenses while simultaneously advancing cash directly into LLC to keep it viable and functioning. As of the date hereof Omagine has incurred expenses totaling approximately $21.6 million to bring the Omagine Project and LLC to their present state (See: “Pre-Development Expenses / Post-DA Pre-Development Expenses”, below). It took an additional four years after the Shareholder Agreement to get the DA signed. But it did. Ninety-seven percent (97%) of the financing for that four year effort and 99.2% of all financing of pre-development expenses for the Omagine Project to date on behalf of LLC, was financed by Omagine.

Through all of this and as of the date hereof - and as contemplated by and agreed in the 2011 Shareholder Agreement - CCC and RCA have not made any cash advances to or further cash investment into LLC beyond their initial 2011 cash investments. This is completely and wholly in accord with the commitments made by CCC and RCA in the 2011 Shareholder Agreement and is most definitely therefore not a complaint; it is simply a fact. Concurrent with the execution of the CCC Contract and the first Financing Agreement, RCA and CCC will be obligated to make the Deferred Cash Investments into LLC in the aggregate amount of approximately $69 million. If the Qatari Bank Loan should close, then pursuant to the provisions of the Shareholder Agreement, the Qatari Loan Agreement will be the first Financing Agreement. Until such Qatari Loan Agreement is executed by the parties no assurance can be given that the Qatari Bank Loan will actually be made.

LLC received a term sheet from the Qatari Bank on November 5, 2015 and the revised draft of the CCC Contract is being reviewed by LLC and CCC-Oman and management expects that it will be signed by them shortly (See: “The CCC Contract”, below).

LLC has booked the 276,666,667 Omani Rials value of the Land Rights as capital and as hard assets (inventory & land) on its financial statements and the Company has likewise booked the appropriate consolidating entries (based on a $2.5974 per 1 Omani Rial exchange rate) for the Land Rights on its consolidated balance sheet included in its quarterly report for the period ended September 30, 2015.

The Company is continuing to hold discussions with several potential investors with respect to equity sales at LLC and Omagine at equity valuations which management considers to be reasonable.

Investors and shareholders should be aware that the execution of the Omagine Project over the multi-year schedule contemplated by the Company will require significant amounts of project financing which is planned to be arranged in several tranches in parallel with the development cycle of the project and no assurance can be given that any or all of such required project financing, including the proposed Qatari Bank Loan, will be able to be obtained by LLC.

Forecasts, projections and assumptions contained and expressed herein were reasonably based on information available to the Company at the time so furnished and as of the date hereof. All such forecasts, projections and assumptions are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and no assurance can be given that such forecasts, projections or assumptions will be realized. No assurances can be given regarding the achievement of future results, as our actual results may differ materially from our projected future results as a result of the risks we face, and actual future events may differ from anticipated future events because of the assumptions underlying the statements that have been made regarding such anticipated events.

Rights Offering and Warrant Distribution

In 2012 Omagine conducted a Rights Offering and Warrant Distribution pursuant to which Omagine (i) sold 1,014,032 Common Shares for aggregate proceeds of $1,267,540 of which $731,639 was paid in cash and $535,901 was paid via the satisfaction of debt, and (ii) distributed 6,422,124 Strategic Warrants at no charge to its shareholders. (See: “Results of Operations – Fiscal Year ended December 31, 2014 vs. Fiscal Year ended December 31, 2013 - Liquidity and Capital Resources – Rights Offering and Warrant Distribution” below).

Critical Accounting Policies

Our financial statements attached hereto have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”). The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The policies discussed below are considered by management to be critical to an understanding of our financial statements because their application places the most significant demands on management's judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Actual results as determined at a later date could differ from those estimates. In recording 276,666,667 Omani Rials ($718,614,000 based on a $2.5974 per 1 Omani Rial exchange rate) in the Company’s consolidated financial statements as the non-cash value of Land Rights (as defined below) purchased by LLC from an LLC Shareholder in consideration for the issuance to such shareholder of 663,750 Omagine LLC shares (“LLC Shares”), management has relied to a great extent upon the written valuation reports of three expert land valuation firms engaged by LLC to value such Land Rights. Furthermore, in allocating such non-cash value to inventory and land under development, management has relied to a great extent upon the written report of an expert independent accounting firm engaged by LLC to advise it on the proper accounting to be used to record such non-cash value in LLC’s financial statements. Specific risks for these critical accounting policies are described in the following paragraphs. For all of these policies, management cautions that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

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Land Rights - The Company’s consolidated financial statement for the period ended September 30, 2015 reflects 276,666,667 Omani Rials ($718,614,000 based on a $2.5974 per 1 Omani Rial exchange rate) of land under development which the Company has allocated as follows: 188,963,334 Omani Rials ($490,813,363 based on a $2.5974 per 1 Omani Rial exchange rate) to inventory; and 87,703,333 Omani Rials ($227,800,637 based on a $2.5974 per 1 Omani Rial exchange rate) to property. This land under development was purchased by LLC on July 2, 2015 pursuant to the terms of the Shareholder Agreement whereby an LLC shareholder subscribed for 663,750 LLC Shares at a purchase price equal to that amount of Omani Rials determined to be the value of the usufruct rights over one million square meters of beachfront land (the “Land Rights”). The Land Rights are extensive and they include the right to sell such land on a freehold basis (See: Exhibit 10.24). Since the Land Rights represented a non-cash payment-in-kind for the LLC Shares, it was necessary to value the Land Rights.

Three expert real estate valuation companies were engaged by LLC to independently value the Land Rights in accordance with the professional standards specified by the Royal Institution of Chartered Surveyors (“RICS”) and International Financial Reporting Standards (“IFRS”). The average of the three Land Rights valuations was OMR 276,666,667. See: Exhibits 99.4, 99.5 and 99.6.

LLC engaged the services of an expert IFRS accounting consultant, PricewaterhouseCoopers LLP (“PwC”), to definitively determine the correct method of recording the OMR 276,666,667 average value of its Land Rights in its IFRS compliant financial statements. After receiving PwC’s written report, LLC then consulted with its independent auditor, Deloitte & Touche (M.E.) & Co. LLC (“Deloitte”) and received Deloitte’s written report agreeing with the PwC analysis. Both PwC and Deloitte have concluded that the Land Rights are to be recorded as capital, work-in-process (inventory) and land on LLC’s financial statements. The Company’s independent auditor in the U.S. has likewise concurred that with respect to the Company’s consolidated financial statements prepared pursuant to US GAAP, that the Land Rights should be recorded as capital, inventory and land.

In determining the proper amounts to be allocated to inventory and to land, LLC calculated the percentage (x) by dividing (y) the area of the land LLC presently plans definitively to sell, by (z) the total area of the Project Land, and then multiplying that percentage (x) by 276,666,667 Omani Rials to get the number (N) for inventory. The amount to be allocated to property was then calculated by subtracting N from 276,666,667 Omani Rials. Using its detailed internal financial model, management calculated (x) to be equal to 68.3%, thereby making the inventory number (N) equal to 188,963,334 Omani Rials ($490,813,363 based on based on a $2.5974 per 1 Omani Rial exchange rate) and the property number equal to 87,703,333 Omani Rials ($227,800,637 based on a $2.5974 per 1 Omani Rial exchange rate). In its consolidated financial statements therefore, the Company has allocated the value of the Land Rights between (i) land under development which is held for sale (inventory), and (ii) land under development which is held for investment (PP&E). As more precise land use percentages emerge during and after the masterplanning and construction of the Omagine Project, the percentage allocations for the value of the Land Rights may be reclassified to distinguish between the land underlying properties that we will own and operate and those which we will own and lease.

Inventory – Inventory is stated at cost (which is Fair Value) and consists of work-in-process consisting of land under development held for sale.

Property, Plant and Equipment – Property, plant and equipment (“PP&E”) are stated at cost. PP&E consists of land under development which is held for investment; furniture and fixtures; and office machinery and equipment. PP&E (including buildings and structures after they are completed and put into service) are depreciated on a straight-line basis over their respective useful service life.

Revenue Recognition - The method of revenue recognition at LLC will be determined by management when LLC begins generating revenue.

Valuation Allowance for Deferred U.S. Tax Assets - The carrying value of deferred U.S. tax assets assumed that Omagine would not be able to generate sufficient future taxable income to realize the deferred tax assets, based on management's prior estimates and assumptions. Now that LLC has signed the Development Agreement for the Omagine Project and has purchased the Land Rights, management expects to re-evaluate such estimates and assumptions within the Company’s next fiscal year.

Foreign Exchange Rates – The Omani Rial is pegged to the U.S. Dollar and as such its value relative to the U.S. Dollar normally exhibits very minimal fluctuation between approximately $2.597 and $2.60 U.S. Dollars to 1 Omani Rial. In its initial recording of the Land Rights in its September 30, 2015 consolidated financial statement, the Company utilized the exchange rate of $2.5974 U.S. Dollars to 1 Omani Rial which was based on the July 7, 2015 XE Currency Converter. For presentation purposes subsequent to September 30, 2015, the Company utilizes an exchange rate of $2.60 to 1 Omani Rial. Adjustments required, if any, will be reflected in the Company’s fiscal year-end audited financial statements.

The Company plans to continue its focus on real estate development, entertainment and hospitality ventures and on developing, building, owning and operating tourism and residential real estate development projects, primarily in the MENA Region. The Company presently concentrates the majority of its efforts on the tourism and real estate development business of LLC in Oman and in particular on the Omagine Project.

Results of Operations:

THREE MONTHS ENDED SEPTEMBER 30, 2015 vs.

THREE MONTHS ENDED SEPTEMBER 30, 2014

The Company did not generate any revenue or incur any cost of sales during the three month periods ended September 30, 2015 and 2014. The Company is relying on Omagine LLC’s operations for the Company’s future revenue generation. Management is presently examining other possible sources of revenue for the Company which may be added to the Company’s operations at a later date.

Total selling, marketing, general and administrative operating expenses (“SG&A Expenses”) were $3,689,287 during the three month period ended September 30, 2015 compared to $438,867 during the three month period ended September 30, 2014. This $3,250,420 (741%) increase in SG&A Expenses was attributable to the following expense categories: officers and directors’ compensation including stock based compensation ($1,803,813), consulting fees including stock based compensation ($1,318,868), travel ($101,443), other selling general and administrative costs ($45,592) and occupancy costs ($7,744) offset by decreases in professional fees ($27,040).

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The Company sustained a net loss of $3,695,678 for the three month period ended September 30, 2015 compared to a net loss of $456,351 for the three month period ended September 30, 2014. This $3,239,327 (710%) increase in the Company's net loss for the three month period ended September 30, 2015 compared to the prior period was principally attributable to the $3,250,420 increase in SG&A Expenses mentioned above, an increase in interest expense ($1,827), an increase in amortization of debt discount ($2,750), and the increase in net loss attributable to minority shareholders of LLC ($15,670).

NINE MONTHS ENDED SEPTEMBER 30, 2015 vs.

NINE MONTHS ENDED SEPTEMBER 30, 2014

The Company did not generate any revenue or incur any cost of sales for the nine month period ended September 30, 2015 and 2014.

Total SG&A Expenses were $4,963,778 during the nine month period ended September 30, 2015 compared to $1,591,211 during the nine month period ended September 30, 2014. This $3,372,567 (212%) increase in SG&A Expenses was attributable to the following expense categories: officers and directors’ compensation including stock based compensation ($1,617,241), consulting fees including stock based compensation ($1,417,032), travel ($350,396), other selling general and administrative costs ($118,662), professional fees ($9,745) and occupancy costs ($9,491) offset by a decrease in commitment fees paid for with Common Shares ($150,000).

The Company sustained a net loss of $4,935,261 for the nine month period ended September 30, 2015 compared to a net loss of $1,629,777 for the nine month period ended September 30, 2014. This $3,305,484 (203%) increase was principally attributable to the $3,372,567 increase in SG&A Expenses mentioned above, offset by decreases in interest expense ($1,679) and amortization of debt discount ($1,649) and the increase in net loss attributable to minority shareholders of LLC ($63,755).

Liquidity and Capital Resources

The Company incurred net losses of $4,935,261 and $1,629,777 during the nine month periods ended September 30, 2015 and 2014, respectively. During the nine month period ended September 30, 2015, the Company had a decrease in cash of $1,087,856 resulting from the negative cash flow of $1,687,178 from operating activities and $6,398 from purchase of equipment offset by a positive cash flow of $605,720 from financing activities. Financing activities for the nine months ended September 30, 2015 consisted of proceeds of $450,000 from a note payable to YA Global Master SPV, Ltd. (the 2015 YA Loan), sales of its Common Stock for proceeds of $259,700, proceeds from the exercise of Common Stock Warrants of $250,000 and exercise of stock options for proceeds of $1,020, offset by payment of five monthly installments totaling $225,000 for the 2014 YA Loan and three monthly installments totaling $130,000 for the 2015 YA Loan.

The Company had $6,398 in capital expenditures for the nine month period ended September 30, 2015.

At September 30, 2015, the Company had $36,793 in current assets, consisting of $25,823 of cash and $10,970 of prepaid expenses and other current assets. The Company's current liabilities at September 30, 2015 totaled $1,652,949 consisting of $390,997 of convertible notes payable and accrued interest, $339,708 of notes payable and accrued interest, $546,895 of accounts payable and accrued expenses and $375,349 of accrued officers’ payroll. At September 30, 2015, the Company had a working capital deficit of $1,616,156 compared to a working capital deficit of $520,738 at December 31, 2014. Thirty-nine percent (39%) of the $1,652,949 of current liabilities at September 30, 2015 ($646,513) is due and owing to officers and/or directors of Omagine.

The $1,095,418 increase in the Company's working capital deficit at September 30, 2015 compared to December 31, 2014 is attributable to the decrease in cash ($1,087,856) and the increase in current liabilities ($12,752), offset by an increase in prepaid expenses and other current assets ($5,190). The Company’s liabilities at September 30, 2015 increased compared to December 31, 2014 due to increases in notes payable and accrued interest ($124,930), accrued interest on convertible notes payable ($20,568), accounts payable and accrued expenses and other current liabilities ($129,827) offset by a decrease in accrued officers payroll ($262,573).

Warrants

As of the date hereof, Omagine has 6,771,521 Common Stock purchase warrants (“Warrants”) issued and outstanding, as follows:

1.	6,422,124 Warrants, 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $5.00 and 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $10.00 (collectively, the “Strategic Warrants”), and
2.	349,397 Warrants which are exercisable for the purchase of one restricted Common Share at a per Common Share exercise price equal to the greater of (a) $1.00 per Common Share, or (b) eighty percent (80%) of the closing sale price for a Common Share on the trading day immediately preceding the relevant exercise date (the “Tempest Warrants”).

Management is hopeful that the 6,422,124 outstanding Strategic Warrants will eventually become “in the money” and will be exercised. In accordance with their terms, the Tempest Warrants are by definition always “in the money”. On August 15, 2014, 240,000 Tempest Warrants were exercised at $1.40 per share, on October 2, 2014, a further 250,000 Tempest Warrants were exercised at $1.31 per share, on June 29, 2015 an additional 158,228 Tempest Warrants were exercised at $1.58 per share and on October 8, 2015 an additional 2,375 Tempest Warrants were exercised at $1.28 per share. No assurance can be given that any of the 349,397 remaining outstanding Tempest Warrants will be exercised.

Management is hopeful that the Warrants will provide a future source of additional financing for Omagine.

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Strategic Warrants

Of the 6,422,124 Strategic Warrants distributed, 3,211,062 are exercisable at $5 per Common Share and 3,211,062 are exercisable at $10 per Common Share. On February 11, 2015, Omagine filed a Post-Effective Amendment on Form S-1 (Commission File No. 333-183852) to update the previous registration of all 6,422,124 then issued and outstanding Strategic Warrants and the 6,422,124 Common Shares underlying such Strategic Warrants (the “Updated Warrant Registration”). The SEC declared the Updated Warrant Registration effective February 13, 2015. The effective status of the Updated Warrant Registration expired on November 10, 2015 and the Company plans to file another Post-Effective Amendment on Form S-1 to reinstate the effective status of the Updated Warrant Registration. Pursuant to a Board of Directors resolution dated August 12, 2015, all the expiration date of all Strategic Warrants was extended from December 31, 2015 to December 31, 2016. All other terms and conditions of the Strategic Warrants remained unchanged.

Tempest Warrants

On June 24, 2014, Omagine issued the 1,000,000 Tempest Warrants to an investor each of which are exercisable for the purchase of one restricted Common Share at a per Common Share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) 80% of the closing sale price for a Common Share on the Trading Day immediately preceding the relevant exercise date (See: Exhibit 4.4). On August 15, 2014, such investor transferred 240,000 Tempest Warrants to an affiliate and such affiliate exercised 240,000 Tempest Warrants on August 15, 2014 at $1.40 per share for the purchase of 240,000 restricted Common Shares. On October 2, 2014, such investor transferred an additional 250,000 Tempest Warrants to such affiliate and such affiliate exercised 250,000 Tempest Warrants on October 2, 2014 at $1.31 per share for the purchase of 250,000 restricted Common Shares. On June 29, 2015, the investor exercised 158,228 of the Tempest Warrants at an exercise price of $1.58 per Common Share for proceeds of $250,000. In conjunction with this June 29, 2015 exercise, Omagine agreed with the investor to file a registration statement with the SEC to register all the aforementioned Common Shares presently owned by the investor and his affiliate as well as the then remaining 351,772 Common Shares underlying the remaining 351,772 Tempest Warrants outstanding. Subsequently on October 8, 2015, such investor transferred an additional 2,375 Tempest Warrants to an affiliate and such affiliate exercised 2,375 Tempest Warrants on October 8, 2015 at $1.28 per share for the purchase of 2,375 restricted Common Shares. The Tempest Warrants expire on June 23, 2016 and are not redeemable by Omagine.

Standby Equity Distribution Agreements

Between 2009 and 2011, Omagine had a Stand-By Equity Distribution Agreement with an affiliate of YA (the “2009 SEDA”). Omagine and YA were parties to a second Stand-By Equity Distribution Agreement (the “2011 SEDA”) which was terminated on July 21, 2014. The 2009 SEDA and the 2011 SEDA are collectively referred to herein as the “Prior SEDAs”.

On April 22, 2014, Omagine and YA entered into a new Standby Equity Distribution Agreement which was amended on October 10, 2014 (the “2014 SEDA”). The 2014 SEDA is generally on the same terms as the 2011 SEDA.

Any use by Omagine of the 2014 SEDA will be guided by several factors, including but not limited to: (i) the availability and cost of alternative financing, (ii) our ability to rapidly access required financing, (iii) the liquidity and market price of our Common Stock, (iv) the exercise, if any, of Warrants, (v) the likelihood (or actuality) of the success of our present efforts to arrange (a) new equity investments into Omagine and (b) new debt and/or equity investments into LLC, (vi) the likelihood (or actuality) of LLC having the financial capacity to pay Omagine the $10 million Success Fee and the Pre-Development Expense Amount and Post-DA Pre-Development Expenses in excess of $21.3 million. (See: “Financial Advisor”, and –“The Shareholder Agreement”, “LLC Capital Structure”, “Pre-Development Expenses / Post-DA Pre-Development Expenses”, above), and (vii) our then current cash requirements.

Because the market for our Common Stock has historically exhibited low liquidity levels, we may not be able to take full advantage of the 2014 SEDA if such liquidity levels do not improve. If the market for our Common Shares is exhibiting low liquidity levels at the time we give YA an Advance Notice (a “Put”) and if YA sells Common Shares into the public market during the five Trading Day Pricing Period subsequent to our Put (as is YA’s customary practice), it is likely that the price of our Common Shares will decline. Any such price decline will immediately increase the number of Common Shares we would otherwise be required absent such price decline to deliver to YA subsequent to the Pricing Period in satisfaction of such Put. If this pattern continued to happen with subsequent Puts by us, it is likely that we would issue and sell to YA the maximum 3,000,000 shares available under the 2014 SEDA before reaching the aggregate sales price of $5 million available under the 2014 SEDA.

LLC is now obligated to design, develop and construct the $2.5 billion Omagine Project. Given the size and scope of the Omagine Project, it is expected that LLC will require a minimum of $300 million (possibly up to $500 million) of debt financing / project financing (including the Construction Financing) over various times during the next 4 to 5 years. This Construction Financing requirement will not be addressed by utilizing the 2014 SEDA. Notwithstanding that fact, the Company expects to have substantial and rapidly forthcoming working capital requirements other than the Construction Financing for a portion of which it plans to utilize the 2014 SEDA but no assurance can be given that the Company will be able to obtain the necessary working capital.

Given the considerable resources we will be required to bring to bear to execute the Omagine Project, we presently expect that we will fully utilize the entire $5 million amount available to us under the 2014 SEDA. Such use of the 2014 SEDA will of course be guided by the price, liquidity and volatility of our Common Stock as we move forward. We cannot presently predict what other future sources of financing might become available to us to cause us to utilize less than the full $5 million available under the 2014 SEDA and our present assessment is that, we will surely need the full $5 million available under the 2014 SEDA. The Prior SEDAs indisputably provided the Company the lifeline needed to achieve the DA signing and the 2014 SEDA will likely provide some of the supplementary working capital the Company will need going forward.

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Prior SEDAs

The 2009 SEDA expired in 2011. The 2011 SEDA was due to expire on September 1, 2014 but was terminated on July 21, 2014 by the mutual consent of the parties (See: Exhibit 10.11).

In connection with the 2011 SEDA, Omagine filed with the SEC a registration statement (the “2011 SEDA Registration Statement”) on Form S-1 (Commission File No. 333-175168) pursuant to which 3,244,216 Common Shares were registered (including 244,216 Common Shares issued to YA in May and June 2011 in satisfaction of the $300,000 commitment fees due under the 2011 SEDA). Between August 24, 2011 and May 6, 2014, YA purchased 561,690 Common Shares from Omagine under the 2011 SEDA for an aggregate Purchase Price of $835,000 and YA did not thereafter purchase any Common Shares from Omagine under the 2011 SEDA. On July 21, 2014 Omagine filed a post-effective amendment to the 2011 SEDA Registration Statement de-registering the previously registered 2,438,310 Common Shares which were not issued or sold to YA pursuant to the 2011 SEDA. Such post-effective amendment to the 2011 SEDA Registration Statement was declared effective by the SEC on July 25, 2014.

The 2014 SEDA

On April 22, 2014, Omagine and YA entered into a new Standby Equity Distribution Agreement which was amended on October 10, 2014 (the “2014 SEDA”). The 2014 SEDA is generally on the same terms as the 2011 SEDA. Unless earlier terminated in accordance with its terms, the 2014 SEDA shall automatically expire on the earlier of (i) the first day of the month next following the 24-month anniversary of the “Registration Effective Date” (as hereinafter defined), or (ii) the date on which YA shall have made payment of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000. In satisfaction of a $150,000 commitment fee due pursuant to the 2014 SEDA, Omagine issued 85,822 restricted Common Shares (the “Commitment Fee Shares”) to YA Global II SPV, LLC which is an affiliate of YA.

Pursuant to the terms of the 2014 SEDA, Omagine may in its sole discretion, and upon giving written notice to YA (an “Advance Notice”), periodically sell Common Shares to YA (“Shares”) at a per Share price (“Purchase Price”) equal to 95% of the lowest daily volume weighted average price (the “VWAP”) for a Common Share as quoted by Bloomberg, L.P. during the five (5) consecutive Trading Days (as such term is defined in the 2014 SEDA) immediately subsequent to the date of the relevant Advance Notice (the “Pricing Period”).

Omagine is not obligated to sell any Shares to YA but may, over the term of the 2014 SEDA and in its sole discretion, sell to YA that number of Shares valued at the Purchase Price from time to time in effect that equals up to five million dollars ($5,000,000) in the aggregate. YA is obligated under the 2014 SEDA to purchase such Shares from Omagine subject to certain conditions including (i) Omagine filing a registration statement with the SEC to register the resale by YA of the Shares sold to YA under the 2014 SEDA (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective (the date of such declaration by the SEC being the “Registration Effective Date”), (iii) Omagine certifying to YA at the time of each Advance Notice that Omagine has performed all covenants and agreements to be performed and has complied with all obligations and conditions contained in the 2014 SEDA, (iv) periodic sales of Shares to YA must be separated by a time period of at least five Trading Days, and (v) the dollar value of any individual periodic sale of Shares designated by Omagine in any Advance Notice may not exceed the greater of (a) two hundred thousand dollars ($200,000), or (b) the average of the "Daily Value Traded" for each of the five (5) Trading Days immediately preceding the date of the relevant Advance Notice where Daily Value Traded is the product obtained by multiplying the number representing the daily trading volume of Common Shares for such Trading Day by the VWAP for Common Share on such Trading Day.

Pursuant to the 2014 SEDA in no event shall the number of Common Shares issuable to YA pursuant to an Advance cause the aggregate number of Common Shares beneficially owned (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), by YA and its affiliates to exceed 9.99% of the then outstanding common stock of the Company. In addition this 9.99% ownership cap may not be waived by YA or Omagine and since such ownership cap includes all Common Shares owned by any YA affiliate, such cap cannot be avoided by transferring Common Shares to an affiliate of YA.

In connection with the 2014 SEDA, on October 15, 2014 Omagine filed the Registration Statement on Form S-1 to register the 3,085,822 Common Shares covered by the 2014 SEDA. On January 8, 2015, Omagine filed an amendment to that Registration Statement and such amendment to the 2014 SEDA Registration Statement was declared effective by the SEC on January 22, 2015. The effective status of the 2014 SEDA Registration Statement expired October 19, 2015 and the Company plans to file another Post-Effective Amendment on Form S-1 to maintain the effective status of the 2014 SEDA Registration Statement.

The foregoing summaries of the terms of the Prior SEDAs and of the 2014 SEDA do not purport to be complete and are qualified in their entirety by reference to the full texts of the Prior SEDAs and the 2014 SEDA, copies of which are attached hereto as Exhibits 10.6, 10.7 and 10.10.

Sales of Common Shares to YA pursuant to the Prior SEDAs totaled 561,690 Common Shares for an aggregate Purchase Price of $835,000. Management believes that it has been judicious and conservative in its use to date of the Prior SEDAs, but nonetheless our periodic sales of Common Shares to YA or its affiliate pursuant to the Prior SEDAs have been dilutive to all shareholders and the subsequent resales by YA of such Common Shares into the public market have from time to time inflicted downward pressure on our stock price. Omagine intends to utilize the 2014 SEDA to fund its ongoing operations as and if necessary and as of the date hereof, the Company has sold 17,696 shares of its Common Shares pursuant to the 2014 SEDA for proceeds of $25,000.

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The YA Loan Agreements

Omagine and YA, the investment fund which is a party with Omagine to the 2014 SEDA, entered into an unsecured loan agreement dated July 26, 2013 (the “2013 YA Loan Agreement”). Pursuant to the 2013 YA Loan Agreement, Omagine borrowed two hundred thousand dollars ($200,000) from YA (the “2013 YA Loan”) for a term of one year at an annual interest rate of 10%. The 2013 YA Loan Agreement called for a 10% monitoring and management fee equal to $20,000 to be escrowed and paid to Yorkville Advisors thereby making the net proceeds from the 2013 YA Loan to Omagine equal to $180,000. Such $180,000 of proceeds was received by Omagine on September 3, 2013. The 2013 YA Loan Agreement also extended the expiration date of the 2011 SEDA. The foregoing summary of the terms of the 2013 YA Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2013 YA Loan Agreement attached hereto as Exhibit 10.12.

On April 22, 2014, Omagine and YA entered into a second unsecured loan agreement (the “2014 YA Loan Agreement”) whereby Omagine borrowed five hundred thousand dollars ($500,000) from YA (the “2014 YA Loan”) for a term of one year at an annual interest rate of 10%. Pursuant to the 2014 YA Loan Agreement, on April 22, 2014, through deduction from the $500,000 principal balance of the 2014 YA Loan, Omagine (i) paid the $110,680 balance then due under the 2013 YA Loan Agreement, (ii) paid a $39,000 commitment fee with respect to the 2014 YA Loan, and (iii) prepaid the $1,096 of interest due on the 2014 YA Loan for the period April 23, 2014 through April 30, 2014. The $349,224 net proceeds of the 2014 YA Loan was received by Omagine on April 23, 2014. The foregoing summary of the terms of the 2014 YA Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the YA Note Purchase Agreement, the YA Note and the YA Closing Statement attached hereto as Exhibits 10.13; 10.14; and 10.15 respectively. Omagine repaid the 2014 YA Loan pursuant to its terms.

On May 20, 2015, the Company and YA entered into a third loan agreement (the “2015 YA Loan Agreement”). Pursuant to the 2015 YA Loan Agreement, the Company borrowed five hundred thousand dollars ($500,000) from YA (the “2015 YA Loan”) for a term of one year at an annual interest rate of 10%. Pursuant to the 2015 YA Loan Agreement the Company agreed to pay a $50,000 commitment fee with respect to the 2015 YA Loan to YA Global II SPV LLC, an affiliate of YA (the “Affiliate”). The $500,000 proceeds of the 2015 YA Loan was received by the Company on May 21, 2015 and the $50,000 commitment fee was paid to the Affiliate. The foregoing summary of the terms of the 2015 YA Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the YA Note Purchase Agreement, the YA Note and the YA Closing Statement attached hereto as Exhibits 10.29; 10.30; and 10.31 respectively. Omagine presently anticipates that the 2015 YA Loan will be repaid from proceeds of sales of Common Shares made pursuant to (a) private placement transactions, (b) the exercise of Warrants, or (c) the 2014 SEDA, or a combination thereof.

There can be no assurance given that Omagine will be able to successfully utilize the Warrants or the 2014 SEDA to secure the significant amount of financing necessary for it to execute its business plan as presently conceived or that we will be able to repay the YA Loan.

Omagine LLC

Omagine invested the OMR 20,000 cash [$52,000] OMAG Initial Equity Investment into LLC upon its organization and pursuant to the Shareholder Agreement the following additional investments have been made to date into LLC:

i.	a further OMR 130,000 [$338,000] cash investment was made by the LLC Shareholders, and
ii.	a further OMR 210,000 [$546,000] cash investment was made by Omagine, and
iii.	a further OMR 276,666,667 [$719,333,334] non-cash investment was made by RCA.

LLC is presently capitalized at OMR 277,026,667 [$720,269,334]. Notwithstanding the foregoing, LLC presently has limited cash resources because expenses incurred to date have depleted LLC’s limited cash capital.

As of the date hereof Omagine has invested OMR 210,000 [$546,000] in advance of when Omagine was obligated to do so in order to maintain LLC’s liquidity and has satisfied in full its obligation pursuant to the Shareholder Agreement to make the OMAG Deferred Investment into LLC.

CCC and RCA are obligated to make their Deferred Cash Investments into LLC in the aggregate amount of OMR 26,628,125 [$69,233,125] promptly on or after the Financing Agreement Date occurs.

LLC is hoping to sign a Financing Agreement (the Qatari Loan Agreement) with the Qatari Bank in the next few weeks in which event that would be the Financing Agreement Date and therefore RCA and CCC will then be obligated pursuant to the Shareholder Agreement to invest the Deferred Cash Investments into LLC. If the Qatari Bank Loan should close, then pursuant to the provisions of the Shareholder Agreement, the Qatari Loan Agreement will be the first Financing Agreement. Until such Qatari Loan Agreement is executed by the parties no assurance can be given that the Qatari Bank Loan will actually be made. (See “Qatari Bank Loan” above).

The OMR 276,666,667 investment of the Land Rights into LLC by RCA was perfected on July 2, 2015 concurrent with the registration of the Usufruct Agreement with the Oman Ministry of Housing (See: “The Land Rights”, above).

The continuation of LLC’s business to date has to a large extent been financed by Omagine.

Even if the Qatari Bank Loan closes, LLC will have to arrange a significant amount of additional project financing, including most probably Syndicated Bank Financing, in order to execute its plan to develop the Omagine Project. Until Financing Agreements with respect to such additional financing are actually executed by the parties however, no assurance can be given that they actually will be so executed or that such project financing will be available to LLC. (See “Financial Advisor”, above ). The Company is relying for revenue growth upon the future business of LLC.

Omagine Inc.

In order to generate the cash needed to sustain the Company’s ongoing operations, Omagine has over the past many years relied on the proceeds from the YA Loans and from sales of Common Shares made pursuant to the Prior SEDAs and the 2012 rights offering as well as from sales of restricted Common Shares made pursuant to private placements. Management is hopeful that the Warrants will provide a future source of additional financing.

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In the absence of the closing of an Equity Sale, Debt Facility or the Qatari Bank Loan, and subject to the necessary financial resources being available to it, Omagine may make a secured loan to LLC in order to finance the First Phase. Such a loan from Omagine, if it were to be made, would be memorialized by a Financing Agreement and the date it was signed would then be the first Financing Agreement Date and therefore RCA and CCC would then be obligated pursuant to the Shareholder Agreement to invest the OMR 26,628,125 [$69,233,125] Deferred Cash Investments into LLC.

Investors and shareholders should be aware that we have had no revenue for the past several years and we do not expect to generate any revenue from real estate operations until after the development of the Omagine Project is well underway.

The failure to ultimately secure project financing will have a materially significant negative and adverse effect on the Company.

Capital Expenditures and Project Financing

The Company incurred $6,398 for capital expenditures in the first nine months of 2015. We expect, assuming we are able to close one or more of the debt facilities we are presently working on, that in the near term (i) the Company will incur significant expenses related to capital expenditures, and (ii) LLC will incur substantial debt associated with the Qatari Bank Loan, Debt Facilities and other project financing and Syndicated Bank Financing in the future.

We presently expect that such capital expenditures will be largely concentrated at LLC and will largely comprise the purchase by LLC and Omagine of the quantities of office equipment, furniture, vehicles, computer hardware and software and telecommunications equipment which will be necessary to service the expanded staff and offices required at both LLC and Omagine to manage the ramping up of our business operations in Oman and the U.S.

We presently expect that such capital expenditures will be financed:

i.	at Omagine via the proceeds from sales of Common Shares via the 2014 SEDA, the exercise of Warrants, private placement sales of restricted Common Shares, and the payments received from LLC with respect to the Success Fee, the Pre-Development Expense Amount and the Post-DA Pre-Development Expenses, and
ii.	at LLC through a combination of invested capital, Equity Sales, bank loans and project finance Debt Facilities (including possibly, the Qatari Bank Loan) (See: “The Shareholder Agreement” and “LLC Capital Structure”).

No assurance can be given that such financing will be available to the Company at either Omagine or LLC.

We presently expect that any future project financing requirements (including any Syndicated Bank Financing) for LLC will be placed with regional and international banks as arranged by LLC with the assistance of its Financial Adviser. LLC’s requirement for project financing is expected to be reduced by its ability to pre-sell residence and commercial units by entering into sales contracts with third party purchasers and receiving deposits and progress payments during the construction of such units. Recent trends in the Omani market subsequent to the recent worldwide financial crisis however have indicated a reduced consumer appetite for pre-sales of residence units as many more buyers are now demanding a finished product before entering into sales contracts with developers. . (See: “Financial Advisor” and “Market Conditions” and “Sales & Marketing”).

FISCAL YEAR ENDED DECEMBER 31, 2014 vs.

FISCAL YEAR ENDED DECEMBER 31, 2013

The Company did not generate any revenue or incur any cost of sales for the years ended December 31, 2014 and 2013. The Company is relying on Omagine LLC's operations for the Company's future revenue generation. Management is presently examining other possible sources of revenue for the Company which, subject to the Development Agreement being executed by Omagine LLC and the Government on October 2, 2014, may be added to the Company’s operations.

Total selling, marketing, general and administrative operating expenses (“SG&A Expenses”) were $5,113,240 during the year ended December 31, 2014 compared to $2,630,555 during the year ended December 31, 2013. This $2,482,685 (94%) increase in SG&A Expenses was attributable to the following expense categories: officers and directors’ compensation, including stock based compensation ($1,300,403), consulting fees including stock based compensation ($752,218), stock-based commitment fees ($150,000), travel ($136,296), other selling, general and administrative costs ($69,985), professional fees, including stock based compensation ($61,298), and occupancy costs ($12,485).

The Company sustained a net loss of $5,160,960 for the year ended December 31, 2014 compared to a net loss of $2,640,590 for the year ended December 31, 2013. This $2,520,370 (95%) increase in the Company's net loss for the year ended December 31, 2014 compared to its net loss for the year ended December 31, 2013 was principally attributable to the $2,482,685 increase in SG&A Expenses mentioned above, a $24,951 increase in interest expense, $31,031 increase in amortization of debt discount and a $18,297 increase in net loss attributable to minority shareholders of Omagine LLC.

Liquidity and Capital Resources

The Company incurred net losses of $5,160,960 and $2,640,590 in the years ended December 31, 2014 and 2013, respectively. During the year ended December 31, 2014, the Company had net positive cash flow of $1,093,596 resulting from the positive cash flow of $2,471,600 from its financing activities being offset by the negative cash flow of $1,374,210 from its operating activities and $3,434 from investing activities. Financing activities during the year ended December 31, 2014 consisted of sales by Omagine, Inc. of shares of its Common Stock for proceeds of $1,797,100, proceeds from the exercise of Common Stock Purchase Warrants of $663,500 and proceeds from the issuance of a new note payable to YA Global Master SPV, Ltd. of $461,000, less an aggregate $450,000 repayment of notes payable to YA ($175,000 paid on the original $200,000 note and the first four monthly installments totaling $275,000 paid on the $500,000 note).

The Company had capital expenditures for the year ended December 30, 2014 of $3,434.

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At December 31, 2014, the Company had $1,119,459 in current assets, consisting of $1,113,679 of cash and $5,780 of prepaid expenses. The Company's current liabilities at December 31, 2014 totaled $1,640,197 consisting of $370,429 of convertible notes payable and accrued interest, $214,778 of notes payable and accrued interest, $417,068 of accounts payable and accrued expenses and $637,922 in accrued officers’ payroll. At December 31, 2014, the Company had a working capital deficit of $520,738 compared to a working capital deficit of $1,572,905 at December 31, 2013. Fifty-three percent (53%) of the $1,640,197 of current liabilities at December 31, 2014 ($865,331) is due and owing to officers and/or directors.

The $1,052,167 decrease in the Company's working capital deficit at December 31, 2014 compared to December 31, 2013 is attributable to a $4,495 decrease in prepaid items, a $1,093,956 increase in cash, and a $37,294 increase in current liabilities. The Company’s liabilities at December 31, 2014 increased compared to December 31, 2013 due to increases of $52,838 in accounts payable and accrued expenses and other current liabilities, $51,652 increases in notes payable and accrued interest and $22,494 in accrued interest on convertible notes payable offset by decreases of $89,690 in accrued officers payroll.

As discussed in Note 2 to such consolidated financial statements, the Company's present financial condition raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts or classification of liabilities that might be necessary in the event the Company cannot continue in existence. The continued existence of the Company is dependent upon its ability to obtain additional financing, execute its business plan and attain profitable operations.

Rights Offering and Warrant Distribution

Omagine conducted a “Rights Offering and Warrant Distribution” in 2012 for the sole benefit of its shareholders at the time (the “Record Shareholders”) pursuant to which Omagine distributed “Rights” and Strategic Warrants to the Record Shareholders. The Rights, the Strategic Warrants and the Common Shares underlying the Rights and Strategic Warrants were registered in a registration statement filed by Omagine on Form S-1 (Commission File No. 333-179040), which was declared effective by the SEC on February 13, 2012 and in a separate registration statement filed by Omagine on Form S-1 (Commission File No. 333-183852), which was declared effective by the SEC on April 25, 2013 (the “Warrant Registration”).

A total of 1,014,032 Common Shares were subscribed for in the Rights Offering at a subscription price of $1.25 per Common Share. Total proceeds to Omagine from the Rights Offering was $1,267,540 of which $731,639 was paid in cash and $535,901 was paid via the satisfaction of debt owed by Omagine to Record Shareholders exercising such Rights. Of the 1,014,032 Common Shares issued pursuant to the Rights Offering, 585,311 were issued in exchange for $731,639 in cash and 428,721 were issued in satisfaction of $535,901 of debt constituting promissory notes for loans to Omagine and accrued but unpaid salaries and expenses. Of the $535,901 of debt which was satisfied in the Rights Offering, $506,750 represented unpaid salaries, expenses and loans which were due and owing by Omagine to Omagine officers and directors.

Of the 6,422,124 Strategic Warrants distributed, 3,211,062 are exercisable at $5 per Common Share and 3,211,062 are exercisable at $10 per Common Share. On August 13, 2013, Omagine filed a Post-Effective Amendment on Form S-1 to the Warrant Registration (Commission File No. 333-183852) to update the Warrant Registration to include all 6,422,124 then issued and outstanding Strategic Warrants and the 6,422,124 Common Shares underlying such Strategic Warrants (the “Updated Warrant Registration”). The SEC declared the Updated Warrant Registration to be effective as of August 26, 2013 and its effective status expired. Omagine filed Post-Effective Amendments No. 2 and 3 to the Warrant Registration in order to further update the Warrant Registration and to re-instate its effective status. The SEC declared the Warrant Registration effective February 13, 2015.All Strategic Warrants expire on December 31, 2016 unless redeemed earlier by Omagine.

Standby Equity Distribution Agreements

Between 2009 and 2011, Omagine had a Stand-By Equity Distribution Agreement with an affiliate of YA (the “2009 SEDA”). Omagine and YA were parties to a second Stand-By Equity Distribution Agreement (the “2011 SEDA”) which was terminated on July 21, 2014. The 2009 SEDA and the 2011 SEDA are collectively referred to herein as the “Prior SEDAs”.

On April 22, 2014, Omagine and YA entered into a new Standby Equity Distribution Agreement which was amended on October 10, 2014 (the “2014 SEDA”). The 2014 SEDA is generally on the same terms as the 2011 SEDA.

Since the DA is now signed, any use by Omagine of the 2014 SEDA will be guided by several factors, including but not limited to: (i) the availability and cost of alternative financing, (ii) our ability to rapidly access required financing, (iii) the liquidity and market price of our Common Stock, (iv) the exercise, if any, of Warrants, (v) the likelihood (or actuality) of the success of our present efforts to arrange (a) new equity investments into Omagine and (b) new debt and/or equity investments into LLC, (vi) the likelihood (or actuality) of LLC having the financial capacity to pay Omagine the $10 million Success Fee and the Pre-Development Expense Amount in excess of $9 million. (See: “Rights Offering and Warrant Distribution, and Financial Advisor, and Business - The Shareholder Agreement / LLC Capital Structure - Pre-Development Expenses / Success Fee”, above), and (vii) our then current cash requirements.

Because the market for our Common Stock has historically exhibited low liquidity levels, we may not be able to take full advantage of the 2014 SEDA if such liquidity levels do not improve as a result of the recent DA signing. If the market for our Common Shares is exhibiting low liquidity levels at the time we give YA an Advance Notice (a “Put”) and if YA sells Common Shares into the public market during the five Trading Day Pricing Period subsequent to our Put (as is YA’s customary practice), it is likely that the price of our Common Shares will decline. Any such price decline will immediately increase the number of Common Shares we would otherwise be required absent such price decline to deliver to YA subsequent to the Pricing Period in satisfaction of such Put. If this pattern continued to happen with subsequent Puts by us, it is likely that we would issue and sell to YA the maximum 3,000,000 shares available under the 2014 SEDA before reaching the aggregate sales price of $5 million available under the 2014 SEDA.

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LLC is now obligated to design, develop and construct the $2.5 billion Omagine Project. Given the size and scope of the Omagine Project, it is expected that LLC will require a minimum of $300 million (possibly up to $500 million) of debt financing - the Construction Financing - over various times during the next 4 to 5 years. This Construction Financing requirement will not be addressed by utilizing the 2014 SEDA (See: “Financial Advisor”, above). Notwithstanding that fact, the Company expects to have substantial and rapidly forthcoming working capital requirements other than the Construction Financing.

Given the considerable resources we will be required to bring to bear to execute the Omagine Project, we presently expect that we will fully utilize the entire $5 million amount available to us under the 2014 SEDA. Such post-DA use of the 2014 SEDA will of course be guided by the price, liquidity and volatility of our Common Stock as we move forward. We cannot presently predict what other future sources of financing might become available to us to cause us to utilize less than the full $5 million available under the 2014 SEDA and our present assessment is that, we will surely need and will ultimately receive the full $5 million available under the 2014 SEDA. The Prior SEDAs indisputably provided the Company the lifeline needed to achieve the DA signing and the 2014 SEDA will likely provide some of the supplementary working capital the Company will need going forward.

Prior SEDAs

The 2009 SEDA expired in 2011. The 2011 SEDA was due to expire on September 1, 2014 but was terminated on July 21, 2014 by the mutual consent of the parties (See: Exhibit 10.11).

In connection with the 2011 SEDA, Omagine filed with the SEC a registration statement (the “2011 SEDA Registration Statement”) on Form S-1 (Commission File No. 333-175168) pursuant to which 3,244,216 Common Shares were registered (including 244,216 Common Shares issued to YA in May and June 2011 in satisfaction of the $300,000 commitment fees due under the 2011 SEDA). Between August 24, 2011 and May 6, 2014, YA purchased 561,690 Common Shares from Omagine under the 2011 SEDA for an aggregate Purchase Price of $835,000 and YA did not thereafter purchase any Common Shares from Omagine under the 2011 SEDA. On July 21, 2014 Omagine filed a post-effective amendment to the 2011 SEDA Registration Statement de-registering the previously registered 2,438,310 Common Shares which were not issued or sold to YA pursuant to the 2011 SEDA. Such post-effective amendment to the 2011 SEDA Registration Statement was declared effective by the SEC on July 25, 2014.

The 2014 SEDA

On April 22, 2014, Omagine and YA entered into a new Standby Equity Distribution Agreement which was amended on October 10, 2014 (the “2014 SEDA”). The 2014 SEDA is generally on the same terms as the 2011 SEDA. Unless earlier terminated in accordance with its terms, the 2014 SEDA shall automatically expire on the earlier of (i) the first day of the month next following the 24-month anniversary of the “Registration Effective Date” (as hereinafter defined), or (ii) the date on which YA shall have made payment of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000. In satisfaction of a $150,000 commitment fee due pursuant to the 2014 SEDA, Omagine issued 85,822 restricted Common Shares to YA Global II SPV, LLC which is an affiliate of YA.

Pursuant to the terms of the 2014 SEDA, Omagine may in its sole discretion, and upon giving written notice to YA (an “Advance Notice”), periodically sell Common Shares to YA (“Shares”) at a per Share price (“Purchase Price”) equal to 95% of the lowest daily volume weighted average price (the “VWAP”) for a Common Share as quoted by Bloomberg, L.P. during the five (5) consecutive Trading Days (as such term is defined in the 2014 SEDA) immediately subsequent to the date of the relevant Advance Notice (the “Pricing Period”).

Omagine is not obligated to sell any Shares to YA but may, over the term of the 2014 SEDA and in its sole discretion, sell to YA that number of Shares valued at the Purchase Price from time to time in effect that equals up to five million dollars ($5,000,000) in the aggregate. YA is obligated under the 2014 SEDA to purchase such Shares from Omagine subject to certain conditions including (i) Omagine filing a registration statement with the SEC to register the resale by YA of the Shares sold to YA under the 2014 SEDA (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective (the date of such declaration by the SEC being the “Registration Effective Date”), (iii) Omagine certifying to YA at the time of each Advance Notice that Omagine has performed all covenants and agreements to be performed and has complied with all obligations and conditions contained in the 2014 SEDA, (iv) periodic sales of Shares to YA must be separated by a time period of at least five Trading Days, and (v) the dollar value of any individual periodic sale of Shares designated by Omagine in any Advance Notice may not exceed the greater of (a) two hundred thousand dollars ($200,000), or (b) the average of the "Daily Value Traded" for each of the five (5) Trading Days immediately preceding the date of the relevant Advance Notice where Daily Value Traded is the product obtained by multiplying the number representing the daily trading volume of Common Shares for such Trading Day by the VWAP for Common Share on such Trading Day.

Pursuant to the 2014 SEDA in no event shall the number of Common Shares issuable to YA pursuant to an Advance cause the aggregate number of Common Shares beneficially owned (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), by YA and its affiliates to exceed 9.99% of the then outstanding common stock of the Company. In addition this 9.99% ownership cap may not be waived by YA or Omagine and since such ownership cap includes all Common Shares owned by any YA affiliate, such cap cannot be avoided by transferring Common Shares to an affiliate of YA.

In connection with the 2014 SEDA, on October 15, 2014 Omagine filed the Registration Statement on Form S-1 to register the 3,085,822 Common Shares covered by the 2014 SEDA. On January 8, 2015, Omagine filed an amendment to that Registration Statement and such amendment to the 2014 SEDA Registration Statement was declared effective by the SEC on January 22, 2015.

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The foregoing summaries of the terms of the Prior SEDAs and of the 2014 SEDA do not purport to be complete and are qualified in their entirety by reference to the full texts of the Prior SEDAs and the 2014 SEDA, copies of which are attached hereto as Exhibits 10.6, 10.7, and 10.10.

Sales of Common Shares to YA pursuant to the Prior SEDAs totaled 561,690 Common Shares for an aggregate Purchase Price of $835,000. Management believes that it has been judicious and conservative in its use to date of the Prior SEDAs, but nonetheless our periodic sales of Common Shares to YA or its affiliate pursuant to the Prior SEDAs have been dilutive to all shareholders and the subsequent resales by YA of such Common Shares into the public market have from time to time inflicted downward pressure on our stock price. Omagine intends to utilize the 2014 SEDA to fund its ongoing operations as and if necessary.

The YA Loan Agreements

Omagine and YA, the investment fund which is a party with Omagine to the 2014 SEDA, entered into an unsecured loan agreement dated July 26, 2013 (the “2013 YA Loan Agreement”). Pursuant to the 2013 YA Loan Agreement, Omagine borrowed two hundred thousand dollars ($200,000) from YA (the “2013 YA Loan”) for a term of one year at an annual interest rate of 10%. The 2013 YA Loan Agreement called for a 10% monitoring and management fee equal to $20,000 to be escrowed and paid to Yorkville Advisors thereby making the net proceeds from the 2013 YA Loan to Omagine equal to $180,000. Such $180,000 of proceeds was received by Omagine on September 3, 2013. The 2013 YA Loan Agreement also extended the expiration date of the 2011 SEDA. The foregoing summary of the terms of the 2013 YA Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2013 YA Loan Agreement attached hereto as Exhibit 10.12.

On April 22, 2014, Omagine and YA entered into another unsecured loan agreement (the “2014 YA Loan Agreement”) whereby Omagine borrowed five hundred thousand dollars ($500,000) from YA (the “2014 YA Loan”) for a term of one year at an annual interest rate of 10%. Pursuant to the 2014 YA Loan Agreement, on April 22, 2014, through deduction from the $500,000 principal balance of the 2014 YA Loan, Omagine (i) paid the $110,680 balance then due under the 2013 YA Loan Agreement, (ii) paid a $39,000 commitment fee with respect to the 2014 YA Loan, and (iii) prepaid the $1,096 of interest due on the 2014 YA Loan for the period April 23, 2014 through April 30, 2014. The $349,224 net proceeds of the 2014 YA Loan was received by Omagine on April 23, 2014. The foregoing summary of the terms of the 2014 YA Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the YA Note Purchase Agreement, the YA Note and the YA Closing Statement attached hereto as Exhibits 10.13; 10.14; and 10.15 respectively.

Omagine presently anticipates that the 2014 YA Loan will be repaid from proceeds of sales of Common Shares made pursuant to (a) private placement transactions, (b) the exercise of Warrants, or (c) the 2014 SEDA, or a combination thereof.

There can be no assurance given that Omagine will be able to successfully utilize the Warrants or the 2014 SEDA to secure the significant amount of financing necessary for it to execute its business plan as presently conceived.

Capital Expenditures and Construction Financing

We presently expect that such capital expenditures will be financed:

i.	at Omagine via the proceeds from sales of Common Shares via the 2014 SEDA, the exercise of Warrants, private placement sales of restricted Common Shares, possible private placement sales of LLC Shares and the payments received from LLC with respect to the Success Fee and the Pre-Development Expense Amount, and
ii.	at LLC through a combination of invested capital, Pre-Design Phase Financing, syndicated bank financing, loans from Omagine and the sale or sales of additional LLC equity or debt instruments (See: “Business - The Shareholder Agreement / LLC Capital Structure” and “Financing/Pre-Design Phase Activities / The Financing Agreement Date”).

No assurance can be given that such financing will be available to the Company at either Omagine or LLC.

We presently expect that LLC's Construction Financing requirements will be financed via Syndicated Financing Agreements with several regional and international banks as arranged by LLC and its Financial Adviser. LLC’s requirement for Construction Financing is expected to be reduced by its ability to pre-sell residence and commercial units by entering into sales contracts with third party purchasers and receiving deposits and progress payments during the construction of such units. Recent trends in the Omani market subsequent to the recent worldwide financial crisis however have indicated a reduced consumer appetite for pre-sales of residence units as many more buyers are now demanding a finished product before entering into sales contracts with developers. . (See: “Business - Financial Advisor” and “Market Conditions” and “Sales & Marketing”).

Off-Balance Sheet Arrangements

We have never entered into and have no present intention of entering into any off-balance sheet financing arrangements. We have not formed and have no present intention of forming any special purpose entities.

Impact of Inflation

The level of inflation in the U.S. has been relatively low during the last several fiscal years and has not had a significant impact on Omagine. Although inflation in Oman has also been relatively low during the last several fiscal years, the Oman economy has recently been experiencing volatility in its inflation rate (including in the prices of construction materials and labor) which volatility may have an impact on LLC's proposed future operations in Oman.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Information required under this caption is not required for Omagine since it is a smaller reporting company.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our directors are elected at the annual meeting of shareholders to hold office until the annual meeting of shareholders for the ensuing year or until their successors have been duly elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. The directors and executive officers of the Registrant as of the date hereof are as follows:

Name	Age	Current Position
Frank J. Drohan	70	Chairman of the Board, President, Chief Executive and Financial Officer and Director
Charles P. Kuczynski	62	Vice President, Secretary and Director
Louis J. Lombardo (1) (2)	72	Director
Jack A. Smith (1) (2)	80	Director
Alan M. Matus (1) (2)	70	Director
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

Directors

Frank J. Drohan has served as a director, Chairman of the Board of Directors, President and CEO of the Registrant since 1991. Mr. Drohan is also the Managing Director and Chief Executive Officer of LLC and he serves as a director and the chairman of JOL. He was chairman of the board of directors, president and sole shareholder of Rif International Corp., a privately held company active in the construction and real estate development business and which had extensive overseas activities in the MENA Region between 1977 and 1986 and which was acquired by Omagine in 1997. Mr. Drohan holds a Bachelor of Science degree in Economics and Political Science from Manhattan College in New York City. He has over 35 years of experience doing business across most of the MENA Region, has many long-standing business and personal relationships in the region and is familiar with the region’s cultural and business environment.

Charles P. Kuczynski has served as a director, Secretary and a Vice-President of the Registrant since 1996 and previously served as a director and Secretary of the Registrant from 1988 to 1993. Mr. Kuczynski is a director and the secretary of JOL. Prior to joining Omagine, Mr. Kuczynski was a sales executive with Hillenbrand Industries. Mr. Kuczynski holds a Bachelor of Arts degree from Merrimack College in Massachusetts. Mr. Kuczynski has over 30 years of diverse business experience in marketing, sales, public relations and administration.

Louis J. Lombardo has served as a non-employee independent director (“Independent Director”) of the Registrant since 2005. Mr. Lombardo retired after 35 years at American Express Company where he was Executive Vice President - Travel Related Services. In this capacity he led an organization of worldwide operating centers employing over 14,000 people and managed a $1.3 billion operating budget and a $600 million capital budget. Mr. Lombardo holds an MBA degree from New York University. Mr. Lombardo’s years of experience as a senior executive of American Express Company brings a unique perspective and added value to his role as an Independent Director on our Board of Directors. He lives in New York City where he owns and operates two privately held businesses and a consulting company.

Jack A. Smith has served as a non-employee Independent Director of Omagine since September 1, 2015. Mr. Smith founded and was the chief executive officer of a NYSE company - The Sports Authority, Inc. ("TSA") - a national sporting goods chain. He was the Chairman of TSA until it was sold in 1999. Previously Mr. Smith served in executive management positions at W.R. Grace & Co. and with other major companies including Herman's Sporting Goods, Sears & Roebuck and Montgomery Ward. In 2006 Mr. Smith joined the board of I-Trax, an AMEX listed health care provider and Carrols, Inc., a NASDAQ listed firm in the restaurant industry, whose public company spinoff, Fiesta, Inc., appointed him in 2012 as Non-Executive Chairman of the Board. Mr. Smith recently rotated off the Board of NYSE-listed Darden Restaurants after 15 years of service, last serving as chairman of the audit committee. Mr. Smith is a globally recognized and respected corporate and community leader. His lifetime experience in both financial and management roles for publicly traded companies and his experience in financing early stage companies (TSA was financed by Bain & Co., among others) will provide a wealth of knowledge, business acumen and public company experience to the Board's deliberations.

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Alan M. Matus has served as a non-employee Independent Director of Omagine since September 1, 2015. Mr. Matus has five decades of residential, hospitality and commercial real estate development experience. He is a seasoned real estate industry executive and owner who has personally directed the development, planning, architectural design, financing, construction and marketing of many public and private developments both internationally and in the U.S. Mr. Matus graduated as a Chartered Accountant (a CPA equivalency) from the University of Witwatersrand, Johannesburg, South Africa. Mr. Matus is an owner and operator of Acqualina Residences and Resort, a beachfront luxury resort near Miami, Florida which he developed and opened in 2006. Mr. Matus joined Williams Island as its President and CEO in the 1980’s to conceive, develop, build and manage this two billion dollar landmark residential and resort community in Aventura, Florida. This renowned 80-acre community has been heralded worldwide. Mr. Matus brings a highly diverse skill set to the Board and to our business with his development, ownership and operational expertise, finance experience and other relevant real estate development skills.

Directors are elected to serve for one-year terms or until their successors are duly elected and qualified. The Board of Directors is authorized to fill Board vacancies by appointment for a term lasting until Omagine’s next annual meeting of shareholders or until such appointed person’s successor has been duly elected and qualified. Directors who are Company employees receive no fees for acting as such. Independent Directors receive stock options, an annual cash stipend and are entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in attending such meetings.

The Board of Directors filled the prior two board vacancies effective September 1, 2015 with the appointments of Jack A. Smith and Alan M. Matus as Independent Directors bringing the number of independent directors to a majority on the Board of Directors. As of the date hereof, Omagine has an Audit Committee and a Compensation Committee (which also recommends grants of stock options to officers, directors and consultants) each designated by the Board of Directors. There is no nominating committee but future nominations and related nomination activities will be made by a majority vote of the Independent Directors of the Board. The committees of the Board may, in their sole discretion, retain professional outside independent search and/or advisory firms if deemed advisable.

The Audit Committee has 3 members who are independent directors and is chaired by Mr. Matus who is the audit committee financial expert. The Compensation Committee which also has 3 members who are independent directors is chaired by Mr. Smith.

Officers

Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Mr. Drohan and Mr. Kuczynski are both officers of Omagine as described above. William Hanley has served as the Controller and Principal Accounting Officer of the Registrant since January 2008. Mr. Hanley served as the controller of Mittal Steel from 1986 to 2007 and as the Controller and Chief Financial Officer of Rif International Corp. from 1980 to 1986. From 1973 to 1980 he served as the controller at two Wall Street brokerage firms and from 1968 to 1972 as a senior accountant at the public accounting firm Main LaFrentz & Company. Mr. Hanley holds a Bachelor of Business Administration degree in Accounting from St. Francis College in New York.

Code of Ethics

Omagine has adopted and its Board of Directors has approved a Code of Ethics and Business Conduct ("Code"). The Code applies to all directors, officers and employees of Omagine. Omagine believes that the policies and procedures contained in the Code are consistent with the requirements for a Code of Ethics as required by the SEC. A copy of the Code is attached hereto as Exhibit 14 and is available on Omagine's website, www.omagine.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Other than as disclosed below, and based solely on a review of the reports furnished to us or written representations from reporting persons that all reportable transaction were reported, we believe that our officers, directors and greater than ten percent stockholders timely filed all reports they were required to file under Section 16(a), other than as disclosed below.

William Hanley, our Controller, filed three late Form 4s: one reporting one transaction in 2013, another reporting one transaction in 2013 and one transaction in 2014, and another reporting one other 2014 transaction.

Louis J. Lombardo, an independent director, filed three late Form 4s: one reporting one transaction in 2013, another reporting two transactions in 2014, and another reporting one other 2014 transaction.

Charles P. Kuczynski, our Vice President and Secretary, filed three late Form 4s: one reporting one transaction in 2013, another reporting two transactions in 2014, and another reporting one other 2014 transaction.

Frank J. Drohan, our President and CEO, filed two late Form 4s: one reporting two transactions in 2014, and another reporting one other 2014 transaction.

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EXECUTIVE COMPENSATION

Officer Compensation

The following table sets forth information relating to the aggregate compensation received by the then current executive officers of the Company for services in all capacities during the Company’s three fiscal years indicated for (i) Omagine’s Chief Executive and Financial Officer, and (ii) each then current executive officer of Omagine and/or LLC whose total compensation exceeded $100,000 (the foregoing (i) and (ii) being collectively, the “Named Executive Officers”).

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (1)	Option Awards (2)	All Other Comp.	Total
		($)	($)	($)	($)	($)	($)

Frank J. Drohan,	2015	$125,000	$0	$31,976	$1,401,817	$0	$1,558,793
Chief Executive and	2014	$125,000	$0	$33,443	$1,495,595	$0	$1,654,038
Financial Officer	2013	$125,000	$0	$33,889	$566,727	$0	$725,616

Charles P. Kuczynski,	2015	$100,000	$0	$33,205	$227,428	$0	$360,633
Vice-President and Secretary	2014	$100,000	$0	$34,781	$375,277	$0	$510,058
	2013	$100,000	$0	$35,301	$194,805	$0	$330,106

William Hanley,	2015	$80,000	$0	$8,609	$73,496	$0	$162,105
Controller and	2014	$80,000	$0	$8,026	$146,937	$0	$234,963
Principal Accounting Officer	2013	$80,000	$0	$7,060	$42,508	$0	$129,568

Sam Hamdan,	2015	$0	$0	$2,460	$1,259,392	$0	$1,261,852
Deputy Managing Director,	2014	$0	$0	$0	$1,159,445	$0	$1,159,445
Omagine LLC (3)	2013	$0	$0	$0	$644,479	$0	$644,479

1.	Amounts included under Column (e) represent contributions of the Registrant’s Common Stock made in the year indicated to the 401(k) Plan account of the Named Executive Officer, valued at the closing market price of the Common Stock on the dates of such contributions.
2.	Amounts included under Column (f) represent the dollar amount recognized as compensation expense for financial statement reporting purposes for the year indicated under ASC 718 and not an amount paid to or realized by the Named Executive Officers. There can be no assurance that the amounts determined by ASC 718 will ever be realized. In December 2012, the Company extended the expiration date of all January 2012 Options from December 31, 2012 to December 31, 2013, in December 2013 the Company again extended the expiration date of such January 2012 Options to December 31, 2014 and in December 2014 the Company extended the expiration date of such January 2012 Options for a third time to December 31, 2015. Assumptions used in the calculation of the amounts specified in Column (f) for 2013 and 2014 are included in Note 1- STOCK-BASED COMPENSATION and Note 7 – STOCK OPTIONS to the Company's audited financial statements for the fiscal year ended December 31, 2014. Assumptions used in the calculation of the amounts specified in Column (f) for 2015 are not audited. (Also see: “Equity Compensation Plan Information” below).
3.	In addition to the 750,000 January 2012 Stock Options exercisable at $1.70 per share awarded to Mr. Hamdan in 2012 and 250,000 Stock Options exercisable at $2.55 awarded to him in 2014, Mr. Hamdan also holds 160,000 Stock Options exercisable at $1.25 per share which were awarded to him in March 2007.

Management has concluded that the aggregate amount of personal benefits does not exceed 10% of the total compensation reported in column (h) of the foregoing table for the year indicated as to any Named Executive Officer named in the above table. On August 12, 2015, Omagine again extended that expiration date of all Strategic Options from December 31, 2015 to December 31, 2016.

Table of Accrued Unpaid Salary Used to Purchase Common Shares

The following table indicates the amounts of previously accrued but unpaid salary payable utilized in the year indicated by the Named Executive Officer to purchase Common Shares via a direct purchase from Omagine, an exercise of Stock Options or an exercise of Rights in the Rights Offering.

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Name	2015	2014	2013	2012
Frank J. Drohan (1)	$120,000	$0	$0	$155,921
Charles P. Kuczynski (2)	$0	$0	$0	$11,591
William Hanley (3)	$0	$0	$0	$31,250

(1)	On May 16, 2015, $120,000 of unpaid salary owed to Mr. Drohan was offset and utilized by him for the purchase of 100,000 restricted Common Shares at the market price of $1.20 per share. During the year ended December 31, 2012, $155,921 of unpaid salary owed to Mr. Drohan and $247,492 of principal and interest owed by Omagine to Mr. Drohan pursuant to a promissory note was offset and utilized by him for the exercise of 322,730 Rights to purchase 322,730 Common Shares at $1.25 per Common Share. At September 30, 2015, December 31, 2014, 2013 and 2012, unpaid salary payable due to Mr. Drohan was $113,502; $310,464; $398,154; and $273,154 respectively.
(2)	During the year ended December 31, 2012, $11,591 of unpaid salary owed to Mr. Kuczynski and $51,497 of principal and interest owed by Omagine to Mr. Kuczynski pursuant to a promissory note was offset and utilized by him for the exercise of 50,470 Rights to purchase 50,470 Common Shares at $1.25 per Common Share. At September 30, 2015, December 31, 2014, 2013 and 2012, unpaid salary payable due to Mr. Kuczynski was 149,075; $171,575; $163,575; and $145,658 respectively.
(3)	During the year ended December 31, 2012, $31,250 of unpaid salary owed to Mr. Hanley was offset and utilized by him for the exercise of 25,000 Rights to purchase 25,000 Common Shares at $1.25 per Common Share. At September 30, 2015, December 31, 2014, 2013, and 2012, unpaid accrued officer’s compensation due to Mr. Hanley was $140,883; $155,883; $165,883; and $102,550 respectively.

Director Compensation

Directors of Omagine who are employees of the Company do not receive additional compensation for their services as directors. Independent Directors are compensated for their services as directors of Omagine. The following table sets forth information relating to the aggregate compensation received by Independent Directors of the Registrant for services in all capacities during the Registrant's fiscal year ended December 31, 2014.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)
Name	Fees Earned or Paid in Cash ($)	Stock Awards($)	Option Awards (1)(2)($)	All Other Compensation ($)	Total ($)

Estate of Salvatore Bucchere (3)	$0	$0	$54,886	$0	54,886
Kevin Green (3)	$0	$0	$0	$0	0
Louis Lombardo	$1,250	$0	$102,885	$0	104,13 5

(1)	Column (d) represents the dollar amount recognized as compensation expense for financial statement reporting purposes for the year indicated under ASC 718, and not an amount paid to or realized by the named director. There can be no assurance that the amounts determined by ASC 718 will ever be realized by the named director. Assumptions used in the calculation of the amounts specified in Column (d) are included in Note 1 – STOCK BASED COMPENSATION and Note 7 – STOCK OPTIONS to the Company’s audited financial statements for the fiscal year ended December 31, 2014.
(2)	All Strategic Options presently expire on December 31, 2016. As of December 31, 2014, (a) Mr. Lombardo had 75,000 fully vested Strategic Options, the estate of Mr. Bucchere had 50,000 fully vested Strategic Options and Mr. Green had no Strategic Options. In addition as of December 31, 2014, Mr. Lombardo held Stock Options that are not Strategic Options as follows: (i) 2,000 fully vested Stock Options exercisable at $0. 85 per Common Share, (ii) 2,000 fully vested Stock Options exercisable at $1.38 per Common Share, and (iii) 2,000 fully vested Stock Options exercisable at $1.70 per Common Share; and Mr. Green held Stock Options that are not Strategic Options as follows: (i) 2,000 fully vested Stock Options exercisable at $0.85 per Common Share and (ii) 2,000 fully vested Stock Options exercisable at $0.51 per Common Share. On June 30, 2015, Mr. Green exercised 2,000 Stock Options at $0.51 per Common Share. (See: “Equity Compensation Plan Information” - “Stock Options Granted to Independent Directors” below).
(3)	Mr. Green resigned in January 2012 and Mr. Bucchere died in April 2012.

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During the Company’s fiscal year ended December 31, 2014, Independent Directors were compensated for their services as directors as shown in the chart below:

Schedule of Independent Director Fees - December 31, 2014

Compensation Item	Amount

Annual Retainer	$0
Attendance at Annual Meeting	500
Per Board Meeting Fee (attendance in person)	500
Per Board Meeting Fee (attendance by teleconference)	250
Per Committee Meeting Fee (in person or by teleconference)	0
Appointment Fee Upon Election to Board of Directors	0
Non-qualified stock options	(1)(2)

(1)	On the date of appointment to the Board of Directors, new Independent Directors were entitled to a one-time grant of 6,000 non-qualified Stock Options exercisable at the closing price for a Common Share on the date of grant, vesting 2,000 on the date of grant and 2,000 on the first business day of January in each of the two years next following the date of grant.
(2)	For Independent Directors that have served on the Board for at least 3 years, 2,000 Stock Options (or such other number of Stock Options as determined by the Board of Directors in its discretion) were granted on the first business day of January in each fiscal year next following such 3 year period, at the closing price for a Common Share on the date of such grant, and vesting immediately upon grant. (See: “Stock Options Granted to Independent Directors” below).

Effective September 1, 2015, two additional Independent Directors, Mr. Jack Smith and Mr. Alan Matus, were appointed to the Board of Directors. Mr. Smith and Mr. Matus were each issued 25,000 restricted Common Shares in compensation for their services as directors for the period beginning September 1, 2015 and ending December 31, 2015.

Pursuant to a resolution of the Board of Directors, effective January 1, 2016 Independent Directors will be reimbursed for their travel expenses associated with attendance at Board, Committee and Annual meetings and will be compensated on an annual basis for their services as directors as shown in the chart below:

Independent Director Annual Compensation and Fees

(Effective for annual periods beginning on January 1, 2016)

Compensation Item	Amount
Annual Retainer (1/2 cash - 1/2 Common Shares):
(i) Cash (1)	$50,000
(ii) Restricted Common Shares (2)	$50,000

Attendance Fees:
Annual Meeting in person	$750
Per Board Meeting (in person or via teleconference)	$500
Per Committee Meeting (in person or via teleconference)	$500

(1)	Payable quarterly; $12,500 on the first business day of each fiscal quarter.
(2)	Issued on the first business day of each fiscal year and valued at the last sale price of the Common Stock on the final trading day of the fiscal year immediately preceding issuance payable quarterly; $12,500 on the first business day of each fiscal quarter.

Compensation Discussion and Analysis

Now that the DA has been signed and ratified by the Government and the UA has been signed by and registered with the Government, the Company plans, as previously disclosed, to institute a formal compensation plan for performance based compensation for all its executives and senior staff. This compensation plan will be designed to align executive compensation with the achievement by the Company of its long-term goals and objectives. Prior to the date hereof, the Company has attempted to strategically incentivize certain executives deemed critical to its ongoing operations (the “Company Executives”) on an ad hoc basis via the issuance to them and others of stock options (the “Strategic Options”). Pursuant to a Board of Directors resolution dated August 12, 2015, the expiration date of all such Strategic Options was extended to December 31, 2016.

To retain key executives, directors and consultants in order to successfully implement its business plan, the Board has determined that it is now advisable and desirable, as previously disclosed in the Company’s SEC Reports, to contract with a recognized executive compensation consulting firm (the “Compensation Consultant”) for the purpose of creating and implementing a compensation plan for the Company and the Company Executives.

As previously disclosed, the Board of Directors (the “Board”) determined in 2012 to award a one-time cash bonus (a “DA Success Bonus”) to each of the Company Executives in compensation for the extraordinary efforts and personal and professional risks, both financial and otherwise, that they undertook for many years in order to pursue the Company’s then primary strategic objective of signing the DA with the Government.

The Board recognizes the recent extraordinary advances made in the Company’s prospects but at the same time is aware that the Company’s shareholders have not yet seen the benefit of any significant share price appreciation. In light of this, the Directors have examined alternative ways to align the award of the DA Success Bonus payments more directly with the financial interests of its shareholders.

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Such DA Success Bonuses were contemplated to be cash bonuses awarded to the Company Executives for their extraordinary efforts expended in order to get the DA signed with the Government and were only to be awarded if the DA was signed. The Board is of the opinion that the DA Success Bonuses are well deserved. The Board has contemplated various alternative plans to align such DA Success Bonus awards not only with the Company Executives efforts through the DA signing date but also with the actual results of such efforts. The Board views the price of the Company’s publicly traded Common Shares as the most accurate indicator of such results. Moreover, the Directors believe that continuing efforts by such Company Executives are required to attain a share price that more closely aligns with the Board’s expectations.

The Board explored methodologies to structure such DA Success Bonus payments in a manner more closely aligned with our shareholders’ interests so that the financial benefits from events at the Company are experienced not only by the Company Executives but by all our shareholders as well. Accordingly, pursuant to a resolution of the Board on August 31, 2015 a DA Success Bonus was granted to six Company Executives, not as fixed cash payments as previously contemplated, but in the form of stock appreciation rights (“Stock Appreciation Rights” or “SARs”) as outlined in the following grant schedule:

Stock Appreciation Rights (SARs)
Name	Number of SARs	Grant Price	Date of Grant	Expiration Date
Frank Drohan	675,000	$2.00	8/31/2015	12/31/2017
Charles Kuczynski	60,000	$2.00	8/31/2015	12/31/2017
Louis Lombardo	15,000	$2.00	8/31/2015	12/31/2017
William Hanley	15,000	$2.00	8/31/2015	12/31/2017
Agron Telaku	15,000	$2.00	8/31/2015	12/31/2017
Sam Hamdan	675,000	$2.00	8/31/2015	12/31/2017

SARs provide for financial gain derived from the potential appreciation in the price of the Company’s Common Stock from the date that SARs are granted until the date that SARs are exercised. All 1,455,000 SARs granted to six Company Executives in the above table (i) vested on the date of grant, (ii) holders are not required to be employees of or consultants to the Company at the time if exercise, (iii) have an exercise price of $2.00 per SAR (which was $0.40 greater than the closing stock price on the date of grant) and (iv) upon exercise SAR’s are payable only in the Company’s Common Shares. No cash settlement is permissible for these 1,455,000 SARs. SARs holders are not required to pay an exercise price. Upon exercise the holder receives an amount of Common Shares equivalent to the increase in the stock price of the Common Shares.

SARs may be exercised at any time prior to 5 P.M. Eastern Time in the United States on December 31, 2017 in whole or in part by the holder thereof by delivery of a written notice to Omagine (the “Notice of Exercise”) of such holder’s election to exercise such SARs, which Notice of Exercise shall:

1)	i. specify the number of SARs (in whole SARs only) to be exercised and the Grant Price,

 ii.    include the surrender of the relevant certificate representing such SARs (or an indemnification undertaking with respect to such SARs in the case of the loss, theft or destruction of such certificate).   Such documentation shall be delivered by such holder to a common carrier for overnight delivery to Omagine as soon as practicable following the date of such Notice of Exercise, but in no vent later than December 30, 2017.

2)	By delivering a Notice of Exercise the holder is not required to pay any exercise price for the SARs and upon exercise will receive the “Net Number” of Common Shares determined according to the following formula: Net Number of Common Shares = C * [(A-B)/A]

For purposes of the foregoing formula:

A = market price of Common Shares at exercise date

B = the Grant Price of $2.00

C = the number of SARs exercised at any one time

N = the number of Common Shares issuable upon any one exercise

Equity Compensation Plan Information

The 2003 Plan and the 2014 Plan

Omagine’s shareholders approved the reservation by Omagine of 2,500,000 Common Shares for issuance under the 2003 Omagine Inc. Stock Option Plan (the ”2003 Plan”). The 2003 Plan expired on August 31, 2013. (See: Exhibit 10.19).

On March 6, 2014, the Board of Directors approved the adoption of the 2014 Omagine Inc. Stock Option Plan (the “2014 Plan”). Pursuant to the 2014 Plan, 3,000,000 Common Shares were reserved for issuance (See: Exhibit 10.20). The 2014 Plan was amended to increase the reservation of 3,000,000 Common Shares for issuance to 5,000,000 Common Shares and to permit issuance of stock appreciation rights (“SARs”). The Amended Omagine, Inc. 2014 Stock Option Plan (“Amended 2014 Plan”) is attached as Exhibit 10.32. Omagine intends to seek its shareholders’ ratification of the adoption by Omagine of the Amended 2014 Plan.

Omagine has registered for resale the 2.5 million Common Shares reserved for issuance under the 2003 Plan by filing a registration statement with the SEC on Form S-8 (the “S-8 Registration”) and on September 12, 2012, Omagine filed a post-effective amendment to the S-8 Registration.

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At September 30, 2015 there were 2,283,000 unexpired Stock Options issued and unexercised under the 2003 Plan and all such Stock Options remain valid until the earlier of their exercise or expiration date. Under the Amended 2014 Plan, there were 990,000 Stock Options of which 950,000 are Strategic Options and 1,455,000 SARs issued, outstanding and unexercised at September 30, 2015.

A total of 3,273,000 Stock Options were issued, outstanding and unexercised as of September 30, 2015 and the date hereof of which 2,915,000 are Strategic Options. A total of 1,455,000 SARs were issued and outstanding at September 30, 2015 and as of the date hereof.

The Strategic Options

On January 2, 2012, pursuant to the 2003 Plan and a resolution of the Board of Directors, thirteen individuals who were either employees, directors or consultants to Omagine at such time and whose continued service was deemed by the Board of Directors to be particularly crucial to attaining LLC’s then primary strategic goal of signing the DA with the Government of Oman were granted an aggregate of 1,994,000 Strategic Options each of which is exercisable at $1.70 per Common Share.

On January 31, 2012, an Independent Director resigned and the 50,000 Strategic Options previously granted to him were cancelled in accordance with their terms. On April 13, 2012 pursuant to a resolution of the Board of Directors, an aggregate of 21,000 additional Strategic Options, (intended to be granted on January 2, 2012 but not available under the 2003 Plan at such time), each of which is exercisable at $1.70 per Common Share, were granted to two individuals.

Also on December 29, 2014, pursuant to the 2014 Plan and a resolution of the Board of Directors, six of the aforementioned thirteen individuals were granted an aggregate of 950,000 additional Strategic Options each of which is exercisable at $2.55 per Common Share.

1,965,000 Strategic Options are exercisable at $1.70 per Common Share and 950,000 Strategic Options are exercisable at $2.55 per Common Share (such exercise prices are collectively referred to herein as the “Exercise Price”). Of the 2,915,000 Strategic Options issued and outstanding as of the date hereof, an aggregate of 2,685,000 have been granted to Omagine and LLC officers and 125,000 have been granted to Omagine independent directors.

To maintain the incentive for the retention and sustained service to the Company of its mission-critical employees and consultants in the face of the then continued MOT Delays, the Board of Directors authorized the First Extension of the expiration date of all Strategic Options to December 31, 2013, the Second Extension of such expiration date to December 31, 2014 and subsequently, on December 29, 2014, the Third Extension of such expiration date to December 31, 2015. On August 12, 2015, the expiration date of the 1,965,000 fully vested Strategic Options issued in January 2012 was extended from December 31, 2015 to December 31, 2016 (the “Fourth Extension”). Also on August 12, 2015, the expiration date of the 950,000 fully vested Strategic Options issued in December 2014 was extended from December 31, 2015 to December 31, 2016.

All Strategic Options are fully vested, provide for a cashless exercise feature, expire on December 31, 2016 and (except with respect to Strategic Options held by the estate of a deceased former director) require the holder thereof to be an employee of or a consultant to the Company at the time of exercise.

Strategic Options may be exercised at any time prior to 5 P.M. Eastern Time in the United States on December 31, 2016 by either: (1) paying the Exercise Price in cash to Omagine, or (2) electing to pay the Exercise Price via the cashless exercise feature of the Strategic Options, as follows:

1)

Strategic Options may be exercised in whole or in part by the holder thereof by delivery of a written notice to Omagine (the “Exercise Notice”), of such holder’s election to exercise such Strategic Options, which Exercise Notice shall:

                  i.            specify the number of Common Shares (“Option Shares”) to be purchased,

                ii.            be accompanied by payment to Omagine of an amount equal to the Exercise Price multiplied by the number of Option Shares for which the Strategic Options are being exercised (the “Aggregate Option Exercise Price”) in cash or wire transfer of immediately available funds, and

               iii.            include the surrender of the relevant certificate representing such Strategic Options (or an indemnification undertaking with respect to such Strategic Options in the case of the loss, theft or destruction of such certificate).

Such documentation and payment shall be delivered by such holder to a common carrier for overnight delivery to Omagine as soon as practicable following the date of such Exercise Notice, but in no event later than December 30, 2016 (“Cash Basis”),

or

2)	by delivering an Exercise Notice and in lieu of making payment of the Aggregate Option Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of Common Shares determined according to the following formula (the “Cashless Exercise”):
	Net Number =	(A x B) – (A x C)
B
For purposes of the foregoing formula:
	A =	the total number of Option Shares with respect to which the relevant Strategic Options are then being exercised.
	B =	the closing bid price of a Common Share on the date of exercise of the relevant Strategic Options.
	C =	the Exercise Price in United States currency.

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Stock Options Other Than Strategic Options

On January 15, 2013 pursuant to the 2003 Plan, an Omagine independent director was granted 2,000 Stock Options exercisable at $1.38 per Common Share and expiring on January 14, 2018.

On April 8, 2013, the estate of a former Omagine director exercised 4,000 Stock Options; 2,000 at $0.51 per Common Share and 2,000 at $0.85 per Common Share.

On March 28, 2014 pursuant to the 2014 Plan, four persons were granted an aggregate of 40,000 Stock Options exercisable at $1.80 per Common Share and expiring on March 27, 2019. One such person is an Omagine independent director and one is an Omagine officer.

On June 30, 2015, a former Omagine director exercised 2,000 Stock Options at $0.51 per Common Share.

Stock Options Granted to the Named Executive Officers

The following table shows the number of Common Shares covered by exercisable and un-exercisable Stock Options issued pursuant to the 2003 Plan and held by the Named Executive Officers on September 30, 2015 and as of the date hereof. There can be no assurance that the Grant Date Fair Value of Stock Option awards will ever be realized by such Named Executive Officers.

(a)	(b)	(c)	(d)	(e)
Name	Number of Common Shares Underlying Unexercised Options (#) Exercisable	Number of Common Shares Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price	Option Expiration Date
Frank Drohan (1)	750,000	0	$1.70	December 31, 2016
	100,000	0	$2.60	September 22, 2018

Charles Kuczynski (2)	250,000	0	$1.70	December 31, 2016
	50,000	0	$2.60	September 22, 2018

William Hanley (3)	60,000	0	$1.70	December 31, 2016

Sam Hamdan (4)	750,000	0	$1.70	December 31, 2016
	160,000	0	$1.25	March 30, 2017

(1)	In September 2008, 100,000 Stock Options, vesting ratably over five years, expiring after ten years and exercisable at $2.60 per Common Share, were granted to Omagine's President & Chief Executive Officer. In January and April of 2012, an aggregate of 750,000 Strategic Options, vesting 50% upon grant and 50% on July 1, 2012, now expiring on December 31, 2016 and exercisable at $1.70 per Common Share were granted to Omagine's President & Chief Executive Officer. On December 30, 2014, 500,000 Strategic Options, vesting upon grant, now expiring on December 31, 2016 and exercisable at $2.55 per Common Share were granted to Omagine's President & Chief Executive Officer.
(2)	In September 2008, 50,000 Stock Options, vesting ratably over five years, expiring after ten years and exercisable at $2.60 per Common Share, were granted to Omagine's Vice-President & Secretary. In January 2012, 250,000 Strategic Options, vesting 50% upon grant and 50% on July 1, 2012, now expiring on December 31, 2016 and exercisable at $1.70 per Common Share were granted to Omagine's Vice-President & Secretary. On December 30, 2014, 75,000 Strategic Options, vesting upon grant, now expiring on December 31, 2016 and exercisable at $2.55 per Common Share were granted to Omagine's Vice-President & Secretary.
(3)	In January 2012, 60,000 Strategic Options, vesting 50% upon grant and 50% on July 1, 2012, now expiring on December 31, 2016 and exercisable at $1.70 per Common Share were granted to Omagine's Controller & Principal Accounting Officer. On March 28, 2014, 10,000 Stock Options, vesting upon grant, expiring on March 27, 2019 and exercisable at $1.80 per Common Share, were granted to Omagine's Controller & Principal Accounting Officer. On December 30, 2014, 50,000 Strategic Options, vesting upon grant, now expiring on December 31, 2016 and exercisable at $2.55 per Common Share were granted to Omagine's Controller & Principal Accounting Officer.
(4)	In March 2007, 160,000 Stock Options, vesting ratably over five years, expiring after ten years and exercisable at $1.25 per Common Share, were granted to a consultant to Omagine who is also the Deputy Managing Director of LLC. In January 2012, 750,000 Strategic Options, vesting 50% upon grant and 50% on July 1, 2012, now expiring on December 31, 2016 and exercisable at $1.70 per Common Share were granted to the Deputy Managing Director of LLC. On December 30, 2014, 250,000 Strategic Options, vesting upon grant, now expiring on December 31, 2016 and exercisable at $2.55 per Common Share were granted to the Deputy Managing Director of LLC.

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The following table shows the number of Common Shares covered by unexpired non-qualified Stock Options issued to the Named Executive Officers under the 2003 Plan and the Amended 2014 Amended Plan and unexercised on September 30, 2015 and as of the date hereof.

Name	Number of Options	Exercise Price	Date of Grant	Expiration Date

Frank Drohan	100,000	$ 2.60	9/23/2008	9/22/2018
Frank Drohan	739,000	$ 1.70	1/2/2012	12/31/2016
Frank Drohan	11,000	$ 1.70	4/13/2012	12/31/2016
Frank Drohan	500,000	$ 2.55	12/29/2014	12/31/2016

Charles Kuczynski	50,000	$ 2.60	9/23/2008	9/22/2018
Charles Kuczynski	250,000	$ 1.70	1/2/2012	12/31/2016
Charles Kuczynski	75,000	$ 2.55	12/30/2014	12/31/2016

William Hanley	60,000	$ 1.70	1/2/2012	12/31/2016
William Hanley	10,000	$ 1.80	3/28/2014	3/27/2019
William Hanley	50,000	$ 2.55	12/30/2014	12/31/2016

Sam Hamdan	160,000	$ 1.25	3/19/2007	3/31/2017
Sam Hamdan	750,000	$ 1.70	1/2/2012	12/31/2016
Sam Hamdan	250,000	$ 2.55	12/30/2014	12/31/2016

Stock Options Granted to Independent Directors

The following table shows the number of Common Shares covered by unexpired non-qualified Stock Options issued to Independent Directors of Omagine under the 2003 Plan and the Amended 2014 Plan and unexercised as of September 30, 2015 and as of the date hereof.

Name	Number of Options	Exercise Price	Date of Grant	Expiration Date

Louis Lombardo	2,000	$ 0.85	5/17/2011	5/16/2016
Louis Lombardo	50,000	$ 1.70	1/2/2012	12/31/2016
Louis Lombardo	2,000	$ 1.70	4/13/2012	4/12/2017
Louis Lombardo	2,000	$ 1.38	1/15/2013	1/14/2018
Louis Lombardo	10,000	$ 1.80	3/28/2014	3/27/2019
Louis Lombardo	25,000	$ 2.55	12/30/2014	12/31/2016

Salvatore Bucchere	50,000	$ 1.70	1/2/2012	12/31/2016

Kevin Green	2,000	$ 0.85	5/17/2011	5/16/2016

On December 30, 2014, 25,000 Strategic Options, vesting upon grant, now expiring on December 31, 2016 and exercisable at $2.55 per Common Share were granted to Louis Lombardo.

Mr. Lombardo presently holds 91,000 fully vested Stock Options (2,000 exercisable at $0.85 expiring on May 16, 2016; 2,000 exercisable at $1.70 expiring on April 12, 2017; 2,000 exercisable at $1.38 expiring on January 14, 2018; 10,000 exercisable at $1.80 expiring on March 27, 2019; 50,000 Strategic Options exercisable at $1.70 expiring on December 31, 2016 and 25,000 Strategic Options exercisable at $2.55 expiring on December 31, 2016). Mr. Lombardo’s 75,000 Strategic Options require him to be an Independent Director of Omagine at the time of the exercise of any Strategic Options.

Mr. Bucchere was an Independent Director at the time of his death on April 9, 2012. Pursuant to the 2003 Plan, all Stock Options then held by Mr. Bucchere immediately vested and were assigned an expiration date of April 8, 2013. Subsequently pursuant to resolutions of the Board of Directors, the expiration date for all Strategic Options (including the 50,000 Strategic Options held by the estate of Mr. Bucchere) was extended to December 31, 2016. On April 8, 2013, the estate of Salvatore J. Bucchere exercised 4,000 Stock Options to purchase 4,000 Common Shares. 2,000 of such Stock Options were exercised at $0.51 per Common Share and the other 2,000 were exercised at $0.85 per Common Share. Mr. Bucchere’s estate presently holds 50,000 fully vested Strategic Options exercisable at $1.70 per Common Share and expiring on December 31, 2016.

Mr. Green was an Independent Director until his resignation on January 31, 2012. Pursuant to their terms, Mr. Green’s 50,000 Strategic Options were cancelled concurrently with his resignation. Mr. Green presently holds 2,000 fully vested Stock Options (2,000 exercisable at $0.85 per Common Share expiring on May 16, 2016).

Report on the Re-pricing of Any Options or Stock Appreciation Rights

There was no re-pricing of any Stock Options or Stock Appreciation Rights during fiscal year 2014 or during any subsequent period through the date hereof. In December 2013, Omagine extended the expiration date of all Strategic Options from December 31, 2013 to December 31, 2014. (See: “Equity Compensation Plan Information – The Strategic Options” above and “Note 7 – Stock Options” to Omagine's audited financial statements for the fiscal year ended December 31, 2014). In December 2014, Omagine extended the expiration date of all Strategic Options from December 31, 2014 to December 31, 2015 and again on August 12, 2015, Omagine extended the expiration date of all Strategic Options from December 31, 2015 to December 31, 2016.

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Employment Agreements

The Company presently has no employment agreements with any person.

Pursuant to a prior employment agreement with Omagine (the “Drohan Agreement”), Omagine was obligated to employ its President and Chief Executive Officer, Mr. Frank J. Drohan, at an annual base salary of $125,000 plus an additional amount based on a combination of Omagine’s net sales and earnings before taxes. The Drohan Agreement also provided for an option to purchase 100,000 Common Shares at $1.25 per Common Share (the “Drohan Options”) and payment by Omagine of certain life and disability insurance premiums on Mr. Drohan's behalf. The Drohan Options were exercised by Mr. Drohan in August 2011. By mutual agreement between Omagine and Mr. Drohan, the Drohan Agreement was modified to provide that Omagine could from time to time suspend salary payments to Mr. Drohan and Mr. Drohan would continue to provide services to Omagine pursuant to the Drohan Agreement and Omagine would accrue Mr. Drohan’s unpaid salary. From 2007 through the date hereof, Omagine has from time to time fully or partially suspended salary payments to Mr. Drohan and Omagine has accrued Mr. Drohan’s unpaid salary which was not paid to him in a timely manner in accordance with Omagine’s normal payroll practices. For the years ended December 31, 2014 and 2013, Omagine had continued to accrue salary payable to its President on the basis of an annual salary of $125,000. On April 24, 2014, Omagine paid $187,691 of unpaid salary payable to Mr. Drohan. At September 30, 2015, December 31, 2014 and December 31, 2013, unpaid accrued officer’s compensation due to Mr. Drohan was $113,502, $310,464 and $399,329 respectively. During 2015, $120,000 of accrued but unpaid officer’s compensation due to Mr. Drohan by Omagine was offset and utilized by Mr. Drohan for the purchase of 100,000 restricted Common Shares at the then market price of $1.20 per Common Share. During 2012, an aggregate of $403,413 ($155,921 of accrued but unpaid officer’s compensation due to Mr. Drohan and $247,492 of principal and interest owed by Omagine to Mr. Drohan pursuant to a promissory note) was offset and utilized by Mr. Drohan for the exercise of 322,730 Rights to purchase 322,730 Common Shares at $1.25 per Common Share. Omagine has agreed to pay any remaining unpaid and accrued salary to Mr. Drohan without interest when and if Omagine has the financial resources to do so. On September 23, 2008 the Board of Directors granted 100,000 non-qualified Stock Options to Mr. Drohan which vested ratably over the five years after the grant date and which are exercisable at $2.60 per Common Share. All 100,000 of such Stock Options are fully vested as of the date hereof. Expiration of all such Stock Options is ten years from the date of grant. The Board of Directors had determined in January 2012 to grant Mr. Drohan 750,000 Strategic Options exercisable at $1.70 per Common Share. Because a sufficient number of options were not available under the 2003 Plan at the time however, pursuant to a resolution of the Board of Directors, Omagine granted 739,000 Strategic Options exercisable at $1.70 per Common Share to Mr. Drohan on January 2, 2012. On April 13, 2012 pursuant to a further resolution of the Board of Directors, Omagine granted Mr. Drohan an additional 11,000 Strategic Options exercisable at $1.70 per Common Share. On December 30, 2014 pursuant to a resolution of the Board of Directors, Omagine granted Mr. Drohan an additional 500,000 Strategic Options exercisable at $2.55 per Common Share. Mr. Drohan’s Strategic Options are fully vested as of the date hereof and require him to be an employee of Omagine at the time of the exercise of any Strategic Options. All Strategic Options have a cashless exercise feature and may be exercised in whole or in part at any time before their expiry date of December 31, 2016. All unexercised Strategic Options will expire on December 31, 2016. The Board of Directors determined in 2012 that when and if the Development Agreement for the Omagine Project was signed by LLC and the Government, Omagine would award a substantial DA Success Bonus to Mr. Drohan. The Development Agreement for the Omagine Project was signed by LLC and the Government on October 2, 2014 and the Board of Directors, in a resolution dated August 31, 2015, granted Mr. Drohan 675,000 Stock Appreciation Rights (“SARs”) at a grant price of $2.00 and all such SARs were fully vested as of the grant date. All SARs expire on December 31, 2017 and there is no requirement for Mr. Drohan to be an employee of Omagine at the time of exercise of any SARs, Omagine presently plans to enter into a new employment agreement with Mr. Drohan although the terms of such employment agreement have not yet been determined.

Pursuant to a prior employment agreement with Omagine (the “Kuczynski Agreement”), Omagine was obligated to employ its Vice-President & Secretary, Mr. Charles P. Kuczynski, at an annual base salary of $75,000, plus an additional bonus based on a combination of Omagine’s net sales and earnings before taxes. The Kuczynski Agreement provided for an option to purchase 50,000 Common Shares at $1.25 per Common Share (the “Kuczynski Options”). By mutual agreement between Omagine and Mr. Kuczynski, the Kuczynski Agreement was ended but the Kuczynski Options were maintained in effect and the Kuczynski Options were thereafter exercised by Mr. Kuczynski in August 2011. Mr. Kuczynski is presently employed by Omagine at an annual salary of $100,000 and from 2007 through December 31, 2014, Omagine has from time to time fully or partially suspended salary payments to Mr. Kuczynski and Mr. Kuczynski has continued to provide services to Omagine and Omagine has accrued Mr. Kuczynski’s unpaid salary which was not paid to him in a timely manner in accordance with Omagine’s normal payroll practices. For the years ended December 31, 2014 and 2013, Omagine partially paid and partially accrued officer’s compensation of $100,000 due in each such year to Mr. Kuczynski. At September 30, 2015, December 31, 2014 and 2013, unpaid accrued officer’s compensation due to Mr. Kuczynski was $149,075, $171,575 and $163,575 respectively. During the year ended December 31, 2012, an aggregate of $63,088 ($11,591 of accrued but unpaid officer’s compensation due to Mr. Kuczynski and $51,497 of principal and interest owed by Omagine to Mr. Kuczynski pursuant to a promissory note) was offset and utilized by Mr. Kuczynski for the exercise of 50,470 Rights to purchase 50,470 Common Shares at $1.25 per Common Share. Omagine has agreed to pay any remaining unpaid and accrued salary to Mr. Kuczynski without interest when and if Omagine has the financial resources to do so. On September 23, 2008 the Board of Directors granted 50,000 non-qualified Stock Options to Mr. Kuczynski which vested ratably over the five years after the grant date and which are exercisable at $2.60 per Common Share. All 50,000 of such Stock Options are fully vested as of the date hereof. Expiration of all such Stock Options is ten years from the date of grant. Pursuant to a resolution of the Board of Directors, Omagine granted 250,000 Strategic Options exercisable at $1.70 per Common Share to Mr. Kuczynski. On December 30, 2014 pursuant to a resolution of the Board of Directors, Omagine granted Mr. Kuczynski an additional 75,000 Strategic Options exercisable at $2.55 per Common Share. Mr. Kuczynski’s Strategic Options are fully vested as of the date hereof and require him to be an employee of Omagine at the time of the exercise of any Strategic Options. All Strategic Options have a cashless exercise feature and may be exercised in whole or in part at any time before their expiry date of December 31, 2016. All unexercised Strategic Options will expire on December 31, 2016. The Board of Directors determined in 2012 that when and if the Development Agreement for the Omagine Project was signed by LLC and the Government, Omagine would award a substantial DA Success Bonus to Mr. Kuczynski. The Development Agreement for the Omagine Project was signed by LLC and the Government on October 2, 2014 and the Board of Directors, in a resolution dated August 31, 2015, granted Mr. Kuczynski 60,000 SARs at a grant price of $2.00 and all such SARs were fully vested as of the grant date. All SARs expire on December 31, 2017 and there is no requirement for Mr. Kuczynski to be an employee of Omagine at the time of exercise of any SARs. Omagine presently plans to enter into a new employment agreement with Mr. Kuczynski although the terms of such employment agreement have not yet been determined.

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Employment Benefits

Omagine sponsors a 401(k) retirement plan for all eligible employees and provides and pays for group medical insurance for all employees choosing to participate in its group medical insurance plan.

The Registrant adopted the Omagine 401(k) Plan DTD 10-01-2008 (the "401(k) Plan") which is qualified under Section 401(k) of the Internal Revenue Code as a pre-tax plan for eligible employees of Omagine. Omagine does not presently match any employee contributions made to the 401(k) Plan. The Registrant made the maximum allowable discretionary contribution to all eligible employees participating in the 401(k) Plan in 2012, 2013, 2014 and 2015 in the form of 50,834, 55,253, 73,315 and 36,483 Common Shares respectively. Future discretionary contributions and/or matching of employee contributions by the Registrant, if any, will be made pursuant to the recommendation of Omagine's Board of Directors.

Effective March 19, 2007 Omagine entered into a consulting agreement with Mr. Sam Hamdan originally set to expire on December 31, 2007 but which expired on December 31, 2015 (the “Hamdan Agreement”). Pursuant to the Hamdan Agreement: (i) Mr. Hamdan provides consulting services to Omagine, (ii) under certain circumstances and conditions precedent, Mr. Hamdan may become the President of Omagine, and (iii) Omagine issued Mr. Hamdan Stock Options to purchase up to 160,000 Common Shares at $1.25 per Common Share (the “Hamdan Options”). The Hamdan Options vested ratably over the 5 year period beginning on April 1, 2007 and they expire on March 30, 2017. The Hamdan Options are exercisable only if at the time of such exercise: (i) the Hamdan Agreement is in effect, or (ii) Mr. Hamdan is an employee of the Company. The Hamdan Agreement was annually renewed four times without further compensation to Mr. Hamdan. Upon the fifth annual renewal of the Hamdan Agreement for 2012 and pursuant to a resolution of the Board of Directors, Mr. Hamdan was granted 750,000 Strategic Options (See: Exhibit 10.3). Upon the eighth annual renewal of the Hamdan Agreement for 2015 and pursuant to a resolution of the Board of Directors, Mr. Hamdan was granted an additional 250,000 Strategic Options (See: Exhibit 10.26). Mr. Hamdan’s Strategic Options are fully vested and require him to be an employee of or a consultant to the Company at the time of the exercise of any of his Strategic Options. All unexercised Strategic Options will expire on December 31, 2016. Mr. Hamdan also serves without compensation as the Deputy Managing Director of our 60% owned subsidiary, LLC. The Board of Directors determined in 2012 that when and if the Development Agreement for the Omagine Project was signed by LLC and the Government, Omagine would award a substantial DA Success Bonus to Mr. Hamdan. The Development Agreement for the Omagine Project was signed by LLC and the Government on October 2, 2014 and the Board of Directors, in a resolution dated August 31, 2015, granted Mr. Hamdan 675,000 SARs at a grant price of $2.00 and all such SARs were fully vested as of the grant date. All SARs expire on December 31, 2017 and there is no requirement for Mr. Hamdan to be an employee or consultant of Omagine at the time of exercise of any SARs. Other than the payment of $22,000 and $72,000 of consulting fees to Mr. Hamdan during 2014 and 2015, respectively, and the issuance of the aforementioned Strategic Options and SARs, the Hamdan Agreement has continuously been renewed annually since 2007 without further compensation to Mr. Hamdan. The Hamdan Agreement expired on December 31, 2015 and the Company intends to again renew the Hamdan Agreement for expiration on December 31, 2016 (See: Exhibit 10.4).

In determining its compensation policies and decisions subsequent hereto, Omagine shall seek a shareholder advisory vote on its executive compensation policy (including DA Success Bonus awards) as required by section 14A of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

No person who was a member of the compensation committee during 2014 and through the date hereof was an officer or employee of the Registrant or a former officer or employee of the Registrant. Other than the $150,000 loan to Omagine made by Mr. Lombardo, no person who was a member of the compensation committee during 2014 and through the date hereof is a party to any related party transaction with the Registrant (See: “Certain Relationships and Related Transactions and Director Independence”).

During the fiscal year ended December 31, 2014 and through the date hereof, no executive officer of the Registrant served as a:

i.	member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee or board of directors of the Registrant, or
ii.	director of another entity, one of whose executive officers served on the compensation committee of the Registrant, or
iii.	member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Registrant.

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The Board of Directors resolved on March 15, 2013 to temporarily suspend the activities of the compensation committee and to have responsibility for all such activities assumed by the full Board of Directors. (See: “Compensation Discussion and Analysis” above). On September 1, 2015, the Board of Directors appointed Jack A. Smith and Alan M. Matus as Independent Directors. The current members of the Compensation Committee - Louis J. Lombardo, Alan M. Matus and Jack A. Smith – are all Independent Directors. Mr. Smith chairs the Compensation Committee.

Board leadership structure and role in risk oversight.

The Board of Directors filled board vacancies effective September 1, 2015 with the appointments of Jack A. Smith and Alan M. Matus as Independent Directors. Three of the five members of the Board are now independent directors. Mr. Smith is the lead Independent Director who serves as the non-exclusive intermediary between independent directors and management. Mr. Smith is the Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Matus is the Chairman of the Audit Committee and an audit committee financial expert. Mr. Kuczynski, an employee, director and Vice-President of Omagine, facilitates the internal communications between the Company’s President and CEO (who is often located overseas in Oman) and the three Independent Directors to keep them informed of current Company issues, events and risks. The Board continues as in the past to exercise its oversight function, including its risk oversight, on both a formal and informal basis between and among its directors. Omagine’s Board of Directors has determined that this board structure is appropriate and effective in carrying out its oversight tasks relevant to the Company’s activities and the risks it faces.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 12, 2016: (i) the number of Common Shares beneficially owned by (a) owners of more than five percent of outstanding Common Shares who are known to Omagine, (b) the officers of Omagine and LLC individually, (c) the directors of Omagine individually, (d) the officers and directors of Omagine and LLC as a group, and (ii) the percentage ownership of the outstanding Common Shares represented by the foregoing.

(a)	(b)	(c)
Name and Address	Beneficial
	Ownership	Percent
	(1)(11)	(1)
Frank J. Drohan (2)(4)	3,990,436	19.3%
Charles P. Kuczynski (2)(5)	1,014,484	5.3%
Louis J. Lombardo (2)(6)	266,495	1.4%
Jack A. Smith (2)	25,000	0.1%
Alan M. Matus (2)	25,000	0.1%
Mohammed K. Al-Sada (3)(7)	1,669,754	8.7%
William Hanley (3)(8)	300,153	1.6%
Sam Hamdan (3)(9)	1,161,177	5.8%
Roger Tempest (10)	1,362,308	7.1%

All officers and Directors as a Group of 7 Persons	6,782,745	29.8%

(1)	Applicable percentage ownership in column (c) is based on 18,728,313 Common Shares outstanding as of January 12, 2016 and on Common Shares owned by the named individual including Common Shares underlying Stock Options, Warrants, SARs and convertible notes owned by the named individual that are exercisable for Common Shares within 60 days of January 12, 2016. Beneficial ownership and Common Shares outstanding are determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Act”). Common Shares underlying Stock Options, Warrants or convertible notes that are currently exercisable or convertible or exercisable or convertible within 60 days of January 12, 2016 are deemed to be outstanding and beneficially owned by the person holding such Stock Options, Warrants, SARs or convertible notes for the purpose of computing the percentage of outstanding Common Shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of outstanding Common Shares owned by any other person.
(2)	The address for each of these individuals is c/o Omagine and each is a director of Omagine. Mr. Drohan and Mr. Kuczynski are officers of Omagine.
(3)	The address for each of these individuals is c/o Omagine. Mr. Hanley is an officer of Omagine and Mr. Hamdan is an officer of LLC.

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(4)	Amount in column (b) for Mr. Drohan includes 1,994,976 Common Shares owned of record as of January 12, 2016 by Mr. Drohan plus 1,995,460 Common Shares with respect to which Mr. Drohan has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 100,000 Stock Options exercisable at $2.60 per Common Share, (ii) 750,000 Strategic Options exercisable at $1.70 per Common Share, (iii) 500,000 Strategic Options exercisable at $2.55 per Common Share, (iv) 322,730 Strategic Warrants exercisable at $5.00 per Common Share, (v) 322,730 Strategic Warrants exercisable at $10.00 per Common Share, and (vi) excludes 675,000 Common Shares issuable upon exercise of SARs because all such SARs exercisable at $2.00 per Common Share are out-of-the-money based on the Company's closing stock price as of January 12, 2016.
(5)	Amount in column (b) for Mr. Kuczynski includes 538,544 Common Shares owned of record as of January 12, 2016 by Mr. Kuczynski plus 475,940 Common Shares with respect to which Mr. Kuczynski has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 50,000 Stock Options exercisable at $2.60 per Common Share, (ii) 250,000 Strategic Options exercisable at $1.70 per Common Share, (iii) 75,000 Strategic Options exercisable at $2.55 per Common Share, (iv) 50,470 Strategic Warrants exercisable at $5.00 per Common Share, (v) 50,470 Strategic Warrants exercisable at $10.00 per Common Share, and (vi) excludes 60,000 Common Shares issuable upon exercise of SARs because all such SARs exercisable at $2.00 per Common Share are out-of-the-money based on the Company's closing stock price as of January 12, 2016.
(6)	Amount in column (b) for Mr. Lombardo includes 59,057 Common Shares owned of record as of January 12, 2016 by Mr. Lombardo plus 207,438 Common Shares with respect to which Mr. Lombardo has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 2,000 Stock Options exercisable at $0.85 per Common Share, (ii) 2,000 Stock Options exercisable at $1.70 per Common Share, (iii) 2,000 Stock Options exercisable at $1.38 per Common Share, (iv) 10,000 Stock Options exercisable at $1.80 per Common Share, (v) 50,000 Strategic Options exercisable at $1.70 per Common Share, (vi) 25,000 Strategic Options exercisable at $2.55 per Common Share, (vii) 13,230 Strategic Warrants exercisable at $5.00 per Common Share, (viii) 13,230 Strategic Warrants exercisable at $10.00 per Common Share, and (ix) a convertible promissory note in the principal amount of $150,000 which together with $74,946 of accrued interest thereon (as of September 30, 2015) which is convertible at $2.50 per share into 89,978 Common Shares, and (x) excludes 15,000 Common Shares issuable upon exercise of SARs because all such SARs exercisable at $2.00 per Common Share are out-of-the-money based on the Company's closing stock price as of January 12, 2016.
(7)	Amount in column (b) for Mr. Al-Sada includes 1,228,634 Common Shares owned of record as of December 4, 2015 by Mr. Al-Sada plus 441,120 Common Shares with respect to which Mr. Al-Sada has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 220,560 Strategic Warrants exercisable at $5.00 per Common Share, and (ii) 220,560 Strategic Warrants exercisable at $10.00 per Common Share.
(8)	Amount in column (b) for Mr. Hanley includes 130,153 Common Shares owned of record as of January 12, 2016 by Mr. Hanley plus 170,000 Common Shares with respect to which Mr. Hanley has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 10,000 Stock Options exercisable at $1.80 per Common Share, (ii) 60,000 Strategic Options exercisable at $1.70 per Common Share, (iii) 50,000 Strategic Options exercisable at $2.55 per Common Share, (iv) 25,000 Strategic Warrants exercisable at $5.00 per Common Share, (v) 25,000 Strategic Warrants exercisable at $10.00 per Common Share, and (vi) excludes 15,000 Common Shares issuable upon exercise of SARs because all such SARs exercisable at $2.00 per Common Share are out-of-the-money based on the Company's closing stock price as of January 12, 2016.
(9)	Amount in column (b) for Mr. Hamdan includes 1,177 Common Shares owned of record as of January 7, 2016 by Mr. Hamdan plus 1,160,000 Common Shares with respect to which Mr. Hamdan has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying (i) 160,000 Stock Options exercisable at $1.25 per Common Share, (ii) 750,000 Strategic Options exercisable at $1.70 per Common Share, (iii) 250,000 Strategic Options exercisable at $2.55 per Common Share, and (iv) excludes 675,000 Common Shares issuable upon exercise of SARs because all such SARs exercisable at $2.00 per Common Share are out-of-the-money based on the Company's closing stock price as of January 12, 2016.
(10)	Amount in column (b) for Mr. Tempest includes 1,012,911 Common Shares owned of record or beneficially as of January 12, 2016 by Mr. Tempest (of which 492,375 shares are owned of record by two affiliates of Mr. Tempest and deemed to be beneficially owned by Mr. Tempest) plus 349,397 Common Shares with respect to which Mr. Tempest has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Act and are unissued Common Shares underlying 349,397 Tempest Warrants exercisable at an exercise price equal to the greater of (a) $1.00 per Common Share, or (b) eighty percent (80%) of the closing price for a Common Share on the Trading Day immediately preceding the relevant exercise date.
(11)	Subject to community property laws where applicable, each beneficial owner named in column (a) has sole voting and investment power over the Common Shares beneficially owned by him listed in column (b).

82

Change in Control Arrangements

No change in control arrangements existed at December 31, 2014 or as of the date hereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with related persons

There were no transactions during the Registrant's 2014, 2013 or 2012 fiscal years or the period of 2015 through the date hereof, nor is there any currently proposed transaction, in which the Registrant or any of its subsidiaries was or is to be a participant and in which any related person had or will have a direct or indirect material interest, except as follows:

LLC plans to engage one of its shareholders, CCC-Oman, as the general contractor for the Omagine Project.

During 2012 Omagine engaged the son of Omagine’s President to perform website design services and paid him $1,000 plus 5,000 Strategic Options for services rendered. During 2014 Omagine paid him $7,200 for similar technology consulting services rendered and effective January 1, 2015 he was hired as a full time Company employee.

The Company incurred a marketing and promotional expense of $30,220 during 2012 for a sponsorship fee related to the World Conference on Innovation & Entrepreneurship (“WSIE”) which was held in Boston, Massachusetts in December 2012. The WSIE conference is owned by Tranzishen, LLC which is an entity owned by Mr. Sam Hamdan who is the Deputy Managing Director of our 60% owned subsidiary LLC and a consultant to Omagine.

Mr. Hamdan and Mr. Drohan intend to form a new corporation to be owned by them (“Newco”) which will not compete with Omagine.

Related Party Payables

At September 30, 2015 and at December 31, 2014, 2013, 2012 and 2011 Omagine has included $644,514, $863,831, $933,837, $707,088 and $1,024,802 respectively, of related party payables in its balance sheet. These amounts consisted of convertible notes payable (“Notes”) and accrued interest in the aggregate amounts of $224,946, 213,726, $198,726, $183,726 and $463,096 respectively, and unpaid salary and unreimbursed expenses due to Omagine officers and directors in the aggregate amount of $419,568, $650,105, $735,111, $523,362 and $561,706 respectively. The Notes are attached hereto as Exhibits 10.17, 10.18, 10.22 and 10.23.

Such $644,514, $863,831, $707,088 and $1,024,802 of related party payables at September 30, 2015 and at December 31, 2014, 2013, 2012 and 2011, respectively, are due and owing as follows:

Notes and accrued interest payable to officers and directors of Omagine:

	Sept. 30,	December 31,
	2015	2014	2013	2012	2011
Due to Frank J. Drohan, a director and the president of Omagine, interest at 8%, due on demand, convertible into common stock at a conversion price of $2.00 per share:

Principal	$0	$0	$0	$0	$192,054
Accrued interest	$0	$0	$0	$0	$51,649

Due to Charles P. Kuczynski, a director and the secretary of Omagine, interest at 8%, due on demand, convertible into common stock at a conversion price of $2.00 per share:

Principal	$0	$0	$0	$0	$39,961
Accrued interest	$0	$0	$0	$0	$10,747

Due to Louis J. Lombardo, a director of Omagine, interest at 10%, due on demand, convertible into common stock at a conversion price of $2.50 per share:

Principal	$150,000	$150,000	$150,000	$150,000	$150,000
Accrued interest	$74,946	$63,726	$48,726	$33,726	$18,685
Totals	$224,946	$213,726	$198,726	$183,726	$463,096

83

Unpaid salary and unreimbursed expenses due to officers and directors of Omagine:

Name	Sept. 30,	December 31,
	2015	2014	2013	2012	2011
Due to Frank J. Drohan, a director and the president of Omagine	$113,502	$315,133	$399,329	$273,154	$298,114
Due to Charles P. Kuczynski, a director and the secretary of Omagine	$149,075	$171,575	$163,575	$145,658	$139,250
Due to William Hanley, the controller of Omagine	$148,241	$158,147	$168,207	$102,550	$110,592
Due to Louis J. Lombardo, a director of Omagine	$8,750	$5,250	$4,000	$1,500	$4,750
Due to Kevin O'C. Green, a director of Omagine	$0	$0	$0	$0	$8,500
Due to Salvatore J. Bucchere, a director of Omagine	$0	$0	$0	$500	$500
Totals	$419,568	$650,105	$735,111	$523,362	$561,706

Director Independence

Omagine complies with the standards of "independence" under the NASDAQ Marketplace Rules. Accordingly, a director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a material relationship with our Company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director who is, or at any time during the past three years, was employed by Omagine or by any parent or subsidiary of Omagine, shall not be considered independent. Accordingly Louis J. Lombardo, Jack Smith and Alan Matus meet the definition of an "independent director" under NASDAQ Marketplace Rule 5605(a)(2). As of the date hereof three of the Registrant’s five directors, Mr. Lombardo, Mr. Smith and Mr. Matus are independent.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Certificate of Incorporation, our directors will not be personally liable to us or to our shareholders for monetary damages for any breach of their fiduciary duty as a director, except liability for the following:

•	Any breach of their duty of loyalty to our Company or to our stockholders.

•	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

•	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

•	Any transaction from which the director derived an improper personal benefit.

84

We believe that these limitation of liability provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability provisions in our Certificate of Incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are filing with the SEC a Registration Statement on Form S-1 under the Securities Act, of which this Prospectus is a part, covering the securities being offered. As permitted by the SEC, this Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this Prospectus, please see the Registration Statement and the exhibits filed with the Registration Statement. A copy of the Registration Statement and the exhibits filed with the Registration Statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about the operation of the public reference room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. Such periodic reports, proxy statements and other information are also available for inspection and copying at our Company website. The address of our website is www.omagine.com.

85

January , 2016

OMAGINE, INC.

6,422,124 Strategic Warrants

and

3,211,062 Shares of Common Stock

Issuable upon the Exercise of Strategic Warrants at $5.00 per Share

and

3,211,062 Shares of Common Stock

Issuable upon the Exercise of Strategic Warrants at $10.00 per Share

________________

PROSPECTUS

________________

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein or the affairs of Omagine have not changed since the date of this Prospectus.

86

OMAGINE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$25,823	$1,113,679
Inventory: (Note 2)
Land under development	490,813,363	-
Total inventory held for sale	490,813,363	-

Prepaid expenses and other current assets	10,970	5,780

Total Current Assets	490,850,156	1,119,459

PROPERTY, PLANT AND EQUIPMENT
Real estate held for investment (Note 2)	227,800,637	-
Total investment real estate	227,800,637	-
Office and project equipment	160,002	153,604
Less accumulated depreciation and amortization	(147,573)	(144,036)
Total Property, Plant and Equipment	227,813,066	9,568

OTHER ASSETS	30,228	31,982

TOTAL ASSETS	$718,693,450	$1,161,009

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Convertible notes payable and accrued interest	$390,997	$370,429
Note payable and accrued interest - YA Global Master SPV, Ltd.
(less unamortized discount of $33,333 and $12,133, respectively)	339,708	214,778
Accounts payable	418,527	257,736
Accrued officers' payroll	375,349	637,922
Accrued expenses and other current liabilities	128,368	159,332
Total Current Liabilities	1,652,949	1,640,197

TOTAL LIABILITIES	1,652,949	1,640,197

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock:
$0.001 par value
Authorized: 850,000 shares
Issued and outstanding: - none	-	-

Common stock:
$0.001 par value
Authorized: 50,000,000 shares
Issued and outstanding:
17,471,718 shares in 2015 and 16,878,119 in 2014	17,472	16,878
Capital in excess of par value	467,363,870	32,252,954
Deficit	(37,604,660)	(32,669,399)
Total Omagine, Inc. stockholders' equity (deficit)	429,776,682	(399,567)
Noncontrolling interests in Omagine LLC	287,263,819	(79,621)

Total Stockholders Equity (Deficit)	717,040,501	(479,188)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$718,693,450	$1,161,009

See accompanying notes to consolidated financial statements.

F-1

OMAGINE, INC. AND  SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

REVENUE:
Total revenue	$-	$-	$-	$-

OPERATING EXPENSES:

Officers and directors compensation (including stock-based compensation of $1,880,765, $96,452, $1,957,285 and $393,294, respectively)	1,976,515	172,702	2,240,535	623,294
Professional fees (includes stock-based compensation of $0, $0, $0 and $10,436, respectively)	9,375	36,415	142,394	132,649
Consulting fees (including stock-based compensation of $1,343,924, $61,243, $1,355,105 and $258,747, respectively)	1,414,848	95,980	1,745,904	328,872
Commitment fees (all stock-based compensation)	-	-	-	150,000
Travel	117,281	15,838	423,875	73,479
Occupancy	45,683	37,939	124,419	114,928
Other selling general and administrative	125,585	79,993	286,651	167,989
Total Costs and Expenses	3,689,287	438,867	4,963,778	1,591,211

OPERATING LOSS	(3,689,287)	(438,867)	(4,963,778)	(1,591,211)

OTHER (EXPENSE) INCOME
Amortization of debt discounts	(12,500)	(9,750)	(28,800)	(30,449)
Interest expense	(18,643)	(16,816)	(44,843)	(46,522)
Other (Expense) - Net	(31,143)	(26,566)	(73,643)	(76,971)

NET LOSS	(3,720,430)	(465,433)	(5,037,421)	(1,668,182)

Add net loss attributable to noncontrolling interests in Omagine LLC	24,752	9,082	102,160	38,405

NET LOSS ATTRIBUTABLE TO OMAGINE, INC.	$(3,695,678)	$(456,351)	$(4,935,261)	$(1,629,777)

LOSS PER SHARE - BASIC AND DILUTED	$(0.21)	$(0.03)	$(0.29)	$(0.10)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
- BASIC AND DILUTED	17,417,560	16,064,928	17,240,703	15,862,554

See accompanying notes to consolidated financial statements.

F-2

OMAGINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock
	Issued and		Committed to be
	Outstanding		issued		Capital in		Noncontrolling
		$0.001 Par		$0.001 Par	Excess of		Interests in
	Shares	Value	Shares	Value	Par Value	Deficit	Omagine LLC	Total

Balances at December 31, 2012	14,369,041	$14,369	107,500	$107	$23,996,481	$(24,867,849)	$9,419	$(847,473)

Issuance of Common Stock committed to stockholder relations agent for fees	107,500	107	(107,500)	(107)	-	-	-	-

Issuance of Common Stock for cash	100,000	100	-	-	124,900	-	-	125,000

Stock Option expense	-	-	-	-	1,445,744	-	-	1,445,744

Issuance of Common Stock for 401(k) Plan contribution	55,253	55	-	-	76,195	-	-	76,250

Stock options exercised by Director's estate	4,000	4	-	-	2,716	-	-	2,720

Issuance of Common Stock for cash	71,162	71	-	-	74,929	-	-	75,000

Stock grant to consultant for services rendered	5,000	5	-	-	5,325	-	-	5,330

Stock grants to stockholder relation agents for fees	40,000	40	-	-	38,500	-	-	38,540

Issuance of Common Stock under 2011 Standby Equity Distribution Agreement	163,094	164	-	-	204,836	-	-	205,000

Stock grant to IT consultants for fees	19,988	20	-	-	18,169	-	-	18,189

Adjustments for noncontrolling interests in Omagine LLC	-	-	-	-	-	-	(35,371)	(35,371)

Net loss	-	-	-	-	-	(2,640,590)	-	(2,640,590)

Balances at December 31, 2013	14,935,038	14,935	-	-	25,987,795	(27,508,439)	(25,952)	(1,531,661)

Stock grant issued to law firm in satisfaction of $15,812 of accounts payable	34,374	34	-	-	26,214	-	-	26,248

Issuance of Common Stock under 2014 Standby Equity Distribution Agreement	218,941	219	-	-	309,781	-	-	310,000

Issuance of Common Stock for 2014 SEDA commitment fees	85,822	86	-	-	149,914	-	-	150,000

Issuance of Common Stock for 401(k) Plan contribution	73,315	73	-	-	76,177	-	-	76,250

Issuance of Common Stock for cash	1,004,629	1,004	-	-	1,486,096	-	-	1,487,100

Issuance of Common Stock for finders' fees on restricted Common Stock sales	46,000	47	-	-	76,121	-	-	76,168

Exercise of Tempest Warrants	490,000	490	-	-	663,010	-	-	663,500

Cancellation of shares issued to stockholder relations agent	(10,000)	(10)	-	-	(9,010)	-	-	(9,020)

Stock Option expense	-	-	-	-	3,486,856	-	-	3,486,856

Adjustments for noncontrolling interests in Omagine LLC	-	-	-	-	-	-	(53,669)	(53,669)

Net loss	-	-	-	-	-	(5,160,960)	-	(5,160,960)

Balances at December 31, 2014	16,878,119	16,878	-	-	32,252,954	(32,669,399)	(79,621)	(479,188)

Issuance of Common Stock for 401(k) Plan contribution	36,483	37	-	-	76,213	-	-	76,250

Stock grant to consultant for services rendered	5,000	5	-	-	9,445	-	-	9,450

Issuance of Common Stock for cash	206,281	206	-	-	219,794	-	-	220,000

Issuance of Common Stock to an Executive Officer in payment of salaries payable	100,000	100	-	-	119,900	-	-	120,000

Stock Options exercised by former Director	2,000	2	-	-	1,018	-	-	1,020

Exercise of Tempest Warrants	158,228	158		-	249,842	-	-	250,000

Issuance of Common Stock for finders' fees on restricted Common Stock sales	7,911	8	-	-	12,492	-	-	12,500

Issuance of Common Stock for Directors' Compensation for services September 1, 2015 to December 31, 2015	50,000	50	-	-	99,950	-	-	100,000

Issuance of Common Stock under New Standby Equity Distribution Agreement (New SEDA)	17,696	18	-	-	24,982	-	-	25,000

Issuance of Restricted Common Stock for cash	10,000	10	-	-	14,690	-	-	14,700

Stock Option expense	-	-	-	-	3,001	-	-	3,001
Stock Option expense - Extension of Strategic Options (1,965,000 to December 31, 2016)			-	-	915,493	-	-	915,493
Stock Option expense - Extension of Strategic Options (950,000 to December 31, 2016)			-	-	541,215	-	-	541,215
Stock Option expense - Stock Appreciation Rights (1,455,000 expiring December 31, 2017)			-	-	1,654,481	-	-	1,654,481

Payment-in-Kind capital contribution of land by noncontrolling interest in Omagine LLC			-	-	431,168,400	-	287,445,600	718,614,000

Adjustments for noncontrolling interests in Omagine LLC	-	-	-	-	-	-	(102,160)	(102,160)

Net loss	-	-	-	-	-	(4,935,261)	-	(4,935,261)

Balances at September 30, 2015 (Unaudited)	17,471,718	$17,472	-	$-	$467,363,870	$(37,604,660)	$287,263,819	$717,040,501

See accompanying notes to consolidated financial statements.

F-3

OMAGINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months ended September 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss attributable to Omagine, Inc.	$(4,935,261)	$(1,629,777)
Adjustments to reconcile net loss to net cash flows used by operating activities:
Net loss attributable to noncontrolling interests in Omagine LLC	(102,160)	(38,405)
Depreciation and amortization	32,337	34,196
Stock-based compensation related to stock options	3,114,190	538,368
Stock-based compensation related to issuance of Common Stock for stockholder investor relations, including amortization of $0 and $10,275 in 2015 and 2014 respectively, arising from grants to service providers	-	10,275
Issuance of Common Stock for finders' fees on restricted Common Stock sales	12,500	36,168
Issuance of Common Stock for consulting fees	9,450	-
Excess of fair value of Common Stock issued to law firm in excess of liability satisfied - charged to legal fees	-	10,436
Issuance of Common Stock for 401(k) Plan contributions	76,250	76,250
Issuance of Common Stock in satisfaction of SEDA commitment fees		150,000
Issuance of restricted Common Stock to two new Directors as compensation for services September 1,2015 to December 31, 2015	100,000
Cancellation of Restricted Common Stock to stockholder relations agent		(9,020)
Changes in operating assets and liabilities:
Prepaid expenses, other current assets and other assets	(3,436)	(12,170)
Accrued interest on convertible notes payable	21,698	16,816
Accounts payable	160,791	(84,464)
Accrued officers' payroll	(142,573)	(85,940)
Accrued expenses and other current liabilities	(30,964)	1,508
Net cash flows used by operating activities	(1,687,178)	(985,759)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(6,398)	(1,984)
Net cash flows used by investing activities	(6,398)	(1,984)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of issuance of 2014 note payable to YA Global Master SPV, Ltd. net of $39,000 commitment fee		461,000
Principal payments on 2014 note payable to YA Global Master SPV, Ltd.	(225,000)	(170,000)
Repayment of 2013 note payable to YA Global Master SPV, Ltd.	-	(175,000)
Proceeds of issuance of 2015 note payable to YA Global Master SPV, Ltd. net of $50,000 commitment fee	450,000
Principal payments on 2015 note payable to YA Global Master SPV, Ltd.	(130,000)
Proceeds from sale of Common Stock	259,700	952,100
Proceeds from the exercise of Common Stock Warrants	250,000	336,000
Proceeds from exercise of stock options	1,020	-
Net cash flows provided by financing activities	605,720	1,404,100

NET (DECREASE) INCREASE IN CASH	(1,087,856)	416,357

CASH BEGINNING OF PERIOD	1,113,679	19,723

CASH END OF PERIOD	$25,823	$436,080

SUPPLEMENTAL CASH FLOW INFORMATION:

Income taxes paid	$2,197	$1,078

Interest paid	$19,089	$24,978

NON - CASH FINANCING ACTIVITIES:

Excess of fair value of Common Stock issued to law firm in excess of liability satisfied - charged to legal fees	$-	$10,436

Issuance of Common Stock to an Executive Officer in payment of salaries payable	$120,000	-

Payment-in-Kind capital contribution of land by noncontrolling interest in Omagine LLC pursuant to Omagine LLC Stockholder Agreement	$718,614,000	-

See accompanying notes to consolidated financial statements.

F-4

OMAGINE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

Omagine, Inc. (“Omagine”) is a holding company incorporated in Delaware in October 2004 which operates through its wholly owned subsidiary, Journey of Light, Inc., a New York corporation (“JOL”) and its 60% owned subsidiary Omagine LLC, a limited liability company incorporated under the laws of the Sultanate of Oman (“LLC”). Omagine, JOL and LLC are collectively referred to herein as the “Company”. JOL was acquired by Omagine in October 2005. LLC is the Omani real estate development company organized by Omagine to do business in Oman.

The Company is focused on entertainment, hospitality and real estate development opportunities in the Middle East and North Africa (the “MENA Region”). On October 2, 2014, LLC signed a Development Agreement with the Government of Oman (the “Government”) for the development of the Omagine Project. On July 2, 2015, a usufruct over one million square meters of beachfront land (the “Land Rights) was registered in LLCs name with the Government. LLC is in receipt of term sheet from a bank in Qatar (the “Qatari Bank”) with respect to a loan offer to finance the First Phase of the Omagine Project. The loan offer is subject to the satisfaction of certain conditions precedent and to the negotiation and execution by the Qatari Bank and LLC of a definitive agreement with respect thereto and there is no assurance therefore that the loan will be executed. Contingent upon the closing of such loan, commencement of these First Phase activities is expected to begin promptly thereafter (See: Note 9 – “Omagine Project”).

Interim Financial Statements

The consolidated balance sheet for the Company at the end of the preceding fiscal year has been derived from the audited balance sheet and notes thereto contained in the Company’s amended annual report on Form 10-K/A for the fiscal year ended December 31, 2014 and is presented herein for comparative purposes. All other financial statements are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for all periods presented, have been made. The results of operations for the interim periods presented are not necessarily indicative of the operating results for the respective full years.

Certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission (“SEC”). These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on April 13, 2015 and the amended annual report on Form 10-K/A filed with the SEC on October 29, 2015.

Summary of Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements include the accounts of Omagine, JOL and LLC. LLC is an Omani limited liability company organized under the laws of the Sultanate of Oman. All inter-company transactions have been eliminated in consolidation.

Financial Instruments - Financial instruments include cash, convertible notes payable and accrued interest, note payable and accrued interest, accounts payable, accrued officers’ payroll and accrued expenses and other current liabilities. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information available to management.

Cash and Cash Equivalents – The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. At September 30, 2015 and December 31, 2014, cash included approximately $6,500 and $11,200 respectively in an Oman bank account not covered by FDIC insurance.

Inventory – Inventory is stated at cost. At September 30, 2015, inventory consists solely of land under development which was purchased on July 2, 2015 and which is held by LLC for sale. The cost of such land is stated at the fair value of the property at the date of acquisition. The Company’s consolidated financial statements for the period ended September 30, 2015 reflect an increase of $490,813,363 in inventory resulting from LLC’s July 2, 2015 purchase of the Land Rights. (See: Note 2 – “Inventory and Property”).

Property, Plant and Equipment - Property, plant and equipment (“PP&E”) are stated at cost. PP&E consists of land under development which is held for investment; furniture and fixtures; and office machinery and equipment. PP&E (including buildings and structures after they are completed and put into service) are depreciated on a straight-line basis over their respective useful service lives. The Company’s consolidated financial statements for the period ended September 30, 2015 reflect an increase of $227,800,637 in PP&E resulting from LLC’s July 2, 2015 purchase of the Land Rights. (See: Note 2 – “Inventory and Property”).

Stockholders’ Equity - Stockholders’ equity consists of common stock, capital in excess of par value, retained earnings, and non-controlling interests in LLC. The Company’s consolidated financial statements for the period ended September 30, 2015 reflect an increase of $718,614,000 in stockholders’ equity resulting from LLC’s July 2, 2015 acquisition of the Land Rights (a $431,168,400 increase in Omagine stockholders’ equity and a $287,445,600 increase in non-controlling interests in LLC). (See: Note 2 – “Inventory and Property”).

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Estimates and Uncertainties - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results as determined at a later date could differ from those estimates. In recording $718,614,000 in the accompanying consolidated financial statements for the period ended September 30, 2015 as the value of the non-cash consideration received by LLC as Land Rights, management relied to a great extent upon the written valuation reports of three expert valuation firms engaged by LLC to value such Land Rights. Furthermore, in allocating such Land Value to inventory and land under development, management relied to a great extent upon the written report and analysis of an expert independent accounting firm engaged by LLC to advise it on the proper accounting to record the Land Value in LLC’s financial statements and on the agreement therewith by LLC’s independent auditor. In addition, the Company’s independent auditor is in agreement with and concurs with the accounting treatment utilized to record the Land Rights in the accompanying consolidated financial statements for the period ended September 30, 2015. (See: Note 2 – “Inventory and Property”).

Revenue Recognition - The Company follows the guidelines of SEC Staff Accounting Bulletin No. 101,”Revenue Recognition in Financial Statements” (SAB101). LLC signed a development agreement for the Omagine Project with the Government of Oman in October 2014, and will recognize revenue ratably over the development period of the Omagine Project measured by methods appropriate to the services or products provided.

Income Taxes - Omagine and JOL are subject to United States (“U.S.”) income taxes at both the federal and state level and LLC is subject to income taxes in Oman. Separate state income tax returns are filed with each state in the U.S. in which Omagine or any subsidiary of Omagine is incorporated or qualified as a foreign corporation. LLC files an income tax return in Oman. Other than with respect to LLC, the Company is not presently subject to income taxes in any foreign country. The Company reports interest and penalties as income tax expense. Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted income tax rates. The Company establishes a provision for U.S. income taxes by applying the provisions of the applicable enacted tax laws to taxable income, if any, for the relevant period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-based Compensation - Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation” (“ASC 718”). For stock options granted, Omagine has recognized compensation expense based on the estimated grant date fair value method using the Black-Scholes valuation model. For such stock option awards, Omagine has recognized compensation expense using a straight-line amortization method over the requisite service period. ASC 718 requires that stock-based compensation expense be based on awards that are ultimately expected to vest. Stock option expense for the nine months ended September 30, 2015 and 2014 were $3,114,190 and $538,368, respectively. (See Note 7).

Earnings (Loss) Per Share – Basic earnings (loss) per share of Omagine’s $0.001 par value common stock (“Common Stock”) is based upon the weighted-average number of shares of Common Stock (“Common Shares”) outstanding during the relevant period. Diluted earnings (loss) per share is based upon the weighted-average number of Common Shares and dilutive securities (stock options, warrants, stock appreciation rights and convertible notes) outstanding during the relevant period. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

For the nine months ended September 30, 2015 and 2014, the Common Shares underlying the following dilutive securities were excluded from the calculation of diluted shares outstanding as the effect of their inclusion would be anti-dilutive:

	Common Shares Issuable
	Nine Months Ended
	September 30,
	2015	2014

Convertible Notes	156,399	145,399
Stock Options	3,273,000	2,315,000
Stock Appreciation Rights	1,455,000	0
Warrants	6,773,896	7,182,124
Total Common Shares Issuable	11,658,295	9,642,523

Non-controlling Interests in Omagine LLC - As of the date of this report LLC is owned 60% by Omagine. In May 2011, Omagine, JOL and three new investors (the “New Investors”) entered into a shareholders’ agreement (the “Shareholder Agreement”) pursuant to which Omagine’s 100% ownership of LLC was reduced to 60%.

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The New Investors are:

i.	The Office of Royal Court Affairs (“RCA”), an organization representing the personal interests of His Majesty Sultan Qaboos bin Said, the ruler of Oman, and

ii.	Two subsidiaries of Consolidated Contractors International Company, SAL (“CCIC”). CCIC is a 60 year old Lebanese multi-national company headquartered in Athens, Greece having approximately five and one-half (5.5) billion dollars in annual revenue, one hundred thirty thousand (130,000) employees worldwide, and operating subsidiaries in among other places, every country in the Middle East. The two CCIC subsidiaries which are LLC shareholders are:

1.	Consolidated Contracting Company S.A. (“CCC-Panama”), a wholly owned subsidiary of CCIC and is its investment arm, and

2.	Consolidated Contractors (Oman) Company LLC, CCIC’s operating subsidiary in Oman which is a construction company with approximately 13,000 employees.

As of the date hereof, the shareholders of LLC and their associated ownership percentages as registered with the Government of Oman are as follows:

LLC Shareholder	Percent Ownership
Omagine	60%
RCA	25%
CCC-Panama	10%
CCC-Oman	5%
Total:	100%

Recent Accounting Pronouncements

On August 27, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 provides guidance on determining when and how reporting entities must disclose going concern uncertainties in their financial statements. The new standard requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date of issuance of the entity's financial statements (or within one year after the date on which the financial statements are available to be issued, when applicable). Further, an entity must provide certain disclosures if there is “substantial doubt about the entity's ability to continue as a going concern.” The FASB believes that requiring management to perform the assessment will enhance the timeliness, clarity and consistency of related disclosures and improve convergence with IFRSs (which emphasize management's responsibility for performing the going concern assessment). However, the time horizon for the assessment (look-forward period) and the disclosure thresholds under U.S. GAAP and IFRSs will continue to differ. This ASU 2014-15 is effective for annual periods ending after December 16, 2016, and interim periods thereafter; early adoption is permitted. The Company does not believe that this pronouncement will have a material impact on our financial statement disclosures.

In June 2014, the FASB issued ASU 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation” (“ASU 2014-10”). ASU 2014-10 removes the financial reporting distinction between development stage entities and other reporting entities and eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company is required to adopt this new standard on a retrospective basis for the year ending December 31, 2015, and interim periods therein; however, early application is permitted. The Company has elected to adopt the new reporting standard for financial statements filed commencing with the 10-Q for the period ended September 30, 2014. Other than simplifying the presentation of the Company’s financial statements and needed disclosures, the adoption of ASU 2014-10 has not affected the Company’s consolidated financial statements.

In July 2013, the FASB issued ASU 2013-11, ”Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists” (”ASU 2013-11”), which states that entities should present the unrecognized tax benefit as a reduction of the deferred tax asset for a net operating loss (”NOL”) or similar tax loss or tax credit carry forward rather than as a liability when the uncertain tax position would reduce the NOL or other carry forward under the tax law. The Company adopted this new standard on a prospective basis in the first interim reporting period of fiscal 2015. The adoption of ASU 2013-11 has not materially affected its consolidated financial statements.

Certain other accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and therefore have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

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NOTE 2 – INVENTORY AND PROPERTY

The Company’s consolidated financial statements for the period ended September 30, 2015 reflect $718,614,000 of land under development which the Company has allocated to inventory ($490,813,363) and property ($227,800,637). This $718,614,000 of land under development was purchased by LLC on July 2, 2015 pursuant to the terms of the Shareholder Agreement whereby an LLC shareholder agreed to sell the Land Rights over one million square meters of beachfront land to LLC in exchange for the issuance to such shareholder of 663,750 Omagine LLC shares (the “LLC Shares”). Since the Land Rights represented a non-cash payment-in-kind for the LLC Shares, it was necessary to value the Land Rights.

Three expert real estate valuation companies were engaged by LLC to independently value the Land Rights in accordance with the professional standards specified by the Royal Institution of Chartered Surveyors (“RICS”) and International Financial Reporting Standards (“IFRS”). The average of the three Land Rights valuations was 276,666,667 Omani Rials ($718,614,000).

LLC engaged the services of PricewaterhouseCoopers LLP (“PwC”) as its IFRS accounting consultant to definitively determine the correct method of recording the $718,614,000 average value of its Land Rights in its IFRS compliant financial statements. After receiving PwC’s written report and analysis, LLC then consulted its independent auditor, Deloitte & Touche (M.E.) & Co. LLC (“Deloitte”) with respect to the matter and received Deloitte’s written report agreeing with the PwC analysis. Both PwC and Deloitte independently concluded that the Land Rights should be recorded as capital, work-in-process (inventory) and land on LLC’s financial statements. With respect to the Company’s consolidated financial statements, the Company’s independent auditor in the U.S. has likewise concurred that, pursuant to US GAAP, the Land Rights should be recorded as capital, inventory and land.

In determining the proper amounts to be allocated to inventory and land, LLC calculated the percentage (x) by dividing (y) the area of the land LLC presently plans definitively to sell, by (z) the total area of land constituting the Omagine Site, and then multiplying that percentage (x) by $718,614,000 to get the number (N) for inventory. The amount to be allocated to land was then calculated by subtracting N from $718,614,000. Using its detailed internal financial model, management calculated (x) to be equal to 68.3%, thereby making the inventory number $490,813,363 and the land number $227,800,637. In its consolidated financial statements therefore, the Company has allocated the value of the Land Rights between land under development which is held for sale (inventory) and land under development which is held for investment (PP&E). These percentage allocations may be modified over time as the more precise land uses become apparent during and after the master planning and construction process.

NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of:

	September 30,	December 31,
	2015	2014
	(Unaudited)

Travel Advances	$2,000	$5,000
Prepaid office salaries (Muscat, Oman office)	-	780
Prepaid rent (Muscat, Oman office)	8,970	-

Total	$10,970	$5,780

NOTE 4 – CONVERTIBLE NOTES PAYABLE AND ACCRUED INTEREST

Convertible notes payable and accrued interest thereon consist of:

	September 30,	December 31,
	2015	2014
	Unaudited
Due to an Omagine director, interest at 10% per annum, due on demand, convertible into Common Stock at $2.50 per Common Share:
Principal	$150,000	$150,000
Accrued Interest	74,946	63,726

Due to investors, interest at 15% per annum, due on demand, convertible into Common Stock at $2.50 per Common Share:
Principal	50,000	50,000
Accrued Interest	49,305	43,696

Due to investors, interest at 10% per annum, due on demand, convertible into Common Stock at $2.50 per Common Share:
Principal	50,000	50,000
Accrued Interest	16,746	13,007
Total	$390,997	$370,429

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NOTE 5 –NOTES PAYABLE AND ACCRUED INTEREST – YA GLOBAL MASTER SPV, LTD.

In July 2013, Omagine borrowed $200,000 from YA Global Master SPV, Ltd. (“YA”) via an unsecured loan (the “2013 YA Loan”) and on April 23, 2014 Omagine paid off the 2013 YA Loan balance and accrued interest thereon due at April 23, 2014 and borrowed an additional $500,000 from YA via a second unsecured loan (the “2014 YA Loan”) and on April 22, 2015 Omagine paid off the 2014 YA Loan balance and the accrued interest thereon. On May 20, 2015, Omagine borrowed an additional $500,000 from YA via a third unsecured loan (the “2015 YA Loan”).

Notes payable and accrued interest thereon due to YA consist of:

	September 30,	December 31,
	2015	2014
	(Unaudited)
2015 YA Loan - interest at 10% per annum, due in 12 monthly installments of principal ($50,000 in July 2015, $40,000 monthly August 2015 to October 2015, $35,000 monthly November 2015 to February 2016, $40,000 monthly March 2016 to May 2016 and $70,000 on June 1, 2016) and interest.	$370,000	$-

2014 YA Loan - interest at 10% per annum, due and repaid in monthly installments of principal and interest through April 2015		225,000

Less: Unamortized debt discount at September 30, 2015 and December 31, 2014	(33,333)	(12,133)
Principal, net	336,667	212,867
Accrued interest	3,041	1,911
Total	$339,708	$214,778

NOTE 6 – COMMON STOCK

With respect to the issuances of the Common Shares listed below:

1.	see Note 9 under ”Equity Finance Agreements” with respect to sales of Common Shares made to YA Global Master SPV, Ltd. (”YA”) pursuant to the SEDA.

2.	where issuances of restricted Common Shares occurred at non-discounted valuations, it is so noted and all such non-discounted valuations were based on the closing price of a Common Share on the relevant date.

3.	where issuances of restricted Common Shares occurred at discounted valuations, it is so noted and all such discounted valuations were calculated using the Finnerty Method based on the closing price of a Common Share on the relevant date less a 17% restricted stock discount for 2014 issuances and an 18% restricted stock discount for 2015 issuances.

4.	where issuances of restricted Common Shares occurred at agreed upon negotiated prices, the sale proceeds or value of services rendered are so noted.

On January 5, 2015, Omagine contributed an aggregate of 36,483 restricted Common Shares at the non-discounted valuation of $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan.

On February 23, 2015, Omagine paid a consultant 5,000 restricted Common Shares at the discounted valuation of $9,450.

On March 26, 2015, Omagine sold 6,281 restricted Common Shares to an accredited investor for proceeds of $10,000.

On March 26, 2015, Omagine sold 200,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $210,000.

On May 16, 2015, Omagine sold 100,000 restricted Common Shares to an officer and director for proceeds of $120,000.

On June 29, 2015, the Non-US investor (described below in connection with a June 24, 2014 transaction) exercised 158,228 Tempest Warrants at an exercise price of $1.58 for proceeds of $250,000.

On June 29, 2015, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 158,228 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 7,911 restricted Common Shares valued at $12,500.

On June 30, 2015, a former director exercised 2,000 stock options for proceeds of $1,020.

On September 1, 2015, two new Directors were each issued 25,000 restricted Common Shares at a value of $50,000 each for services to be rendered from September 1 to December 31, 2015.

On September 3, 2015, pursuant to the SEDA, Omagine sold 17,696 Common Shares to YA for proceeds of $25,000.

On September 14, 2015, Omagine sold 10,000 restricted Common Shares to an accredited investor for proceeds of $14,700.

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On January 10, 2014, Omagine paid a law firm for legal services rendered by issuing such law firm 34,374 restricted Common Shares at the discounted valuation of $26,248, which value was $10,436 in excess of the $15,812 owed by Omagine to such law firm at that date.

On January 8, 2014 pursuant to the SEDA, Omagine sold 29,687 Common Shares to YA for proceeds of $25,000.

On January 17, 2014 pursuant to the SEDA, Omagine sold 24,912 Common Shares to YA for proceeds of $20,000.

On January 24, 2014 pursuant to the SEDA, Omagine sold 31,705 Common Shares to YA for proceeds of $25,000.

On February 13, 2014, Omagine contributed an aggregate of 73,315 restricted Common Shares at the non-discounted valuation of $76,250 to all eligible employees of the Omagine Inc. 401(k) Plan.

On February 14, 2014 pursuant to the SEDA, Omagine sold 68,493 Common Shares to YA for proceeds of $150,000.

On March 14, 2014, Omagine sold 70,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $70,000.

On March 14, 2014, Omagine paid a finder’s fee to a non-U.S. person (a “non-U.S. Finder”) in connection with the aforementioned sale of 70,000 restricted Common Shares to a non-U.S. person. Such finder’s fee was satisfied by issuing such non-U.S. Finder 3,500 restricted Common Shares at the discounted valuation of $6,101.

On March 21, 2014 pursuant to the SEDA, Omagine sold 13,597 Common Shares to YA for proceeds of $25,000.

On April 11, 2014, Omagine sold 150,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $150,000. At September 30, 2014, such non-U.S. person owned 1,195,300 Common Shares or approximately 7.4% of the Common Shares then outstanding and 441,120 Strategic Warrants (See Note 7).

On April 11, 2014, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 150,000 restricted Common Shares to a non-U.S. person. Such finder’s fee was satisfied by issuing such non-U.S. Finder 7,500 restricted Common Shares at the discounted valuation of $10,147.

On April 22, 2014, Omagine issued 85,822 restricted Common Shares to an affiliate of YA in satisfaction of a $150,000 commitment fee due in connection with the 2014 SEDA.

On May 6, 2014 pursuant to the SEDA, Omagine sold 32,270 Common Shares to YA for proceeds of $50,000.

On June 24, 2014, Omagine sold 362,308 restricted Common Shares and issued 1,000,000 Tempest Warrants (See Note 7) to a non-U.S. person who is an accredited investor (the “Non-U.S. Investor”) for proceeds of $422,100.

On June 24, 2014, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale to the non-U.S. Investor (See Note 7). Such finder’s fee was satisfied by paying such non-U.S. Finder $20,000 in cash and issuing such non-U.S. Finder 15,000 restricted Common Shares at the discounted valuation of $19,920.

On August 15, 2014, the Non-U.S. Investor transferred 240,000 Tempest Warrants to an affiliate of his which is also a non-U.S. person (the “Non-U.S. Affiliate”) and such Non-U.S. Affiliate exercised such 240,000 Tempest Warrants at an exercise price of $1.40 per Common Share for proceeds to Omagine of $336,000. On August 25, 2014, Omagine paid a finder’s fee of $16,800 to a non-U.S. Finder in connection with such Tempest Warrant exercise.

On September 3, 2014, in exchange for a $3,000 cash settlement payment, the Company cancelled 10,000 restricted Common Shares valued at the non-discounted valuation of $9,020 issued to a consultant for services rendered.

On October 2, 2014, the Non-U.S. Investor transferred 250,000 Tempest Warrants to the Non-U.S. Affiliate and the Non-U.S. Affiliate exercised such 250,000 Tempest Warrants at an exercise price of $1.31 per Common Share for proceeds to Omagine of $327,500. On October 6, 2014, Omagine paid a finder’s fee of $16,375 to a Non-U.S. Finder in connection with such Tempest Warrant exercise by the Non-U.S. Affiliate.

On November 7, 2014, Omagine sold 14,881 restricted Common Shares to a non-U.S. person who is a civil engineer of CCC-Oman and an accredited investor for proceeds of $30,000.

On November 10, 2014, Omagine sold 7,440 restricted Common shares to a non-U.S. person who is a civil engineer of CCC-Oman and an accredited investor for proceeds of $15,000.

On November 20, 2014, Omagine sold an aggregate of 400,000 restricted Common Shares at $2.00 per share to two non-U.S. persons who are accredited investors (150,000 shares to one investor and 250,000 shares to the other investor) for aggregate proceeds of $800,000. The two non-U.S. persons are family members of an Omagine stockholder who owns approximately 7.1% of the Common Shares outstanding at December 31, 2014.

On November 21, 2014, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 400,000 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 20,000 restricted Common Shares valued at $40,000.

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NOTE 7 – STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND WARRANTS

Stock Options/ Stock Appreciation Rights

Omagine’s shareholders approved the reservation by Omagine of 2,500,000 Common Shares for issuance under the 2003 Omagine, Inc. Stock Option Plan (the “2003 Plan”). The 2003 Plan expired on August 31, 2013. On March 6, 2014, the Board of Directors approved the adoption of the 2014 Omagine, Inc. Stock Option Plan (the “2014 Plan”).

Both the 2003 Plan and the 2014 Plan are designed to attract, retain and motivate employees, directors, consultants and other professional advisors of Omagine and its subsidiaries (collectively, the “Recipients”) by giving such Recipients the opportunity to acquire stock ownership in Omagine through the issuance of stock options (“Stock Options”) to purchase Common Shares.

Omagine has registered for resale the 2.5 million Common Shares reserved for issuance under the 2003 Plan by filing a registration statement with the SEC on Form S-8. At September 30, 2015, there were 2,283,000 unexpired Stock Options issued but unexercised under the 2003 Plan and all such Stock Options remain valid until the earlier of their exercise date or expiration date.

Pursuant to the 2014 Plan, 3,000,000 Common Shares were reserved for issuance. The 2014 Plan was amended to increase the reservation of 3,000,000 Common Shares for issuance to 5,000,000 Common Shares and to permit issuance of stock appreciation rights (“The Amended 2014 Plan”). Omagine intends to seek its shareholders’ ratification of the adoption by Omagine of the Amended 2014 Plan. At September 30, 2015, there were 990,000 unexpired Stock Options and 1,455,000 Stock Appreciation Rights (SARs) issued but unexercised under the Amended 2014 Plan.

A summary of Stock Option and SARs activity for the nine months ended September 30, 2015 and 2014 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2014	2,285,000	$1.72	1.43	$1,100
Granted in Q1 2014	40,000	$1.80	5.06	-
Outstanding September 30, 2014	2,325,000	$1.73	0.74	$68,340

Exercisable at September 30, 2014	2,315,000	$1.73	0.72	$68,340

Outstanding at January 1, 2015	3,275,000	$1.97	1.24	$1,923,170
Exercised in Q2 2015	(2,000)	$0.51	-	-
Granted in Q3 2015	1,455,000	$2.00	2.29	-
Outstanding September 30, 2015	4,728,000	$1.98	1.67	$59,440

Exercisable at September 30, 2015	4,728,000	$1.98	1.67	$59,440

Of the 3,273,000 Stock Options outstanding at September 30, 2015, 2,915,000 of such Stock Options were issued by Omagine in January 2012 and December 2014 as “Strategic Options” to officers, directors and consultants of Omagine whose continued service was deemed by the Board of Directors to be particularly crucial to attaining LLC’s then strategic goal of signing the Development Agreement (“DA”) with the Government of Oman and in recognition of those efforts during 2014 and beyond. The Strategic Options are fully vested, provide for a cashless exercise feature and currently expire on December 31, 2016; 1,965,000 of the Strategic Options are exercisable at $1.70 and 950,000 are exercisable at $2.55. To continue to incentivize the retention and sustained service to the Company of its mission-critical employees and consultants, the expiration date of the 1,965,000 Strategic Options issued in January 2012 was extended by Omagine in December 2012 to December 31, 2013 (the “First Extension“) and in December 2013 to December 31, 2014 (the “Second Extension”) and in December 2014 to December 31, 2015 (the “Third Extension”) and on August 12, 2015 to December 31, 2016 (the “ Fourth Extension”).

Of the 2,915,000 Strategic Options, an aggregate of 1,685,000 were granted to Omagine’s three officers, an aggregate of 125,000 were granted to Omagine’s independent directors and 1,000,000 were granted to the Deputy Managing Director of LLC who, pursuant to a March 2007 consulting agreement expiring on December 31, 2015, is also a consultant to the Company. The Deputy Managing Director of LLC also holds 160,000 Stock Options granted pursuant to his consulting agreement which are not Strategic Options, exercisable at $1.25 per share and expiring on March 31, 2017.

Of the 1,455,000 Stock Appreciation Rights, an aggregate of 750,000 were granted to three officers of Omagine, 15,000 were granted to one independent director and 675,000 were granted to the Deputy Managing Director of LLC.

The $1,373,326 estimated fair value of the First Extension was calculated using the Black Scholes option pricing model and the following assumptions: (i) $1.77 share price, (ii) 370 day term of the First Extension, (iii) 125% expected volatility, (iv) 0.16% (370 day term) risk free interest rate and such $1,373,326 was expensed evenly by Omagine over the 370 day requisite service period of the First Extension (December 27, 2012 through December 31, 2013). The estimated fair value of the issuance in 2012 of the Strategic Options was $1,685,629.

F-11

The $671,440 estimated fair value of the Second Extension was calculated using the Black Scholes option pricing model and the following assumptions (i) $0.89 share price, (ii) 378 day term of the Second Extension, (iii) 144% expected volatility, (iv) 0.13% (378 day term) risk free interest rate, and such $671,440 was expensed evenly over the 378 day requisite service period of the Second Extension (December 19, 2013 through December 31, 2014).

On December 13, 2014, Omagine granted to six persons an aggregate of 950,000 fully vested Strategic Options with a cashless exercise feature (625,000 to three officers, 25,000 to one director and 300,000 to two consultants) exercisable at $2.55 per share and expiring on December 31, 2015. The $1,277,370 estimated fair value of the 950,000 Strategic Options was calculated using the Black Scholes option pricing model and the following assumptions: (i) $2.52 share price, (ii) 368 day term, (iii) 147% expected volatility, (iv) 0.25% (368 day term) risk free interest rate and was expensed in full in the quarterly period ended December 31, 2014.

On December 29, 2014, the expiration date of the 1,965,000 Strategic Options issued in January 2012 was extended from December 31, 2014 to December 31, 2015 (the “Third Extension”). The $1,504,404 estimated fair value of the Third Extension was calculated using the Black Scholes option pricing model and the following assumptions: (i) $2.52 share price, (ii) 368 day term, (iii) 147% expected volatility, (iv) 0.25% (368 day term) risk free interest rate and was expensed in full in the quarterly period ended December 31, 2014.

On August 12, 2015, the expiration date of the 1,965,000 Strategic Options issued in January 2012 was extended from December 31, 2015 to December 31, 2016 (the “Fourth Extension”). The $915,493 estimated fair value of the Fourth Extension was calculated using the Black Scholes option pricing model and the following assumptions: (i) $1.91 share price, (ii) 507 day term, (iii) 147% expected volatility, (iv) 0.32% (507 day term) risk free interest rate and was expensed in full in the quarterly period ended September 30, 2015.

On August 12, 2015, the expiration date of the 950,000 Strategic Options issued in December of 2014 was extended from December 31, 2015 to December 31, 2016 (the “First Extension”). The $541,215 estimated fair value of the First Extension was calculated using the Black Scholes option pricing model and the following assumptions: ( i ) $1.91 share price, ( ii ) 507 day term, ( iii ) 147% expected volatility, ( iv) 0.32% (507 day term) risk free interest rate and was expensed in full in the quarterly period ended September 30, 2015.

On January 15, 2013 an Omagine independent director was granted 2,000 Stock Options exercisable at $1.38 per share and expiring on January 14, 2018.

On April 8, 2013, the estate of a former Omagine director exercised 4,000 Stock Options; 2,000 at $0.51 per share and 2,000 at $0.85 per share.

On March 28, 2014, Omagine granted to four persons an aggregate of 40,000 Stock Options exercisable at $1.80 per share and expiring on March 27, 2019. One such person is an Omagine independent director, one is an Omagine officer and two are consultants. The $55,376 estimated fair value of the 40,000 Stock Options was calculated using the Black Scholes option pricing model and the following assumptions: (i) $1.80 share price, (ii) a 5 year term, (iii) 106% expected volatility and (iv) 1.75% (5 year term) risk free interest rate. $51,914 of such estimated fair value was expensed in the year ended December 31, 2014, and $1,731 was expensed in the six months ended June 30, 2015.

On June 30, 2015, a former Omagine director exercised 2,000 stock options at $0.51 per share.

On August 31, 2015, Omagine granted an aggregate of 1,455,000 Stock Appreciation Rights (“SARs”) to six persons exercisable at $2.00 per share and expiring on December 31, 2017. Of the 1,455,000 SARs, an aggregate of 750,000 were granted to three officers of Omagine,15,000 were granted to one independent director and 675,000 were granted to the Deputy Managing Director of LLC The $1,654,481 estimated fair value of the SARs was calculated using the Black Scholes option pricing model and the following assumptions: ( i) $1.60 share price, ( ii ) 854 day term, (iii) 147% expected volatility, ( iv ) 0.28% ( 854 day term ) risk free interest rate and was expensed in full in the quarterly period ended September 30, 2015.

A summary of non-vested Stock Options and the Common Shares underlying such Stock Options for the nine months ended September 30, 2015 and 2014 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)

Non-vested shares at January 1, 2014	40,000	$1.80	4.81
Vested in Q1 2014	(30,000)	$1.80	4.81
Non-vested shares at September 30, 2014	10,000	$1.80	4.30

Non-vested shares at January 1, 2015	10,000	$1.80	4.30
Vested in Q1 2015	(10,000)	$1.80	4.30
Non-vested shares at September 30, 2015	-	-	-

F-12

Issued and outstanding Stock Options and SARs (all non-qualified) as of September 30, 2015 are as follows:

Year Granted	Number Outstanding	Number Exercisable	Exercise Price	Expiration Date
2007	160,000	160,000	$1.25	March 31, 2017
2008	150,000	150,000	$2.60	September 23, 2018
2011	4,000	4,000	$0.85	May 16, 2016
2012	1,965,000	1,965,000	$1.70	December 31, 2016
2012	2,000	2,000	$1.70	April 12, 2017
2013	2,000	2,000	$1.38	January 14, 2018
2014	40,000	40,000	$1.80	March 27, 2019
2014	950,000	950,000	$2.55	December 31, 2016
2015	1,455,000	1,455,000	$2.00	December 31, 2017
Totals	4,728,000	4,728,000

A summary of information about Stock Options and SARs outstanding at September 30, 2015 is as follows:

	Stock Options and SARs Outstanding			Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Number of Shares	Weighted Average Exercise Price
$ 0.50 - $1.00	4,000	$0.85	0.64	4,000	$0.85
$ 1.01 - $2.00	3,624,000	1.80	1.72	3,624,000	1.80
$ 2.01 - $3.00	1,100,000	2.56	1.51	1,100,000	2.56
Totals	4,728,000	$1.97	0.74	4,728,000	$1.97

As of September 30, 2015, there was $2,081 of unrecognized compensation costs relating to unexpired Stock Options. That cost is expected to be recognized $1,001 in 2015, $540 in 2016 and $540 in 2017.

Warrants

As of September 30, 2015 Omagine had 6,773,896 Common Stock purchase warrants (“Warrants”) issued and outstanding. The Warrants do not contain any price protection provisions that would require them to be classified as liabilities (subject to re-measurement at fair value each time a balance sheet is presented) rather than presented as a component of stockholders’ equity.

The Tempest Warrants

On June 24, 2014 in connection with the sale of 362,308 restricted Common Shares to an investor (See Note 6), Omagine issued 1,000,000 Warrants to such investor, each of which are exercisable for the purchase of one restricted Common Share at a per Common Share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) 80% of the closing sale price for a Common Share on the trading day immediately preceding the relevant exercise date (the “Tempest Warrants”). Both the exercise price of the Tempest Warrants and the number of Common Shares issuable upon exercise of the Tempest Warrants are subject to adjustment in the event of a stock split, combination or subdivision of the Common Stock, or a dividend, reclassification, reorganization, or spin off.

The Tempest Warrants and the Common Shares issuable upon exercise of the Tempest Warrants are “restricted securities” as that term is defined in the Securities Law. The Tempest Warrants expire on June 23, 2016 and are not redeemable by Omagine.

On August 15, 2014, 240,000 Tempest Warrants were transferred to an affiliate of the investor. The affiliate exercised the 240,000 Tempest Warrants at an exercise price of $1.40 per Common Share for proceeds of $336,000. On October 2, 2014, a further 250,000 Tempest Warrants were exercised by such affiliate at an exercise price of $1.31 per Common Share for proceeds of $327,500. On June 29, 2015, the investor exercised 158,228 of the Tempest Warrants at an exercise price of $1.58 per Common Share for proceeds of $250,000. In conjunction with this June 29, 2015 exercise, Omagine agreed with the investor to file a registration statement with the SEC to register all the aforementioned Common Shares presently owned by the investor and his affiliate as well as the remaining 351,772 Common Shares underlying the remaining 351,772 Tempest Warrants outstanding as of the date of this report. (See Note 11).

The Strategic Warrants

Omagine has 6,422,124 Warrants outstanding, 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $5.00 and 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $10.00 (collectively, the “Strategic Warrants”).

Omagine filed a post-effective amendment to its registration statement on Form S-1 (Commission File No. 333-183852) whereby the Strategic Warrants and the 6,422,124 Common Shares underlying the Strategic Warrants were registered by Omagine (the “Warrant Registration”). The Warrant Registration was declared effective by the SEC and its effective status expired. Omagine filed another post-effective amendment to the Warrant Registration on January 28, 2015 which was declared effective by the SEC on February 13, 2015. The effective status of the Updated Warrant Registration expired on November 12, 2015 and the Company plans to file another Post-Effective Amendment on Form S-1 to reinstate the effective status of the Warrant Registration. Neither the exercise prices of the Strategic Warrants nor the number of Common Shares issuable upon exercise of the Strategic Warrants are subject to adjustment in the event of a stock split, combination or subdivision of the Common Stock, or a dividend, reclassification, reorganization, or spinoff.

F-13

On August 18, 2014, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was extended for a third time to June 30, 2015 and again on January 5, 2015, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was extended to December 31, 2015. Again on August 12, 2015, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was extended to December 31, 2016. All other terms and conditions of the Strategic Warrants remained the same. All Strategic Warrants expire on December 31, 2016 unless redeemed earlier by Omagine upon 30 days prior written notice to the Strategic Warrant holders.

NOTE 8 – U.S. INCOME TAXES

Deferred U.S. tax assets are comprised of the following:

	September 30,	December 31,
	2015	2014

U.S. federal net operating loss carry forwards	$5,566,000	$5,293,000
U.S. state and city net operating loss carry forwards, net of U.S. federal tax benefit	1,590,000	1,512,000
	7,156,000	6,805,000
Less: Valuation allowance	(7,156,000)	(6,805,000)
Total	$-	$-

Management has determined, based on the Company's current condition, that a full valuation allowance is appropriate at September 30, 2015.

At September 30, 2015, the Company had U.S. federal net operating loss carry forwards of approximately $15,902,000 expiring in various amounts from fiscal year 2017 to fiscal year 2035.

Current U.S. income tax law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs.

The Company believes that it has no uncertain tax positions and no unrecognized tax benefits at September 30, 2015 and December 31, 2014.

NOTE 9 – COMMITMENTS

Leases

Omagine leases its executive office in New York, New York under a ten-year lease entered into in February 2003 and extended in March 2013 and which lease now expires on December 31, 2015. LLC leases office space in Muscat, Oman from an unaffiliated third party under a one year prepaid lease which commenced in January 2015 and which provides for an annual rental of $35,880. The Company’s rent expense for the nine months ended September 30, 2015 and 2014 was $124,419 and $114,928, respectively.

At September 30, 2015, the future minimum lease payments under non-cancelable operating leases were $26,386 (all due in 2015).

Employment Agreements

The Company presently has no employment agreements with any person.

Pursuant to a prior employment agreement, Omagine was obligated to employ its President and Chief Executive Officer at an annual base salary of $125,000 plus an additional amount based on a combination of net sales and earnings before taxes. Omagine plans to enter into a new employment agreement with its President although the terms of such employment agreement have not yet been determined. Omagine had continued to accrue salary payable to its President through December 31, 2014 and on January 1, 2015 the Company recommenced its bi-monthly payroll for employees, including for its President on the basis of an annual salary of $125,000. On May 1, 2015 the Company paid its President $87,781 of accrued officer’s payroll and on May 16, 2015 the Company applied $120,000 of accrued officer’s payroll in exchange for the purchase of 100,000 restricted Common Shares of Omagine, Inc. stock at a purchase price of $1.20 per share. At September 30, 2015 and December 31, 2014, Omagine had unpaid accrued officer’s compensation due to its President of $107,891 and $310,464, respectively.

Pursuant to a prior employment agreement, Omagine was obligated to employ its Vice-President and Secretary at an annual base salary of $100,000. Omagine plans to enter into a new employment agreement with its Vice-President although the terms of such employment agreement have not yet been determined. On January 1, 2015 the Company recommenced its bi-monthly payroll for employees, including for its Vice-President on the basis of an annual salary of $100,000. On March 26, 2015 the Company paid its Vice-President $33,000 of accrued officer’s payroll and on September 9, 2015 paid an additional $2,000 of accrued officer’s payroll. At September 30, 2015 and December 31, 2014, Omagine had unpaid accrued officer’s compensation due to its Vice-President of $136,575 and $171,575, respectively.

On January 1, 2015 the Company recommenced its bi-monthly payroll for its Controller on the basis of an annual salary of $80,000. On January 14, 2015 the Company paid its Controller $25,000 of accrued officer’s payroll. At September 30, 2015 and December 31, 2014, Omagine had unpaid accrued officers’ compensation due to its Controller of $130,883 and $155,883, respectively.

F-14

Contingent Fee Payment Obligation

Depending on circumstances, LLC may execute an agreement with Michael Baker Corporation (”Baker”) to hire Baker as its Program Manager and/or Project Manager (the potential “PM Contract”). Omagine has employed Baker to provide design and engineering services through the feasibility and engineering study phases of the Omagine Project. As part of its compensation agreement with Baker, Omagine agreed that it would be obligated to pay Baker the sum of $72,000 (the “Contingent Fee”) after LLC signed the DA with the Government of Oman. Omagine paid Baker the Contingent Fee in October 2015 (See: Note 11).

Equity Financing Agreements

Omagine, Inc. and YA were parties to a Stand-By Equity Distribution Agreement (the “2011 SEDA”) which was due to expire on September 1, 2014. On July 21, 2014, the 2011 SEDA was terminated by the mutual consent of Omagine and YA.

On April 22, 2014, Omagine and YA entered into a new Standby Equity Distribution Agreement on generally the same terms and conditions as the 2011 SEDA (the”2014 SEDA“). Unless earlier terminated in accordance with its terms, the 2014 SEDA shall terminate automatically on the earlier of (i) the first day of the month next following the 24-month anniversary of the “Effective Date” (as hereinafter defined), or (ii) the date on which YA shall have made payment to Omagine of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000. On April 22, 2014, in satisfaction of a $150,000 commitment fee due pursuant to the 2014 SEDA, Omagine issued 85,822 restricted Common Shares to YA Global II SPV, LLC, which is an affiliate of YA (See Note 6).

Pursuant to the terms of the 2014 SEDA, Omagine may in its sole discretion, and upon giving written notice to YA (an ”Advance Notice”), periodically sell Common Shares to YA (“Shares”) at a per Share price (“Purchase Price”) equal to 95% of the lowest daily volume weighted average price (the “VWAP”) for a Common Share as quoted by Bloomberg, L.P. during the five (5) consecutive Trading Days (as such term is defined in the 2014 SEDA) immediately subsequent to the date of the relevant Advance Notice (the “Pricing Period”).

Omagine is not obligated to sell any Shares to YA but may, over the term of the 2014 SEDA and in its sole discretion, sell to YA that number of Shares valued at the Purchase Price from time to time in effect that equals up to five million dollars ($5,000,000) in the aggregate. YA is obligated under the 2014 SEDA to purchase such Shares from Omagine subject to certain conditions including (i) Omagine filing a registration statement with the SEC to register the resale by YA of the Shares sold to YA under the 2014 SEDA (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective (the date of such declaration by the SEC being the “Effective Date”), (iii) Omagine certifying to YA at the time of each Advance Notice that Omagine has performed all covenants and agreements to be performed and has complied with all obligations and conditions contained in the 2014 SEDA, (iv) periodic sales of Shares to YA must be separated by a time period of at least five Trading Days, and (v) the dollar value of any individual periodic sale of Shares designated by Omagine in any Advance Notice may not exceed the greater of (a) two hundred thousand dollars ($200,000), or (b) the average of the ”Daily Value Traded” for each of the five (5) Trading Days immediately preceding the date of the relevant Advance Notice, where Daily Value Traded is the product obtained by multiplying the number representing the daily trading volume of Common Shares for such Trading Day by the VWAP for a Common Share on such Trading Day.

Omagine Project

The Omagine Project is planned to be developed on one million square meters (equal to approximately 245 acres) of beachfront land facing the Gulf of Oman just west of the capital city of Muscat and nearby Muscat International Airport (the “Omagine Site”). LLC has signed a Development Agreement (“DA”) and a Usufruct Agreement (“UA”) for the Omagine Project with the Government of Oman. (See “The Development Agreement and Usufruct Agreement” below). The Omagine Project is planned to be an integration of cultural, heritage, entertainment and residential components including a high-culture theme park and associated buildings, shopping and retail establishments, restaurants and approximately 2,100 residences.

Development Agreement and Usufruct Agreement

Omagine’s 60% owned subsidiary, LLC, signed a DA with the Government of Oman in October 2014 for the development in Oman by LLC of the Omagine Project. The legal effectiveness of the DA was conditional upon its ratification by Oman’s Ministry of Finance, which Ratification occurred in March 2015. On July 1, 2015 (the “Operative Date”), the Government and LLC entered into the UA with respect to the land constituting the Omagine Site.

The Land Rights give LLC extensive rights over the land constituting the Omagine Site including the right to sell such land on a freehold basis. On July 2, 2015, the UA was registered by the Government and a Land Rights registration fee of 20,250 Omani Rials ($52,650) was paid by LLC to the Government (and expensed in the accompanying consolidated statements of operations for the three and nine months ended September 30, 2015), which registration legally perfected LLC’s ownership of the Land Rights.

The five year period commencing on the Operative Date is a rent free period and thereafter LLC will pay annual rent to the Government based on only the built but unsold commercial area of the Omagine Project (approximately 150,000 sq. meters) or approximately 45,000 Omani Rials ($117,000) per year based on the current annual per square meter fee of 0.300 Omani Rials ($0.78). The term of the DA is 20 years and the term of the UA is 50 years (renewable) commencing from the Operative Date. The UA and the DA provisions relevant to the UA survive the expiration of the term of the DA.

F-15

The Operative Date of July 1, 2015 is the date from which all time periods for the execution by LLC of various tasks enumerated in the DA are to be measured. The continued legal effectiveness of the DA subsequent to the Operative Date is dependent upon the following milestone dates being achieved (any or all of which may be extended or waived by the Government): (1) LLC’s delivery to the Government within twelve months from the Operative Date of a term sheet with lenders for the financing of the First Phase, any other phase or all of the Project, (2) LLC’s submission to the Ministry of Tourism of a social impact assessment within 8 months of the Operative Date and the Government’s approval thereof within 12 months of the Operative Date, (3) the Government’s approval within 12 months of the Operative Date of the development control plan for the Omagine Project and (4) the transformation of LLC into a joint stock company within 12 months of the Operative Date.

Pursuant to the DA, LLC must substantially complete the construction of the seven Pearl buildings and one hotel (the “Minimum Build Obligation” or “MBO”) within 5 years of the Operative Date. Any material breach by LLC of its obligation to perform the MBO would constitute an event of default under the DA. The DA specifies that the principal construction contracts should be executed within one year of the Operative Date. LLC is required to provide written notice to the Government in certain circumstances, such as LLC’s change in an anticipated milestone date that would result in a substantial achievement of work to occur later than 60 days after such milestone date. The DA provides that the Government is required to grant reasonable requests for the extension of the terms of the DA in such circumstances.

The foregoing discussion of the terms of the DA and UA is not meant to be definitive or complete and is qualified in its entirety by reference to the complete texts of the DA and UA as filed by the Company with the SEC.

Shareholder Agreement

Omagine and JOL organized LLC in Oman and capitalized it with an initial investment of twenty thousand (20,000) Omani Rials ($52,000). Subsequently, Omagine, JOL and the New Investors entered into a shareholder agreement relating to LLC (the “Shareholder Agreement”).

Pursuant to the Shareholder Agreement, Omagine invested an additional 70,000 Omani Rials ($182,000) into LLC and agreed to make a further additional investment into LLC of 210,000 Omani Rials ($546,000) after the execution of the DA (the “OMAG Final Equity Investment”). As of September 30, 2015, Omagine had (a) invested 90,000 Omani Rials ($234,000) into LLC, and (b) made an aggregate of 180,000 Omani Rials ($468,000) of cash advances to LLC against the OMAG Final Equity Investment. As of October 2015 Omagine has made the full 210,000 Omani Rial ($546,000) OMAG Final Equity Investment into LLC (See Note 11).

Further pursuant to the Shareholder Agreement, the New Investors invested an aggregate of 60,000 Omani Rials ($156,000) into LLC and agreed, subject to certain conditions precedent, to make further additional investments into LLC in the aggregate amount of 26,628,125 Omani Rials ($69,233,125). Additionally pursuant to the Shareholder Agreement, RCA agreed to invest the Land Rights as a non-cash “payment-in-kind” capital contribution to LLC. The Land Rights represents the value to LLC of the land previously owned by His Majesty Sultan Qaboos bin Said, the ruler of Oman, which His Majesty transferred to MOT on condition it be used for development of the Omagine Project.

NOTE 10 – RELATED PARTY TRANSACTIONS

At September 30, 2015 and December 31, 2014 respectively, Omagine’s accounts payable included $16,108 and $13,603 due to its officers and directors.

NOTE 11 – SUBSEQUENT EVENTS

On October 8, 2015, 2,375 Tempest Warrants were transferred to an affiliate, a “Non-U.S. Affiliate”. On October 8, 2015, such Non-U.S. Affiliate exercised such 2,375 Tempest Warrants at an exercise price of $1.28 per Common Share for proceeds to Omagine of $3,040.

On October 26, 2015, Omagine sold an aggregate of 1,200,000 restricted Common Shares to three non-U.S. persons who are accredited investors (500,000 restricted Common Shares each to two investors and 200,000 restricted Common Shares to one investor) for aggregate proceeds to Omagine of $1,200,000.

On October 26, 2015, Omagine paid Baker the Contingent Fee sum of $72,000. (See: Note 9).

On October 27, 2015, Omagine made an additional cash advance of 30,000 Omani Rials ($78,000) to LLC representing cash advances in the aggregate of 210,000 Omani Rials ($546,000) made by Omagine to LLC thereby satisfying the OMAG Final Equity Investment. (See: Note 9, “Shareholder Agreement”).

On November 5, 2015, LLC received a term sheet from a Qatari Bank outlining the terms of a proposed Financing Agreement between LLC and the Qatari Bank pursuant to which such Qatari Bank will provide debt financing to LLC for the First Phase of the Omagine Project. On November 9, 2015, LLC’s Managing Director accepted, executed and returned the term sheet to the Qatari Bank and LLC and its attorneys are now awaiting a draft of the relevant Financing Agreement from the Qatari Bank for review.

On November 16, 2015, in connection with the aforementioned sale of 1,200,000 restricted Common Shares to three non-U.S. persons, Omagine paid a finder’s fee to another non-U.S. person. This finder’s fee was satisfied by issuing such other non-U.S. person 33,334 restricted Common Shares valued at $60,000 (based on the November 16, 2015 market price of $1.80 per share).

On November 16, 2015, Omagine sold 20,886 restricted Common Shares to an accredited investor for proceeds to Omagine of $25,000.

F-16

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Omagine, Inc.

I have audited the accompanying consolidated balance sheets of Omagine, Inc. and subsidiaries (the "Company") as of December 31, 2014 and 2013 and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Omagine, Inc. and subsidiaries as of December 31, 2014 and 2013 and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's present financial situation raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 12 to the consolidated financial statements, the Company restated its consolidated financial statements for the year ended December 31, 2014.

/s/ Michael T. Studer CPA P.C.
April 13, 2015 (except as to Note 12, which is dated as of October 29, 2015) Freeport, New York

F-17

OMAGINE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2014	2013
	(Restated - See Note 12)

ASSETS

CURRENT ASSETS:
Cash	$1,113,679	$19,723
Prepaid expenses and other current assets	5,780	10,275
Total Current Assets	1,119,459	29,998

PROPERTY AND EQUIPMENT:

Office and computer equipment	153,604	150,170
Less accumulated depreciation and amortization	(144,036)	(138,908)
Total Property and Equipment	9,568	11,262

OTHER ASSETS	31,982	29,982

TOTAL ASSETS	$1,161,009	$71,242

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Convertible notes payable and accrued interest	$370,429	$347,935
Note payable and accrued interest - YA Global Master SPV, Ltd. (less unamortized discount of $12,133 and $13,332, respectively)	214,778	163,126
Accounts payable	257,736	246,857
Accrued officers payroll	637,922	727,612
Accrued expenses and other current liabilities	159,332	117,373
Total Current Liabilities	1,640,197	1,602,903
Long Term Liabilities	-	-

TOTAL LIABILITIES	1,640,197	1,602,903

STOCKHOLDERS' DEFICIT

Preferred stock:
$0.001 par value
Authorized: 850,000 shares
Issued and outstanding: - none	-	-

Common stock:
$0.001 par value
Authorized: 50,000,000 shares
Issued and outstanding:
16,878,119 shares in 2014 and 14,935,038 in 2013	16,878	14,935
Capital in excess of par value	32,252,954	25,987,795
Deficit	(32,669,399)	(27,508,439)
Total Omagine, Inc. stockholders' deficit	(399,567)	(1,505,709)
Noncontrolling interests in Omagine LLC	(79,621)	(25,952)

Total Stockholders' Deficit	(479,188)	(1,531,661)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,161,009	$71,242

See accompanying notes to consolidated financial statements.

F-18

  OMAGINE, INC. AND  SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2014	2013
	(Restated - See
	Note 12)
REVENUE:
Total revenue	$-	$-

OPERATING EXPENSES:

Officers and directors compensation (including stock-based compensation of $2,251,830 and $951,677, respectively)	2,559,580	1,259,177
Professional fees (includes stock- based compensation of $10,436 and $0, respectively)	176,996	115,698
Consulting fees (including stock-based compensation of $1,388,699 and $773,802, respectively)	1,557,103	804,885
Commitment fees (all stock-based compensation)	150,000	-
Travel	239,134	102,838
Occupancy	159,382	146,897
Other selling general and administrative	271,046	201,060
Total Costs and Expenses	5,113,241	2,630,555

OPERATING LOSS	(5,113,241)	(2,630,555)

OTHER (EXPENSE) INCOME
Amortization of debt discounts	(40,199)	(9,168)
Interest expense	(61,189)	(36,238)
Other (Expense) - Net	(101,388)	(45,406)

NET LOSS	(5,214,629)	(2,675,961)

Add net loss attributable to noncontrolling interests in Omagine LLC	53,669	35,371

NET LOSS ATTRIBUTABLE TO OMAGINE, INC.	$(5,160,960)	$(2,640,590)

LOSS PER SHARE - BASIC AND DILUTED	$(0.32)	$(0.18)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
- BASIC AND DILUTED	16,273,965	14,798,406

See accompanying notes to consolidated financial statements.

F-19

OMAGINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock
	Issued and Outstanding		Committed to be issued		Capital in		Noncontrolling
		$0.001 Par		$0.001 Par	Excess of		Interests in
	Shares	Value	Shares	Value	Par Value	Deficit	Omagine LLC	Total

Balances at December 31, 2012	14,369,041	14,369	107,500	107	23,996,481	(24,867,849)	9,419	(847,473)

Issuance of Common Stock committed to stockholder relations agent for fees	107,500	107	(107,500)	(107)	-	-	-	-

Issuance of Common Stock for cash	100,000	100	-	-	124,900	-	-	125,000

Stock option expense	-	-	-	-	1,445,744	-	-	1,445,744

Issuance of Common Stock for 401(k) Plan contribution	55,253	55	-	-	76,195	-	-	76,250

Stock options exercised by Director's Estate	4,000	4	-	-	2,716	-	-	2,720

Issuance of Common Stock for cash	71,162	71	-	-	74,929	-	-	75,000

Stock grant to consultant for services rendered	5,000	5	-	-	5,325	-	-	5,330

Stock grants to stockholder relation agents for fees	40,000	40	-	-	38,500	-	-	38,540

Issuance of Common Stock under New Standby Equity Distribution Agreement (New SEDA)	163,094	164	-	-	204,836	-	-	205,000

Stock grant to IT consultants for fees	19,988	20	-	-	18,169	-	-	18,189

Adjustments for noncontrolling interests in Omagine LLC	-	-	-	-	-	-	(35,371)	(35,371)

Net loss	-	-	-	-	-	(2,640,590)	-	(2,640,590)

Balances at December 31, 2013	14,935,038	14,935	-	-	25,987,795	(27,508,439)	(25,952)	(1,531,661)

Stock grant issued to law firm in satisfaction of $15,812 of accounts payable	34,374	34	-	-	26,214	-	-	26,248

Issuance of Common Stock under New Standby Equity Distribution Agreement (New SEDA)	218,941	219	-	-	309,781	-	-	310,000

Issuance of Common Stock for SEDA commitment fees	85,822	86	-	-	149,914	-	-	150,000

Issuance of Common Stock for 401(k) Plan contribution	73,315	73	-	-	76,177	-	-	76,250

Issuance of Common Stock for cash	1,004,629	1,004	-	-	1,486,096	-	-	1,487,100

Issuance of Common Stock for finders' fees on retricted Common Stock sales	46,000	47	-	-	76,121	-	-	76,168

Exercise of Tempest Warrants	490,000	490	-	-	663,010	-	-	663,500

Cancellation of shares issued to stockholder relations agent	(10,000)	(10)	-	-	(9,010)	-	-	(9,020)

Stock Option expense (Restated -See Note 12)	-	-	-	-	3,486,856	-	-	3,486,856

Adjustments for noncontrolling interests in Omagine LLC	-	-	-	-	-	-	(53,669)	(53,669)

Net loss (Restated- See Note 12)	-	-	-	-	-	(5,160,960)	-	(5,160,960)

Balances at December 31, 2014 (Restated-See Note 12)	16,878,119	$16,878	-	$-	$32,252,954	$(32,669,399)	$(79,621)	$(479,188)

See accompanying notes to consolidated financial statements.

F-20

  OMAGINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2013
	(Restated-See
	Note 12)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss attributable to Omagine, Inc.	$(5,160,960)	$(2,640,590)
Adjustments to reconcile net loss to net cash flows used by operating activities:
Net loss attributable to noncontrolling interests in Omagine LLC	(53,669)	(35,371)
Depreciation and amortization	45,327	11,801
Stock-based compensation related to stock options	3,486,856	1,445,744
Stock-based compensation related to issuance of Common Stock for stockholder investor relations, including amortization of $10,275 and $179,965 in 2014 and 2013 respectively, arising from grants to service providers	10,275	179,965
Issuance of Common Stock for finders' fees on restricted Common Stock sales	76,168	-
Issuance of Common Stock for consulting fees	-	23,519
Excess of fair value of Common Stock issued to law firm in excess of liability satisfied - charged to legal fees	10,436	-
Issuance of Common Stock for 401(k) Plan contributions	76,250	76,250
Issuance of Common Stock in satisfaction of SEDA commitment fees	150,000	-
Cancellation of restricted Common Stock to stockholder relations agent	(9,020)	-
Changes in operating assets and liabilities:
Prepaid expenses, other current assets and other assets	(7,780)	(5,382)
Accrued interest on notes payable	22,947	28,958
Accounts payable	26,691	102,094
Accrued officers' payroll	(89,690)	206,250
Accrued expenses and other current liabilities	41,959	9,845
Net cash flows used by operating activities	(1,374,210)	(596,917)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(3,434)	(8,207)
Net cash flows used by investing activities	(3,434)	(8,207)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of issuance of 2014 note payable to YA Global Master SPV, Ltd. net of $39,000 commitment fee	461,000	-
Principal payments on 2014 note payable to YA Global Master SPV, Ltd.	(275,000)	-
Proceeds of issuance of 2013 note payable to YA Global Master SPV, Ltd. net of $20,000 commitment fee	-	180,000
Repayment of 2013 note payable to YA Global Master SPV, Ltd.	(175,000)	(25,000)
Proceeds from sale of Common Stock	1,797,100	407,720
Proceeds from the exercise of Common Stock Warrants	663,500	-
Net cash flows provided by financing activities	2,471,600	562,720

NET INCREASE IN CASH	1,093,956	(42,404)

CASH BEGINNING OF PERIOD	19,723	62,127

CASH END OF PERIOD	$1,113,679	$19,723

SUPPLEMENTAL CASH FLOW INFORMATION:

Income taxes paid	$1,078	$965

Interest paid	$33,791	$4,896

NON - CASH FINANCING ACTIVITIES:

Excess of fair value of Common Stock issued to law firm in excess of liability satisfied - charged to legal fees	$10,436	$-

Issuance of Common Stock to stockholder relations agent for fees	$-	38,540

See accompanying notes to consolidated financial statements.

F-21

OMAGINE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

Omagine, Inc. (“Omagine”) is a holding company incorporated in Delaware in October 2004 which operates through its wholly owned subsidiary, Journey of Light, Inc., a New York corporation (“JOL”) and its 60% owned subsidiary Omagine LLC, a limited liability company incorporated under the laws of the Sultanate of Oman (“LLC”). Omagine, JOL and LLC are collectively referred to herein as the “Company”.

JOL was acquired by Omagine in October 2005. LLC is the Omani real estate development company organized by Omagine to do business in Oman.

The Company is focused on entertainment, hospitality and real-estate development opportunities in the Middle East and North Africa (the “MENA Region”). On October 2, 2014, LLC signed a Development Agreement with the Government of Oman for the development of the Omagine Project. Meaningful LLC operations are subject to completing financing arrangements for this project and commencement and completion of construction of this project (See Note 9).

Summary of Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements include the accounts of Omagine, JOL and LLC. LLC is an Omani limited liability company which was organized under the laws of the Sultanate of Oman on November 23, 2009. All inter-company transactions have been eliminated in consolidation.

Financial Instruments - Financial instruments include cash, convertible notes payable and accrued interest, note payable and accrued interest, accounts payable, accrued officers’ payroll and accrued expenses and other current liabilities. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information available to management.

Cash and Cash Equivalents – The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. At December 31, 2014 and December 31, 2013, cash includes approximately $11,200 and $7,800 respectively in an Oman bank account not covered by FDIC insurance.

Estimates and Uncertainties - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results as determined at a later date could differ from those estimates.

Revenue Recognition - The Company follows the guidelines of SEC Staff Accounting Bulletin No. 101,”Revenue Recognition in Financial Statements” (SAB101). LLC signed a development agreement for the Omagine Project with the Government of Oman in October 2014, and will recognize revenue ratably over the development period of the Omagine Project measured by methods appropriate to the services or products provided.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets.

Income Taxes - Omagine and JOL are subject to United States (“U.S.”) income taxes at both the federal and state level and LLC is subject to income taxes in Oman. Separate state income tax returns are filed with each state in the U.S. in which Omagine or any subsidiary of Omagine is incorporated or qualified as a foreign corporation. LLC files an income tax return in Oman. Other than with respect to LLC, the Company is not presently subject to income taxes in any foreign country. The Company reports interest and penalties as income tax expense. Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted income tax rates. The Company establishes a provision for U.S. income taxes by applying the provisions of the applicable enacted tax laws to taxable income, if any, for the relevant period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

F-22

Stock-based Compensation - Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation” (“ASC 718”). For stock options granted, Omagine has recognized compensation expense based on the estimated grant date fair value method using the Black-Scholes valuation model. For such stock option awards, Omagine has recognized compensation expense using a straight-line amortization method over the requisite service period. ASC 718 requires that stock-based compensation expense be based on awards that are ultimately expected to vest. Stock option expense for the years ended December 31, 2014 and 2013 were $3,486,856 and $1,445,744, respectively. (See Note 7)

Earnings (Loss) Per Share – Basic earnings (loss) per share of Omagine’s $0.001 par value common stock (“Common Stock”) is based upon the weighted-average number of shares of Common Stock (“Common Shares”) outstanding during the relevant period. Diluted earnings (loss) per share is based upon the weighted-average number of Common Shares and dilutive securities (stock options, warrants and convertible notes) outstanding during the relevant period. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

For the years ended December 31, 2014 and 2013, the Common Shares underlying the following dilutive securities were excluded from the calculation of diluted shares outstanding as the effect of their inclusion would be anti-dilutive:

	Common Shares Issuable
	Years Ended
	December 31,
	2014	2013

Convertible Notes	148,173	139,175
Stock Options	3,265,000	2,285,000
Warrants	6,932,124	6,422,124
Total Common Shares Issuable	10,345,297	8,846,299

Non-controlling Interests in Omagine LLC - As of the date of this report LLC is owned 60% by Omagine. In May 2011, Omagine, JOL and three new investors (the “New Investors”) entered into a shareholders’ agreement (the “Shareholder Agreement”) pursuant to which Omagine’s 100% ownership of LLC was reduced to 60%.

The New Investors are:

i.	The Office of Royal Court Affairs (“RCA”), an organization representing the personal interests of His Majesty Sultan Qaboos bin Said, the ruler of Oman, and

ii.	Two subsidiaries of Consolidated Contractors International Company, SAL (“CCIC”). CCIC is a 60 year old Lebanese multi-national company headquartered in Athens, Greece having approximately five and one-half (5.5) billion dollars in annual revenue, one hundred thirty thousand (130,000) employees worldwide, and operating subsidiaries in among other places, every country in the Middle East. The two CCIC subsidiaries which are LLC shareholders are:

1.	Consolidated Contracting Company S.A. (“CCC-Panama”), a wholly owned subsidiary of CCIC and is its investment arm, and

2.	Consolidated Contractors (Oman) Company LLC, CCIC’s operating subsidiary in Oman which is a construction company with approximately 13,000 employees.

F-23

As of the date hereof, the shareholders of LLC and their associated ownership percentages as registered with the Government of Oman are as follows:

LLC Shareholder	Percent Ownership
Omagine	60%
RCA	25%
CCC-Panama	10%
CCC-Oman	5%
Total:	100%

Reclassifications – Certain 2013 account balances have been reclassified to conform to the current year’s presentation.

Recent Accounting Pronouncements

On August 27, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 provides guidance on determining when and how reporting entities must disclose going concern uncertainties in their financial statements. The new standard requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date of issuance of the entity's financial statements (or within one year after the date on which the financial statements are available to be issued, when applicable). Further, an entity must provide certain disclosures if there is “substantial doubt about the entity's ability to continue as a going concern.” The FASB believes that requiring management to perform the assessment will enhance the timeliness, clarity and consistency of related disclosures and improve convergence with IFRSs (which emphasize management's responsibility for performing the going concern assessment). However, the time horizon for the assessment (look-forward period) and the disclosure thresholds under U.S. GAAP and IFRSs will continue to differ. This ASU 2014-15 is effective for annual periods ending after December 16, 2016, and interim periods thereafter; early adoption is permitted. The Company does not believe that this pronouncement will have a material impact on our financial statement disclosures.

In June 2014, the FASB issued ASU 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation” (“ASU 2014-10”). ASU 2014-10 removes the financial reporting distinction between development stage entities and other reporting entities and eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company is required to adopt this new standard on a retrospective basis for the year ending December 31, 2015, and interim periods therein; however, early application is permitted. The Company has elected to adopt the new reporting standard for financial statements filed commencing with the 10-Q for the period ended September 30, 2014. Other than simplifying the presentation of the Company’s financial statements and needed disclosures, the adoption of ASU 2014-10 has not affected the Company’s consolidated financial statements.

In July 2013, the FASB issued ASU 2013-11, ”Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists” (”ASU 2013-11”), which states that entities should present the unrecognized tax benefit as a reduction of the deferred tax asset for a net operating loss (”NOL”) or similar tax loss or tax credit carry forward rather than as a liability when the uncertain tax position would reduce the NOL or other carry forward under the tax law. The Company will be required to adopt this new standard on a prospective basis in the first interim reporting period of fiscal 2015, however early adoption is permitted as is a retrospective application. The Company believes that the adoption of ASU 2013-11 will not materially affect its consolidated financial statements.

F-24

Certain other accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and therefore have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

NOTE 2 - GOING CONCERN AND LIQUIDITY

At December 31, 2014, the negative working capital of the Company was $520,738. Further, the Company incurred net losses of $5,160,960 and $2,640,590 for the years ended December 31, 2014 and December 31, 2013 respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts or classification of liabilities that might be necessary in the event the Company cannot continue in existence. The continued existence of the Company is dependent upon its ability to execute its business plan and attain profitable operations or obtain additional financing.

NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of:

	December 31,	December 31,
	2014	2013

$29,520 fair value of 30,000 restricted Common Shares issued to investor relations consultant on August 30, 2013 for services rendered and to be rendered during the period covering September 5, 2013 to March 4, 2014, net of $19,245 amortization thereof through December 31, 2013 (See Note 6).	$-	$10,275

Travel Advances	5,000	-

Prepaid office salaries (Muscat, Oman office)	780	-
	$5,780	$10,275

NOTE 4 – CONVERTIBLE NOTES PAYABLE AND ACCRUED INTEREST

Convertible notes payable and accrued interest thereon consist of:

	December 31,	December 31,
	2014	2013

Due to a director of Omagine, interest at 10% per annum, due on demand, convertible into Common Stock at a conversion price of $2.50 per Common Share:
Principal	$150,000	$150,000
Accrued Interest	63,726	48,726
Due to investors, interest at 15% per annum, due on demand, convertible into Common Stock at a conversion price of $2.50 per Common Share:
Principal	50,000	50,000
Accrued Interest	43,696	36,195
Due to investors, interest at 10% per annum, due on demand, convertible into Common Stock at a conversion price of $2.50 per Common Share:
Principal	50,000	50,000
Accrued Interest	13,007	13,014
Total	$370,429	$347,935

F-25

NOTE 5 –NOTES PAYABLE AND ACCRUED INTEREST – YA GLOBAL MASTER SPV, LTD.

In July 2013, Omagine borrowed $200,000 from YA Global Master SPV, Ltd. (“YA”) via an unsecured loan (the “2013 YA Loan”) and on April 23, 2014 Omagine paid off the 2013 YA Loan balance and accrued interest thereon due at April 23, 2014 and borrowed an additional $500,000 from YA via a second unsecured loan (the “2014 YA Loan”).

Notes payable and accrued interest thereon due to YA consist of:

	December 31,	December 31,
	2014	2013

Due to YA in the original principal amount of $200,000 (which included a $20,000 monitoring and management fee), interest at 10% per annum.	$-	$175,000
Less: Unamortized debt discount at December 31, 2014 and December 31, 2013	-	(13,332)
Principal, net	-	161,668
Accrued interest	-	1,458
Due to YA in the original principal amount of $500,000 (which includes: (i) a $39,000 commitment fee, (ii) the 2013 YA Loan balance of $110,680, and (iii) $1,096 of pre-paid interest), interest at 10% per annum. The 2014 YA Loan is due in 12 monthly installments of principal ($50,000 in June 2014; $40,000 monthly July 2014 to September 2014; $35,000 monthly October 2014 to January 2015; $40,000 monthly February 2015 to April 2015; and $70,000 on April 22, 2015), plus interest.	$225,000	$-
Less: Unamortized debt discount at December 31, 2014 and December 31, 2013	(12,133)	-
Principal, net	212,867	-
Accrued interest	1,911	-
Total	$214,778	$163,126

F-26

NOTE 6 – COMMON STOCK

With respect to the issuances of the Common Shares listed below:

1.	see Note 9 under ”Equity Finance Agreements” with respect to sales of Common Shares made to YA Global Master SPV, Ltd. ("YA") pursuant to the SEDA.

2.	where issuances of restricted Common Shares occurred at non-discounted valuations, it is so noted and all such non-discounted valuations were based on the closing price of a Common Share on the relevant date.

3.	where issuances of restricted Common Shares occurred at discounted valuations, it is so noted and all such discounted valuations were calculated using the Finnerty Method based on the closing price of a Common Share on the relevant date less a 17% restricted stock discount for 2014 issuances and an 18% restricted stock discount for 2013 issuances.

4.	where issuances of restricted Common Shares occurred at agreed upon negotiated prices, the sale proceeds or value of services rendered are so noted.

On January 10, 2014, Omagine paid a law firm for legal services rendered by issuing such law firm 34,374 restricted Common Shares at the discounted valuation of $26,248, which value was $10,436 in excess of the $15,812 owed by Omagine to such law firm at that date.

On January 8, 2014 pursuant to the SEDA, Omagine sold 29,687 Common Shares to YA for proceeds of $25,000.

On January 17, 2014 pursuant to the SEDA, Omagine sold 24,912 Common Shares to YA for proceeds of $20,000.

On January 24, 2014 pursuant to the SEDA, Omagine sold 31,705 Common Shares to YA for proceeds of $25,000.

On February 13, 2014, Omagine contributed an aggregate of 73,315 restricted Common Shares at the non-discounted valuation of $76,250 to all eligible employees of the Omagine Inc. 401(k) Plan.

On February 14, 2014 pursuant to the SEDA, Omagine sold 68,493 Common Shares to YA for proceeds of $150,000.

On March 14, 2014, Omagine sold 70,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $70,000.

On March 14, 2014, Omagine paid a finder’s fee to a non-U.S. person (a “non-U.S. Finder”) in connection with the aforementioned sale of 70,000 restricted Common Shares to a non-U.S. person. Such finder’s fee was satisfied by issuing such non-U.S. Finder 3,500 restricted Common Shares at the discounted valuation of $6,101.

On March 21, 2014 pursuant to the SEDA, Omagine sold 13,597 Common Shares to YA for proceeds of $25,000.

On April 11, 2014, Omagine sold 150,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $150,000. At September 30, 2014, such non-U.S. person owned 1,195,300 Common Shares or approximately 7.4% of the Common Shares then outstanding and 441,120 Strategic Warrants (See Note 7).

On April 11, 2014, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 150,000 restricted Common Shares to a non-U.S. person. Such finder’s fee was satisfied by issuing such non-U.S. Finder 7,500 restricted Common Shares at the discounted valuation of $10,147.

On April 22, 2014, Omagine issued 85,822 restricted Common Shares to an affiliate of YA in satisfaction of a $150,000 commitment fee due in connection with the 2014 SEDA.

On May 6, 2014 pursuant to the SEDA, Omagine sold 32,270 Common Shares to YA for proceeds of $50,000.

On June 24, 2014, Omagine sold 362,308 restricted Common Shares and issued 1,000,000 Tempest Warrants (See Note 7) to a non-U.S. person who is an accredited investor (the “Non-U.S. Investor”) for proceeds of $422,100.

On June 24, 2014, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale to the non-U.S. Investor (See Note 7). Such finder’s fee was satisfied by paying such non-U.S. Finder $20,000 in cash and issuing such non-U.S. Finder 15,000 restricted Common Shares at the discounted valuation of $19,920.

On August 15, 2014, the Non-U.S. Investor transferred 240,000 Tempest Warrants to an affiliate of his which is also a non-U.S. person (the “Non-U.S. Affiliate”) and such Non-U.S. Affiliate exercised such 240,000 Tempest Warrants at an exercise price of $1.40 per Common Share for proceeds to Omagine of $336,000. On August 25, 2014, Omagine paid a finder’s fee of $16,800 to a non-U.S. Finder in connection with such Tempest Warrant exercise.

F-27

On September 3, 2014, in exchange for a $3,000 cash settlement payment, the Company cancelled 10,000 restricted Common Shares valued at the non-discounted valuation of $9,020 issued to a consultant for services rendered.

On October 2, 2014, the Non-U.S. Investor transferred 250,000 Tempest Warrants to the Non-U.S. Affiliate and the Non-U.S. Affiliate exercised such 250,000 Tempest Warrants at an exercise price of $1.31 per Common Share for proceeds to Omagine of $327,500. On October 6, 2014, Omagine paid a finder’s fee of $16,375 to a Non-U.S. Finder in connection with such Tempest Warrant exercise by the Non-U.S. Affiliate.

On November 7, 2014, Omagine sold 14,881 restricted Common Shares to a non-U.S. person who is a civil engineer of CCC-Oman and an accredited investor for proceeds of $30,000.

On November 10, 2014, Omagine sold 7,440 restricted Common shares to a non-U.S. person who is a civil engineer of CCC-Oman and an accredited investor for proceeds of $15,000.

On November 20, 2014, Omagine sold an aggregate of 400,000 restricted Common Shares at $2.00 per share to two non-U.S. persons who are accredited investors (150,000 shares to one investor and 250,000 shares to the other investor) for aggregate proceeds of $800,000. The two non-U.S. persons are family members of an Omagine stockholder who owns approximately 7.1% of the Common Shares outstanding at December 31, 2014.

On November 21, 2014, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 400,000 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 20,000 restricted Common Shares valued at $40,000.

On January 15, 2013, Omagine contributed an aggregate of 55,253 restricted Common Shares at the non-discounted valuation of $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan.

On February 14, 2013, Omagine sold 100,000 restricted Common Shares to an accredited investor for proceeds of $125,000.

On April 26, 2013 pursuant to the SEDA, Omagine sold 20,613 Common Shares to YA for proceeds of $25,000.

On May 14, 2013 pursuant to the SEDA, Omagine sold 23,436 Common Shares to YA for proceeds of $35,000.

On May 22, 2013 pursuant to the SEDA, Omagine sold 24,446 Common Shares to YA for proceeds of $35,000.

On May 27, 2013, Omagine sold 8,889 restricted Common Shares to an accredited investor for proceeds of $10,000.

On May 31, 2013, Omagine sold 25,000 restricted Common Shares to an accredited investor for proceeds of $25,000.

On June 3, 2013 pursuant to the SEDA, Omagine sold 35,026 Common Shares to YA for proceeds of $50,000.

On July 9, 2013, Omagine sold 10,000 restricted Common Shares to an accredited investor for proceeds of $10,000.

On July 17, 2013 pursuant to the SEDA, Omagine sold 22,762 Common Shares to YA for proceeds of $25,000.

On July 29, 2013, Omagine sold 27,273 restricted Common Shares to an accredited investor for proceeds of $30,000.

On August 30, 2013, Omagine paid a vendor for services rendered and to be rendered by issuing such vendor 30,000 restricted Common Shares at the discounted valuation of $29,520 (See Note 3).

On September 5, 2013, Omagine paid a consultant for services rendered by issuing such consultant 5,000 restricted Common Shares at the non-discounted valuation of $5,330.

On September 11, 2013 pursuant to the SEDA, Omagine sold 9,686 Common Shares to YA for proceeds of $10,000.

On September 19, 2013, Omagine paid a vendor for services rendered by issuing such vendor 10,000 restricted Common Shares at the discounted valuation of $9,020.

On October 15, 2013 pursuant to the SEDA, Omagine sold 10,371 Common Shares to YA for proceeds of $10,000.

On November 26, 2013 pursuant to the SEDA, Omagine sold 16,754 Common Shares to YA for proceeds of $15,000.

On December 18, 2013 pursuant to the SEDA, Omagine sold 18,277 Common Shares to YA for proceeds of $15,000.

On December 24, 2013, Omagine paid a consultant for services rendered by issuing such consultant 19,988 restricted Common Shares at the discounted valuation of $18,189.

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NOTE 7 – STOCK OPTIONS AND WARRANTS

Stock Options

Omagine’s shareholders approved the reservation by Omagine of 2,500,000 Common Shares for issuance under the 2003 Omagine Inc. Stock Option Plan (the “2003 Plan”). The 2003 Plan expired on August 31, 2013. On March 6, 2014, the Board of Directors approved the adoption of the 2014 Omagine Inc. Stock Option Plan (the “2014 Plan”).

Both the 2003 Plan and the 2014 Plan are designed to attract, retain and motivate employees, directors, consultants and other professional advisors of Omagine and its subsidiaries (collectively, the “Recipients”) by giving such Recipients the opportunity to acquire stock ownership in Omagine through the issuance of stock options (“Stock Options”) to purchase Common Shares.

Omagine has registered for resale the 2.5 million Common Shares reserved for issuance under the 2003 Plan by filing a registration statement with the SEC on Form S-8. At December 31, 2014 and December 31, 2013, there were 2,285,000 unexpired Stock Options issued but unexercised under the 2003 Plan and all such Stock Options remain valid until the earlier of their exercise date or expiration date.

Pursuant to the 2014 Plan, 3,000,000 Common Shares were reserved for issuance. Omagine intends to seek its shareholders’ ratification of the adoption by Omagine of the 2014 Plan. At December 31, 2014, there were 990,000 unexpired Stock Options issued but unexercised under the 2014 Plan.

A summary of Stock Option activity for the years ended December 31, 2014 and 2013 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2013	2,299,000	$1.79	1.58	$52,960
Granted in Q1 2013	2,000	$1.38	-	-
Exercised in Q2 2013	(4,000)	-	-	-
Expired in Q2 2013	(6,000)	-	-	-
Expired in Q3 2013	(6,000)	-	-	-
Outstanding at December 31, 2013	2,285,000	$1.72	0.83	$580

Exercisable at December 31, 2013	2,285,000	$1.72	0.83	$580

Outstanding at January 1, 2014	2,285,000	$1.72	1.43	$1,100
Granted in Q1 2014	40,000	$1.80	5.06	-
Granted in Q4 2014	950,000	$2.55	1.01	-
Outstanding at December 31, 2014	3,275,000	$1.97	1.24	$1,923,170

Exercisable at December 31, 2014	3,265,000	$1.97	1.24	$1,915,670

F-29

Of the 3,275,000 Stock Options outstanding at December 31, 2014, 2,915,000 of such Stock Options were issued by Omagine in January 2012 and December 2014 as “Strategic Options” to officers, directors and consultants of Omagine whose continued service was deemed by the Board of Directors to be particularly crucial to attaining LLC’s then strategic goal of signing the Development Agreement (“DA”) with the Government of Oman and in recognition of those efforts during 2014 and beyond. The Strategic Options are fully vested, provide for a cashless exercise feature and currently expire on December 31, 2015; 1,965,000 of the Strategic Options are exercisable at $1.70 and 950,000 are exercisable at $2.55. To continue to incentivize the retention and sustained service to the Company of its mission-critical employees and consultants, the expiration date of the 1,965,000 Strategic Options issued in January 2012 was extended by Omagine in December 2012 to December 31, 2013 (the “First Extension“) and in December 2013 to December 31, 2014 (the “Second Extension”) and in December 2014 to December 31, 2015(the “Third Extension”).

Of the 2,915,000 Strategic Options, an aggregate of 1,685,000 were granted to Omagine’s three officers, an aggregate of 125,000 were granted to Omagine’s independent directors and 1,000,000 were granted to the Deputy Managing Director of LLC who, pursuant to a March 2007 consulting agreement expiring on December 31, 2015, is also a consultant to the Company. The Deputy Managing Director of LLC also holds 160,000 Stock Options granted pursuant to his consulting agreement which are not Strategic Options, exercisable at $1.25 per share and expiring on March 31, 2017.

The $1,373,326 estimated fair value of the First Extension was calculated using the Black Scholes option pricing model and the following assumptions: (i) $1.77 share price, (ii) 370 day term of the First Extension, (iii) 125% expected volatility, (iv) 0.16% (370 day term) risk free interest rate and such $1,373,326 was expensed evenly by Omagine over the 370 day requisite service period of the First Extension (December 27, 2012 through December 31, 2013). The estimated fair value of the issuance in 2012 of the Strategic Options was $1,685,629.

The $671,440 estimated fair value of the Second Extension was calculated using the Black Scholes option pricing model and the following assumptions (i) $0.89 share price, (ii) 378 day term of the Second Extension, (iii) 144% expected volatility, (iv) 0.13% (378 day term) risk free interest rate, and such $671,440 was expensed evenly over the 378 day requisite service period of the Second Extension (December 19, 2013 through December 31, 2014).

On December 13, 2014, Omagine granted to six persons an aggregate of 950,000 fully vested Strategic Options with a cashless exercise feature (625,000 to three officers, 25,000 to one director and 300,000 to two consultants) exercisable at $2.55 per share and expiring on December 31, 2015. The $1,277,370 estimated fair value of the 950,000 Strategic Options was calculated using the Black Scholes option pricing model and the following assumptions: (i) $2.52 share price, (ii) 368 day term, (iii) 147% expected volatility, (iv) 0.25% (368 day term) risk free interest rate and was expensed in full in the quarterly period ended December 31, 2014.

On December 29, 2014, the expiration date of the 1,965,000 Strategic Options issued in January 2012 was extended from December 31, 2014 to December 31, 2015 (the “Third Extension”). The $1,504,404 estimated fair value of the Third Extension was calculated using the Black Scholes option pricing model and the following assumptions: (i) $2.52 share price, (ii) 368 day term, (iii) 147% expected volatility, (iv) 0.25% (368 day term) risk free interest rate and was expensed in full in the quarterly period ended December 31, 2014.

Both the extension of the expiration date of the 1,965,000 Strategic Options to December 31, 2015 and the grant of the 950,000 fully vested Strategic Options expiring December 31, 2015 were granted to acknowledge and recognize the magnitude and duration of the continued mission critical tasks undertaken without proper compensation during 2014 (past services rendered) by those receiving the grants.

On January 15, 2013 an Omagine independent director was granted 2,000 Stock Options exercisable at $1.38 per share and expiring on January 14, 2018.

On April 8, 2013, the estate of a former Omagine director exercised 4,000 Stock Options; 2,000 at $0.51 per share and 2,000 at $0.85 per share.

On March 28, 2014, Omagine granted to four persons an aggregate of 40,000 Stock Options exercisable at $1.38 per share and expiring on March 27, 2019. One such person is an Omagine independent director, one is an Omagine officer and two are consultants. The $55,376 estimated fair value of the 40,000 Stock Options was calculated using the Black Scholes option pricing model and the following assumptions (i) $1.80 share price, (ii) a 5 year term, (iii) 106% expected volatility and (iv) 1.75% (5 year term) risk free interest rate. $51,914 of such estimated fair value was expensed in the year ended December 31, 2014, and $3,462 will be expensed in the three months ending March 31, 2015.

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A summary of non-vested Stock Options and the Common Shares underlying such Stock Options for the years ended December 31, 2014 and 2013 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)

Non-vested shares at January 1, 2013	30,000	$2.60	5.83
Granted in Q1 2013	2,000	$1.38	4.83
Vested in Q1 2013	(2,000)	$1.70	4.83
Vested in Q3 2013	(30,000)	$2.60	-
Non-vested shares at December 31, 2013	-	-	-

Non-vested shares at January 1, 2014	-	-	-
Granted in Q1 2014	40,000	$1.80	4.81
Vested in Q1 2014	(30,000)	$1.80	4.81
Non-vested shares at December 31, 2014	10,000	$1.80	4.30

Issued and outstanding Stock Options (all non-qualified) as of December 31, 2014 are as follows:

Year Granted	Number Outstanding	Number Exercisable	Exercise Price	Expiration Date
2007	160,000	160,000	$1.25	March 31, 2017
2008	150,000	150,000	$2.60	September 23, 2018
2010	2,000	2,000	$0.51	June 30, 2015
2011	4,000	4,000	$0.85	May 16, 2016
2012	1,965,000	1,965,000	$1.70	December 31, 2015
2012	2,000	2,000	$1.70	April 12, 2017
2013	2,000	2,000	$1.38	January 14, 2018
2014	40,000	30,000	$1.80	March 27, 2019
2014	950,000	950,000	$2.55	December 31, 2015
Totals	3,275,000	3,265,000

A summary of information about Stock Options outstanding at December 31, 2014 is as follows:

	Stock Options Outstanding			Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Number of Shares	Weighted Average Exercise Price
$ 0.50 - $1.00	6,000	$0.74	1.10	6,000	$0.74
$ 1.01 - $2.00	2,169,000	1.67	1.17	2,159,000	1.67
$ 2.01 - $3.00	1,100,000	2.56	1.39	1,100,000	2.56
Totals	3,275,000	$1.97	1.24	3,265,000	$1.97

F-31

As of December 31, 2014, there was $5,082 of unrecognized compensation costs relating to unexpired Stock Options. That cost is expected to be recognized $4,002 in 2015, $540 in 2016 and $540 in 2017.

Warrants

As of December 31, 2014 Omagine had 6,932,124 Common Stock purchase warrants (“Warrants”) issued and outstanding. The Warrants do not contain any price protection provisions that would require them to be classified as liabilities (subject to re-measurement at fair value each time a balance sheet is presented) rather than presented as a component of stockholders’ equity.

The Tempest Warrants

On June 24, 2014 in connection with the sale of 362,308 restricted Common Shares to an investor (See Note 6), Omagine issued 1,000,000 Warrants to such investor, each of which are exercisable for the purchase of one restricted Common Share at a per Common Share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) 80% of the closing sale price for a Common Share on the trading day immediately preceding the relevant exercise date (the “Tempest Warrants”). Both the exercise price of the Tempest Warrants and the number of Common Shares issuable upon exercise of the Tempest Warrants are subject to adjustment in the event of a stock split, combination or subdivision of the Common Stock, or a dividend, reclassification, reorganization, or spin off.

The Tempest Warrants and the Common Shares issuable upon exercise of the Tempest Warrants are “restricted securities” as that term is defined in the Securities Law. The Tempest Warrants expire on June 23, 2016 and are not redeemable by Omagine.

On August 15, 2014, 240,000 Tempest Warrants were transferred to an affiliate of the investor. The affiliate exercised the 240,000 Tempest Warrants at an exercise price of $1.40 per Common Share for proceeds of $336,000. On October 2, 2014 a further 250,000 Tempest Warrants were exercised by such affiliate at an exercise price of $1.31 per Common Share for proceeds of $327,500. As of the date of this report, there are 510,000 Tempest Warrants issued and outstanding.

The Strategic Warrants

Omagine has 6,422,124 Warrants outstanding, 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $5.00 and 3,211,062 of which are exercisable for the purchase of one Common Share at a per Common Share exercise price of $10.00 (collectively, the “Strategic Warrants”).

Omagine filed a post-effective amendment to its registration statement on Form S-1 (Commission File No. 333-183852) whereby the Strategic Warrants and the 6,422,124 Common Shares underlying the Strategic Warrants were registered by Omagine (the “Warrant Registration”). The Warrant Registration was declared effective by the SEC and its effective status expired. Omagine filed another post-effective amendment to the Warrant Registration on January 28, 2015 which was declared effective by the SEC on February 13, 2015. Neither the exercise prices of the Strategic Warrants nor the number of Common Shares issuable upon exercise of the Strategic Warrants are subject to adjustment in the event of a stock split, combination or subdivision of the Common Stock, or a dividend, reclassification, reorganization, or spinoff.

On August 18, 2014, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was extended for a third time to June 30, 2015 and again on January 5, 2015, pursuant to a resolution of the Board of Directors, the expiration date for all Strategic Warrants was extended for a fourth time to December 31, 2015. All other terms and conditions of the Strategic Warrants remained the same. All Strategic Warrants expire on December 31, 2015 unless redeemed earlier by Omagine upon 30 days prior written notice to the Strategic Warrant holders.

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NOTE 8 – U.S. INCOME TAXES

Deferred U.S. tax assets are comprised of the following:

	December 31,	December 31,
	2014	2013

U.S. federal net operating loss carry forwards	$5,293,000	$4,936,000
U.S. state and city net operating loss carry forwards, net of U.S. federal tax benefit	1,512,000	1,410,000
	6,805,000	6,346,000
Less: Valuation allowance	(6,805,000)	(6,346,000)
Total	$-	$-

Management has determined, based on the Company's current condition, that a full valuation allowance is appropriate at December 31, 2014.

At December 31, 2014, the Company had U.S. federal net operating loss carry forwards of approximately $15,124,000 expiring in various amounts from fiscal year 2017 to fiscal year 2034.

Current U.S. income tax law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs.

The Company believes that it has no uncertain tax positions and no unrecognized tax benefits at December 31, 2014 and 2013

NOTE 9 – COMMITMENTS

Leases

Omagine leases its executive office in New York, New York under a ten-year lease entered into in February 2003 and extended in March 2013 and which lease now expires on December 31, 2015. LLC leased office space in Muscat, Oman from an unaffiliated third party under a one year prepaid lease which commenced in January 2014 and which provided for an annual rental of $35,880. The Company’s rent expense for the years ended December 31, 2014 and 2013 was $159,382 and $146,897, respectively.

At December 31, 2014, the future minimum lease payments under non-cancelable operating leases were $102,878 (all due in 2015).

Employment Agreements

The Company presently has no employment agreements with any person.

Pursuant to a prior employment agreement, Omagine was obligated to employ its President and Chief Executive Officer at an annual base salary of $125,000 plus an additional amount based on a combination of net sales and earnings before taxes. Omagine plans to enter into a new employment agreement with its President although the terms of such employment agreement have not yet been determined. For the years ended December 31, 2014 and 2013, Omagine has continued to accrue salary payable to its President on the basis of an annual salary of $125,000 and on April 24, 2014, Omagine paid its President $187,691 of such accrued officer’s payroll. At December 31, 2014 and December 31, 2013, Omagine had unpaid accrued officer’s compensation due to its President of $310,464 and $398,154, respectively.

F-33

Pursuant to a prior employment agreement, Omagine was obligated to employ its Vice-President and Secretary at an annual base salary of $100,000. Omagine plans to enter into a new employment agreement with its Vice-President although the terms of such employment agreement have not yet been determined. For the years ended December 31, 2014 and 2013, Omagine partially paid and partially accrued officers’ compensation to its Vice President on the basis of an annual salary of $100,000. At December 31, 2014 and December 31, 2013, Omagine had unpaid accrued officer’s compensation due to its Vice-President of $171,575 and $163,575, respectively.

For the years ended December 31, 2014 and December 31, 2013, Omagine partially paid and partially accrued officers’ compensation to its Controller on the basis of an annual salary of $80,000. At December 31, 2014 and December 31, 2013, Omagine had unpaid accrued officers’ compensation due to its Controller of $155,883 and $165,883, respectively.

Contingent Fee Payment Obligation

Depending on circumstances, LLC may execute an agreement with Michael Baker Corporation ("Baker") to hire Baker as its Program Manager and/or Project Manager (the potential “PM Contract”). Omagine has employed Baker to provide design and engineering services through the feasibility and engineering study phases of the Omagine Project. As part of its compensation agreement with Baker, Omagine agreed that when and if LLC signs a DA with the Government of Oman, then, and only then, Omagine would be obligated to pay Baker the sum of $72,000 (the “Contingent Fee”). The payment to Baker of the Contingent Fee is not conditional upon the execution of the PM Contract. Omagine became obligated to pay Baker the Contingent Fee concurrent with the Ratification of the DA by the Ministry of Finance of Oman on March 15, 2015. (See Note 9).

Equity Financing Agreements

Omagine, Inc. and YA were parties to a Stand-By Equity Distribution Agreement (the “2011 SEDA”) which was due to expire on September 1, 2014. On July 21, 2014, the 2011 SEDA was terminated by the mutual consent of Omagine and YA.

On April 22, 2014, Omagine and YA entered into a new Standby Equity Distribution Agreement on generally the same terms and conditions as the 2011 SEDA (the”2014 SEDA“). Unless earlier terminated in accordance with its terms, the 2014 SEDA shall terminate automatically on the earlier of (i) the first day of the month next following the 24-month anniversary of the “Effective Date” (as hereinafter defined), or (ii) the date on which YA shall have made payment to Omagine of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000. On April 22, 2014, in satisfaction of a $150,000 commitment fee due pursuant to the 2014 SEDA, Omagine issued 85,822 restricted Common Shares to YA Global II SPV, LLC, which is an affiliate of YA (See Note 6).

Pursuant to the terms of the 2014 SEDA, Omagine may in its sole discretion, and upon giving written notice to YA (an ”Advance Notice”), periodically sell Common Shares to YA (“Shares”) at a per Share price (“Purchase Price”) equal to 95% of the lowest daily volume weighted average price (the “VWAP”) for a Common Share as quoted by Bloomberg, L.P. during the five (5) consecutive Trading Days (as such term is defined in the 2014 SEDA) immediately subsequent to the date of the relevant Advance Notice (the “Pricing Period”).

Omagine is not obligated to sell any Shares to YA but may, over the term of the 2014 SEDA and in its sole discretion, sell to YA that number of Shares valued at the Purchase Price from time to time in effect that equals up to five million dollars ($5,000,000) in the aggregate. YA is obligated under the 2014 SEDA to purchase such Shares from Omagine subject to certain conditions including (i) Omagine. filing a registration statement with the SEC to register the resale by YA of the Shares sold to YA under the 2014 SEDA (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective (the date of such declaration by the SEC being the “Effective Date”), (iii) Omagine certifying to YA at the time of each Advance Notice that Omagine has performed all covenants and agreements to be performed and has complied with all obligations and conditions contained in the 2014 SEDA, (iv) periodic sales of Shares to YA must be separated by a time period of at least five Trading Days, and (v) the dollar value of any individual periodic sale of Shares designated by Omagine in any Advance Notice may not exceed the greater of (a) two hundred thousand dollars ($200,000), or (b) the average of the "Daily Value Traded" for each of the five (5) Trading Days immediately preceding the date of the relevant Advance Notice, where Daily Value Traded is the product obtained by multiplying the number representing the daily trading volume of Common Shares for such Trading Day by the VWAP for a Common Share on such Trading Day.

F-34

Omagine Project

The Omagine Project is planned to be developed on one million square meters (equal to approximately 245 acres) of beachfront land facing the Gulf of Oman just west of the capital city of Muscat and nearby Muscat International Airport (the “Omagine Site”). The Company signed the Development Agreement for the Omagine Project with the Government of Oman on October 2, 2014 and is awaiting ratification of the Development Agreement by the Ministry of Finance of Oman.

The Omagine Project is planned to be an integration of cultural, heritage, entertainment and residential components including a high-culture theme park and associated buildings, shopping and retail establishments, restaurants and approximately 2,100 residences.

Omagine LLC Development Agreement

On October 2, 2014, LLC, Omagine’s 60% owned subsidiary, signed the Development Agreement (the “DA”) with the Government of Oman (the “Government”) for the development in Oman by LLC of the Omagine Project. The term of the DA is 20 years and the rights and obligations of the parties under the DA are conditional upon ratification of the DA by the Ministry of Finance of the Government (“Ratification”). The date that the Minister of Finance signs the DA ratifying it is defined in the DA as the “Effective Date”. The DA requires the Government to use its reasonable endeavors to do all things as are necessary to achieve Ratification within 90 days after the October 2, 2014 DA signing date (the “Execution Date”). The continued legal effectiveness of the DA subsequent to Ratification is dependent only upon: (1) LLC’s delivery to the Government within twelve months from the Execution Date of a term sheet with lenders for the financing of the first phase, any other phase or all of the Project, (2) LLC’s submission within 8 months of the Execution Date to the Ministry of Tourism of a social impact assessment and the Government’s approval thereof within 12 months of the Execution Date, (3) the Government’s approval of the development control plan within 12 months of the Execution Date, and (4) the transformation of LLC into a joint stock company within 12 months of the Execution Date.

Pursuant to the DA, LLC must substantially complete the construction of the seven Pearl buildings and one hotel (the “Minimum Build Obligation” or “MBO”) within 5 years of the Effective Date (the “MBO Completion Date”). Any material breach by LLC of its obligation to perform the Minimum Build Obligations would constitute an event of default under the DA. For example, should LLC consistently exceed MBO milestone dates, the Government has the right to terminate the DA under the default provisions of the DA. The DA also specifies that the principal construction contracts should be executed within one year of the Effective Date. LLC is required to provide written notice to the Government in certain circumstances, such as LLC’s change in an anticipated milestone date that would result in a substantial achievement of work to occur over 60 days after the milestone date. The DA provides that the Government is required to grant reasonable requests for the extension of the terms of the DA in such circumstances.

The DA also provides that the Government and LLC will enter into a Usufruct Agreement (“UA”) on the Effective Date. The DA and the UA grant LLC certain rights over the land constituting the Omagine Site (including the right to sell the land). The term of the UA is 50 years (renewable) commencing from the Effective Date and in the event of any conflict between the terms of the DA and UA, the terms of the DA control. Pursuant to the DA, a Usufruct Agreement registration fee based on the Annual Usufruct Rent (as such term is defined in the DA) is required to be paid by LLC to the Government. Such fee is currently listed by the Ministry of Housing as being equal to 0.5% of Usufruct Rent, or approximately $600. The DA specifies that the initial 5 year period commencing on the Effective Date shall be a rent free period and that the Annual Usufruct Rent thereafter will be based on the built but unsold commercial area only of the Omagine Project (approximately 150,000 sq. meters) or approximately 45,000 Omani Rials ($117,000) per year based on the current Annual Usufruct Fee of 0.30 Omani Rials ($0.78) per square meter. The UA (and the DA terms relevant to the UA) will survive the expiration of the term of the DA.

The foregoing discussion of the terms of the DA and UA is not meant to be definitive or complete and is qualified in its entirety by reference to the complete texts of the DA and UA as filed by the Company with the SEC.

Omagine LLC Shareholder Agreement

Omagine and JOL organized LLC in Oman and capitalized it with an initial investment of twenty thousand (20,000) Omani Rials ($52,000). Subsequently, Omagine, JOL and the New Investors entered into a shareholder agreement relating to LLC (the “Shareholder Agreement”).

F-35

Pursuant to the Shareholder Agreement, Omagine invested an additional 70,000 Omani Rials ($182,000) into LLC and agreed to make a further additional investment into LLC of 210,000 Omani Rials ($546,000) after the execution of the DA (the “OMAG Final Equity Investment”). As of December 31, 2014, Omagine has (a) invested 90,000 Omani Rials ($234,000) into LLC, and (b) made an aggregate of 80,000 Omani Rials ($208,000) of cash advances to LLC against the OMAG Final Equity Investment (See Note 11- Subsequent Events).

Further pursuant to the Shareholder Agreement, the New Investors invested an aggregate of 60,000 Omani Rials ($156,000) into LLC and agreed, subject to certain conditions precedent, to make further additional investments into LLC in the aggregate amount of 26,628,125 Omani Rials ($69,233,125). Additionally pursuant to the Shareholder Agreement, RCA agreed to invest the Omagine Site as a non-cash “payment-in-kind” capital contribution to LLC (the “PIK”). The PIK represents the value of the land previously owned by His Majesty Sultan Qaboos bin Said, the ruler of Oman, which His Majesty transferred to MOT on condition it be used for development of the Omagine Project.

NOTE 10 – RELATED PARTY TRANSACTIONS

At December 31, 2014 and December 31, 2013 respectively, Omagine’s accounts payable included $13,603 and $7,499 due to its officers and directors.

NOTE 11 – SUBSEQUENT EVENTS

On January 5, 2015, the expiration date of the 6,422,124 Strategic Warrants (See Note 7) was extended from June 30, 2015 to December 31, 2015. All other terms and conditions of the Strategic Warrants remained the same.

On January 5, 2015, Omagine contributed an aggregate of 36,483 restricted Common Shares at the non-discounted valuation of $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan.

On January 16, 2015, Omagine advanced an additional 30,000 Omani Rials ($78,000) to LLC and on February 17, 2015, Omagine advanced an additional 6,000 Omani Rials ($15,600) to LLC. As of the date of this report Omagine has made cash advances against the OMAG Final Equity Investment to LLC totaling 116,000 Omani Rials ($301,600).

On February 4, 2015, the Company prepaid the $35,880 lease for office space in Muscat, Oman for the calendar year 2015. The lease expires December 31, 2015.

On February 23, 2015, the Company issued 5,000 restricted Common Shares to a consultant for services rendered valued at $9,450.

On March 15, 2015, the Ministry of Finance of the Sultanate of Oman ratified the Omagine Project Development Agreement (the “Ratification”) which was signed on October 2, 2014 by Omagine LLC and the Ministry of Tourism of Oman on behalf of the Government. Concurrent with the Ratification, Omagine’s Contingent Fee obligation of $72,000 became due and owing to Baker. (See Note 9).

On March 16, 2015, Omagine sold 6,281 restricted Common Shares to an accredited investor for proceeds of $10,000.

On March 24, 2015, Omagine sold 200,000 restricted Common Shares to a non-U.S. person who is an accredited investor and an executive of Consolidated Contractors Co. Oman LLC for proceeds of $210,000.

F-36

NOTE 12 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has restated the Consolidated Financial Statements at December 31, 2014 and for the year then ended (which were previously included in the Company’s Form 10-K filed with the SEC on April 13, 2015) in order to correct the amount of the stock option expense resulting from the December 29, 2014 extension of the expiration date of 1,965,000 Strategic Options (see Note 7).

As previously reported, the Company recorded the stock option expense from the December 29, 2014 extension based on the fair value of the modified stock options at December 29, 2014 of $3,115,704. However, ASC 718 provides that the expense be calculated based on the incremental compensation cost of the modified award (excess of the fair value of the modified award, or $3,115,704, over the fair value of the original award immediately before modification of the terms, or $1,611,300). As restated, the Company has recorded the stock option expense from the December 29, 2014 extension based on the incremental compensation cost of $1,504,404.

The effect of the restatement adjustment on the Consolidated Balance Sheet at December 31, 2014 follows:

	As Previously	Restatement
	Reported	Adjustment	As Restated

Total Assets	$1,161,009	$-	$1,161,009

Total Liabilities	1,640,197	-	1,640,197
Common Stock	16,878	-	16,878
Capital in Excess of Par Value	33,864,254	(1,611,300)	32,252,954
Deficit	(34,280,699)	1,611,300	(32,669,399)
Non-controlling interests in Omagine LLC	(79,621)	-	(79,621)
Total Stockholders’ Deficit	(479,188)	-	(479,188)
Total Liabilities and Stockholders' Deficit	$1,161,009	$-	$1,161,009

The effect of the restatement adjustment on the Consolidated Statement of Operations for the year ended December 31, 2014 follows:

	As Previously	Restatement
	Reported	Adjustment	As Restated
Revenue	$-	$-	$-
Officers and Directors compensation	$3,510,780	($951,200)	$2,559,580
Consulting fees	2,217,203	(660,100)	1,557,103
Other operating expenses	996,558	-	996,558
Total operating expenses	6,724,541	(1,611,300)	5,113,241
Operating loss	(6,724,541)	1,611,300	(5,113,241)
Other expense	(101,388)	-	(101,388)
Net loss	(6,825,929)	1,611,300	(5,214,629)
Add net loss attributable to non-controlling interests in Omagine LLC	53,669	-	53,669
Net loss attributable to Omagine, Inc.	$(6,772,260)	$1,611,300	$(5,160,960)
Loss per share - basic and diluted	$(0.42)	$0.10	$(0.32)
Weighted average number of shares outstanding - basic and diluted	16,273,965	-	16,273,965

The effect of the restatement adjustment on the Consolidated Statement of Cash Flows for the year ended December 31, 2014 follows:

	As Previously	Restatement
	Reported	Adjustment	As Restated

Net loss	$(6,772,260)	$1,611,300	$(5,160,960)

Stock-based compensation related to stock options	5,098,156	(1,611,300)	3,486,856
Other adjustments to reconcile net loss to net cash flows used by operating activities:	305,767	-	305,767
Changes in operating assets and liabilities	(5,873)	-	(5,873)
Net cash flows used by operating activities	(1,374,210)	-	(1,374,210)
Net cash flows used by investing activities	(3,434)	-	(3,434)
Net cash flows provided by financing activities	2,471,600	-	2,471,600
Net increase in cash	$1,093,956	$-	$1,093,956

F-37

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. - Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we have paid or will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense :	Amount
SEC Registration Fees	$5,555	**
Printing costs	$4,500	*
Legal and Accounting fees and expenses	$6,000	*
Transfer Agent fees and expenses	$10,000	*
Miscellaneous	$250	*
Total	$26,305	*

**     Previously Paid

*     Estimated

Item 14. - Indemnification of Directors and Officers

Under our Certificate of Incorporation, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	Any breach of their duty of loyalty to our Company or our stockholders.
•	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
•	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.
•	Any transaction from which the director derived an improper personal benefit.

We believe that these limitation of liability provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability provisions in our Certificate of Incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. - Recent Sales of Unregistered Securities

I n connection with the Prior SEDAs and with the issuance by us of the Tempest Warrant and the Common Shares listed below, we relied upon the exemption from securities registration afforded by Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our Company or executive officers or directors of our Company and transfer was restricted by our Company in accordance with the requirements of the Securities Act. In addition to representations by the below-referenced persons, we made independent determinations that all of the below-referenced persons were accredited or sophisticated investors, that they were capable of analyzing the merits and risks of their investment and that they understood the speculative nature of their investment. Furthermore, all of the below-referenced persons were provided with access to our SEC filings. (See: Note 6 to Omagine’s unaudited financial statements for the quarterly period ended September 30, 2015 included in this Prospectus).

II-1

On January 5, 2015, Omagine contributed an aggregate of 36,483 restricted Common Shares valued at $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan.

On February 23, 2015, Omagine paid a consultant 5,000 restricted Common Shares at the discounted valuation of $9,450.

On March 26, 2015, Omagine sold 6,281 restricted Common Shares to an accredited investor for proceeds of $10,000.

On March 26, 2015, Omagine sold 200,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $210,000.

On May 16, 2015, Omagine sold 100,000 Common Shares to an officer and director for proceeds of $120,000.

On June 29, 2015, the Non-US investor (described below in connection with a June 24, 2014 transaction) exercised 158,228 Tempest Warrants at an exercise price of $1.58 for proceeds of $250,000 (which was collected July 2, 2015).

On June 29, 2015, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 158,228 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 7,911 restricted Common Shares valued at $12,500.

On September 2, 2015 pursuant to the SEDA, Omagine sold 17,696 Common Shares to YA for proceeds of $25,000.

On September 22, 2015, Omagine sold 10,000 restricted Common Shares to an accredited investor for proceeds of $14,700.

On October 8, 2015, pursuant to the exercise of 2,375 Tempest Warrants which were transferred to an affiliate of Tempest, Omagine sold 2,375 restricted Common Shares to such affiliate at $1.28 per Common Share for proceeds of $3,040.

On October 26, 2015, Omagine sold an aggregate of 1,200,000 restricted Common Shares to three non-U.S. persons who are accredited investors (500,000 restricted Common Shares each to two investors and 200,000 restricted Common Shares to one investor) for aggregate proceeds to Omagine of $1,200,000.

On November 16, 2015, in connection with the aforementioned sale of 1,200,000 restricted Common Shares to three non-U.S. persons, Omagine paid a finder’s fee to another non-U.S. person. This finder’s fee was satisfied by issuing such other non-U.S. person 33,334 restricted Common Shares valued at $60,000 (based on the November 16, 2015 market price of $1.80 per share).

On November 16, 2015, Omagine sold 20,886 restricted Common Shares to an accredited investor for proceeds to Omagine of $25,000.

On January 8, 2014 pursuant to the SEDA, Omagine sold 29,687 Common Shares to YA for proceeds of $25,000.

On January 10, 2014, Omagine paid a law firm for legal services rendered by issuing such law firm 34,374 restricted Common Shares valued at $26,248, which value was $10,346 in excess of the $15,812 owed by Omagine to such law firm at that date.

On January 17, 2014 pursuant to the SEDA, Omagine sold 24,912 Common Shares to YA for proceeds of $20,000.

On January 24, 2014 pursuant to the SEDA, Omagine sold 31,705 Common Shares to YA for proceeds of $25,000.

On February 13, 2014, Omagine contributed an aggregate of 73,315 restricted Common Shares valued at $76,250 to all eligible employees of the Omagine Inc. 401(k) Plan.

On February 14, 2014 pursuant to the SEDA, Omagine sold 68,493 Common Shares to YA for proceeds of $150,000.

On March 14, 2014, Omagine sold 70,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $70,000.

On March 14, 2014, Omagine paid a finder’s fee to a non-U.S. person (a “non-U.S. Finder”) in connection with the aforementioned sale of 70,000 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 3,500 restricted Common Shares valued at $6,101.

On March 21, 2014 pursuant to the SEDA, Omagine sold 13,597 Common Shares to YA for proceeds of $25,000.

On April 11, 2014, Omagine sold 150,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds of $150,000. At June 30, 2014, such non-U.S. person owned 1,195,300 Common Shares or approximately 7.5% of the Common Shares then outstanding and 441,120 Strategic Warrants.

On April 11, 2014, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 150,000 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 7,500 restricted Common Shares valued at $10,147.

On April 22, 2014, Omagine issued 85,822 restricted Common Shares to an affiliate of YA in satisfaction of a $150,000 commitment fee due in connection with the 2014 SEDA.

On May 6, 2014 pursuant to the SEDA, Omagine sold 32,270 Common Shares to YA for proceeds of $50,000.

On June 24, 2014, Omagine sold 362,308 restricted Common Shares and issued 1,000,000 Tempest Warrants to a non-U.S. person who is an accredited investor for proceeds $422,100.

On June 24, 2014, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 362,308 restricted Common Shares and issuance of 1,000,000 Tempest Warrants. Such finder’s fee was satisfied by paying such non-U.S. Finder $20,000 in cash and issuing such non-U.S. Finder 15,000 restricted Common Shares valued at $19,920.

On August 15, 2014, pursuant to the exercise of 240,000 Tempest Warrants at $1.40 per share, Omagine sold 240,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds $336,000.

On October 2, 2014, pursuant to the exercise of 250,000 Tempest Warrants at $1.31 per share, Omagine sold 250,000 restricted Common Shares to a non-U.S. person who is an accredited investor for proceeds $327,500.

On November 20, 2014, Omagine sold an aggregate of 400,000 restricted Common Shares to two non-U.S. persons who are accredited investors (150,000 shares to one investor and 250,000 shares to the other investor) for aggregate proceeds $800,000.

On November 21, 2014, Omagine paid a finder’s fee to a non-U.S. Finder in connection with the aforementioned sale of 400,000 restricted Common Shares. Such finder’s fee was satisfied by issuing such non-U.S. Finder 20,000 restricted Common Shares valued at $40,000.

II-2

On January 15, 2013, Omagine contributed an aggregate of 55,253 restricted Common Shares valued at $76,250 to all eligible employees of the Omagine, Inc. 401(k) Plan.

On February 14, 2013, Omagine sold 100,000 restricted Common Shares to an accredited investor for proceeds of $125,000.

On April 26, 2013 pursuant to the SEDA, Omagine sold 20,613 Common Shares to YA for proceeds of $25,000.

On May 14, 2013 pursuant to the SEDA, Omagine sold 23,436 Common Shares to YA for proceeds of $35,000.

On May 22, 2013 pursuant to the SEDA, Omagine sold 22,446 Common Shares to YA for proceeds of $35,000.

On May 27, 2013, Omagine sold 8,889 restricted Common Shares to an accredited investor for proceeds of $10,000.

On May 31, 2013, Omagine sold 25,000 restricted Common Shares to an accredited investor for proceeds of $25,000.

On June 3, 2013 pursuant to the SEDA, Omagine sold 35,026 Common Shares to YA for proceeds of $50,000.

On July 9, 2013, Omagine sold 10,000 restricted Common Shares to an accredited investor for proceeds of $10,000.

On July 17, 2013 pursuant to the SEDA, Omagine sold 22,762 Common Shares to YA for proceeds of $25,000.

On July 29, 2013, Omagine sold 27,273 restricted Common Shares to an accredited investor for proceeds of $30,000.

On August 30, 2013, Omagine paid a vendor for services rendered and to be rendered by issuing such vendor 30,000 restricted Common Shares valued at $29,520.

On September 5, 2013, Omagine paid a consultant for services rendered by issuing such consultant 5,000 restricted Common Shares valued at $5,330.

On September 11, 2013 pursuant to the SEDA, Omagine sold 9,686 Common Shares to YA for proceeds of $10,000.

On September 19, 2013, Omagine paid a vendor for services rendered by issuing such vendor 10,000 restricted Common Shares valued at $9,020. Pursuant to a settlement agreement dated September 2, 2014, such 10,000 shares were returned to the Company by such vendor and cancelled and returned to authorized but unissued status.

On October 15, 2013 pursuant to the SEDA, Omagine sold 10,371 Common Shares to YA for proceeds of $10,000.

On November 26, 2013 pursuant to the SEDA, Omagine sold 16,754 Common Shares to YA for proceeds of $15,000.

On December 18, 2013 pursuant to the SEDA, Omagine sold 18,277 Common Shares to YA for proceeds of $15,000.

On December 24, 2013, Omagine paid a consultant for services rendered by issuing such consultant 19,988 restricted Common Shares valued at $18,189.

In January 2012 pursuant to the SEDA, Omagine sold 25,063 Common Shares to YA for proceeds of $40,000

In January 2012, Omagine paid a consultant for services rendered by issuing such consultant 1,994 restricted Common Shares valued at $3,250.

In January 2012, Omagine paid a vendor for services rendered by issuing such vendor 15,000 restricted Common Shares valued at $15,000.

In February 2012 pursuant to the SEDA, Omagine sold 17,705 Common Shares to YA for proceeds of $25,000.

In March 2012 pursuant to the SEDA, Omagine sold 25,712 Common Shares to YA for proceeds of $25,000.

In May 2012, Omagine contributed an aggregate of 50,834 Common Shares valued at $76,250 to all eligible employees of the Omagine 401(k) Plan.

On December 12, 2012, Omagine paid a vendor for services rendered by issuing such vendor 107,500 restricted Common Shares valued at $163,078.

In January 2011, Omagine contributed an aggregate of 51,784 Common Shares valued at $72,500 to all eligible employees of the Omagine 401(k) Plan.

Between January 2011 and June 2011 pursuant to the 2009 SEDA, Omagine sold an aggregate of 193,442 Common Shares to YA for proceeds of $165,000

Between January and September 2011, Omagine sold an aggregate of 130,438 restricted Common Shares to seven accredited investors for aggregate proceeds of $265,000.

On March 4, 2011, Omagine paid a consultant for services rendered by issuing such consultant 15,000 restricted Common Shares valued at $6,750.

In May and June 2011, Omagine issued 244,216 restricted Common Shares to YA in satisfaction of a $300,000 commitment fee due in connection with the SEDA

II-3

Between August and December 2011 pursuant to the SEDA, Omagine sold an aggregate of 111,175 Common Shares to YA for proceeds of $230,000.

On August 29, 2011 pursuant to the exercise of Stock Options, Omagine sold an aggregate of 150,000 restricted Common Shares to two Company officers for aggregate proceeds of $187,500.

On December 8, 2011, Omagine paid six consultants for services rendered by issuing such consultants an aggregate of 215,000 restricted Common Shares valued at $299,710.

Item 16. - Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as part of this Registration Statement are as follows:

(a) List of Exhibits

See the Exhibit List below

(b) Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

(a) Exhibit List

The following exhibits are included as part of this Form S-1. References to “Omagine” in this Exhibit List mean Omagine, Inc., a Delaware U.S. corporation.

Exhibit	Description
Numbers
3(i)	Restated Certificate of Incorporation of Omagine dated June 2, 2010 (7)
3(ii)	By-laws of Omagine (1)
4.1	The Subscription and Warrant Agent Agreement dated January 31, 2012 between Omagine and Continental Stock Transfer & Trust Company (11)
4.2	Specimen of $5 Warrant Certificate (11)
4.3	Specimen of $10 Warrant Certificate (11)
4.4	The Tempest Warrants (17)
5.1	Legal Opinion of Sichenzia Ross Friedman Ference LLP **
10.1	The December 9, 2007 CCIC and CCC Agreement (3)
10.2	The March 19, 2007 Hamdan Agreement (2)
10.3	The December 2013 amendment extending the March 19, 2007 Hamdan Agreement (19)
10.4	The December 2014 amendment extending the March 19, 2007 Hamdan Agreement (23)
10.5	The April 20, 2011 Shareholder Agreement (9)
10.6	The December 8, 2008 SEDA Agreement between Omagine and YA (4)
10.7	The May 4, 2011 SEDA Agreement between Omagine and YA (8)
10.8	The June 21, 2011 Amendment Agreement to the May 4, 2011 SEDA Agreement (10)
10.9	The May 22, 2012 Waiver Letter dated re: the May 4, 2011 SEDA Agreement (13)
10.1	The April 22, 2014 SEDA Agreement between Omagine and YA (18)
10.11	The July 16, 2014 Termination Agreement terminating the May 4, 2011 SEDA Agreement (17)
10.12	The 2013 YA Note Purchase Agreement and Amended Schedule III thereto (16)
10.13	The 2014 YA Note Purchase Agreement dated April 22, 2014 (18)
10.14	The April 22, 2014 Omagine $500,000 Promissory Note in favor of YA (18)
10.15	The April 22, 2014 Closing Statement signed by Omagine and YA (18)
10.16	Lease expiring December 31, 2015 between Omagine and the Empire State Building LLC (15)
10.17	Convertible Promissory Note No. 1 payable to Louis Lombardo (14)

II-4

10.18	Convertible Promissory Note No. 2 payable to Louis Lombardo (14)
10.19	The Amended Omagine Inc. 2003 Stock Option Plan (6)
10.2	The Omagine Inc. 2014 Stock Option Plan (19)
10.21	The Omagine Inc. 401(k) Adoption Agreement (5)
10.22	Convertible Promissory Note payable to Frank J. Drohan (14)
10.23	Convertible Promissory Note payable to Charles P. Kuczynski (14)
10.24	The Development Agreement dated October 2, 2014 (20)
10.25	The October 10, 2014 SEDA Amendment (22)
10.26	The December 2014 amendment extending the March 19, 2007 Hamdan Agreement (23)
10.27	The Usufruct Agreement Dated July 1, 2015 (24)
10.28	An English Translation of the Letter Dated July 2, 2015 (24)
10.29	The 2015 YA Note Purchase Agreement dated May 20, 2015 (26)
10.3	The May 20, 2015 Omagine $500,000 Promissory Note in favor of YA (26)
10.31	The May 20, 2015 Closing Statement signed by Omagine and YA (26)
10.32	The Amended Omagine Inc. 2014 Stock Option Plan (23)
14	The Code of Ethics (3)
21	Subsidiaries of the Registrant (14)
23.1	Consent of Michael T. Studer CPA, P.C. *
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
24	Power of Attorney **
99.1	A PDF Reference Copy of Exhibit 10.24 (21)
99.2	A PDF Reference Copy of Exhibit 10.27 (25)
99.3	A PDF Reference Copy of the Original Arabic Version of Exhibit 10.28 (25)
99.4	The Savills Final Valuation Report (24)
99.5	The DTZ Final Evaluation Report (24)
99.6	The JLL Final Valuation Report (24)
EX-101.INS	XBRL INSTANCE DOCUMENT*
EX-101.SCH	XBRL TAXONOMY EXTENSION SCHEMA DOCUMENT*
EX-101.CAL	XBRL TAXONOMY EXTENSION CALCULATION DOCUMENT*
EX-101.DEF	XBRL TAXONOMY EXTENSION DEFINITION DOCUMENT*
EX-101.LAB	XBRL TAXONOMY EXTENSION LABELS DOCUMENT*
EX-101.PRE	XBRL TAXONOMY EXTENSION PRESENTATION DOCUMENT*
* Filed Herewith
** Previously Filed

(1)	Previously filed with the SEC on November 18, 2005 as an exhibit to Omagine’s quarterly Report on Form 10-QSB for the period ended September 30, 2005 and incorporated herein by reference thereto.
(2)	Previously filed with the SEC on April 17, 2007 as an exhibit to the Company’s Report on Form 10-KSB for the fiscal year ended December 31, 2006 and incorporated herein by reference thereto.
(3)	Previously filed with the SEC on April 14, 2008 as an exhibit to Omagine’s Report on Form 10-KSB for the fiscal year ended December 31, 2007 and incorporated herein by reference thereto.
(4)	Previously filed with the SEC on December 31, 2008 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(5)	Previously filed with the SEC on February 25, 2009 as an exhibit to Omagine’s Report on Form 10-K for the fiscal year ended December 31, 2008 and incorporated herein by reference thereto.
(6)	Previously filed with the SEC on April 14, 2010 as an exhibit to Omagine’s Report on Form 10-K for the fiscal year ended December 31, 2009 and incorporated herein by reference thereto.
(7)	Previously filed with the SEC on July 20, 2010 as an exhibit to Omagine’s Report on Form 10-Q for the period ended June 30, 2010 and incorporated herein by reference thereto.
(8)	Previously filed with the SEC on May 5, 2011 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(9)	Previously filed with the SEC on November 8, 2011 as an exhibit to Omagine’s quarterly Report on Form 10-Q for the period ended September 30, 2011 and incorporated herein by reference thereto and a reference copy was filed as an exhibit to Omagine’s current Report on Form 8-K filed with the SEC on May 31, 2011.

II-5

(10)	Previously filed with the SEC on June 21, 2011 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(11)	Previously filed with the SEC on February 7, 2012 as an exhibit to Omagine’s registration statement on Form S-1/A (File No. 333-179040) and incorporated herein by reference thereto.
(12)	Previously filed with the SEC on January 17, 2012 as an exhibit to Omagine’s registration statement on Form S-1 (Commission File No. 333-179040) and incorporated herein by reference thereto.
(13)	Previously filed with the SEC on September 12, 2012 as an exhibit to Omagine’s Post-Effective Amendment No. 2 to its registration statement on Form S-1 (File No. 333-175168) and incorporated herein by reference thereto.
(14)	Previously filed with the SEC on January 22, 2013 as an exhibit to Omagine’s Amendment Number 2 on Form 10-K/A amending (a) Omagine’s Report on Form 10-K filed with the SEC on April 16, 2012 for the fiscal year ended December 31, 2011 (the “Original Filing”), and (b) Amendment No. 1 to the Original Filing filed on Form 10-K/A with the SEC on May 17, 2012, and incorporated herein by reference thereto.
(15)	Previously filed with the SEC on April 1, 2013 as an exhibit to Omagine’s Report on Form 10-K for the fiscal year ended December 31, 2012 and incorporated herein by reference thereto.
(16)	Previously filed the 2013 YA Note Purchase Agreement with the SEC on August 5, 2013 as an exhibit to the Company's quarterly Report on Form 10-Q for the period ended June 30, 2013 and it is incorporated herein by reference thereto; and previously filed the Amended Schedule III to the 2013 YA Note Purchase Agreement with the SEC on November 19, 2013 as an exhibit to the Company's quarterly Report on Form 10-Q for the period ended September 30, 2013 and it is incorporated herein by reference thereto.
(17)	Previously filed with the SEC on July 31, 2014 as an exhibit to Omagine’s quarterly Report on Form 10-Q for the period ended June 30, 2014 and incorporated herein by reference thereto.
(18)	Previously filed with the SEC on April 28, 2014 as an exhibit to the Company's current Report on Form 8-K and incorporated herein by reference thereto.
(19)	Previously filed with the SEC on April 15, 2014 as an exhibit to the Company’s Report on Form 10-K for the fiscal year ended December 31, 2013 and incorporated herein by reference thereto.
(20)	Previously filed with the SEC on October 2, 2014 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(21)	Previously filed with the SEC on October 2, 2014 as a reference copy exhibit to Omagine’s current Report on Form 8-K.
(22)	Previously filed with the SEC on October 10, 2014 as an exhibit to Omagine’s current Report on Form 8-K.
(23)	Previously filed with the SEC on November 23, 2015 as an exhibit to Omagine’s quarterly Report on Form 10-Q for the period ended September 30, 2015 and incorporated herein by reference thereto.
(24)	Previously filed with the SEC on July 9, 2015 as an exhibit to Omagine's current Report on Form 8-K and incorporated herein by reference thereto.
(25)	Previously filed with the SEC on July 9, 2015 as a reference copy exhibit to Omagine's current Report on Form 8-K and incorporated herein by reference thereto.
(26)	Previously filed with the SEC on May 21, 2015 as an exhibit to Omagine's current Report on Form 8-K and incorporated herein by reference thereto.

II-6

Item 17. - Undertakings

The undersigned Registrant hereby undertakes to:

1)	File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                     i.      Include any Prospectus required by Section 10(a)(3) of the Securities Act;

                    ii.      Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

                  iii.      Include any additional or changed material information on the plan of distribution.

2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4)	For purposes of determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time it was declared effective.

5)	For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

II-7

i.	Any preliminary Prospectus or Prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to the Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6)	For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or Prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or Prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on January 14, 2016.

OMAGINE, INC.
A Delaware corporation

By:	/s/ Frank J. Drohan
Frank J. Drohan
Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature		Date

/s/ Frank J. Drohan	Chief Executive Officer, Chief Financial Officer and	January 14, 2016
Frank J. Drohan	Chairman (Principal Executive Officer and Principal Financial Officer)

/s/ Charles P. Kuczynski	Vice-President, Secretary and Director	January 14, 2016
Charles P. Kuczynski

/s/ Louis J. Lombardo	Director	January 14, 2016
Louis J. Lombardo

/s/ Jack A. Smith	Director	January 14, 2016
Jack A. Smith

/s/ Alan M. Matus	Director	January 14, 2016
Alan M. Matus

/s/ William Hanley	Controller; Principal Accounting Officer	January 14, 2016
William Hanley

II-9